    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 20, 2000

                                                      REGISTRATION NO. 333-88157
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                        PRE-EFFECTIVE AMENDMENT NO. 4 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       CONSOLIDATED CONTAINER COMPANY LLC
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3085                                   75-2825338
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                            ------------------------

                      CONSOLIDATED CONTAINER CAPITAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                    3085                                   75-2838559
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                  Identification Number)

                        2515 MCKINNEY AVENUE, SUITE 850
                              DALLAS, TEXAS 75201
                                 (214) 303-3700
  (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                         ------------------------------

                               TIMOTHY W. BRASHER
                     SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                             OFFICER AND SECRETARY
                        2515 MCKINNEY AVENUE, SUITE 850
                              DALLAS, TEXAS 75201
                                 (214) 303-3700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:
                             STEPHAN J. FEDER, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective. If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              TABLE OF ADDITIONAL REGISTRANTS PROVIDING GUARANTEES

                                                                       ADDRESS, INCLUDING ZIP CODE,
                                  STATE OR OTHER                           AND TELEPHONE NUMBER,
   EXACT NAME OF REGISTRANT      JURISDICTION OF    I.R.S. EMPLOYER        INCLUDING AREA CODE,
AS SPECIFIED IN ITS CHARTER AND  INCORPORATION OR   IDENTIFICATION            OF REGISTRANT'S
       REGISTRATION NO.            ORGANIZATION         NUMBER          PRINCIPAL EXECUTIVE OFFICES
-------------------------------  ----------------   ---------------   -------------------------------
Reid Plastics Group LLC              Delaware         75-2825339      2515 McKinney Avenue, Suite 850
  (333-88157-03)                                                      Dallas, Texas 75201
                                                                      (214) 303-3700

Plastic Containers LLC               Delaware         13-3632393      2515 McKinney Avenue, Suite 850
  (333-88157-04)                                                      Dallas, Texas 75201
                                                                      (214) 303-3700

Continental Plastic Containers       Delaware         06-1056158      2515 McKinney Avenue, Suite 850
  LLC                                                                 Dallas, Texas 75201
  (333-88157-05)                                                      (214) 303-3700

Continental Caribbean                Delaware         66-0342024      2515 McKinney Avenue, Suite 850
  Containers, Inc.                                                    Dallas, Texas 75201
  (333-88157-01)                                                      (214) 303-3700

                 SUBJECT TO COMPLETION, DATED JANUARY 20, 2000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THE EXCHANGE NOTES OFFERED BY THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                                                                          [LOGO]
                                  $185,000,000
                      CONSOLIDATED CONTAINER COMPANY LLC,
                      CONSOLIDATED CONTAINER CAPITAL, INC.

                             OFFER TO EXCHANGE ALL

             OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2009

                                      FOR

                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2009

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                             ---------------------

    - We will exchange all of your outstanding notes that are properly delivered and not properly withdrawn for an equal principal amount of exchange notes.

    - The exchange notes will be substantially identical to the outstanding notes, except that, because we have registered the exchange notes under the Securities Act of 1933, they will:

      -- be freely tradeable, will not bear legends restricting their transfer;

      -- will not be subject to any additional obligations regarding registration under the Securities Act of 1933; and

      -- will not be subject to special interest payments.

    - The exchange notes will be issued under, and entitled to the benefits of, the same indenture under which we issued the outstanding notes.

    - All of our domestic subsidiaries which, jointly and severally, guarantee the outstanding notes fully and unconditionally on a senior subordinated basis will, jointly and severally, guarantee the exchange notes fully and unconditionally, on a senior subordinated basis.

    - The outstanding notes and the guarantees of the outstanding notes are, and the exchange notes and the guarantees of the exchange notes will be, senior subordinated debt that rank junior to senior debt. At
      September 30, 1999, we and the guarantors had approximately
      $597.5 million of senior debt outstanding.


    - The exchange offer expires at 5:00 p.m., New York City time, on
                 , 2000, unless extended. We do not currently intend to extend the expiration date


    - We will not receive any proceeds from the exchange offer.

    YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 14 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                THE DATE OF THIS PROSPECTUS IS           , 2000.

                               TABLE OF CONTENTS


                                           PAGE
                                         --------
Prospectus Summary.....................      3
Risk Factors...........................     15
Where You Can Find More Information....     24
Forward-Looking Statements.............     25
Use of Proceeds........................     26
Capitalization.........................     27
The Exchange Offer.....................     28
Description of Notes...................     40
U.S. Federal Income Tax Consequences...     95
Plan of Distribution...................     97
Consolidated Container Company LLC
  Unaudited Pro Forma Financial
  Information..........................     98
Management's Discussion and Analysis of
  Financial Condition and Pro Forma
  Results of Operations of Consolidated
  Container Company LLC................    107
Selected Historical Financial Data of
  Consolidated Container Company LLC,
  Successor to Reid Plastics, Inc......    114



Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of Consolidated Container
  Company LLC, Successor to Reid
  Plastics, Inc........................    117
                                           PAGE
                                         --------
Selected Historical Financial Data of
  Suiza Packaging......................    121
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations of Suiza Packaging........    123
Selected Historical Pre-Acquisition
  Financial Data of Plastic Containers,
  Inc..................................    126
Business...............................    128
The Transactions.......................    144
Management.............................    148
Security Ownership of Certain
  Beneficial Owners and Management.....    154
Certain Relationships and Related Party
  Transactions.........................    157
Description of Senior Credit
  Facility.............................    164
Legal Matters..........................    167
Experts................................    167
Index to Financial Statements..........    F-1

                             ABOUT THIS PROSPECTUS


    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. By this prospectus, we are offering to exchange all outstanding 10 1/8% Senior Subordinated Notes due 2009, which we placed in a private offering on July 2, 1999, for 10 1/8% Senior Subordinated Notes due 2009 that we registered with the Securities and Exchange Commission. As part of the private offering, we entered into a registration rights agreement with the initial purchasers of the outstanding notes in which we agreed to deliver to you this prospectus and to complete the exchange offer within 210 days after the date of the original issuance of the outstanding notes.


    This prospectus contains information about Consolidated Container Company LLC and Consolidated Container Capital, Inc., the issuers of the outstanding notes, and Reid Plastics Group LLC, Plastic Containers LLC, Continental Plastic Containers LLC and Continental Caribbean Containers, Inc., the subsidiaries of Consolidated Container Company which are guarantors of the outstanding notes. This prospectus does not contain, however, all of the information contained in the registration statement or in the exhibits to the registration statement which we filed with it. For more information regarding the registration statement, its exhibits and the periodic reports and other information that we will file with the Securities and Exchange Commission, see "Where You Can Find More Information" in this prospectus.

    In this prospectus, we rely on and refer to information and statistics regarding the packaging industry and our market share in the sectors in which we compete. We obtained this information and statistics from various third party sources, discussions with our customers and our own internal estimates. We believe that these sources and estimates are reliable, but we have not independently verified them.

    You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different or additional information.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY CONTAINS INFORMATION ABOUT THE EXCHANGE OFFER, THE EXCHANGE NOTES AND CONSOLIDATED CONTAINER COMPANY AND ITS SUBSIDIARIES. BECAUSE IT IS JUST A SUMMARY, IT MAY NOT CONTAIN ALL THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THIS ENTIRE PROSPECTUS, INCLUDING THE FINANCIAL DATA AND RELATED NOTES, IN ITS ENTIRETY. UNLESS THE CONTEXT INDICATES OTHERWISE, ALL REFERENCES TO "WE," "US," OR "OUR" IN THIS PROSPECTUS MEAN CONSOLIDATED CONTAINER COMPANY AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS AFTER GIVING EFFECT TO THE TRANSACTIONS SUMMARIZED BELOW IN THIS SUMMARY UNDER THE SECTION "THE TRANSACTIONS." WHEN WE REFER TO "PRO FORMA" FINANCIAL RESULTS OR "ADJUSTED" FINANCIAL RESULTS WE MEAN THE FINANCIAL RESULTS OF CONSOLIDATED CONTAINER COMPANY AND ITS SUBSIDIARIES ON A COMBINED BASIS AS IF THE TRANSACTIONS HAD OCCURRED AT THE BEGINNING OF THE TIME PERIOD INDICATED.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

    On July 2, 1999, we completed the private offering of the outstanding notes. We summarize below the principal terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer" in this prospectus.


The Exchange Offer...................  We are offering to exchange up to $185.0 million total principal amount of exchange notes for up to $185.0 million total principal amount of outstanding notes. You may
                                       exchange outstanding notes only in integral multiples of
                                       $1,000. The exchange notes will be substantially identical to the outstanding notes, except that, because we have
                                       registered the exchange notes, they:

                                           - will be freely tradeable;

                                           - will not bear legends restricting their transfer;

                                           - will not be subject to any additional obligations
                                           regarding registration under the Securities Act of 1933;
                                             and

                                           - will not be subject to the special interest
                                             payments described in "Description of Notes --
                                             Registration Rights; Liquidated Damages" in this
                                             prospectus.

                                       We will issue the exchange notes under the same indenture
                                       under which we issued the outstanding notes. Consequently, the exchange notes will be entitled to the benefits of, and both series of notes will be treated as a single class of
                                       debt securities, under the indenture.

Resales..............................  Based on interpretations of the staff of the Securities and
                                       Exchange Commission contained in no-action letters issued to other parties, we believe that the exchange notes may be
                                       offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus
                                       delivery provisions of the Securities Act of 1933, if you
                                       meet three requirements. These requirements are:

                                           - you are acquiring the exchange notes in the
                                             ordinary course of your business;

                                           - you have not engaged in, do not intend to engage
                                             in, and have no arrangement or understanding
                                             with any

                                                 person to participate in, a distribution of the
                                                 exchange notes; and

                                           - you are not an "affiliate" of either Consolidated
                                             Container Company or Consolidated Container Capital
                                             within the meaning of Rule 405 under the Securities
                                             Act of 1933.

                                       If you do not meet these requirements, you will need to
                                       comply with the registration and prospectus delivery
                                       requirements of the Securities Act of 1933 whenever you
                                       resell your exchange notes, unless an exemption to these
                                       requirements applies. The exchange offer requires that each participating broker-dealer which receives exchange notes
                                       for its own account in exchange for outstanding notes that were acquired as a result of market-making or trading
                                       activity must acknowledge that it will deliver a prospectus if it resells any of the exchange notes. See "Plan of
                                       Distribution" in this prospectus.

Expiration Date; Withdrawal of
  Tender.............................  The exchange offer expires at 5:00 p.m., New York City time,
                                       on             , 1999, unless we extend the expiration date.
                                       We do not currently intend to extend the expiration date.
                                       You may withdraw tenders of outstanding notes at any time
                                       prior to the expiration of the exchange offer.

Conditions to the Exchange Offer.....  The exchange offer is subject to customary conditions, which we may waive if, in our reasonable determination, one or
                                       more conditions have not been satisfied. We currently expect that each of the conditions will be satisfied and that no
                                       waivers will be necessary. For more information regarding
                                       the conditions to the exchange offer, see the section "The
                                       Exchange Offer -- Conditions to the Exchange Offer" in this prospectus.

Procedures for Tendering Outstanding
  Notes..............................  If you wish to accept the exchange offer, you must:

                                           - complete, sign and date the accompanying letter of
                                             transmittal, or a facsimile of the letter of
                                             transmittal, according to the instructions contained
                                             in this prospectus and the letter of transmittal; and

                                           - mail or otherwise deliver the letter of
                                             transmittal, or a facsimile of the letter of
                                             transmittal, together with the outstanding notes and
                                             any other required documents to the exchange agent at
                                             the address listed on the cover page of the letter of
                                             transmittal.

                                       If you hold outstanding notes through The Depository Trust
                                       Company and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program
                                       procedures of The Depository Trust Company, by which you
                                       will agree to be bound by the letter of transmittal.

Terms and Conditions of the Letter of
  Transmittal........................  By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other
                                       things:

                                           - any exchange notes that you receive will be
                                             acquired in the ordinary course of your business;

                                           - you have no arrangement or understanding
                                             with any person or entity to participate in, and do
                                             not intend to engage in, a distribution of the
                                             exchange notes;

                                           - if you are a broker-dealer which will receive
                                             exchange notes for your own account in exchange for
                                             outstanding notes that you have acquired as a result
                                             of market-making or trading activities, that you will
                                             deliver a prospectus, as required by law, whenever you
                                             sell any of the exchange notes;

                                           - you are not an "affiliate," as defined in Rule 405
                                             of the Securities Act of 1933, of either Consolidated
                                             Container Company or Consolidated Container Capital
                                             or, if you are an "affiliate," you will comply with
                                             the applicable registration and prospectus delivery
                                             requirements of the Securities Act of 1933; and

                                           - if you are a person in the United Kingdom, that
                                             your ordinary activities involve you in acquiring,
                                             holding, managing or disposing of investments, as
                                             principal or agent, for the purposes of your business.

Special Procedures for Beneficial
  Owners.............................  If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender these outstanding notes in the exchange offer, you should contact promptly the person in whose name your outstanding notes are registered and instruct that person to tender them on your behalf. If you wish to tender them on your own behalf, you must, prior to completing and executing the letter of
                                       transmittal and delivering your outstanding notes, either
                                       make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly
                                       completed bond power from the registered holder. The
                                       transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery
  Procedures.........................  If you wish to tender your outstanding notes and, prior to the expiration date, you cannot:

                                           - deliver your outstanding notes, the letter of
                                             transmittal or any other documents required by the
                                             letter of transmittal; or

                                           - comply with the applicable procedures under The
                                           Depository Trust Company's Automated Tender Offer
                                           Program,

                                       then you must tender your outstanding notes according to
                                       guaranteed delivery procedures. We explain these procedures under the section "The Exchange Offer -- Guaranteed Delivery
                                       Procedures" in this prospectus.

Effect on Holders of Outstanding
  Notes..............................  When we complete the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement.
                                       If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to the rights and
                                       benefits of the indenture but will not be entitled to an
                                       increase in the interest rate on these notes.

Consequence of Failure to Exchange...  If you do not exchange your outstanding notes for exchange notes, your outstanding notes will continue to be subject to restrictions on transfer. In general, outstanding notes may not be offered or sold, unless registered under the
                                       Securities Act of 1933, except if offered or sold under an exemption from, or in a transaction not subject to, the
                                       Securities Act of 1933 and applicable state securities laws.
                                       We do not currently anticipate that we will register the
                                       outstanding notes under the Securities Act of 1933. In
                                       addition, the tender of outstanding notes in the exchange
                                       offer will reduce the principal amount of the outstanding
                                       notes outstanding, which may have an adverse effect upon,
                                       and increase the volatility of, the market price of the
                                       outstanding notes due to a reduction in liquidity. See "Risk
                                       Factors--Risks of Not Participating in the Exchange Offer"
                                       in this prospectus.

U.S. Federal Income Tax
  Considerations.....................  The exchange of outstanding notes for exchange notes in the exchange offer, will not be a taxable event for U.S. federal income tax purposes. See "U.S. Federal Income Tax
                                       Consequences of the Exchange Offer."

Use of Proceeds......................  We will not receive any cash proceeds from the issuance of exchange notes.

Exchange Agent.......................  The Bank of New York is the exchange agent for the exchange offer. The address and telephone number of the exchange
                                       agent are listed under the section "Exchange Offer --
                                       Exchange Agent" in this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

Issuers..............................  Consolidated Container Company LLC and Consolidated
                                       Container Capital, Inc.

Notes Offered........................  $185.0 million total principal amount of 10 1/8% Senior
                                       Subordinated Notes due 2009, which have been registered
                                       under the Securities Act of 1933.

Maturity.............................  July 15, 2009.

Interest Rate and Payment Dates......  Interest on the exchange notes will accrue at the rate of
                                       10 1/8% per year, payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing on
                                       January 15, 2000.

Optional Redemption..................  Prior to July 15, 2002, we may redeem up to 40% of the exchange notes with the net cash proceeds of one or more
                                       equity offerings at the price listed under the section
                                       "Description of Notes -- Optional Redemption" in this
                                       prospectus.

                                       On or after July 15, 2004, we may redeem some or all of the exchange notes at any time at the redemption prices listed under the section "Description of Notes -- Optional
                                       Redemption" in this prospectus.

Mandatory Repurchase Offer...........  If we sell all or substantially all of our assets or undergo specific kinds of changes in control, we will be required to offer to repurchase the exchange notes at 101% of the
                                       principal amount of the exchange notes plus accrued but
                                       unpaid interest to the date of redemption. We may not have, however, sufficient funds to repurchase the exchange notes if a sale of assets or a change of control were to occur.
                                       See "Risk Factors -- Limitations on Ability to Make Change
                                       of Control Payment" in this prospectus.

Subsidiary Guarantees................  All of our existing and future domestic restricted subsidiaries will, jointly and severally, guarantee fully
                                       and unconditionally, on a senior, subordinated basis, our
                                       obligation to pay principal, premium, if any, and interest on the exchange notes. In general, our restricted
                                       subsidiaries are subsidiaries that are subject to the
                                       restrictions contained in the indenture. Currently, all of our subsidiaries are restricted subsidiaries. Four of our
                                       subsidiaries, Reid Canada Inc., Stewart/Walker
                                       Plastics Ltd., Master Plastics Inc. and Reid Mexico, S.A. de
                                       CV, are not domestic subsidiaries and are not guarantors.

                                       If we cannot make payments on the exchange notes when they are due, the guarantors will be required to make them
                                       instead. The obligations of each guarantor will, however, be limited (1) as necessary to prevent that guarantee from
                                       constituting a fraudulent conveyance under applicable law
                                       and (2) by specified procedures that must be satisified to exercise the right to enforce the guarantees, as described under " -- Events of Default and Remedies". Our subsidiaries that are not guarantors will not be

                                       required to make any payments on the exchange notes from
                                       their assets unless those assets are transferred to us or a guarantor. In the event of a bankruptcy, liquidation or
                                       reorganization of a non-guarantor subsidiary, holders of its liabilities, including its trade creditors, will generally be entitled to payment of claims from the assets of that
                                       subsidiary before any assets are made available for
                                       distribution to us. In addition, one or more of our
                                       guarantors may not have the funds or resources to satisfy
                                       our obligations in the event they are called upon to do so.
                                       At September 30, 1999, the total liabilities, including
                                       trade payables, of our non-guarantor subsidiaries were
                                       approximately $3.7 million.

Ranking of Exchange Notes and
  Guarantees.........................  The exchange notes will constitute senior subordinated debt, will rank junior to all of our existing and future senior
                                       debt and will rank senior to all of our future debt that is expressly subordinated to the outstanding notes. At
                                       September 30, 1999, the outstanding notes were contractually subordinated to approximately $412.5 million of senior debt and structurally subordinated to approximately $3.7 million of liabilities of non-guarantor subsidiaries. See
                                       "Description of Notes -- Subordination" in this prospectus.

                                       The guarantees will constitute full and unconditional
                                       guarantees on a senior, subordinated basis, will rank junior in right of payment to all existing and future senior debt of the guarantors and will rank senior to all of their
                                       future debt that is expressly subordinated to the
                                       guarantees. At September 30, 1999, we and our guarantors had approximately $597.5 million of senior debt outstanding. See
                                       "Description of Notes -- Subsidiary Guarantees" in this
                                       prospectus.

Covenants............................  We will issue the exchange notes under the indenture dated as of July 1, 1999 among Consolidated Container Company,
                                       Consolidated Container Capital, the subsidiary guarantors
                                       and The Bank of New York, as trustee. The indenture will
                                       limit, among other things, our, and our restricted
                                       subsidiaries, ability to:

                                           - borrow or issue additional debt;

                                           - pay dividends on our stock or repurchase our stock;

                                           - make investments;

                                           - use assets as security in other transactions; and

                                           - sell specified assets or merge with or into other
                                             companies.

                                       Each of the covenants referred to above are subject to a
                                       number of important qualifications and exceptions. For more information, see "Description of Notes -- Covenants" in this prospectus.

Use of Proceeds......................  There will be no cash proceeds to us from the exchange offer. See "Use of Proceeds" in this prospectus.

                                COMPANY OVERVIEW

    We are a leading domestic developer, manufacturer and marketer of rigid plastic containers for many of the world's largest branded consumer products and beverage companies. In 1998, we sold over 4 billion containers to the dairy, water, other beverage, food, household chemical and personal care, automotive and agricultural and industrial chemical sectors. Our broad container product line ranges in size from two ounce to six gallon containers and consists of single and multi-layer plastic containers made from a variety of plastic resins, including high density polyethylene, polycarbonate, polypropylene, polyethylene terephthalate and polyvinyl chloride. Because our broad range of product lines serves customers in diverse industries and regions in the United States, we believe that our net sales and cash flow are relatively stable, reducing our exposure to particular market or regional economic cycles. We have grown net sales through acquisitions and internal growth between 1996 and 1998 at a compounded annual growth rate of approximately 58.0%. For the nine months ended September 30, 1999, we generated pro forma net sales of $546.3 million and pro forma EBITDA of $100.5 million.

                                THE TRANSACTIONS

    The private offering of the outstanding notes was part of a series of simultaneous transactions that closed on July 2, 1999. These transactions resulted in the creation of Consolidated Container Company, a new Delaware limited liability company, and its parent, Consolidated Container Holdings, also a Delaware limited liability company. Consolidated Container Holdings LLC owns all of the member units in Consolidated Container Company.

    The transactions included the following:

    - Vestar Packaging LLC, a newly formed Delaware limited liability company, controlled by Vestar Capital Partners III, L.P., contributed
      $60.8 million in cash to Consolidated Container Holdings. Vestar Capital Partners III is an investment fund managed by Vestar Capital Partners. Vestar Capital Partners, headquartered in New York with an office in Denver, Colorado, manages over $1 billion in private equity capital. Founded in 1988, Vestar Capital Partners focuses on management buyouts, recapitalizations and growth equity investments and, to date, has completed 29 investments with an total value of approximately $6 billion.

    - Vestar Capital Partners III caused Reid Plastics Holdings, Inc. and Vestar Reid LLC, both companies which it controls, to contribute Reid
      Plastics, Inc. to Consolidated Container Holdings and its subsidiaries. In consideration for the contributions described above, Vestar Capital Partners III, through its controlled affiliates, controls 51% of the member units in Consolidated Container Holdings.

    - Suiza Foods Corporation caused its subsidiaries to contribute substantially all of the U.S. plastics packaging assets of Franklin Plastics, Inc. and Plastic Containers, Inc. to Consolidated Container Holdings and its subsidiaries. As a result, Suiza Foods, through a subsidiary, controls 49% of the member units of Consolidated Container Holdings and had its debt repaid and preferred stock redeemed, as described below.

    - Plastic Containers conducted a consent solicitation and tender offer for its outstanding 10% Senior Secured Notes due 2006, in which all of the holders of these notes consented to remove restrictive covenants under the related indenture and, then, tendered their notes on the closing of the tender offer for them.

    - Consolidated Container Holdings repaid substantially all of the outstanding debt of Reid Plastics, Inc. and Franklin Plastics, Inc., redeemed the preferred stock of Franklin Plastics, Inc. and paid a portion of accrued interest and dividends on the debt and preferred stock of Franklin Plastics, Inc.

    - We paid the fees and expenses of the transactions, including the fees and expenses of the initial purchasers, the lenders, the trustee and our lawyers, accountants and printing company.

    - Consolidated Container Company and the related guarantors entered into a new senior credit facility and borrowed $412.5 million under it to fund the transactions described above.

    - We issued the outstanding notes in a private offering exempt from the registration requirements of the Securities Act of 1933 to fund the transactions described above.

                                  * * * * * *

    Consolidated Container Company is a Delaware limited liability company, and Consolidated Container Capital is a Delaware corporation. The address of their principal executive offices is 2515 McKinney Avenue, Suite 850, Dallas, Texas 75201, and their telephone number is (214) 303-3700.

                     PRE-CLOSING ORGANIZATIONAL STRUCTURES



    The charts below provide an illustration of the organizational structures of Franklin Plastics, Inc., Vestar Packaging LLC and Reid Plastics Holdings, Inc., the owners of Consolidated Container Holdings LLC, and each of their direct and indirect controlling owners and subsidiaries immediately prior to July 2, 1999, the date of the closing of the transactions. For more information regarding the minority owners of these companies, see "Security Ownership of Certain Beneficial Owners and Management" in this prospectus.



                    [LOGO]                                         [LOGO]



* Vestar Packaging LLC was formed and owned by Vestar Capital Partners III L.P. prior to the closing of the transactions. At the closing of the transactions, Vestar Capital Partners III L.P. sold limited liability company interests in Vestar Packaging to several persons and currently owns 69.4% of the limited liability company interests in Vestar Packaging LLC. For more information regarding the minority owners of Vestar Packaging LLC, see note (b) to "Security Ownership of Certain Beneficial Owner and Management" in this prospectus.

                     POST-CLOSING ORGANIZATIONAL STRUCTURE


    The chart below provides an illustration of the organizational structure of Consolidated Container Company, its controlling direct and indirect owners and its direct and indirect subsidiaries at July 2, 1999, the date of the closing of the transactions. For more information regarding the minority owners of these companies, see "Security Ownership of Certain Beneficial Owners" in this prospectus.


                                    [CHART]

                       CONSOLIDATED CONTAINER COMPANY LLC
                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

    The following table presents summary pro forma financial data derived from our unaudited pro forma financial statements for the year ended December 31, 1998 and the six months ended June 30, 1999 and Consolidated Container Company's unaudited financial statements for the three months ended September 30, 1999, which statements are included elsewhere in this prospectus. The historical balance sheet data has been derived from our unaudited balance sheet at September 30, 1999, which statement is included elsewhere in this prospectus. The summary pro forma data give effect to the transactions as if they had occurred, for the purposes of the operating data, on January 1, 1998. The summary pro forma financial data do not purport to represent what our combined results of operations would have been had the transactions, in fact, occurred on this date and do not purport to project our combined results of operations for the current year or any future period. In reviewing the data presented here, you should refer to the information under the headings "Consolidated Container Company LLC Unaudited Pro Forma Financial Information," and "Management's Discussion and Analysis of Financial Condition and Pro Forma Results of Operations of Consolidated Container Company of Consolidated Container Company LLC."

                                                                            PRO FORMA
                                                              --------------------------------------
                                                                                     NINE MONTHS
                                                                 YEAR ENDED             ENDED
                                                              DECEMBER 31, 1998   SEPTEMBER 30, 1999
                                                              -----------------   ------------------
                                                                          (IN MILLIONS)
INCOME STATEMENT DATA:
Net sales...................................................       $687.3               $546.3
Cost of goods sold..........................................        548.1                422.7
                                                                   ------               ------
Gross profit................................................        139.2                123.6
Selling, general and administrative expenses................         61.4                 49.8
Amortization of goodwill....................................         13.7                 10.3
Restructuring Charge........................................           --                  1.5
                                                                   ------               ------
Operating income............................................         64.1                 62.0
Other income................................................          1.4                  0.8
Interest expense, net (a)...................................         51.6                 38.6
                                                                   ------               ------
Income before income taxes..................................         13.9                 24.2
Income tax (benefit) expense (b)............................           --                   --
Minority interest in subsidiaries...........................          0.1                 (0.3)
                                                                   ------               ------
Income before extraordinary item............................         13.8                 24.5
                                                                   ======               ======

OTHER DATA:
Depreciation and amortization...............................         44.6                 37.4
Capital expenditures (c)....................................         83.2                 29.6
Cash interest expense, net (d)..............................         48.3                 36.1
Ratio of earnings to fixed charges (e)......................          1.2x                 1.6x

                                                              AT SEPTEMBER 30,
                                                                    1999
                                                              ----------------
                                                               (IN MILLIONS)
BALANCE SHEET DATA:
Working capital.............................................      $   36.5
Total assets................................................       1,008.0
Total debt..................................................         603.3
Total member's equity.......................................         263.8

                                        (FOOTNOTES APPEAR ON THE FOLLOWING PAGE)

(FOOTNOTES FROM TABLE ON PRIOR PAGE)

(a) Represents interest expense, net of interest income. For more information regarding our calculation of pro forma interest expense, see Note (c) to the Unaudited Pro Forma Statement of Operations of Consolidated Container Company LLC for the nine months ended September 30, 1999 and Notes (i) and
    (j) to the Unaudited Pro Forma Statement of Operations of Consolidated Container Company LLC for the year ended December 31, 1998.

(b) As a limited liability company, Consolidated Container Company is not subject to corporate income taxes. Consolidated Container Company expects to distribute cash to its sole member, Consolidated Container Holdings, to allow its members to pay income taxes to the extent required.

(c) Of the total amount of capital expenditures listed, we spent approximately $16.4 million for the year ended December 31, 1998 and approximately
    $12.4 million for the nine months ended September 30, 1999, in each case on maintenance.

(d) Cash interest expense, net excludes amortization of deferred financing fees.

(e) For purposes of determining the ratio of earning to fixed charges, "earnings" is defined as income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest expense on all debt, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which we consider to be attributable to interest.

                                  RISK FACTORS

    BEFORE YOU TENDER YOUR OUTSTANDING NOTES IN THE EXCHANGE OFFER, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW, RELATING TO AN INVESTMENT IN THE OUTSTANDING NOTES AND THE EXCHANGE NOTES. YOU SHOULD CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PARTICIPATE IN THE EXCHANGE OFFER. WE HAVE SUMMARIZED BELOW THE MATERIAL RISKS RELATING TO YOUR PARTICIPATION IN THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

RISKS OF NOT PARTICIPATING IN EXCHANGE OFFER -- IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES, THE PRESENT TRANSFER RESTRICTIONS WILL REMAIN IN FORCE AND THE MARKET PRICE OF YOUR OUTSTANDING NOTES COULD DECLINE.

    If you do not participate in the exchange offer, or you do not successfully tender your outstanding notes, the market for outstanding notes will be less liquid and more volatile and, accordingly, the market price for them could decline. Outstanding notes that are not exchanged for exchange notes will suffer from reduced liquidity for the two following reasons.

    - First, the outstanding notes will continue to be subject to transfer restrictions because they will not have been registered under the Securities Act of 1933, whereas the exchange notes will be freely tradeable. As a result, the outstanding notes will, following the completion of the exchange offer, become less liquid than they were before.

    - Second, the tender of outstanding notes in the exchange offer will reduce the outstanding amount of outstanding notes, which will likely reduce the liquidity for them. The result is that their price will likely become more volatile.

Accordingly, the market price for outstanding notes could decline after the exchange offer.

RISK THAT AN ACTIVE TRADING MARKET WILL NOT DEVELOP -- IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE OUTSTANDING NOTES AND THE EXCHANGE NOTES, IT WILL LIKELY HAVE A MATERIAL ADVERSE EFFECT ON THE MARKET PRICE AND LIQUIDITY OF THESE NOTES.

    If a liquid market for the exchange notes or outstanding notes does not develop, you may not be able to sell these notes at attractive prices or at all. The exchange notes constitute a new class of securities for which there is no established trading market. We do not intend to list the outstanding notes or exchange notes on any national securities exchange or to seek their quotation on any automated dealer quotation system. Although the initial purchasers of the outstanding notes informed us that they intend to make a market in the outstanding notes and exchange notes, they are not obligated to do so and may cease market-making activities at any time without notice. The liquidity of a market for the outstanding notes and exchange notes will depend upon a number of factors, including the number of those holding these notes and the interest of securities dealers in making a market in these notes.

    In addition, if the outstanding notes and exchange notes are traded, they may trade at a discount from the initial offering price of the outstanding notes, depending upon prevailing interest rates, the market for similar securities, our operating and financial performance and other factors. In addition, the market for non-investment grade debt has been historically subject to disruptions that have caused volatility in their prices independent of the operating and financial performance of the issuers of these securities. It is possible that the market for the outstanding notes and the exchange notes will be subject to these kind of disruptions. Accordingly, declines in the liquidity and market price of the outstanding notes or exchange notes may also occur independent of our operating and financial performance.

LIMITATIONS ON ABILITY TO MAKE CHANGE OF CONTROL PAYMENT -- WE MAY NOT BE PERMITTED, AND WE MAY NOT HAVE SUFFICIENT FUNDS, TO PURCHASE THE OUTSTANDING NOTES OR THE EXCHANGE NOTES UPON A CHANGE OF CONTROL AS REQUIRED BY THE INDENTURE.

    We may not be permitted, and we may not have sufficient funds, to purchase the outstanding notes or the exchange notes upon a change of control as required by the indenture. Upon a change of control, we will be required to offer to purchase all of the outstanding notes and the exchange notes then outstanding at 101% of their principal amount, plus accrued interest to the date of repurchase. However, a change of control will also constitute an event of default under the senior credit facility that would permit the lenders to accelerate the debt under the facility. In addition, the senior credit facility will restrict our purchase of the outstanding notes and exchange notes upon a change of control. As a result, prior to purchasing the outstanding notes and the exchange notes upon a change of control, we must either repay the debt under the senior credit facility or obtain the consent of the lenders under the facility. If we do not repay the senior credit facility or obtain the required consent, we will be prohibited from offering to purchase the outstanding notes and exchange notes.

    The source of funds for any purchase of the outstanding notes and exchange notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or a new controlling person. These source may not, however, be available to us. Upon the occurrence of a change of control event, we may seek to refinance the debt outstanding under the senior credit facility, the outstanding notes and exchange notes. It is possible, however, that we will not be able to complete this refinancing on commercially reasonable terms or at all. In that event, we would not have the funds necessary to finance the required change of control offer. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control" and "Description of Senior Credit Facility
-- Senior Credit Facility."

CONTROL BY VESTAR CAPITAL PARTNERS III AND SUIZA FOODS -- OUR OWNERS' INTERESTS MAY CONFLICT WITH YOURS AS HOLDERS OF NOTES.

    The interests of Vestar Capital Partners III and Suiza Foods, the owners of Consolidated Container Company and its subsidiaries, may conflict with yours as a holder of outstanding notes or exchange notes. For example, Vestar Capital Partners III and Suiza Foods, as equity holders, may have an incentive to increase the value of their equity investment or cause us to distribute funds by dividend or otherwise at the expense of our financial risk and our ability to make payments on the outstanding notes and exchange notes. Each of Vestar Capital Partners III, through affiliates which it controls, and Suiza Foods, through its indirect ownership, is able to veto most major decisions regarding the management and operations of Consolidated Container Company. We summarize these decisions under "Certain Relationships and Related Party Transactions
-- Limited Liability Company Agreement of Consolidated Container Holdings
-- Management." In addition, Vestar Capital Partners III, through affiliates which it controls, will have the sole power to elect a majority of the management committee and appoint new officers and management of Consolidated Container Company and, therefore, will effectively control many other major decisions regarding our operations. We cannot assure you that the interests of either Vestar Capital Partners III or Suiza Foods will not conflict with your interests as a holder of the outstanding notes or the exchange notes. In addition, we note that each of Vestar Capital Partners III and Suiza Foods is a party to specified related party transactions with Consolidated Container Company. For more information regarding Vestar Capital Partners III, Suiza Foods and related matters, see "Security Ownership of Certain Beneficial Owners and Management," "Management" and "Certain Relationships and Related Party Transactions."

SUBSTANTIAL LEVERAGE AND DEBT SERVICE -- OUR SUBSTANTIAL LEVEL OF DEBT HAS INCREASED OUR FINANCIAL RISK AND, IN PARTICULAR, MAY PREVENT US FROM MAKING THE REQUIRED PAYMENTS ON THE OUTSTANDING NOTES AND THE EXCHANGE NOTES.

    Our substantial level of debt has increased our financial risk and, in particular, may prevent us from making the required payments on the outstanding notes and the exchange notes. We have now, and after the exchange offer will continue to have, a substantial amount of debt. At September 30, 1999, we had total debt of $603.3 million, not including unused commitments, and member's equity of $263.8 million and, at September 30, 1999, we had a ratio of total debt to pro forma EBITDA of 4.7x for the twelve months ended September 30, 1999. Subject to restrictions in our senior credit facility and the indenture, we may borrow or issue more debt for working capital, capital expenditures, acquisitions and for other purposes. At September 30, 1999, approximately
$62.5 million was available for borrowing as additional senior debt under our senior credit facility subject to borrowing conditions in it, and we may issue an additional $115.0 million of senior subordinated notes under the indenture, which senior subordinated notes would rank equally with the outstanding notes and the exchange notes. For a summary of the significant consequences of our high degree of leverage, see "Management's Discussion and Analysis of Financial Condition and Pro Forma Results of Operations of Consolidated Container Company LLC -- Liquidity and Capital Resources." For more information regarding our ability to borrow or issue more debt and the conditions to this borrowing or issuance, see "Description of the Notes -- Covenants -- Additional Indebtedness and Preferred Stock" and "Description of Senior Credit Facility -- Covenants."

    In addition, our substantial leverage will make it more difficult to refinance our existing debt obligations. We expect to obtain the money to pay the principal and interest on the outstanding notes and the exchange notes from cash flow from operations and from future borrowings under our senior credit facility. Our ability to meet our debt service thus depends on our future performance and our ability to meet the conditions for future borrowings under the senior credit facility, which will be affected by financial, business, economic, competitive and other factors, many of which are beyond our control. We cannot be certain that the money earned by us will be sufficient to pay principal and interest on our debt, including the outstanding notes and the exchange notes, and to meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the outstanding notes and the exchange notes, sell assets or borrow or issue more debt. We cannot guarantee that we will be able to refinance our debt, sell assets or borrow or issue more debt on terms acceptable to us or at all. In addition, the terms of existing or future debt agreements, including the senior credit facility and the indenture, will place restrictions on our ability to adopt any of these alternatives.

    At the present time, we do not intend to issue any additional notes under the indenture.

CONTRACTUAL SUBORDINATION -- AS A RESULT OF THE SUBORDINATION PROVISIONS OF THE OUTSTANDING NOTES AND EXCHANGE NOTES, YOU MAY NOT RECEIVE PAYMENT ON YOUR NOTES IF WE ARE INVOLVED IN A BANKRUPTCY OR SIMILAR PROCEEDING.

    The notes are contractually subordinated in right of payment to all of our senior debt, and each subsidiary guarantee is contractually subordinated in right of payment to all senior debt of the subsidiary guarantors. As a result, our other creditors will get paid before you do and there may not be sufficient funds to repay you if we are declared bankrupt or insolvent, or if there is a payment default under any senior debt. If we or the subsidiary guarantors are declared bankrupt or insolvent, or if there is a payment default under any senior debt, we will be required to pay the lenders under the senior credit facility and any other creditors who are holders of senior debt in full before we pay you. Accordingly, we may not have enough assets remaining after payments to holders of that senior debt to pay you. In addition, under some circumstances, Consolidated Container Company may not pay any amount on the outstanding notes and the exchange notes if some senior debt, including borrowings under the senior credit facility, is not paid when due or any other default on that senior debt exists. See "Description of Notes -- Subordination." At September 30, 1999, Consolidated Container Company had approximately
$597.5 million of senior debt, including senior debt of subsidiary guarantors and excluding unused commitments, all of which is secured, and the subsidiary guarantors had $5.8 million of senior debt, excluding their guarantees of the senior credit facility. The indenture permits us and our subsidiary guarantors to borrow or issue additional debt under specific conditions, which may be senior debt.

    Further, the senior credit facility prohibits us from repurchasing any outstanding notes or exchange notes prior to maturity, even though the indenture requires us to offer to repurchase outstanding notes and exchange notes in some circumstances. If we or the subsidiary guarantors make specified asset sales or if a change of control occurs when we are prohibited from repurchasing outstanding notes and exchange notes, we could ask the lenders under the senior credit facility to allow us to repurchase the outstanding notes and exchange notes or we could attempt to refinance the borrowings that contain these prohibitions. If we do not obtain that consent or repay those borrowings, we would be unable to repurchase the outstanding notes and exchange notes. Our failure to repurchase tendered notes at a time when that repurchase is required by the indenture would constitute an event of default under the indenture, which, in turn, would constitute a default under the senior credit facility. In these circumstances, the subordination provisions in the indenture would restrict payments to you. See "Description of Senior Credit Facility" and "Description of Notes -- Subordination."

RESTRICTIVE COVENANTS -- COVENANT RESTRICTIONS MAY ADVERSELY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

    The indenture and our senior credit facility restrict, and debt that we may incur in the future may also restrict, our financial flexibility. Specifically, the covenants in these agreements may restrict our ability to borrow or issue additional debt, sell assets, create liens or other encumbrances, make restricted payments, pay dividends and merge or consolidate. Any of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. Our ability to comply with these covenants depends on many events beyond our control. See "Description of Senior Credit Facility" and "Description of Notes -- Covenants."

ASSET ENCUMBRANCES -- BECAUSE OUR ASSETS ARE PLEDGED TO SECURE PAYMENT OF THE SENIOR CREDIT FACILITY, THE LENDERS COULD FORECLOSE ON THEIR COLLATERAL TO YOUR EXCLUSION, EVEN IF AN EVENT OF DEFAULT EXISTS UNDER THE INDENTURE AT THE TIME OF THE FORECLOSURE.

    Because our assets are pledged to secure payment of the senior credit facility, the lenders could foreclose on their collateral to your exclusion, even if an event of default exists under the indenture at the time of the foreclosure. In addition to being contractually subordinated to all existing and future senior debt, the outstanding notes and exchange notes are unsecured while our obligations under the senior credit facility are secured by a first priority interest in collateral in:

    - all of the limited liability company interests and stock of each direct and indirect domestic subsidiary of Consolidated Container Holdings, including Consolidated Container Company;

    - 65% of the stock of each foreign subsidiary of Consolidated Container Holdings, except Reid Mexico; and

    - all other tangible and intangible assets of Consolidated Container Holdings and each of its direct and indirect domestic subsidiaries, including Consolidated Container Company.

    If we default under the senior credit facility, the lenders could declare, at that time, all of the funds borrowed under the senior credit facility, together with accrued interest, immediately due and payable. If we are unable to repay debt under the senior credit facility, the lenders could foreclose on their collateral to your exclusion, even if an event of default exists under the indenture at the time of the foreclosure. Furthermore, if all shares of a subsidiary guarantor are sold to persons under an enforcement of a pledge of shares for the benefit of the senior lenders, then the applicable subsidiary guarantor will be released from its subsidiary guarantee automatically and immediately upon the sale. See "Description of Notes -- Subsidiary Guarantees."

STRUCTURAL SUBORDINATION -- THE OUTSTANDING NOTES AND EXCHANGE NOTES ARE SUBORDINATED TO THE LIABILITIES OF OUR NON-GUARANTOR SUBSIDIARIES.

    Consolidated Container Company is both an operating company and a holding company with total assets at September 30, 1999 of $1.008 billion. To the extent that Consolidated Container Company is a holding company, it is dependent upon dividends or other intercompany transfers of funds from its subsidiaries to meet its debt service and other obligations. Generally, creditors of a subsidiary have a superior claim to the assets and earnings of that subsidiary than the claims of creditors of its parent company, except to the extent the claims of the parent's creditors, including its trade creditors, are guaranteed by the subsidiary. Because of this, the outstanding notes and exchange notes are effectively subordinated to creditors of the direct and indirect subsidiaries of Consolidated Container Company that do not guarantee the outstanding notes and exchange notes. At September 30, 1999, Consolidated Container Company's non-subsidiary guarantors had total liabilities of approximately $3.7 million.

    Although the indenture and the senior credit facility limit the ability of the non-subsidiary guarantors to borrow or issue debt and issue preferred stock, there are significant qualifications and exceptions to these limitations. The indenture does not limit these subsidiaries from incurring liabilities that are excluded from the definitions of debt or preferred stock. See "Description of Notes -- Covenants -- Additional Indebtedness and Preferred Stock."

    In addition, the ability of Consolidated Container Company's subsidiaries to pay dividends and make other payments to Consolidated Container Company may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture limits the ability of these subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, these limitations are subject to a number of significant qualifications and exceptions. See "Description of Notes -- Covenants -- Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries."

FUTURE CAPITAL REQUIREMENTS -- IF WE CANNOT OBTAIN THE FUNDS TO MAKE THE SIGNIFICANT CAPITAL EXPENDITURES THAT OUR BUSINESS WILL REQUIRE, WE MAY NOT BE ABLE TO MAINTAIN OUR CURRENT LEVEL OF OPERATIONS OR GROW OUR BUSINESS.

    If we cannot generate or obtain the funds for capital expenditures, or if our growth strategy or current level of business requires more capital than anticipated, it could negatively affect our ability to grow our operations and our current level of business. We will have to make substantial capital expenditures to maintain our current level of operations and to fund the growth of future operations. Namely:

    - To maintain our plant, property and equipment, we estimate that we will spend approximately $15.5 million in 1999 and approximately $16.0 million in 2000.

    - To expand our production capacity, we currently estimate we will need to spend approximately $25.0 million in 1999 and approximately $15.0 million in 2000, in each case in addition to the amount which we will need to spend to maintain our plant, property and equipment.

    - We may need to borrow or issue additional debt to finance future acquisitions.

    - In addition, we may be required to make additional investments in research, engineering and development and to develop new molding processes, products and resins with improved barrier and performance properties as the industry evolves and as our customers demand.

We cannot assure you that we will be able to fund the kind of investments which we have described above, and the failure to do so could prevent us from implementing our business strategy, hurt our relationships with customers and reduce our revenues and profitability.

INTEGRATION OF REID PLASTICS, INC. AND SUIZA PACKAGING -- WE FACE CONSIDERABLE BUSINESS RISK IN INTEGRATING REID PLASTICS, INC. AND SUIZA PACKAGING BUSINESSES.

    Our success, and thus our ability to pay interest and principal on the outstanding notes and the exchange notes, depends in part on our ability to integrate Reid Plastics, Inc. and Suiza Packaging, which consisted of Franklin Plastics, Inc., Plastic Containers and each of their subsidiaries, into one company and to realize cost reductions and operating synergies from the combination of these businesses. This objective is made more difficult by the fact that each of these businesses, on their own, are still in the process of integrating several acquisitions which they made in the last several years. We cannot assure you that we will be able to integrate these businesses or to realize the cost savings and operational synergies that we expect from combining them. For more information about Suiza Packaging, see "Selected Historical Financial Data of Suiza Packaging," "Management's Discussion and Analysis of Financial Condition and Results of Operations of Suiza Packaging," and "Index to Financial Statements."

ACQUISITION STRATEGY -- WE FACE CONSIDERABLE BUSINESS AND FINANCIAL RISK IN IMPLEMENTING OUR ACQUISITION STRATEGY.

    We face considerable business and financial risk in implementing our business strategy which calls, in part, for the acquisition of companies in the plastic container business. In pursuing this strategy, we face the following risks:

    - We may be limited by, the availability of suitable acquisition candidates, our access to additional capital and the restrictive covenants in the indenture and the other agreements governing our debt.

    - In implementing an acquisition strategy, we will face considerable operating and financial risks. Specifically:

        -- Operating risks include those of integrating acquisitions into our business, which itself has undergone considerable integration from prior acquisitions and is undergoing further integration from the contributions and mergers, dissipating our limited management resources and increasing the risks relating to managing important relationships with customers, employees and vendors.

        -- Financial risks include those associated with the borrowing or issuing of additional debt to fund acquisitions and a related reduction in liquidity and financial flexibility.

We cannot assure you that we will be able to identify suitable acquisition candidates, obtain the capital necessary to pursue our acquisition strategy, close acquisitions on satisfactory terms or, if we acquire any companies, successfully integrate them into our business. See "Management's Discussion and Pro Forma Analysis of Financial Condition and Results of Operations of Consolidated Container Company LLC -- Liquidity and Capital Resources."

CONCENTRATION OF CUSTOMERS -- WE ARE DEPENDENT ON SEVERAL CUSTOMERS, THE LOSS OF WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON US. IN ADDITION, BECAUSE MANY OF OUR CUSTOMERS' CONTRACTS ARE REQUIREMENTS CONTRACTS, WE FACE THE RISK THAT THEY WILL PURCHASE LESS THAN WE ANTICIPATED.

    We are dependent on several customers, the loss of which could have a material adverse effect on us. For the year ended December 31, 1998, our largest customer, Procter & Gamble, accounted for approximately 15% of our pro forma net sales from our different products and our largest 10 customers accounted for approximately 48% of our pro forma net sales. The termination by Procter & Gamble, or other of our top customers, of its, or their, relationship with us could negatively affect our business and results of operations. In addition, because many of our customers' contracts are requirements contracts, we face the risk that they will purchase less than we anticipated.

COMPETITION -- WE FACE CONSIDERABLE COMPETITIVE RISK.

    We face substantial competition throughout our product lines from a number of well-established businesses operating nationally and from firms operating regionally. Our primary national competitors include American National
Can, Inc., Crown Cork & Seal Company, Inc., Graham Packaging Company, Liquid Container, Liqui-Box Corporation, Owens-Illinois, Inc., Plastipak, Inc. and Silgan Holdings Inc. Several of these competitors are larger and have greater financial and other resources than us. In addition, we face substantial competition from a number of captive packaging operations with significant in-house bottling and blow molding capacity, such as The Perrier Group of America, The Kroger Company and Dean Foods. We cannot assure you that we will be able to compete effectively or that our competition will not cause our revenues or profitability to decrease. See "Business -- Competition."

EXPOSURE TO FLUCTUATIONS IN RESIN PRICES AND DEPENDENCE ON RESIN SUPPLIES -- WE ARE EXPOSED TO THE RISKS ASSOCIATED WITH FLUCTUATIONS IN THE PRICES OF SOME RAW MATERIALS.

    We face the risk that our access to some raw materials is interrupted or we may not be able to purchase them at competitive prices. We use large quantities of high density polyethylene, polycarbonate, polypropylene, polyethylene terephthalate and polyvinyl chloride resins in manufacturing our products. In general, we do not have long-term supply contracts with our suppliers and our purchases of raw materials are subject to market prices, and we pass changes in the prices of raw materials through to our customers over a period of time. We may not always, however, be able to do so. Because of this, we cannot assure you that we will be able to pass through any future raw material price increases in a timely manner. Any limitation on our ability to pass through any of these kinds of price increases on a timely basis could negatively affect our results of operations. Furthermore, a significant increase in resin prices could slow the pace of conversions from paper, glass and metal containers to plastic containers to the extent that these costs are passed onto the customer. See "Management's Discussion and Pro Forma Analysis of Financial Condition and Results of Operations of Consolidated Container Company LLC" and "Business -- Raw Materials."

DEPENDENCE ON KEY PERSONNEL -- WE ARE DEPENDENT ON SEVERAL KEY SENIOR MANAGERS, THE LOSS OF WHOM COULD HAVE A MATERIAL EFFECT ON OUR BUSINESS AND DEVELOPMENT.

    Our success depends, to a larger extent than some other companies, on a number of key employees because of their experience and relationships with significant customers and because we could not replace them easily if we needed to do so unexpectedly. The loss of the services provided by William Estes, the President and Chief Executive Officer of Consolidated Container Holdings, among others, could interrupt our business before we found a suitably qualified and experienced replacement. In addition, we have not purchased key man life insurance for any members of our senior management.

LABOR STOPPAGE -- EMPLOYEE SLOWDOWNS, STRIKES AND SIMILAR ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

    A prolonged labor dispute, slowdown, strike or similar action could have a material adverse effect on our business and results of operations. At
September 30, 1999, approximately 24% of our employees were represented under collective bargaining agreements which expire between 1999 to 2002. At September 30, 1999, unions represented approximately 1,150 of our employees at 16 of our 76 U.S. and international facilities. In addition, the transportation and delivery of raw materials to our manufacturing facilities and of our products to our customers by union members is critical to our business. See "Business -- Employees."

U.S. FRAUDULENT TRANSFER CONSIDERATIONS -- YOU FACE THE RISK THAT U.S. BANKRUPTCY OR FRAUDULENT CONVEYANCE LAW MAY INTERFERE WITH THE PAYMENT OF THE OUTSTANDING NOTES AND THE EXCHANGE NOTES AND PAYMENTS UNDER THE RELATED GUARANTEES.

    You face the risk that the outstanding notes and the exchange notes could be avoided or made further subordinate to our other debt. The borrowing or issuing of debt by us may be subject to review under U.S. federal bankruptcy law or relevant state fraudulent conveyance laws if a bankruptcy case or lawsuit is begun by our unpaid creditors. Under these laws, if in this kind of a case or lawsuit a court were to find that, at the time of the issuance of the outstanding notes and exchange notes that we:

    (1) incurred debt with the intent of hindering, delaying or defrauding current or future creditors; or

    (2) received less than reasonably equivalent value or fair consideration for incurring the debt and they:

       - were insolvent or were rendered insolvent by reason of any of the transactions;

       - were engaged, or about to engage, in a business or transaction for which our assets remaining constituted unreasonably small capital to carry on that business;

       - intended to borrow or issue, or believed that they would borrow or issue, debts beyond their ability to pay as these debts matured; or

       - were defendants in an action for money damages, or had a judgment for money damages docketed against them, if, in either case, after final judgment, the judgment is unsatisfied,

then that court could avoid or subordinate the amounts owing under the outstanding notes and exchange notes to our existing and future debt and take other actions detrimental to you.

    In addition, the subsidiary guarantees may be subject to the same risk described above. In that case, the criteria summarized above would generally apply, except that our subsidiaries could also be subject to the claim that, since their subsidiary guarantees were incurred for our benefit, their obligations under the subsidiary guarantee were incurred for less than reasonably equivalent value or fair consideration. A court could avoid their obligations under the subsidiary guarantees, subordinate the subsidiary guarantees to other debt of these subsidiaries or take other action detrimental to the holders of the notes.

YEAR 2000 PROBLEM -- THE YEAR 2000 PROBLEM COULD HAVE A MATERIAL ADVERSE EFFECT ON US.

    Our failure to make our computer systems Year 2000 compliant, and the failure by our material customers and suppliers, among others, to make their computer systems Year 2000 compliant, could negatively impact on our business and results of operations. There are many risks associated with the Year 2000 issue, including the possible failure of our systems and hardware with embedded applications. These kinds of failures could result in:

    - our inability to order raw materials;

    - the malfunctioning of our manufacturing or service processes;

    - our inability to properly bill and collect payments from our customers;
      and

    - errors or omissions in accounting and financial data.

In addition, the Year 2000 problem has inherent risks that are difficult to measure, including our ability to test all material systems on a timely basis and the readiness of third parties. We cannot assure you that we will foresee and remediate all Year 2000 problems on a timely basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."

PRODUCT LIABILITY EXPOSURE AND NEGATIVE PUBLICITY -- WE FACE PRODUCTS LIABILITY RISK. IN ADDITION, OUR BUSINESS IS EXPOSED TO THE PRODUCTS LIABILITY RISK AND NEGATIVE PUBLICITY OF OUR CUSTOMERS.

    Our business entails products liability risk. Currently, we maintain approximately $20.0 million of insurance for products liability claims. The amount and scope of our insurance may not be adequate to cover a products liability claim that is successfully asserted against us. In addition, products liability insurance could become more expensive and difficult to maintain and, in the future, may not be available on commercially reasonable terms or at all. Accordingly, we cannot assure you that we have, or will continue to have, adequate insurance coverage against possible products liability claims against us.

    In addition, we are exposed to the products liability risk and negative publicity of our customers. Because many of our customers are dairy, water and branded consumer products companies, with their own products liability risk, our sales may decline if any of our or our competitors' customers are sued on a products liability claim. We may also suffer a decline in sales from the negative publicity associated with that kind of a lawsuit or with adverse public perceptions in general regarding our products or the products for which our customers use our containers.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement and related exhibits under the Securities Act of 1933 regarding the exchange notes being offered and the exchange offer described by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information contained in, or filed as an exhibit to, the registration statement. For further information about Consolidated Container Company and Consolidated Container Capital and the exchange notes, we refer you to the registration statement. Where these contracts and other documents are filed as exhibits to the registration statement, our descriptions are qualified by the exhibits.

    We are not currently subject to the information requirements of the Securities Exchange Act of 1934. Upon completion of the exchange offer, however, we will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file periodic reports and other information with the Securities and Exchange Commission. The registration statement which we filed and our periodic reports and other information which we will file with the Securities and Exchange Commission can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You can obtain copies of these materials from the Public Reference Section of the Securities and Exchange Commission at prescribed rates and may obtain information regarding the operation of the Public Reference Section by calling 1-800-SEC 0330. You may also access this material electronically by means of the Securities and Exchange Commission's home page on the Internet at http://www.sec.gov.

    Whether or not required by the Securities and Exchange Commission, so long as any outstanding notes are outstanding, beginning with the quarter ended September 30, 1999 we will furnish to those holding outstanding notes, within the time periods specified in the Securities and Exchange Commission's rules and regulations:

    - all quarterly and annual financial information that would be required to be contained in a filing with the Securities and Exchange Commission on Forms 10-Q and 10-K if we were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, for the annual information only, a report on the annual financial statements by our independent auditors; and

    - all current reports that we would be required to file with the Securities and Exchange Commission on Form 8-K if we were required to file these reports.

In addition, whether or not required by the Securities and Exchange Commission, we will file a copy of all of the information and reports referred to above with the Securities and Exchange Commission for public availability within the time periods specified in the Securities and Exchange Commission's rules and regulations, unless the Securities and Exchange Commission will not accept the filing. We will also make this information available to securities analysts and prospective investors upon request.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. All statements other than statements of historical facts included in by this prospectus, including the statements about our plans, strategies and prospects under the sections "Prospectus Summary," "Management's Discussion and Pro Forma Analysis of Financial Condition and Results of Operations of Consolidated Container Company LLC," "Business," "The Transactions," "Certain Relationships and Related Party Transactions" and in the "Unaudited Pro Forma Financial Information of Consolidated Container Company LLC" and the notes related to them. We have based these forward-looking statements on our current assumptions, expectations and projections about future events. We caution you that a variety of factors could cause business conditions and results to differ materially from what is contained in the forward-looking statements. We summarize the important factors that could cause our actual results to differ from these expectations above under "Risk Factors."

                                USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the exchange notes.

    The net proceeds from the sale of the outstanding notes were approximately $178.3 million after deducting underwriting discounts and other fees and expenses. We used the net proceeds, together with available cash from Reid Plastics, Inc. and Suiza Packaging, initial borrowings under the senior credit facility and the cash contribution by Vestar Packaging to Consolidated Container Holdings, to:

    - repay substantially all of the $122.0 million in outstanding debt of Reid Plastics, Inc., which bore a weighted average interest rate of 7.2% at June 30, 1999;

    - repay substantially all of the $267.9 million in outstanding debt of Franklin Plastics, Inc., which bore a weighted average interest rate of 11.0% at June 30, 1999, redeem the $72.6 million in preferred stock of Franklin Plastics, Inc., which had a preferred dividend rate of 15%, and pay a portion of accrued interest and dividends on these amounts;

    - fund the consent solicitation and tender offer for the 10% Senior Secured Notes due 2006 of Plastic Containers; and

    - pay fees and expenses of the transactions, including the fees and expenses of the initial purchasers, the lenders, the trustee and our lawyers, accountants and printing company.

    Because a portion of the debt that we repaid from the net proceeds of the offering of the outstanding notes had a lower weighted average interest rate than that of the outstanding notes and the exchange notes, our average interest expense has increased as a result of the transactions. Had this debt not been repaid, however, we could not have completed the transactions, as contemplated.

    In addition, Morgan Guaranty Trust Company of New York, an affiliate of one of the initial purchasers of the outstanding notes, was also the agent and a lender under the former credit facility of Reid Plastics, Inc. and so they received a portion of the net proceeds of the offering of the outstanding notes that were used to repay this facility.

                                 CAPITALIZATION

    We provide in the table below the cash and cash equivalents and capitalization of Consolidated Container Company and its subsidiaries on a consolidated and an actual basis at July 2, 1999 and at September 30, 1999. You should read the table below in conjunction with the financial statements of Consolidated Container Company and the notes to them included elsewhere in this prospectus. See also "Management's Discussion and Analysis of Financial Condition and Pro Forma Results of Operations of Consolidated Container Company LLC -- Liquidity and Capital Resources."

    In consideration for issuing the exchange notes as contemplated by this prospectus, we will receive in exchange a like principal amount of outstanding notes. For accounting purposes, the exchange notes will evidence the same debt as the outstanding notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and will not be able to be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

                                                              AT JULY 2, 1999   SEPTEMBER 30, 1999
                                                              ---------------   ------------------
                                                                         (IN MILLIONS)
Cash and cash equivalents...................................       $ 10.6             $ 10.9
                                                                   ======             ======

Total debt (including current maturities):
  Revolving credit loans....................................       $ 27.5             $ 27.5
  Term loans................................................        385.0              385.0
  Outstanding notes issued at 100% of their face amount.....        185.0              185.0
  Capital leases............................................          6.4                5.8
                                                                   ------             ------
    Total debt..............................................        603.9              603.3

Member's equity:
  Member's equity...........................................        256.0              263.8
                                                                   ------             ------
    Total capitalization....................................       $859.9             $867.1
                                                                   ======             ======

                               THE EXCHANGE OFFER

OVERVIEW

    We are offering, upon the terms and subject to the conditions listed in this prospectus and in the accompanying letter of transmittal to exchange up to $185.0 million total principal amount of the exchange notes for a like total principal amount of outstanding notes which have been properly tendered on, or prior to, the expiration date and which have not withdrawn as permitted under the procedures described below. We are making the exchange offer for all of the outstanding notes. The terms, conditions and other provisions of the exchange offer are contained in this prospectus and the letter of transmittal.

    The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes:

    - will be freely tradeable because we have registered them under the Securities Act of 1933;

    - will not bear legends restricting their transfer; will not be subject to any additional obligations regarding registration under the Securities Act of 1933; and

    - will not be subject to the special interest payments described in "Description of Notes -- Registration Covenant; Exchange Offer."

    The exchange notes will be issued under, and entitled to the benefits of, the same indenture under which we issued the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the Indenture.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We are making the exchange offer in order to satisfy our obligations under the registration rights agreement, which we and the subsidiary guarantors entered into on July 2, 1999 with the initial purchasers of the outstanding notes. Under the registration rights agreement, we and the subsidiary guarantors agreed, among other things:

    - to use our reasonable best efforts to file with the Securities and Exchange Commission, within 90 days of July 2, 1999, a registration statement under the Securities Act of 1933 relating to the exchange offer;

    - to use our reasonable best efforts to cause the registration statement to become effective as soon as practicable, but no later than 180 days after July 2, 1999; and

    - to commence the exchange offer promptly after registration statement has become effective, hold the offer open for at least 30 days, and exchange the exchange notes for all outstanding notes properly delivered and not withdrawn before the expiration of the offer.

    If we fail to comply with our obligations under the registration rights agreement, we will be required to pay additional interest to holders of the outstanding notes. For more information regarding the registration rights agreement, see "Description of Notes -- Registration Rights; Liquidated Damages." We have filed a copy of the registration rights agreement as an exhibit to the registration statement, of which this prospectus forms a part.

    Other than under the registration rights agreement, we are not required to file any registration statement to register any outstanding notes which may remain outstanding following the exchange offer. If you hold outstanding notes and do not tender them or your outstanding notes are tendered but not accepted, you will have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act of 1933, if you wish to sell your outstanding notes.

RESALE OF EXCHANGE NOTES

    Based on interpretations of the staff of the Securities and Exchange Commission contained in no-action letters issued to other parties, we believe that exchange notes that we will issue under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, if three conditions apply. These conditions are that:

    - you are acquiring the exchange notes in the ordinary course of your business;

    - you have not engaged in, do not intend to engage in, and have no arrangements or understanding with any person to participate in, a distribution of the exchange notes; and

    - that you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933 of Consolidated Container Company or Consolidated Container Capital, or if you are an "affiliate," that you will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933.

    See K-III COMMUNICATIONS CORPORATION, SEC No-Action Letter (available
May 14, 1993); MARY KAY COSMETICS, INC., SEC No-Action Letter (available
June 5, 1991); MORGAN STANLEY & CO., INCORPORATED, SEC No-Action Letter (available June 5, 1991); and EXXON CAPITAL HOLDINGS CORPORATION, SEC No-Action Letter (available May 13, 1988). If you do not meet these requirements, you:

    - cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act of 1933 if you engage in a secondary resale transaction.

    This prospectus may be used for an offer to resell, resale or other retransfer of exchange notes only as specifically stated in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where these outstanding notes were acquired by that broker-dealer as a result of market -making activities or other trading activities, must acknowledge that it will deliver a prospectus whenever you resell any of the exchange notes. For more details regarding the transfer of exchange notes, see "Plan of Distribution".

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offer. You may tender only in integral multiples of $1,000.

    As of the date of this prospectus, $185.0 million total principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

    We intend to conduct the exchange offer according to the provisions of the registration rights agreement, the requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. Outstanding notes that are not tendered for exchange will:

    - remain outstanding;

    - will continue to accrue interest at 10 1/8% payable semi-annually in arrears;

    - will be entitled to the rights and benefits under the indenture and the registration rights agreement; but

    - will not be entitled to Liquidated Damages, as described under "Description of Notes -- Registration Rights; Liquidated Damages."

    We will be considered to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to these holders. Subject to the terms of the registration rights agreement, we expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the section "-- Conditions to the Exchange Offer."

    If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or foes or, subject to the instructions in the letter of transmittal, transfer taxes on the exchange of outstanding notes. We will pay all charges and expenses, other than applicable taxes described below, regarding the exchange offer. It is important that you read the section "-- Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE, EXTENSIONS AND AMENDMENTS

    The exchange offer will expire at 5:00 p.m., New York City time on       ,
1999, unless in our sole discretion, we extend it.

    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion:

    - to delay accepting for exchange any outstanding notes;

    - to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes which we have not previously accepted if any of the conditions listed below under the section "-- Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of that delay, extension or termination to the exchange agent; or

    - to amend the terms of the exchange offer in any manner, subject to the terms of the registration rights agreement.

    We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any outstanding notes by giving oral or written notice of that extension to their holders. During any extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, that notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    If we delay accepting exchange notes, extend or terminate the exchange offer or amend the terms of the exchange offer, then we will provide oral or written notice as promptly as possible to registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change to it, then we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment.

    Without limiting the manner in which the we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we shall have no obligation to publish, advertise or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

CONDITIONS TO THE EXCHANGE OFFER

    Despite any other provision of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and we may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if, in our reasonable judgment:

    - any action or proceeding is instituted or threatened in any court or by or before any governmental agency or regulatory authority, or any injunction, order or decree is issued regarding the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us;

    - any change, or any development involving a prospective change, shall have occurred or been threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects that is or may be adverse to us, or we shall have become aware of facts that have or may have adverse significance on the value of the outstanding notes or the exchange notes or that may materially impair the contemplated benefits of the exchange offer to us;

    - any law, rule or regulation or applicable interpretations of the staff of the Securities and Exchange Commission is issued or promulgated which, in our good faith determination, do not permit us to effect the exchange offer;

    - any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary to complete the exchange offer;

    - there shall have been proposed, adopted or enacted any law, statute, rule or regulation, or an amendment to any existing law, statute, rule or regulation, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or have a material adverse effect on the contemplated benefits of the exchange offer to us; or

    - there shall occur a change in the current interpretation by the staff of the Securities and Exchange Commission which permits outstanding notes to be offered for resale, resold and otherwise transferred by holders who are not "affiliates" of either Consolidated Container Company or Consolidated Container Capital within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, PROVIDED that these notes are acquired in the ordinary course of the holder's business and the holder has no arrangement with any person to participate in the distribution of these notes.

    In addition, we will not be obligated to accept for exchange your outstanding notes if you have not made to us the following representations:

    - any exchange notes that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person to participate in, and does not intend to engage in, the distribution of the exchange notes;

    - if you are not a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market -making or trading activities, that it will deliver a prospectus, as required by law, if it resells any of those exchange notes;

    - you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933 of either Consolidated Container Company or Consolidated Container Capital, or if you are an "affiliate," that you will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933;

    - if you are a person in the United Kingdom, that your ordinary activities involve it in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of your business;

    - other representations as may be reasonably necessary under applicable Securities and Exchange Commission rules, regulations or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act of 1933.

    These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion if we reasonably determine that one or more conditions have not been satisfied. If we fail at any time to exercise any of the rights above, this failure will not constitute a waiver of this right. Each right is an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any outstanding notes, if at that time any stop order will be threatened or in effect regarding the registration statement, of which this prospectus forms a part, or the qualification of the indenture under the Trust Indenture Act of 1939.

    The exchange offer is not conditioned, however, upon our receiving a minimum principal amount of outstanding notes being tendered for exchange.

PROCEDURES FOR TENDERING

    TENDER ONLY BY REGISTERED HOLDERS

    Only a registered holder of outstanding notes may tender outstanding notes in the exchange offer. If you are a registered holder of outstanding notes, to tender in the exchange offer, you must:

    - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver that letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

    - comply with The Depositary Trust Company's Automated Tender Offer Program procedures described below.

    In addition, regarding the delivery of outstanding notes, one of the following must occur:

    - the exchange agent must receive outstanding notes with the letter of transmittal; or

    - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of these outstanding notes into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below or a properly transmitted agent's message; or

    - the holder must comply with the guaranteed delivery procedures described below.

    If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender them, you should contact that party promptly and instruct it to tender on your behalf. If your outstanding notes are registered in the name of a nominee and you wish to tender on their or your behalf, you must, prior to completing and executing the letter of transmittal and delivering outstanding notes; either:

    - make appropriate arrangements to register ownership of the outstanding notes in your name; or

    - obtain a properly completed bond power from the nominee. The bond power must be signed by you as your name appears on the outstanding notes, and an eligible institution must guarantee the signature on the bond power.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

    If you tender your outstanding notes and do not withdraw your tender prior to the expiration date, your tender will constitute an agreement between you and us according to the terms of and subject to the conditions listed in, this prospectus and in the letter of transmittal.

    REQUIREMENTS REGARDING DELIVERY

    If you physically deliver the letter of transmittal and other required documents, the exchange agent must receive them at the address listed below under the section "-- Exchange Agent" prior to the expiration date.

    The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at your election and risk. Rather than mail these items, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or outstanding notes to us. You may request your broker, dealer, commercial bank, trust company or other nominee to effect the transactions described above for you.

    REQUIREMENTS REGARDING SIGNATURES

    If you sign the letter transmittal, your signature on it, or a notice of withdrawal described below, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, unless:

    - you are the registered owner of the outstanding notes, and you have not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

    - you are on an eligible institution.

    If the letter of transmittal is signed by a person other than you, the outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by you as your name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power. If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should indicate that fact when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

    THE AUTOMATED TENDER OFFER PROGRAM

    The exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company's system may use The Depository Trust Company's Automated Tender Offer Program to tender their outstanding notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, may transmit their acceptance of the exchange offer electronically. They may do so by causing The Depository Trust Company to transfer the outstanding notes to the exchange agent according to its procedures for transfer. The Depository Trust Company will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by The Depository Trust Company, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    - The Depository Trust Company has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of that book-entry confirmation;

    - that participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent's message relating to guaranteed delivery, that participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

    - the agreement may be enforced against that participant.

    OTHER MATTERS

    We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in the tender of outstanding notes must be cured within that time as we shall determine. Although we intend to notify holders of defects or irregularities in the tenders of outstanding notes, neither we, the exchange agent nor any other person will be liable for failure to give that notification. Tenders of outstanding notes will not be considered made until these defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In all cases, we will issue exchange notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    - outstanding notes or a timely book-entry confirmation of these outstanding notes into the exchange agent's account at The Depository Trust Company; and

    - a properly completed and properly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

    The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

    - The party tendering, or transferring, outstanding notes for exchange notes exchanges, assigns and transfers the outstanding notes to us and irrevocably constitutes and appoints the exchange agent as the transferor's agent and attorney-in-fact to cause the outstanding notes to be assigned, transferred and exchanged.

    - The transferor represents, warrants and agrees that:

        -- it has full power and authority to tender, exchange, assign and transfer the outstanding notes and to acquire exchange notes issuable upon the exchange of the tendered outstanding notes, and that, when the outstanding notes are accepted for exchange, we will acquire good and unencumbered title to the tendered outstanding notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim;

        -- it will, upon request, execute and deliver any additional documents considered by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered outstanding notes or transfer ownership of these outstanding notes on the account books maintained by a book-entry transfer facility; and

        -- acceptance of any tendered outstanding notes by us and the issuance of exchange notes in exchange for these outstanding notes will constitute performance in full by us and our subsidiaries guaranteeing the outstanding notes of our obligations under the registration rights agreement.

    - All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the Transferor.

    By signing the letter of transmittal and tendering outstanding notes you will represent to us that, among other things:

    - any exchange notes that you receive will be acquired in the ordinary course of your business;

    - you have no arrangement or understanding with any person or entity to participate in and do not intend to engage in, the distribution of the exchange notes;

    - if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes, that you acquired as a result of market-making or trading activities, that you will deliver a prospectus, as required by law, regarding any resale of those exchange notes;

    - you are not our "affiliate," as defined in Rule 405 of the Securities Act of 1933 of either Consolidated Container Company or Consolidated Container Capital, or if you are an "affiliate," that you will comply with applicable registration and prospectus delivery requirements of the Securities Act of 1933; and

    - if you are a person in the United Kingdom, that your ordinary activities involve you in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of your business.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account regarding the outstanding notes at The Depository Trust Company for purposes of the exchange offer promptly after the date of this prospectus. If you are a financial institution participating in The Depository Trust Company's system, you may make book-entry delivery of outstanding notes by causing The Depository Trust Company to transfer the outstanding notes into the exchange agent's account at The Depository Trust Company according to The Depository Trust Company's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of your outstanding notes into the exchange agent's account at The Depository Trust Company or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    If you wish to tender your outstanding notes but (1) your outstanding notes are not immediately available, (2) you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) you are not able to comply with the applicable procedures under The Depository Trust Company's Automated Tender Offer Program prior to the expiration date, then you may still tender your outstanding notes in the exchange offer if you follow, or cause to be followed, the specified procedures. The procedures are:

    - you make the tender through an eligible institution;

    - prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and properly executed notice of guaranteed delivery by facsimile transmission, receipt confirmed by telephone and an original delivered by guaranteed overnight courier, mail or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery listing:

      -- your name and address, the registered number(s) of the outstanding notes and the principal amount of outstanding notes tendered;

      -- stating that the tender is being made by the notice of guaranteed delivery; and

      -- guaranteeing that, within three New York Stock Exchange trading days after the expiration date, (1) the letter of transmittal or a facsimile of it, (2) the outstanding notes or a book-entry confirmation of the transfer and (3) any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the exchange agent receives a properly completed and executed letter of transmittal or facsimile of it, as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to you.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to the expiration date. For a withdrawal to be effective:

    - the exchange agent must receive a written notice, which may be by telegram, telex, facsimile transmission or letter of withdrawal at one of the addresses listed below under "-- Exchange Agent"; or

    - you must comply with the appropriate procedures of The Depository Trust Company's Automated Tender Offer Program system.

    A notice of withdrawal must:

    - specify the name of the person who tendered the outstanding notes to be withdrawn;

    - identify the outstanding notes to be withdrawn, including the principal amount of these outstanding notes; and

    - where certificates for outstanding notes have been transmitted, specify the name or names in which these outstanding notes were registered, if different from that of the withdrawing holder.

    If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit:

    - the serial numbers of the particular certificates to be withdrawn; and

    - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

    If you have tendered outstanding notes according to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of that facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of these notices, and our determination shall be final and binding on all parties. We will conclude that any outstanding notes properly withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any outstanding notes that you have tendered for exchange but that are not exchanged for any reason will be returned to you without cost as soon as practicable after the withdrawal, rejection of tender or termination of the exchange offer. In the case of outstanding notes being tendered by book-entry transfer into the exchange agent's account at The Depository Trust Company according to the procedures described above, these outstanding notes will be credited to an account maintained with The Depository Trust Company for outstanding notes as soon as practicable after the withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be re-tendered by following one of the procedures described under "-- Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

    We have appointed The Bank of New York to act as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

FOR DELIVERY BY REGISTERED OR CERTIFIED MAIL:     FOR OVERNIGHT DELIVERY ONLY OR BY HAND:

            The Bank of New York                           The Bank of New York
           101 Barclay Street, 7E                           101 Barclay Street
          New York, New York 10286                    Corporate Trust Services Window
       Attention: Reorganization Unit                          Ground Level
                                                         New York, New York 10286
                                                      Attention: Reorganization Unit

                BY FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):

                                    The Bank of New York
                                       (212) 815-4699
                               Attention: Reorganization Unit
                                   CONFIRM BY TELEPHONE:
                                       (212) 815-4997
                                   FOR INFORMATION CALL:
                                       (212) 815-4997

FEES AND EXPENSES; TRANSFER TAXES

    We will bear the expenses of soliciting tenders. We are making the principal solicitation by mail. We may make, however, additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates. We have not retained any dealer-manager for the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer.

    We will pay the expenses to be incurred under the exchange offer. We estimate that these expenses will be approximately $500,000. They include:

    - registration fee of the Securities and Exchange Commission;

    - fees and expenses of the exchange agent, including the reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses and the trustee;

    - accounting and legal fees;

    - printing costs;

    - transfer taxes, if any, as described below; and

    - related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. If you tender outstanding notes, however, you will be required to pay any transfer taxes, whether imposed on yourself directly, or any other person, if:

    - certificates representing outstanding notes for principal amounts not tendered or accepted for are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

    - tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

    If you do not submit satisfactory evidence of payment of these taxes with the letter of transmittal, then we will bill the amount of these transfer taxes to you.

CONSEQUENCES OF FAILURE TO EXCHANGE

    If you do not tender your outstanding notes in the tender offer, the outstanding notes which you will hold will continue to have transfer restrictions and which are less liquid and more volatile in price.

    If you do not exchange your outstanding notes for exchange notes, your outstanding notes will continue to be subject to restrictions on transfer. In general, outstanding notes may not be offered or sold unless registered under the Securities Act of 1933, except if offered or sold under an exemption from, or in a transaction not subject to, the Securities Act of 1933 and applicable state securities laws. We do not currently anticipate that we will register the outstanding notes under the Securities Act of 1933. In addition, the tender of outstanding notes in the exchange offer will reduce the principal amount of the outstanding notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.

ACCOUNTING TREATMENT

    We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the total principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes under the exchange offer. We will capitalize the expenses of the exchange offer and amortize them over the life of these notes.

OTHER

    You are not required to exchange your outstanding notes for exchange notes and to participate in the exchange offer. You should consider carefully whether to accept the offer to exchange the outstanding notes for exchange notes. We urge you to consult your financial and tax advisors in making your own decision on what action to take.

    In the future, we may seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                              DESCRIPTION OF NOTES

    You can find the definitions of the capitalized terms used in this description under the subcaption "Definitions." In this description, the word "Company" refers only to Consolidated Container Company LLC and not to any of its subsidiaries, the word "Capital" refers only to Consolidated Container Capital, Inc. and not to any of its subsidiaries and the word "Issuers" refers collectively to the Company and Capital.

    The outstanding notes were issued, and the exchange notes will be, issued under an Indenture (the "Indenture") among the Issuers, the Guarantors and The Bank of New York, as trustee (the "Trustee"). Upon the issuance of the exchange notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939. All references to the "Notes" are to the outstanding notes (the "Outstanding Notes") and the exchange notes (the "Exchange Notes") collectively. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

    Some purchasers of the outstanding notes would not have been able to buy them because they are prohibited from buying debt securities of a limited liability company. Accordingly, Capital was incorporated in Delaware, as a wholly owned subsidiary of the Company, to serve as a co-issuer of the Notes. Capital does not have any substantial operations or assets and does not have any revenues. As a result, you should not expect Capital to participate in servicing the interest and principal obligations on the Notes. See "-- Covenants -- Restrictions on Activities of Capital" below.

    The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes. The Indenture and the Registration Rights Agreement are exhibits to the registration statement of which this prospectus is a part.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

    THE NOTES

    The Notes:

    - are general unsecured obligations of the Issuers;

    - are subordinated in right of payment to all existing and future Senior Debt of the Issuers;

    - are equal in right of payment with any future senior subordinated Indebtedness of the Issuers;

    - are senior in right of payment to any future subordinated Indebtedness of the Issuers; and

    - are guaranteed fully and unconditionally on a senior subordinated basis by the Subsidiary Guarantors, jointly and severally, subject to the limitations described below.

    THE GUARANTEES

    The Notes are guaranteed by all of the Domestic Subsidiaries of the Company, other than Capital, which are Reid Plastic Group, Plastic Containers, Continental Plastic Containers and Continental Caribbean Containers.

    Each Subsidiary Guarantee of the Notes:

    - is a full and unconditional obligation on a senior subordinated basis of the Subsidiary Guarantor, limited (1) as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law and (2) by specified procedures that must be satisified to exercise the right to enforce the guarantees, as described under "-- Events of Default and Remedies".

    - is subordinated in right of payment to all existing and future Senior Debt of the Subsidiary Guarantor;

    - is equal in right of payment with any future senior subordinated Indebtedness of the Subsidiary Guarantor; and

    - is senior in right of payment to any future subordinated Indebtedness of the Subsidiary Guarantor.

    At September 30, 1999, the Issuers and the Subsidiary Guarantors had total Senior Debt of approximately $597.5 million. As indicated above and as discussed in detail below under the subcaption "Subordination," payments on the Notes and the Subsidiary Guarantees are subordinated to the payment of Senior Debt. The Indenture permits us and the Subsidiary Guarantors to borrow and issue additional Senior Debt.

    Not all of our subsidiaries guarantee the outstanding notes and will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. At
September 30, 1999, Consolidated Container Company's non-Subsidiary Guarantors had total liabilities of approximately $3.7 million.

    Currently, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subcaption "-- Covenants -- Designation of Restricted and Unrestricted Subsidiaries," the Company is permitted to designate some of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Unrestricted Subsidiaries will not guarantee the Notes.

PRINCIPAL, MATURITY AND INTEREST

    The Issuers may issue Notes with a maximum total principal amount of $300.0 million, of which the Issuers issued $185.0 million total principal amount of outstanding notes on July 2, 1999. As a result, the Issuers may issue a total principal amount of $115.0 million of additional notes (the "Additional Notes") from time to time after the offering of the outstanding notes. Any offering of Additional Notes is subject to the covenant described below under the section "-- Covenants -- Additional Indebtedness and Preferred Stock." The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, waivers, amendments, redemptions and offers to purchase. The Issuers do not have any current plans to issue any Additional Notes.

    The Issuers issued the outstanding notes, and will issue the exchange notes, in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on July 15, 2009.

    Interest on the Notes will accrue at the rate of 10 1/8% each year and will be payable semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2000. The Issuers will make each interest payment to the Holders of record on the immediately preceding January 1 and July 1.

    Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

FORM AND TERM OF EXCHANGE NOTES

    The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes, except that the exchange notes:

    - will be freely tradeable as a result of their registration under the Securities Act of 1933;

    - will not bear legends restricting their transfer, will not be subject to any additional obligations regarding registration under the Securities Act of 1933; and

    - will not be subject to the special interest payments described in "-- Registration Covenant; Exchange Offer."

    The exchange notes will be issued under and entitled to the benefits of the same indenture under which the Issuers issued the outstanding notes. Consequently, both series will be treated as a single class of debt securities under the indenture.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes under those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses as listed in the register of Holders.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The Trustee will initially act as Paying Agent and Registrar. The Issuers may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange Notes only as specified in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTEES

    The Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee on a senior subordinated basis the Issuers' obligations under the Notes. Each Subsidiary Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Subsidiary Guarantor. The subordination provisions applicable to the Subsidiary Guarantees will be substantially similar to the subordination provisions applicable to the Notes as stated below under "Subordination." The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance Matters." In addition, the indenture contains some procedural limitations on the rights of holders of the Notes to bring suit to enforce the Subsidiary Guarantees. For more information about these procedural limitations, see "-- Events of Default and Remedies."

    A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, whether or not such Subsidiary Guarantor is the surviving Person, another Person, other than the Company or another Subsidiary Guarantor, unless:

    (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

    (2) either:

       (a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Subsidiary Guarantor, assumes all the obligations of that Subsidiary Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement under a supplemental indenture satisfactory to the Trustee; or

       (b) the Net Proceeds of such sale or other disposition are applied under the "Asset Sale" provisions of the Indenture.

    The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

    (1) if there is any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor, including by way of merger or consolidation, to a Person that is not, either before or after giving effect to the transaction, a Restricted Subsidiary of the Company, if the Subsidiary Guarantor applies the Net Proceeds of that sale or other disposition in a manner that complies with the "Asset Sale" provisions of the Indenture;

    (2) if there is any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not, either before or after giving effect to the transaction, a Restricted Subsidiary of the Company, if the Net Proceeds of that sale are applied in a manner that complies with the "Asset Sale" provisions of the Indenture; or

    (3) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary.

    See "-- Repurchase at the Option of Holders -- Asset Sales."

SUBORDINATION

    The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Issuers, including Senior Debt borrowed or issued after the date of the Indenture.

    The holders of Senior Debt will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due regarding Senior Debt, including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt whether or not the interest is an allowable claim, before the Holders of Notes will be entitled to receive any payment or distribution of any kind or character regarding any Obligation on, or relating to, the Notes -- except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance" so long as the trust was created in a manner that complies with all relevant conditions specified in the Indenture at the time it was created -- in the event of any distribution to creditors of either Issuer:

    (1) in a liquidation or dissolution of such Issuer;

    (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Issuer or its property;

    (3) in an assignment for the benefit of creditors; or

    (4) in any marshaling of such Issuer's assets and liabilities.

    The Issuers also may not make any payment or distribution of any kind or character regarding any Obligations on, or regarding, the Notes or acquire any Notes for cash or property or otherwise, except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance" so long as the trust was created in a manner that complies with all relevant conditions specified in the Indenture at the time it was created, if:

    (1) a payment default on Designated Senior Debt occurs and is continuing; or

    (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the

       Trustee receives a notice of such default (a "Payment Blockage Notice") from the Issuers or the holders of any Designated Senior Debt.

    Payments on the Notes may and shall be resumed:

    (1) in the case of a payment default, upon the date on which such default is cured or waived; and

    (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived, 179 days after the date on which the applicable Payment Blockage Notice is received or the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of any Designated Senior Debt has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until:

    (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

    (2) all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash.

    No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

    If the Trustee or any Holder of the Notes receives a payment or distribution of any kind or character regarding any Obligations on, or regarding, the Notes -- except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance" so long as the trust was created in a manner that complies with all relevant conditions specified in the Indenture at the time it was created -- when the payment is prohibited by these subordination provisions, the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

    The Issuers must promptly notify holders of Senior Debt, or their representative, if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of either Issuer, Holders of Notes may recover less ratably than creditors of the Issuers who are holders of Senior Debt. See "Risk Factors -- Contractual Subordination."

OPTIONAL REDEMPTION

    At any time prior to July 15, 2002, the Issuers may on any one or more occasions redeem up to 40% of the total principal amount of Notes issued under the Indenture at a redemption price of 110.125% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the Company, or of Holdings to the extent the proceeds are contributed to the Company; PROVIDED that:

    (1) at least 60% of the total principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption, excluding Notes held by the Company and its Subsidiaries; and

    (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

    Except stated in the preceding paragraph, the Notes will not be redeemable at the Issuers' option prior to July 15, 2004.

    On or after July 15, 2004, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 90 days' notice, at the redemption prices, expressed as percentages of principal amount, stated below plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------

2004........................................................   105.0625%

2005........................................................   103.3750%

2006........................................................   101.6875%

2007 and thereafter.........................................   100.0000%

MANDATORY REDEMPTION

    The Issuers are not required to make mandatory redemption or sinking fund payments regarding the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

    CHANGE OF CONTROL

    If a Change of Control occurs, each Holder of Notes will have the right to require the Issuers to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes under a Change of Control Offer on the terms stated in the Indenture. In the Change of Control Offer, the Issuers will offer a Change of Control Payment in cash equal to 101% of the total principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date the notice is mailed, under the procedures required by the Indenture and described in such notice. The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent these laws and regulations are applicable regarding the repurchase of the Notes as a result of a Change of Control.

    Rule 14e-1 requires that the Issuers not do any of the following if a Change of Control Offer occurs:

    - hold the Change of Control Offer open for less than 20 business days from the date it is first published or sent to Holders;

    - increase the payment beyond two percent of all of the Notes that are subject to the Change of Control Offer, decrease the percentage of Notes being sought, reduce the Change of Control Payment or increase the dealer's soliciting fee unless the Change of Control Offer remains open for at least 10 business days from the date that notice of any of these changes is first published or sent to Holders;

    - fail to pay the Change of Control Payment or return Notes that have been tendered by Holders promptly after the termination or withdrawal of the Change of Control Offer; and

    - extend the length of time of the Change of Control Offer without issuing a notice of extension by a press release or other public announcement, which discloses the approximate number of Notes deposited to date, by the earlier of (1) 9:00 a.m. New York City time on the business day following the extension and (2) the first opening of a national securities exchange if the Notes are then listed on that exchange.

To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be considered to have breached its obligations under the Change of Control provisions of the Indenture by virtue of that conflict.

    On the Change of Control Payment Date, the Issuers will, to the extent lawful:

    (1) accept for payment all Notes or portions thereof properly tendered under the Change of Control Offer;

    (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

    (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the total principal amount of Notes or portions thereof being purchased by the Issuers.

    The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail, or cause to be transferred by book entry, to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; PROVIDED that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

    Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The Company shall first comply with the covenant in the first sentence in the immediately preceding paragraph before it shall be required to repurchase Notes under the provisions described above. The Company's failure to comply with the covenant described in the immediately preceding sentence will, with notice and lapse of time, constitute an Event of Default described in clause (3) but shall not constitute an Event of Default described under clause (2) under the section "-- Events of Defaults and Remedies."

    The provisions described above that require the Issuers to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above regarding a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuers repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements stated in the Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes properly delivered and not withdrawn under the Change of Control Offer.

    Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer as provided above if, as part of or in contemplation of any Change of Control, it has made an offer to purchase (an "Alternate Offer") any and all Notes properly delivered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered in a manner that complies with the terms of such Alternate Offer.

    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuers to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

    ASSET SALES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, close an Asset Sale unless:

    (1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

    (2) such fair market value is determined by the Management Committee and, in the case of Asset Sales in excess of $10.0 million, evidenced by a resolution of the Management Committee stated in an Officers' Certificate delivered to the Trustee; and

    (3) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be considered to be cash:

       (a) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary, other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee, that are assumed by the transferee of any such assets that releases the Company or such Restricted Subsidiary from further liability;

       (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion, within 180 days of the closing of such Asset Sale; and

       (c) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale (i) having a fair market value, taken together with all other Designated Noncash Consideration received under this clause (c)(i) that is at that time outstanding, not to exceed 15% of Total Assets at the time of the receipt of such Designated Noncash Consideration or (ii) if, on a pro forma basis after giving effect to such Asset Sale and the application of the Net Proceeds therefrom, including the application of the proceeds under clause (1) or (2) of the next paragraph, the Company can borrow or issue $1.00 of Indebtedness under the Fixed Charge Coverage Ratio test stated in the first sentence of the covenant described below under "Additional Indebtedness and Preferred Stock," in the case of each clause (c)(i) or (c)(ii), with the fair market value being measured at the time received and without giving effect to subsequent changes in value.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds at its option:

    (1) to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments regarding them;

    (2) to repay equally ranking Indebtedness PROVIDED that the Company will equally and ratably reduce Obligations under the Notes if the Notes are then redeemable or, if the Notes may not be then redeemed, the Company will make an offer, under the procedures stated below for an Asset Sale Offer, to all Holders to purchase the Notes that would otherwise be redeemed at a price equal to 100% of the principal amount of such Notes;

    (3) to make an investment in properties or assets that replaces the assets that are the subject of such Asset Sale;

    (4) to make capital expenditures; or

    (5) to make an investment in one or more businesses or to acquire other assets that are used or useful in a Permitted Business.

    Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings, invest such Net Proceeds in Cash Equivalents or Investment Grade Securities or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." Within ten business days after the date on which the total amount of Excess Proceeds exceeds $15.0 million, the Issuers will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that ranks equally with the Notes containing provisions similar to those stated in the Indenture regarding offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and the other equally ranking Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use the Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the total principal amount of Notes and the other equally ranking Indebtedness tendered into the Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the other equally ranking Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and the other equally ranking Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    The Issuers will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable to each repurchase of Notes under an Asset Sale Offer. If there is an Asset Sale Offer, Rule 14e-1 requires that the Issuers not do any of the following:

    - hold the Asset Sale Offer open for less than 20 business days from the date it is first published or sent to Holders;

    - increase the payment beyond two percent of all of the Notes that are subject to the Asset Sale Offer, decrease the percentage of Notes being sought, reduce the amount of Excess Proceeds payable to Holders or increase the dealer's soliciting fee unless the Asset Sale Offer remains open for at least 10 business days from the date that notice of any of these changes is first published or sent to Holders;

    - fail to pay the Excess Proceeds payable to Holders or return Notes that have been tendered by Holders promptly after the termination or withdrawal of the Asset Sale Offer; and

    - extend the length of time of the Asset Sale Offer without issuing a notice of extension by a press release or other public announcement, which discloses the approximate number of Notes deposited to date, by the earlier of (1) 9:00 a.m. New York City time on the business day following the extension and (2) the first opening of a national securities exchange if the Notes are then listed on that exchange.

To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be considered to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

    The agreements governing the Issuers' outstanding Senior Debt currently prohibit the Issuers from purchasing any Notes, and also provide that specified change of control or asset sale events regarding the Company would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the Issuers becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the Issuers are prohibited from purchasing Notes, the Issuers could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuers do not obtain such a consent or repay such borrowings, the Issuers will remain prohibited from purchasing Notes. In such case, the Issuers' failure to purchase tendered Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

SELECTION AND NOTICE

    If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

    - If the Notes are listed on a principal national securities exchange, the Trustee will select Notes in compliance with the requirements of that exchange.

    - If the Notes are not listed on a principal national securities exchange, the Trustee will select Notes on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

COVENANTS

    RESTRICTED PAYMENTS

    The Company will not, and will not permit any of its Restricted Subsidiaries to:

    (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests, including any payment regarding any merger or consolidation involving the Company or any of its Restricted Subsidiaries, or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such, other than dividends or distributions payable in Equity Interests, (other than Disqualified Stock, of the Company or to the Company or a Restricted Subsidiary of the Company);

    (2) purchase, redeem or otherwise acquire or retire for value, including from any merger or consolidation involving the Company, any Equity Interests of the Company or any direct or indirect parent of the Company;

    (3) make any payment on or regarding, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Subsidiary Guarantees, except:

       (a) a mandatory sinking fund payment or a payment of interest or principal that is paid within one year prior to the Stated Maturity of such subordinated Indebtedness; or

       (b) Indebtedness permitted under clause (6) of the covenant described below under "--Additional Indebtedness and Preferred Stock"; or

    (4) make any Restricted Investment (all the payments and other actions stated in clauses (1) through (4) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment:

    (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (2) the Company would, at the time of such Restricted Payment and after giving pro forma effect to them as if the Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to borrow or issue at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test stated in the first paragraph of the covenant described below under the section "-- Additional Indebtedness and Preferred Stock;" and

    (3) such Restricted Payment, together with the total amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date of the Indenture, excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (7), (8), (11), (14), (15) and (16) of the
       next succeeding paragraph, is less than the sum, without duplication, of:

       (a) 50% of the Consolidated Net Income of the Company for the period, taken as one accounting period, from April 1, 1999 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), PLUS

       (b) 100% of the total net proceeds, including cash and the fair market value of property other than cash, received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company, other than Disqualified Stock, or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests, other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company, PLUS

       (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold or otherwise liquidated or repaid, the total amount received in cash and the fair market value of property other than cash received regarding the Restricted Investment, PLUS

       (d) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries, the fair market value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer, or of the assets transferred or conveyed, as applicable, after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

    The preceding provisions will not prohibit:

    (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;

    (2) the redemption, repurchase, retirement, defeasance or other acquisition of any equally ranking or subordinated Indebtedness of the Company or any Restricted Subsidiary or of any Equity Interests (the "Retired Equity Interests") of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (the "Refunding Equity Interests"); PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

    (3) the declaration and payment of dividends on the Retired Equity Interests out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of Refunding Equity Interests; PROVIDED that the amount of any such proceeds that are utilized for any such dividends shall be excluded from clause (3)(b) of the preceding paragraph;

    (4) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Restricted Subsidiary with the net cash proceeds from borrowing or issuance of Permitted Refinancing Indebtedness;

    (5) the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

    (6) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any future, present or former member of the Company's, or any of its Restricted Subsidiaries', management or any director, employee or consultant of the Company or any of its Restricted Subsidiaries under any management equity subscription agreement or stock option agreement in effect as of the date of the Indenture or by any employee upon retirement of such employee; PROVIDED that the total price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed in any calendar year $5.0 million, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year; PROVIDED FURTHER that such amount in any calendar year may be increased by any amount not to exceed

       (a) the cash proceeds from the sale of Equity Interests of the Company, or of Holdings that are contributed to the Company, to members of management, directors or consultants of the Company and its Subsidiaries or Vestar that occurs after the date of the Indenture, PROVIDED that such proceeds have not been included for the purpose of determining whether a previous Restricted Payment was permitted under the preceding paragraph, PLUS

       (b) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the date of the Indenture;

    (7) so long as the Company is a limited liability company treated as a partnership or an entity disregarded as separate from its owner for federal and state income tax purposes, and prior to any distribution of any Tax Amount, the Company delivers an officers' certificate to such effect, distributions to members of the Company in an amount, regarding any period after March 31, 1999 not to exceed the Tax Amount regarding the Company for the period;

    (8) the making of distributions, loans or advances to Holdings in order to permit the Company to pay the ordinary operating expenses of Holdings, including directors' fees, indemnification obligations, professional fees and expenses;

    (9) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries issued or assumed as stated under the covenant described below under the section "Additional Indebtedness and Preferred Stock";

    (10) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock; PROVIDED that for the most recently ended four full fiscal quarters for which internal financial statements are available preceding the date of declaration of any such dividend or distribution, after giving effect to such dividend or distribution as a Fixed Charge on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 1.75 to 1.0;

    (11) the repurchase of, or a dividend or distribution to fund the repurchase of, Equity Interests of the Company or any direct or indirect parent of the Company considered to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

    (12) so long as no Default -- except for any Default stated below in clause (3) or (7) under the section "Events of Default" -- has occurred and is continuing or would be caused thereby, the payment of dividends on the Company's common Equity Interests, or the payment to Holdings to fund the payment by Holdings of dividends on Holdings' common Equity Interests, following the first public offering of common Equity Interests of the Company or Holdings, as the case may be, after the date of the Indenture, of up to 6% each year of the net proceeds received by the Company or contributed to the Company by Holdings, as the case may be, in such public offering;

    (13) the repurchase, retirement or other acquisition for value after the first anniversary of the date of the Indenture, or dividend or distribution to fund the repurchase, retirement or other acquisition, of Equity Interests of the Company or any direct or indirect parent of the Company in existence on the date of the Indenture and that are not held by the Principals or any of their Related Parties on the date of the Indenture, including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement, PROVIDED that
       (a) the total amounts paid under this clause (13) shall not exceed
       (i) $15.0 million on or prior to the second anniversary of the date of the Indenture or (ii) $30.0 million at any time after the second anniversary of the date of the Indenture and (b) after giving effect to them, the Company would be permitted to borrow or issue at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test stated in the first sentence of the covenant described below under "-- Additional Indebtedness and Preferred Stock";

    (14) Investments that are made with Excluded Contributions;

    (15) so long as no Default, except for any Default set stated in clause (3) or (7) under the section "Events of Default", has occurred and is continuing or would be caused thereby, other Restricted Payments in an total principal amount not to exceed $15.0 million; and

    (16) Restricted Payments contemplated by the Contribution and Merger Agreement and any agreement executed in connection therewith or contemplated thereby.

    The amount of all Restricted Payments, other than cash, shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the Company or such Restricted Subsidiary, as the case may be, under the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Management Committee whose resolution regarding them shall be delivered to the Trustee. The Management Committee determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the Issuers shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

    Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be considered to be a Restricted Payment for purposes of this covenant; PROVIDED, in each case, that the amount thereof is included in Fixed Charges of the Company as accrued.

ADDITIONAL INDEBTEDNESS AND PREFERRED STOCK

    Except to the extent permitted by the next sentence, the Company:

        (a) will not, and will not permit any of its Subsidiaries to incur, create, issue, assume, guarantee or otherwise become liable, contingently or otherwise (collectively, "borrow or issue") regarding any Indebtedness, including Acquired Debt;

        (b) the Company will not issue any Disqualified Stock; and

        (c) will not permit any of its Restricted Subsidiaries that are not Subsidiary Guarantors to issue any shares of preferred stock.

However, the Issuers and the Subsidiary Guarantors may borrow or issue Indebtedness, including Acquired Debt, or issue Disqualified Stock, and the Company's Restricted Subsidiaries that are not Subsidiary Guarantors may, borrow or issue Indebtedness, including Acquired Debt, or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the additional Indebtedness is borrowed or issued or the Disqualified Stock or preferred stock is issued would have been at least 1.75 to 1.0. The Fixed Charge Coverage Ratio is to be determined on a pro forma basis, including a pro forma application of the net proceeds therefrom, as if the additional Indebtedness had been borrowed or issued or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of that four-quarter period.

    The first paragraph of this covenant will not prohibit the borrowing or issuance of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (1) the borrowing or issuance by the Company and its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities in an total principal amount at any one time outstanding under this clause (1) (with letters of credit being considered to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $575.0 million outstanding at any one time;

    (2) the borrowing or issuance by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

    (3) the borrowing or issuance by the Issuers and the Subsidiary Guarantors of Indebtedness represented by the $185.0 million in total principal amount of the Notes to be issued on the date of the Indenture, the related Subsidiary Guarantees to be issued on the date of the Indenture and the Exchange Notes and the related Subsidiary Guarantees to be issued under the Registration Rights Agreement;

    (4) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, borrowed or issued for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or the Restricted Subsidiary, in an total principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and borrowed or issued under this clause (4) and including all Permitted Refinancing Indebtedness borrowed or issued to refund, refinance or replace any Indebtedness borrowed or issued under this clause (4), does not exceed 15% of the Total Assets at the time of the respective borrowing or issuance;

    (5) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness, other than intercompany Indebtedness, that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5), (10), (16) or (18) of this paragraph;

    (6) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that:

       (a) if the Issuers or any Subsidiary Guarantor is the obligor on the Indebtedness and the lender is not a Subsidiary Guarantor, the Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations regarding the Notes, in the case of the Issuers, or the Subsidiary Guarantees, in the case of a Subsidiary Guarantor; and

       (b) (i) any subsequent issuance or transfer of Equity Interests that results in any Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof shall be considered, in each case, to constitute a borrowing or issuance of the Indebtedness by the Company or the Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

    (7) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are borrowed or issued:

       (a) for the purpose of fixing or hedging interest rate risk regarding any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;

       (b) for the purpose of fixing or hedging currency exchange rate risk regarding any currency exchanges; or

       (c) for the purpose of fixing or hedging commodity price risk regarding any commodity purchases;

    (8) the guarantee by the Issuers or any of the Subsidiary Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be acquired by another provision of this covenant;

    (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be considered to be a borrowing or issuance of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; PROVIDED, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

    (10) the borrowing or issuance by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, PROVIDED, HOWEVER, that if any Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be considered to constitute a borrowing or issuance of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (10);

    (11) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations regarding letters of credit issued in the ordinary course of business, including, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness regarding reimbursement type obligations regarding workers' compensation claims or self-insurance;

    (12) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, borrowed or issued or assumed regarding the disposition of any business, assets or Capital Stock of a Subsidiary, other than guarantees of Indebtedness borrowed or issued by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

    (13) the issuance of preferred stock by any of the Company's Restricted Subsidiaries issued to the Company or another Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Equity Securities or any other event that results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any shares of preferred stock, except to the Company or another Restricted Subsidiary, shall be considered, in each case to be an issuance of shares of preferred stock;

    (14) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the Company or such Restricted Subsidiary in the ordinary course of business;

    (15) the borrowing or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock not otherwise permitted under this covenant in an total principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and borrowed or issued this clause (15) does not exceed $50.0 million;

    (16) the borrowing or issuance of Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in a manner that complies with the terms of the Indenture; PROVIDED that the Indebtedness or Disqualified Stock is not borrowed or issued in contemplation of the acquisition or merger; PROVIDED FURTHER that after giving effect to such acquisition, either:

       (a) the Company would be permitted to borrow or issue at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test stated in the first sentence of this covenant; or

       (b) the Fixed Charge Coverage Ratio is greater than immediately prior to the acquisition;

    (17) the borrowing or issuance of any Excluded Guarantee by any Restricted Subsidiary; and

    (18) the borrowing or issuance of any Indebtedness by a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary of the Company, other than Standard Securitization Undertakings, borrowed or issued regarding a Qualified Receivables Transaction.

    For purposes of determining compliance with this "Additional Indebtedness and Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be borrowed or issued under the first paragraph of this covenant, the Company will be permitted to classify the item of Indebtedness on the date of its borrowing or issuance, or later reclassify all or a portion of the item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be considered to have been borrowed or issued on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

    Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be considered to be a Restricted Payment for purposes of this covenant; PROVIDED, in each case, that the amount thereof is included in Fixed Charges of the Company as accrued.

    NO SENIOR SUBORDINATED DEBT

    The Issuers will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Issuers and senior in any respect in right of payment to the Notes. No Subsidiary Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Subsidiary Guarantor and senior in any respect in right of payment to such Subsidiary Guarantor's Subsidiary Guarantee.

    LIENS

    The Company will not and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

    No Subsidiary Guarantor will create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, that secures any Indebtedness that ranks equally with or is subordinated to such Subsidiary Guarantor's Subsidiary Guarantee upon any of its property or assets, now owned or hereafter acquired, unless all payments due under its Subsidiary Guarantee are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

    DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

    The Company will not, and will not permit any of its Restricted Subsidiaries to create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

    (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or regarding any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

    (2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

    (3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

    (1)  the Credit Facilities as in effect on the date of the Indenture;

    (2) contractual encumbrances or restrictions as in effect on the date of the Indenture, including regarding Existing Indebtedness;

    (3) the Indenture and the Notes, the Exchange Notes and the Subsidiary Guarantees;

    (4)  applicable law or regulation;

    (5) any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of the acquisition, except to the extent such Indebtedness was borrowed or issued as part of or in contemplation of the acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

    (6) customary provisions in leases entered into in the ordinary course of business;

    (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

    (8) any agreement for the sale or other disposition of assets, including, without limitation customary restrictions regarding a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

    (9) Permitted Refinancing Indebtedness, PROVIDED that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

    (10) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

    (11) provisions regarding the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

    (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (13) other Indebtedness of any Restricted Subsidiary that is not a Domestic Subsidiary permitted to be borrowed or issued subsequent to the date of the Indenture under the provisions of the covenant described above under "-- Additional Indebtedness and Preferred Stock";

    (14) any encumbrance or restrictions of the type referred to in clauses (1),
       (2) and (3) of the preceding paragraph imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above, PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are, in the good faith judgment of the Management Committee, no more restrictive, taken as a whole, regarding that dividend and other payment restrictions than those contained in such contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing;

    (15) any agreement relating to a sale and leaseback transaction or Capital Lease Obligation, but only on the property subject to the transaction or Capital Lease Obligation and only to the extent that the restrictions or encumbrances are customary regarding a sale and leaseback transaction or Capital Lease Obligation;

    (16) any encumbrance or restriction that will not in the aggregate cause the Issuers not to have the funds necessary to pay the principal of, premium, if any, or interest on the Notes, Senior Debt and any equally ranking Indebtedness; or

    (17) any other agreement, instrument or document relating to Senior Debt hereafter in effect, PROVIDED that the terms and conditions of such encumbrances or restrictions are not more restrictive than those encumbrances or restrictions imposed as part of the Credit Agreement as in effect on the date of the Indenture.

    MERGER, CONSOLIDATION OR SALE OF ASSETS

    The Company may not:

(1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or

(2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person;

    unless:

    (1) either: (a) the Company is the surviving corporation or entity; or
       (b) the Person formed by or surviving any such consolidation or merger, if other than the Company, or to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia;

    (2) the Person formed by or surviving any such consolidation or merger, if other than the Company or Capital, or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement under agreements reasonably satisfactory to the Trustee;

    (3) immediately after such transaction no Default or Event of Default exists; and

    (4) the Company or the Person formed by or surviving any such consolidation or merger, if other than Capital, or the Person, if other than Capital, to which such sale, assignment, transfer, conveyance, lease or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either

       (a) be permitted to borrow or issue at least $1.00 of additional Indebtedness under the Fixed Charge Coverage Ratio test stated in the first paragraph of the covenant described above under the section
           "-- Additional Indebtedness and Preferred Stock"; or

       (b) have a Fixed Charge Coverage Ratio that is greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to that transaction.

    The predecessor Company will not be relieved from its obligations to pay the principal of, and interest on the Notes except in the case of a sale, but not lease, of all of the Company's assets that meets the requirements of this covenant. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any of its Wholly Owned Restricted Subsidiaries.

    Notwithstanding the foregoing, the Company is permitted to reorganize as a corporation under the procedures established in the Indenture, and may merge or consolidate with an Affiliate for this purpose, PROVIDED that the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of the reorganization.

    TRANSACTIONS WITH AFFILIATES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

    (1) regarding any Affiliate Transaction or series of related Affiliate Transactions involving total consideration in excess of $5.0 million, such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

    (2) the Company delivers to the Trustee:

       (a) regarding any Affiliate Transaction or series of related Affiliate Transactions involving total consideration in excess of $5.0 million, a resolution of the Management Committee stated in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Committee; and

       (b) regarding any Affiliate Transaction or series of related Affiliate Transactions involving total consideration in excess of $10.0 million, an opinion as to the fairness to the holders of the Notes of the Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The following items shall not be considered to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

    (1) any employment or consulting agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

    (2) transactions between or among the Company and/or its Restricted Subsidiaries;

    (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

    (4) payment of reasonable directors' fees and the provision of customary indemnities to directors and officers;

    (5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company;

    (6) Restricted Payments that are permitted by the provisions of the Indenture described above under the section "-- Restricted Payments";

    (7) the payment, directly or through the Company, of annual management, consulting, monitoring and advisory fees and related expenses to Vestar and its Affiliates;

    (8) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

    (9) payments or loans to employees or consultants that are approved in good faith by a majority of the Management Committee of the Company;

    (10) any agreement, and payments pursuant thereto, as in effect on the date of the Indenture, including the Permitted Agreements, or any amendment thereto, so long as such amendment

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
       is not disadvantageous to the Holders in any material respect, or any transaction contemplated thereby;

    (11) the existence of, or the performance by the Company or any Restricted Subsidiary of its obligations under the terms of, the Contribution and Merger Agreement, or any agreement contemplated thereunder, including any registration rights agreement or purchase agreement related thereto, to which it is a party as of the date of the Indenture and any similar agreements that it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause (11) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect;

    (12) the payment of all fees, expenses, bonuses and awards related to the transactions contemplated by the Contribution and Merger Agreement, including fees to Vestar;

    (13) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the majority of the Management Committee or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

    (14) payments by the Company or any of its Restricted Subsidiaries to Vestar and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including regarding acquisitions or divestitures, which payments are approved by the majority of the Management Committee in good faith.

    ADDITIONAL SUBSIDIARY GUARANTEES

    If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of the Indenture, then that newly acquired or created Domestic Subsidiary must become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it was acquired or created; PROVIDED that (i) all Subsidiaries that have properly been designated as Unrestricted Subsidiaries under the Indenture shall not become Subsidiary Guarantors for so long as they continue to constitute Unrestricted Subsidiaries and (ii) the foregoing covenant shall not apply to any newly acquired or created Domestic Subsidiary for so long as such Domestic Subsidiary does not have total assets exceeding $500,000.

    DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Management Committee may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the total fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated will be considered to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph or under clause (14) or (15) of the covenant described above under the section
"-- Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the Company shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Management Committee may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

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    SALE AND LEASEBACK TRANSACTIONS

    The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; PROVIDED that the Company or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

    (1) the Company or that Restricted Subsidiary, as applicable, could have borrowed or issued Indebtedness in an amount equal to the Attributable Debt relating to the sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the section "-- Additional Indebtedness and Preferred Stock";

    (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Management Committee and stated in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

    (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the section
       "-- Repurchase at the Option of Holders -- Asset Sales."

    LIMITATION ON ISSUANCES AND SALES OF EQUITY INTERESTS IN WHOLLY OWNED
     RESTRICTED SUBSIDIARIES

    The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Restricted Subsidiary of the Company to any Person, other than the Company or a Wholly Owned Restricted Subsidiary of the Company, unless the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the section "-- Repurchase at the Option of Holders -- Asset Sales."

    In addition, the Company will not permit any Wholly Owned Restricted Subsidiary of the Company to issue any of its Equity Interests, other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares, to any Person other than to the Company or a Wholly Owned Restricted Subsidiary of the Company.

    LIMITATIONS ON ISSUANCES OF GUARANTEES OF INDEBTEDNESS

    The Company will not permit any of its Restricted Subsidiaries to Guarantee any other Indebtedness of the Company or any Restricted Subsidiary unless either
(1) such Restricted Subsidiary is a Subsidiary Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be senior to or equally ranking with that Restricted Subsidiary's Guarantee of such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

    The provisions of this covenant will not apply to any guarantee by any Restricted Subsidiary:

    (1) that

       (a) existed at the time the Person became a Restricted Subsidiary of the Company, and

       (b) was not borrowed or issued regarding, or in contemplation of, the Person becoming a Restricted Subsidiary of the Company; or

    (2) that guarantees the payment of Obligations of the Company or any Restricted Subsidiary under the Credit Facilities and any refunding, refinancing or replacement thereof, in whole or in part, PROVIDED that such refunding, refinancing or replacement thereof is not borrowed or

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       issued as part of a registered offering of securities under the
       Securities Act or a private placement of securities, including under Rule 144A, under any exemption from the registration requirements of the Securities Act, other than securities issued under any bank or similar credit facility, including the Credit Agreement, which private placement provides for registration rights under the Securities Act (any guarantee excluded by operation of this clause (2) being an "Excluded Guarantee").

    Notwithstanding the preceding paragraph, any Subsidiary Guarantee of the Notes will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the section "-- Subsidiary Guarantees." The form of the Subsidiary Guarantee will be attached as an exhibit to the Indenture.

    BUSINESS ACTIVITIES

    The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

    PAYMENTS FOR CONSENT

    The Company will not, and will not permit any of its Restricted Subsidiaries to pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame stated in the solicitation documents relating to the consent, waiver or agreement.

    RESTRICTIONS ON ACTIVITIES OF CAPITAL

    Capital will not hold any material assets, become liable for any material obligations, other than the Notes, or engage in any significant business activities; PROVIDED that Capital may be a co-obligor regarding Indebtedness if the Company is a primary obligor of such Indebtedness and the net proceeds of such Indebtedness are received by the Company or one or more of the Company's Restricted Subsidiaries other than Capital.

    REPORTS

    Whether or not required by the Commission, so long as any Notes are outstanding, the Issuers will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

    (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, regarding the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

    (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

    In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the Issuers will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations, unless the Commission will not accept such a filing, and make such information available to securities analysts and

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prospective investors upon request. In addition, the Issuers and the Subsidiary
Guarantors have agreed that, for so long as any Notes, but not Exchange Notes, remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered under Rule 144A(d)(4) under the Securities Act.

    If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

EVENTS OF DEFAULT AND REMEDIES

    Each of the following is an Event of Default:

    (1) default for 30 days in the payment when due of interest on, or premium or Liquidated Damages, if any, regarding, the Notes whether or not prohibited by the subordination provisions of the Indenture;

    (2) default in payment when due of the principal of the Notes, whether or not prohibited by the subordination provisions of the Indenture;

    (3) failure by the Company or any of its Subsidiaries to comply with the provisions described under the sections "-- Repurchase at the Option of Holders -- Change of Control" or "--Repurchase at the Option of
       Holders -- Asset Sales";

    (4) failure by the Company or any of its Subsidiaries for 60 days after notice by the Trustee or by the Holders of at least 25% in principal amount of the Notes to comply with any of the other agreements in the Indenture;

    (5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries, or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

       (a) is caused by a failure to pay principal at the final stated maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

       (b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

    (6) failure by the Company or any of its Restricted Subsidiaries to pay judgments, aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and nonappealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been initiated by any creditor upon such judgment or decree that is not promptly stayed;

    (7) except as permitted by the Indenture, any Subsidiary Guarantee by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor that is a Significant

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
       Subsidiary, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

    (8) specified events of bankruptcy or insolvency regarding the Company or any of its Significant Subsidiaries.

    In the case of an Event of Default arising from specified events of bankruptcy or insolvency regarding the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, (1) the Trustee, upon request of Holders of at least 25% in principal amount of the Notes then outstanding, or
(2) the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee. The notice will specify the respective Event of Default and that the notice is a "notice of acceleration" (the "Acceleration Notice"). At that time, the Notes (1) will become immediately due and payable or
(2) if there are any amounts outstanding under the Credit Agreement, will become immediately due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt by the Company and the representative under the Credit Agreement of the Acceleration Notice but only if that Event of Default is then continuing.

    Holders of the Notes may enforce the Indenture or the Notes subject to specified limitations in the Indenture. Subject to specified limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. Regardless of the provisions summarized above, the right of any Holder of a Note to receive payment of principal, premium, if any, and Liquidated Damages, if any, and interest on the Note, on or after the due dates for these payments, or to bring suit for the enforcement of any payment on or after these dates, will not be impaired or affected without the consent of that Holder.

    The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages, if it determines that withholding notice is in their interest. The Trustee may only withhold that notice, however, if the management committee of Consolidated Container Holdings or an executive committee established by the management committee and/or responsible officers of the trustee in good faith determine that the withholding of that notice is in the interests of the Holders of the Notes.

    The Holders of a majority in total principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

    The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the Issuers are required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF MANAGERS, DIRECTORS, OFFICERS, EMPLOYEES, STOCKHOLDERS
  AND MEMBERS

    No manager, director, officer, employee, incorporator, stockholder or member of the Company, Capital or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company, Capital or the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

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
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Issuers may, at their option and at any time, elect to have all of its obligations discharged regarding the outstanding Notes and all obligations of the Subsidiary Guarantors discharged regarding their Subsidiary Guarantees ("Legal Defeasance") except for:

    (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

    (2) the Issuers' obligations regarding the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

    (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers' and the Subsidiary Guarantor's obligations in connection therewith; and

    (4) the Legal Defeasance provisions of the Indenture.

    In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers and the Subsidiary Guarantors released regarding specified covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default regarding the Notes. In the event Covenant Defeasance occurs, specified events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default regarding the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

    (1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to maturity or to a particular redemption date;

    (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

       (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

       (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

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
    (4) no Default or Event of Default shall have occurred and be continuing either:

       (a) on the date of such deposit, other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit; or

       (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

    (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument, other than the Indenture, to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

    (6) the Issuers must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuers or any Subsidiary Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an "insider" of the Company or Capital under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable federal bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

    (7) the Issuers must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

    (8) the Issuers must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including, consents obtained under a purchase of, or tender offer or exchange offer for, Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including, consents obtained under a purchase of, or tender offer or exchange offer for, Notes.

    Without the consent of each Holder affected, an amendment or waiver may not, regarding any Notes held by a non-consenting Holder:

    (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

    (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions regarding the redemption of the Notes, other than provisions relating to the covenants described above under the section "-- Repurchase at the Option of Holders";

    (3) reduce the rate of or change the time for payment of interest on any Note;

    (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in total principal amount of the Notes and a waiver of the payment default that resulted from such acceleration;

    (5) make any Note payable in money other than that stated in the Notes;

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
    (6) make any change in the provisions of the Indenture relating to the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

    (7) waive a redemption payment regarding any Note, other than a payment required by one of the covenants described above under the section "-- Repurchase at the Option of Holders"; or

    (8) make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in total principal amount of Notes then outstanding.

    Notwithstanding the preceding, without the consent of any Holder of Notes, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

    (1) to cure any ambiguity, defect or inconsistency;

    (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

    (3) to provide for the assumption of the Company's, Capital's or any Subsidiary Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's, Capital's or such Subsidiary Guarantor's assets;

    (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

    (5) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

    The Indenture will be discharged and will cease to be of further effect as to all Notes issued under it, when the Issuers or any Subsidiary Guarantor have paid or caused to be paid all sums payable by it under the Indenture and:

    (1) all Notes that have been authenticated -- except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers -- have been delivered to the Trustee for cancellation; or

    (2) the following three conditions have been met:

       (a) (1) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and (2) the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders. The trust funds shall be cash in U.S. dollars, non-callable Government Securities, or a combination of them, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

       (b) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach

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
           or violation of, or constitute a default under, any other instrument to which any of the Issuers or any Subsidiary Guarantor is a party or by which any of the Issuers or any Subsidiary Guarantor is bound; and

       (c) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

    In addition, the Issuers must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

    If the Trustee becomes a creditor of the Issuers or any Subsidiary Guarantor, the Indenture limits its right to obtain payment of claims in specified cases, or to realize on specified property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; HOWEVER, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to specified exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to the Company at the address stated on the cover page of this prospectus.

BOOK-ENTRY, DELIVERY AND FORM

    The Issuers will issue the exchange notes only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples of $1,000. The Issuers will not issue exchange notes in bearer form. The exchange notes will initially be represented by one or more global notes (the "Global Notes") that will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of Cede & Co., as nominee of The Depository Trust Company, on behalf of the acquirers of exchange notes represented thereby for credit to the respective accounts of the acquirers, or to such other accounts as they may direct, at The Depositary Trust Company, or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme. See "The Exchange Offer -- Book-Entry Transfer."

    Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of The Depository Trust Company and its direct or indirect participants, including, if applicable, those of Euroclear and CEDEL, which may change from time to time. The Global Nots may be transferred, in whole and not in part, only to another nominee of The Depositary Trust Company or to a successor of The Depositary Trust Company or its nominee, except as stated below. You may not exchange your beneficial interest in the Global Notes for exchange notes in certificated form except in the limited circumstances described below under "-- Exchanges of Global Notes for Certificated Notes."

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    DEPOSITARY PROCEDURES

    The following description of the operations and procedures of The Depositary Trust Company, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuers take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

    The Depositary Trust Company has advised the Issuers that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, including the Initial Purchasers, banks, trust companies, clearing corporations and other organizations. Access to The Depository Trust Company's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of The Depositary Trust Company only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of The Depositary Trust Company are recorded on the records of the Participants and Indirect Participants.

    The Depositary Trust Company has also advised the Issuers that, under procedures established by it:

    (1) upon deposit of the Global Notes, The Depositary Trust Company will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

    (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of them will be effected only through, records maintained by The Depositary Trust Company regarding the Participants, or by the Participants and the Indirect Participants regarding other owners of beneficial interest in the Global Notes.

    Investors in the Global Notes who are Participants in The Depositary Trust Company's system may hold their interests in these notes directly through The Depositary Trust Company. Investors in the Global Notes who are not Participants may hold their interests in these notes indirectly through organizations, including Euroclear and Cedel, which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of The Depositary Trust Company. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that specified Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because The Depositary Trust Company can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in The Depositary Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

    Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of The Depositary Trust Company or its nominee will be payable to The Depositary Trust Company in its capacity as the registered Holder under the Indenture.

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Under the terms of the Indenture, the Issuers and the Trustee will treat the
Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Trustee nor any agent of the Issuers or the Trustee has or will have any responsibility or liability for:

    (1) any aspect of The Depositary Trust Company's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of The Depositary Trust Company's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

    (2) any other matter relating to the actions and practices of The Depositary Trust Company or any of its Participants or Indirect Participants.

    The Depositary Trust Company has advised the Issuers that its current practice, upon receipt of any payment in respect of securities such as the Notes, including principal and interest, is to credit the accounts of the relevant Participants with the payment on the payment date unless The Depositary Trust Company has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of The Depositary Trust Company. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of The Depositary Trust Company, the Trustee or the Issuers. Neither the Issuers nor the Trustee will be liable for any delay by The Depositary Trust Company or any of its Participants in identifying the beneficial owners of the Notes, and the Issuers and the Trustee may conclusively rely on and will be protected in relying on instructions from The Depositary Trust Company or its nominee for all purposes.

    Subject to the transfer restrictions stated under "Notice to Investors," transfers between Participants in The Depositary Trust Company will be effected in a manner that complies with The Depositary Trust Company's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Cedel will be effected in a manner that complies with their respective rules and operating procedures.

    Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in The Depositary Trust Company, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through The Depositary Trust Company in a manner that complies with The Depositary Trust Company's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, the cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in a manner that complies with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in The Depositary Trust Company, and making or receiving payment in a manner that complies with normal procedures for same-day funds settlement applicable to The Depositary Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

    The Depositary Trust Company has advised the Issuers that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account The Depositary Trust Company has credited the interests in the Global Notes and only in respect of such portion of the total principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, The Depositary

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Trust Company reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although The Depositary Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in The Depositary Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Issuers nor the Trustee nor any of their respective agents will have any responsibility for the performance by The Depositary Trust Company, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    The Depositary Trust Company's management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." The Depositary Trust Company has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within The Depositary Trust Company ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depositary Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, The Depositary Trust Company's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom The Depositary Trust Company licenses software and hardware, and third party vendors on whom The Depositary Trust Company relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. The Depositary Trust Company has informed the Industry that it is contacting, and will continue to contact, third party vendors from whom The Depositary Trust Company acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, The Depositary Trust Company is in the process of developing such contingency plans as it considers appropriate.

    According to The Depositary Trust Company, the foregoing information regarding The Depositary Trust Company has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

    EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

    A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

    (1) The Depositary Trust Company:

       (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Notes and the Issuers fail to appoint a successor depositary; or

       (b) has ceased to be a clearing agency registered under the Exchange Act;

    (2) the Issuers, at their option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

    (3) there shall have occurred and be continuing a Default or Event of Default regarding the Notes.

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    In addition, beneficial interests in a Global Note may be exchanged for
Certificated Notes upon prior written notice given to the Trustee by or on behalf of The Depositary Trust Company in a manner that complies with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary, in a manner that complies with its customary procedures, and will bear the applicable restrictive legend referred to in "Notice to Investors," unless that legend is not required by applicable law.

    EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

    Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate, in the form provided in the Indenture, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See "Notice to Investors."

    SAME DAY SETTLEMENT AND PAYMENT

    The Issuers will make payments in respect of the Notes represented by the Global Notes, including principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Issuers will make all payments of principal, interest and premium and Liquidated Damages, if any, regarding Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in The Depositary Trust Company's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by The Depositary Trust Company to be settled in immediately available funds. The Issuers expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Global Note from a Participant in The Depositary Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day, which must be a business day for Euroclear and Cedel, immediately following the settlement date of The Depositary Trust Company. The Depositary Trust Company has advised the Issuers that cash received in Euroclear or Cedel as a result of sales of interests in a Global Note by or through a Euroclear or Cedel participant to a Participant in The Depositary Trust Company will be received with value on the settlement date of The Depositary Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following The Depositary Trust Company's settlement date.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

    The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as Holders of the Outstanding Notes. See "-- Additional Information."

    The Issuers, the Subsidiary Guarantors and the Initial Purchasers have entered into the Registration Rights Agreement. Under the Registration Rights Agreement, the Issuers and the Subsidiary Guarantors have agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act regarding Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Issuers and the Subsidiary Guarantors will offer to the Holders of Transfer Restricted Securities (defined below) in a manner that complies

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with the Exchange Offer who are able to make specified representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.

    If:

    (1) the Issuers and the Subsidiary Guarantors are not permitted to close the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy; or

    (2) any Holder of Transfer Restricted Securities notifies the Issuers prior to the 20th day following consummation of the Exchange Offer that:

       (a) it is prohibited by law or Commission policy from participating in the Exchange Offer; or

       (b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

       (c) that it is a broker-dealer and owns Outstanding Notes acquired directly from the Issuers or an affiliate of the Issuers,

the Issuers and the Subsidiary Guarantors will use best efforts to file with the Commission a Shelf Registration Statement to cover resales of the Outstanding Notes by the Holders thereof who satisfy specified conditions relating to the provision of information regarding the Shelf Registration Statement.

    The Issuers and the Subsidiary Guarantors will use their best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.

    For purposes of the preceding, "Transfer Restricted Securities" means each Outstanding Note until:

    (1) the date on which the Outstanding Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

    (2) following the exchange by a broker-dealer in the Exchange Offer of an Outstanding Note for an Exchange Note, the date on which the Exchange
       Note is sold to a purchaser who receives from the broker-dealer on or prior to the date of the sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

    (3) the date on which the Outstanding Note has been effectively registered under the Securities Act and disposed of in a manner that complies with the Shelf Registration Statement; or

    (4) the date on which the Outstanding Note is distributed to the public under Rule 144 under the Securities Act.

    The Registration Rights Agreement provides:

    (1) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers and the Subsidiary Guarantors will file an Exchange Offer Registration Statement with the Commission on or prior to 90 days after the closing of the offering of the outstanding notes;

    (2) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers and the Subsidiary Guarantors will use their best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 180 days after the closing of the offering of the outstanding notes;

    (3) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers and the Subsidiary Guarantors will

       (a) commence the Exchange Offer; and

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       (b) use their best efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Outstanding Notes tendered prior thereto in the Exchange Offer; and

    (4) if obligated to file the Shelf Registration Statement, the Issuers and the Subsidiary Guarantors will use their best efforts to file the Shelf Registration Statement with the Commission on or prior to 90 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 180 days after such obligation arises.

    If:

    (1) the Issuers and the Subsidiary Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing; or

    (2) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), subject to specified limited exceptions; or

    (3) the Issuers and the Subsidiary Guarantors fail to close the Exchange Offer within 30 business days of the Effectiveness Target Date regarding the Exchange Offer Registration Statement; or

    (4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but, subject to specified limited exceptions, thereafter ceases to be effective or usable regarding resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses
       (1) through (4) above, a "Registration Default"),

then the Issuers and the Subsidiary Guarantors will pay Liquidated Damages to each Holder of Outstanding Notes, regarding the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Outstanding Notes held by the Holder.

    The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Outstanding Notes regarding each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Outstanding Notes.

    All accrued Liquidated Damages will be paid by the Issuers and the Subsidiary Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

    Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

    Holders of Outstanding Notes will be required to make representations to the Issuers, as described in the Registration Rights Agreement, in order to participate in the Exchange Offer and will be required to deliver specified information to be used regarding the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods stated in the Registration Rights Agreement in order to have their Outstanding Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages stated above. By acquiring Transfer Restricted Securities, a Holder will be considered to have agreed to indemnify the Issuers and the Subsidiary Guarantors against specified losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Outstanding Notes

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
will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under specified circumstances upon receipt of written notice to that effect from the Issuers.

GOVERNING LAW

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

DEFINITIONS

    We provide below some of the defined terms which are used in this section and in the Indenture. Reference is made to the Indenture for a full disclosure of all these terms, as well as any other capitalized terms which we use in this section for which no definition is provided.

    "ACQUIRED DEBT" means, regarding any specified Person:

    (1) Indebtedness of any other Person existing at the time the other Person is merged with or into or became a Restricted Subsidiary of the specified Person, whether or not the Indebtedness is borrowed or issued regarding, or in contemplation of, the other Person merging with or into, or becoming a Restricted Subsidiary of, the specified Person; and

    (2) Indebtedness secured by a Lien encumbering any asset acquired by the specified Person.

    "AFFILIATE" of any specified Person means any other Person controlling or controlled by or under common control with such specified Person. For purposes of this definition, "control," as used regarding any Person, shall mean the possession of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    "ASSET SALE" means:

    (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales of inventory in the ordinary course of business consistent with past practices; PROVIDED that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the section "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the section " -- Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

    (2) the issuance or sale of Equity Interests by any of the Company's Restricted Subsidiaries.

    Notwithstanding the preceding, the following items shall not be considered to be Asset Sales:

    (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $2.0 million;

    (2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

    (3) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

    (4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

    (5) the sale or other disposition of cash or Cash Equivalents or Investment Grade Securities;

    (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the section "-- Covenants -- Restricted Payments";

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    (7) any exchange of like property under to Section 1031 of the Code for use in a Permitted Business;

    (8) any sale-leaseback or asset securitization by the Company or any of its Restricted Subsidiaries regarding property built or acquired by the Company or the Restricted Subsidiary after the date of the Indenture;

    (9) foreclosures on assets;

    (10) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

    (11) any sale of accounts receivable, or participations therein, regarding any Qualified Receivables Transaction.

    "ATTRIBUTABLE DEBT" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in a manner that complies with GAAP.

    "BENEFICIAL OWNER" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), the "person" shall be considered to have beneficial ownership of all securities that the "person" has the right to acquire by conversion or exercise of other securities, whether the right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

    "BOARD OF DIRECTORS" means:

    (1) regarding a corporation, the board of directors of the corporation;

    (2) regarding a partnership, the Board of Directors of the general partner of the partnership;

    (3) regarding any other Person, the board or committee of such Person serving a similar function; and

    (4) any properly authorized committee of any of the foregoing.

    "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in a manner that complies with GAAP.

    "CAPITAL STOCK" means:

    (1) in the case of a corporation, corporate stock;

    (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock;

    (3) in the case of a partnership or limited liability company, partnership or membership interests, whether general or limited; and

    (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

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    "CASH EQUIVALENTS" means:

    (1) United States dollars (and foreign currency exchanged into United States dollars within 180 days);

    (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof -- PROVIDED that the full faith and credit of the United States is pledged in support thereof -- having maturities of not more than six months from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and
       (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper having a rating no lower than "A-2" from Moody's Investors Service, Inc. ("Moody's") or "P2" from Standard & Poor's Rating Services ("S&P") and in each case maturing within twelve months after the date of acquisition;

    (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition;

    (7) readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; and

    (8) Indebtedness or preferred stock issued by Persons with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

    "CHANGE OF CONTROL" means the occurrence of any of the following:

    (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Holdings and its Restricted Subsidiaries taken as a whole or the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

    (2) the adoption of a plan relating to the liquidation or dissolution of the Issuers;

    (3) the Company becomes aware (by way of a report or any other filing under Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the consummation of any transaction, including any merger or consolidation, the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner of more than 50% of the Voting Equity Securities of one of the Issuers or of Holdings, measured by voting power rather than number of shares; or

    (4) the first day on which a majority of the members of the Management Committee of the Company are not Continuing Managers.

    "CODE" means the Internal Revenue Code of 1986, as amended.

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    "CONSOLIDATED CASH FLOW" means, regarding any specified Person for any period, the Consolidated Net Income of such Person for such period PLUS:

    (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in regarding an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; PLUS

    (2) provision for taxes based on income or profits or the Tax Amount of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes or Tax Amount was included in computing such Consolidated Net Income; PLUS

    (3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest regarding Attributable Debt, commissions, discounts and other fees and charges borrowed or issued in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received under Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; PLUS

    (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; PLUS

    (5) any fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or recapitalization or Indebtedness permitted to be borrowed or issued by the Indenture, whether or not successful, and fees, expenses or charges related to the transactions contemplated by the Contribution and Merger Agreement, including fees to Vestar; PLUS

    (6) the amount of non-recurring charges, including any one-time costs borrowed or issued regarding acquisitions after the date of the Indenture, deducted in such period in computing Consolidated Net Income; PLUS

    (7) the amount of any minority interest expense deducted in calculating Consolidated Net Income; PLUS

    (8) special charges and unusual items during any period ending on or prior to the second anniversary of the date of the Indenture not to exceed $15.0 million in the aggregate; PLUS

    (9) the amount of:

       (a) management, consulting, monitoring and advisory fees paid to Vestar and its Affiliates during such period not to exceed $1.0 million during any four quarter period; and

       (b) amounts payable, excluding any payments of salary, under the Assumption Agreement, dated as of the date of the Indenture, among the Company, Holdings and Reid Plastics Holdings, MINUS

    (10) non-cash items increasing the Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in a manner that complies with GAAP.

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    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval, that has not been obtained, and without direct or indirect restriction under the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

    "CONSOLIDATED NET INCOME" means, regarding any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in a manner that complies with GAAP; PROVIDED that:

    (1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;

    (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval, that has not been obtained, or by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction regarding the payment of dividends or similar distributions has been legally waived;

    (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

    (4) the cumulative effect of a change in accounting principles shall be excluded;

    (5) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Restricted Subsidiaries;

    (6) the net after-tax extraordinary gains or losses, less all fees and expenses related thereto, shall be excluded;

    (7) any increase in the cost of sales or other incremental expenses resulting from purchase accounting in relation to any acquisition, net of taxes, shall be excluded;

    (8) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded; and

    (9) any net after-tax gains or losses, less all fees and expenses relating thereto, attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded.

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    "CONTINUING MANAGERS" means, as of any date of determination, any member of the Management Committee of the Company who:

    (1) was a member of such Management Committee on the date of the Indenture;
       or

    (2) was nominated for election or elected to such Management Committee with the approval of a majority of the Continuing Managers who were members of such Committee at the time of such nomination or election.

    "CONTRIBUTION AND MERGER AGREEMENT" means the Contribution and Merger Agreement, date as of April 29, 1999, among Suiza Foods Corporation, Franklin Plastics, Inc., Plastic Containers Holding, Inc., the companies owned by Suiza identified therein, Vestar Packaging LLC, Reid Plastics Holdings, Inc., the companies owned by Reid identified therein, Holdings and the Company.

    "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of the date of the indenture, by and among Holdings, the Company, Bankers Trust Company, as administrative agent, Morgan Guaranty Trust Company of New York, as documentation agent, Donaldson Lufkin & Jenrette Securities Corporation, as syndication agent, and the other lenders party thereto, together with the related documents thereto, including any guarantee agreements and security documents, in each case as such agreements may be amended, including any amendment and restatement thereof, supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring, including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "CREDIT FACILITIES" means, one or more debt facilities, including the Credit Agreement, or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing, including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables, swingline loans or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "DEFAULT" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration, as determined in good faith by the principal financial officer of the Company, received by the Company or any of its Restricted Subsidiaries under an Asset Sale that is so designated as Designated Noncash Consideration in an Officers' Certificate, setting forth the basis of the valuation, less the amount of cash or Cash Equivalents received a subsequent sale of that Designated Noncash Consideration.

    "DESIGNATED PREFERRED STOCK" means preferred stock of the Company, other than Disqualified Stock, that is issued for cash, other than to a Restricted Subsidiary, and is so designated as Designated Preferred Stock, in a manner that complies with an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation stated in the second clause (3) of the first paragraph of the covenant described above under "-- Covenants -- Restricted Payments."

    "DESIGNATED SENIOR DEBT" means:

    (1) any Indebtedness outstanding under the Credit Agreement; and

    (2) any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms, or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof,

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or upon the happening of any event, matures or is mandatorily redeemable, under a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; PROVIDED that if the Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any plan to such employees, the Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or the Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of the employee's death or disability. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of the Capital Stock provide that the Company may not repurchase or redeem any Capital Stock under such provisions unless the repurchase or redemption complies with the covenant described above under the section "-- Covenants -- Restricted Payments."

    "DOMESTIC SUBSIDIARY" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

    "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

    "EQUITY OFFERING" means an offering of the Equity Interests, other than Disqualified Stock, of the Company or Holdings, other than (1) public offerings regarding the Equity Interests registered on Form S-8 and (2) any such offering of Equity Interests the proceeds of which have been designated by the Company as an Excluded Contribution.

    "EXCLUDED CONTRIBUTIONS" means the net cash proceeds received by the Company after the date of the Indenture from (a) contributions to its common equity capital and (b) the sale, other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any of its Subsidiaries, of Capital Stock, other than Disqualified Stock, of the Company, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions in an Officers' Certificate, the cash proceeds of which are excluded from the calculation stated in the second clause (3) of the first paragraph of the covenant described above under the "-- Covenants -- Restricted Payments."

    "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries, other than Indebtedness under the Credit Agreement, in existence on the date of the Indenture, until such amounts are repaid.

    "FIXED CHARGE COVERAGE RATIO" means as to any specified Person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of the Person and its Restricted Subsidiaries for the period to the Fixed Charges of the Person and its Restricted Subsidiaries for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness, other than ordinary working capital borrowings, or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to that borrowing or issuance, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or the issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

    (1) Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis as determined in good faith by a responsible financial or accounting officer of the Company, without giving effect to clause (3) of the proviso stated in the definition of Consolidated Net Income;

    (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in agreement with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded;

    (3) the Fixed Charges attributable to discontinued operations, as determined in a manner that complies with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to the Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date; and

    (4) if since the beginning of the period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment under this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for the period as if the Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

    "FIXED CHARGES" means, regarding any specified Person for any period, the sum, without duplication, of:

    (1) the consolidated interest expense of the Person and its Restricted Subsidiaries for the period, whether paid or accrued, including amortization of debt issuance costs incurred under the Transactions, the Notes and the Credit Agreement and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest regarding to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received under Hedging Obligations; PLUS

    (2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; PLUS

    (3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; PLUS

    (4) the product of (a) all cash dividend payments or other distributions, and non-cash dividend payments in the case of a Person that is a Restricted Subsidiary, on any series of preferred equity of such Person and its Restricted Subsidiaries, times (b)(i) if such Person is not a taxable entity for U.S. federal income tax purposes, one, and (ii) if such Person is a taxable entity for U.S. federal income tax purposes, a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in a manner that complies with GAAP.

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
    "GAAP" means generally accepted accounting principles stated in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in other statements by the other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture. For the purposes of the Indenture, the term "consolidated" regarding any Person shall mean the Person consolidated with its Restricted Subsidiaries and shall not include any Unrestricted Subsidiary.

    "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "HEDGING OBLIGATIONS" means, regarding any specified Person, the obligations of such Person under:

       (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

       (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange or commodity prices.

    "HOLDINGS" means Consolidated Container Holdings LLC, a Delaware limited liability company and the parent of the Company.

    "INDEBTEDNESS" means, regarding any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

       (1) borrowed money;

       (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit, or reimbursement agreements in respect thereof;

       (3) banker's acceptances;

       (4) representing Capital Lease Obligations;

       (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

       (6) representing any Hedging Obligations,

    if and to the extent any of the preceding items, other than letters of credit and Hedging Obligations, would appear as a liability upon a balance sheet of the specified Person prepared in a manner that complies with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date shall be:

       (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

       (2) the principal amount thereof, in the case of any other Indebtedness.

    "INVESTMENT GRADE SECURITIES" means

       (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, other than Cash Equivalents,

       (2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other

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
           nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances between and among the Company and its Subsidiaries, and

       (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

    "INVESTMENTS" means, regarding any Person, all direct or indirect investments by the Person in other Persons, including Affiliates, in the forms of loans, including Guarantees or other obligations, advances or capital contributions, excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in a manner that complies with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any sale or disposition, the Person is no longer a Subsidiary of the Company, the Company shall be considered to have made an Investment on the date of any sale or disposition equal to the fair market value of the Equity Interests of the Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the section "-- Covenants -- Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person shall be considered to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in the third Person in an amount determined as provided in the final paragraph of the covenant described above under the section
"-- Covenants -- Restricted Payments."

    "LIEN" means, regarding any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of the asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code, or equivalent statutes, of any jurisdiction; PROVIDED that in no event shall an operating lease be considered to constitute a Lien.

    "MANAGEMENT COMMITTEE" means:

       (1) for so long as the Company is a limited liability company, the Management Committee of the Company, or the Management Committee of Holdings if acting on behalf of the Company; and

       (2) otherwise the Board of Directors of the Company.

    "NET INCOME" means, regarding any specified Person, the net income (loss) of such Person, determined in a manner that complies with GAAP and before any reduction in respect of dividends on preferred interests, excluding, however:

       (1) any gain (but not loss), together with any related provision for taxes or Tax Distributions on such gain (but not loss), realized regarding:

           (a) any Asset Sale; or

           (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; PLUS

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
       (2) any extraordinary gain (but not loss), together with any related provision for taxes or Tax Distributions on such extraordinary gain (but not loss).

    "NET PROCEEDS" means the total cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale, net of the direct costs relating to the Asset Sale and the sale or disposition of the Designated Noncash Consideration, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses as a result thereof, taxes or Tax Distributions paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Senior Debt under the Credit Agreement, secured by a Lien on the asset or assets that were the subject of the Asset Sale and any reserve established in a manner that complies with GAAP for adjustment in respect of any liabilities associated with the asset or assets and retained by the Company after the sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the transaction.

    "NON-RECOURSE DEBT" means Indebtedness:

    (1) as to which neither the Company nor any of its Restricted Subsidiaries;

       (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

       (b) is liable as a guarantor or otherwise; or

       (c) constitutes the lender;

    (2) no default regarding which, including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary, would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

    (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED AGREEMENTS" means:

    (1) the Supply Agreement, dated as of the date of the Indenture, between Holdings and Suiza Foods Corporation;

    (2) the Assumption Agreement, dated as of the date of the Indenture, among Holdings, the Company and Reid Plastics Holdings;

    (3) the Registration Rights Agreement to be entered into among Holdings, Reid Plastic Holdings and the holders of member units in Holdings, in substantially the form which is an exhibit to the Limited Liability Company Agreement of Holdings; and

    (4) the Trademark License Agreement, dated as of the date of the Indenture, among the Company, Holdings and Continental Can Company, Inc.

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    "PERMITTED BUSINESS" means any of the lines of business conducted by the
Company and its Restricted Subsidiaries on the date hereof and any business similar, ancillary or related thereto or that constitutes a reasonable extension or expansion thereof, including the Company's existing and future technology, trademarks and patents.

    "PERMITTED INVESTMENTS" means:

       (1) any Investment in the Company or in a Restricted Subsidiary of the Company;

       (2) any Investment in Cash Equivalents or Investment Grade Securities;

       (3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

           (a) such Person becomes a Restricted Subsidiary of the Company; or

           (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

       (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made under and in compliance with the covenant described above under the section "-- Repurchase at the Option of Holders -- Asset Sales";

       (5) any Investments the payment for which solely consists of Equity Interests (other than Disqualified Stock) of the Company, PROVIDED that such Equity Interests will not increase the amount available for Restricted Payments under the second clause (3) of the first paragraph of the covenant described above under "-- Covenants -- Restricted Payments";

       (6) Hedging Obligations;

       (7) other Investments in any Person other than Holdings or an Affiliate of Holdings that is not also a Restricted Subsidiary of the Company having an total fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made under this clause (7) that are at the time outstanding not to exceed
           $15.0 million;

       (8) Investments in Unrestricted Subsidiaries having an total fair market value not to exceed at any one time outstanding $15.0 million, measured on the date each such Investment was made and without giving effect to subsequent changes in value;

       (9) any Investment existing on the date of the Indenture;

       (10) advances to employees and officers not in excess of $10.0 million in the total outstanding at any one time;

       (11) any Investment acquired by the Company or any of its Restricted
           Subsidiaries:

           (a) in exchange for any other Investment or accounts receivable held by the Company or any Restricted Subsidiary regarding or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of the other Investment or accounts receivable, or

           (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries regarding any secured Investment or other transfer of title regarding any secured Investment in default;

       (12) any Investment in a Permitted Business, other than an Investment in an Unrestricted Subsidiary, having an total fair market value, taken together with all other Investments

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
           made under to this clause (12) that are at that time outstanding, not to exceed 10% of the Total Assets at the time of such Investment, measured on the date each such Investment was made and without giving effect to subsequent changes in value;

       (13) any transaction to the extent it constitutes an Investment that is permitted by and made in a manner that complies with the provisions of clauses (7) and (13) of the second paragraph of the covenant described above under "-- Covenants -- Transactions with Affiliates";

       (14) Investments consisting of the licensing or contribution of intellectual property under joint marketing arrangements with other Persons;

       (15) Investments consisting of purchase and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business; and

       (16) Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, with a Qualified Receivables Transaction.

    "PERMITTED JUNIOR SECURITIES" means debt or equity securities of the Company or any successor corporation issued under a plan of reorganization of the Company that are subordinated to the payment of all then outstanding Senior Debt of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Debt of the Company on the date of the Indenture, so long as:

       (1) the effect of the use of this defined term in the subordination provisions contained in the Indenture is not to cause the Notes to be treated as part of:

           (a) the same class of claims as the Senior Debt of the Company; or

           (b) any class of claims equally ranking with, or senior to, the Senior Debt of the Company for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding up or reorganization of the Company; and

       (2) to the extent that any Senior Debt of the Company outstanding on the date of consummation of any such plan of reorganization is not paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, on such date, either:

           (a) the holder of any such Senior Debt not so paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof, have consented to the terms of such plan of reorganization; or

           (b) such holders receive securities which constitute Senior Debt of the Company, which are guaranteed under guarantees constituting Senior Debt of each Subsidiary Guarantor, and which have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt of the Company, and any related Senior Debt of the Subsidiary Guarantors, not paid in full in cash or Cash Equivalents, other than Cash Equivalents of the type referred to in clauses (3) and (4) of the definition thereof.

    "PERMITTED LIENS" means:

       (1) Liens of the Company and any Subsidiary Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be borrowed or issued;

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       (2) Liens in favor of the Issuers or the Subsidiary Guarantors;

       (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

       (4) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition;

       (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature issued in the ordinary course of business;

       (6) Liens to secure Indebtedness, including Capital Lease Obligations, permitted by clause (4) of the second paragraph of the covenant entitled "-- Covenants -- Additional Indebtedness and Preferred Stock" covering only the assets acquired with such Indebtedness;

       (7) Liens existing on the date of the Indenture;

       (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

       (9) Liens issued in the ordinary course of business of the Company or any Restricted Subsidiary of the Company regarding to obligations that do not exceed $5.0 million at any one time outstanding;

       (10) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been properly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

       (11) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

       (12) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law issued in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (13) Liens issued or deposits made in the ordinary course of business regarding workers' compensation, unemployment insurance and other types of Social Security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

       (14) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set off; and

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       (15) Liens or assets of a Receivables Subsidiary arising regarding a
           Qualified Receivables Transaction.

    "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries other than intercompany Indebtedness; PROVIDED that:

       (1) the principal amount, or accreted value, if applicable, of the Permitted Refinancing Indebtedness does not exceed the principal amount, or accreted value, if applicable, of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded, plus all accrued interest thereon and the amount of all expenses and premiums borrowed or issued in connection therewith, and with the refinancing;

       (2) the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, PROVIDED, that this clause (2) shall not apply to Senior Debt;

       (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

       (4) the Indebtedness is borrowed or issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

    "PRINCIPALS" means Vestar and its Affiliates, Suiza Foods Corporation and its Affiliates, Ronald V. Davis, William L. Estes, Ronald E. Justice, Henry Carter, Timothy W. Brasher and David M. Stulman.

    "PURCHASE MONEY NOTE" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the Company or any Restricted Subsidiary regarding a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of the note, other than amounts required to be established as reserves under agreement, amounts paid to investors in respect of interest, principal and other amounts owing to the investors and amounts paid regarding the purchase of newly generated receivables.

    "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary under which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person, in the case of a transfer by a Receivables Subsidiary, or may grant a security interest in, any accounts receivable, whether now existing or arising in the future, of the Company or any Restricted subsidiary and any asset related thereto, including all collateral securing such accounts receivable, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, regarding an asset securitization transaction involving accounts receivable.

    "RECEIVABLES SUBSIDIARY" means a Wholly Owned Restricted Subsidiary, other than a Subsidiary Guarantor, that engages in no activities other than regarding the financing of accounts receivables and

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that is designated by the Management Committee of the Company (as provided below) as a Receivables Subsidiary and as long as:

       (1) no portion of the Indebtedness or any other Obligations, contingent or otherwise, of which:

           (a) is guaranteed by the Company or any other Restricted Subsidiary, excluding guarantees of obligations, other than the principal of, and interest on, Indebtedness, under Standard Securitization Undertakings;

           (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than under standard Securitization Undertakings; or

           (c) subjects any property or asset of the Company or any other Restricted Subsidiary contingently or otherwise, to the satisfaction thereof, other than under Standard Securitization Undertakings;

       (2) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding, except regarding a Purchase Money Note or Qualified Receivables Transaction, other than on terms no less favorable to the Company or such other Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business regarding servicing accounts receivable; and

       (3) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve a specified level of operating results. Any such designation by the Management Committee of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

    "RELATED PARTY" means:

       (1) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member, in the case of an individual, of any Principal;

       (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest; or

       (3) any limited partner general partner.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "SENIOR DEBT" means:

       (1) all Indebtedness of an Issuer or any Subsidiary Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto, whether outstanding on the date of the Indenture or incurred thereafter;

       (2) any other Indebtedness of an Issuer or any Subsidiary Guarantor permitted to be borrowed or issued under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

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
       (3) all Obligations regarding the items listed in the preceding clauses
           (1) and (2), including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law.

    Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

       (1) any liability for federal, state, local or other taxes owed or owing by an Issuer;

       (2) any Indebtedness of an Issuer to any of its Subsidiaries or other Affiliates;

       (3) any trade payables;

       (4) the portion of any Indebtedness that is borrowed or issued in violation of the Indenture, but only to the extent so borrowed or issued; or

       (5) Non-Recourse Debt.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated under the Securities Act, as such Regulation is in effect on the date hereof.

    "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warrantees, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in an accounts receivable transaction.

    "STATED MATURITY" means, regarding any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "SUBSIDIARY" means, regarding any specified Person:

       (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers or trustees thereof is at the time owned or controlled by such Person or one or more of the other Subsidiaries of that Person, or a combination thereof; and

       (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
           (b) the only general partners of which are such Person or one or more Subsidiaries of such Person, or any combination thereof.

    "SUBSIDIARY GUARANTORS" means each subsidiary that executes a Subsidiary Guarantee in a manner that complies with the provisions of the Indenture and their respective successors and assigns.

    "TAX AMOUNT" means:

       (1) for so long as Holdings is a pass-through entity for income tax purposes and the sole asset of Holdings is its membership interest in the Company (and prior to any distribution of any Tax Amount, the Company delivers an officers' certificate to such effect), the tax amount that Holdings is required to distribute to its members under
           Section 6.4 of its Limited Liability Company Agreement as in effect on the date of the Indenture, or

       (2) if Holdings holds other assets in addition to its member interest in the Company, the tax amount that Holdings is required to distribute to its members under Section 6.4 of its

           Limited Liability Company Agreement less any amounts for taxes related to assets other than the membership interests in the Company, or

       (3) if Holdings is no longer a pass-through entity for income tax purposes, the combined federal, state and local income taxes that would be paid by the Company if it were a separate entity and a Delaware corporation filing separate tax returns regarding its Taxable Income for the Period; PROVIDED, HOWEVER, that in determining the Tax Amount, the effect thereon of any net operating loss carryforwards or other carryforwards or tax attributes, such as alternative minimum tax carryforwards, that would have arisen if the Company were a Delaware corporation shall be taken into account. Notwithstanding anything to the contrary, for purposes of this clause (3), Tax Amount shall not include taxes resulting from the Company's reorganization as or change in the status to a corporation.

    "TAX DISTRIBUTION" means a distribution in respect of taxes to the members of the Company under clause (7) of the second paragraph of the covenant described above under the section "Covenants -- Restricted Payments."

    "TAXABLE INCOME" means, regarding any Person for any period, the hypothetical taxable income or loss of the Person for such period for federal income tax purposes computed on the hypothetical assumption that such person is a separate entity and a Delaware corporation.

    "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company, other than Capital or any successor to Capital, that is designated by the Management Committee of the Company as an Unrestricted Subsidiary under a Board Resolution, but only to the extent that such Subsidiary:

       (1) has no Indebtedness other than Non-Recourse Debt;

       (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

       (3) is a Person regarding which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause the Person to achieve any specified levels of operating results;

       (4) has not guaranteed or otherwise provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and

       (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

    Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the section "-- Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary

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for purposes of the Indenture and any Indebtedness of the Subsidiary shall considered to be incurred by a Restricted Subsidiary of the Company as of such date and, if the Indebtedness is not permitted to be incurred as of such date under the covenant described under the section "-- Covenants -- Additional Indebtedness and Preferred Stock," the Company shall be in default of the covenant. The Management Committee of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that the designation shall be considered to be a borrowing or issuance of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of the Unrestricted Subsidiary and such designation shall only be permitted if (1) the Indebtedness is permitted under the covenant described under the section
"-- Covenants -- Additional Indebtedness and Preferred Stock," calculated on a pro forma basis as if the designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following the designation.

    "VESTAR" means Vestar Capital Partners, a New York general partnership.

    "VOTING EQUITY INTERESTS" of any Person as of any date means the Capital Stock of such Person that is at the time, or would be if such Person were a Delaware corporation, entitled to vote in the election of the Management Committee, Board of Directors or other governing body of such Person.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

       (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years, calculated to the nearest one-twelfth, that will elapse between such date and the making of such payment; by

       (2) the then outstanding principal amount of such Indebtedness.

    "WHOLLY OWNED RESTRICTED SUBSIDIARY" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which, other than directors' qualifying shares, shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

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                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

OVERVIEW

    We summarize below the material U.S. federal income tax consequences of:

    - the exchange of outstanding notes for exchange notes; and

    - the ownership and sale of exchange notes by U.S. persons, based on current U.S. federal income tax law.

Regarding the ownership and sale of exchange notes, this summary addresses only exchange notes that were exchanged for outstanding notes that were purchased in the initial offering at their issue price and that are held as capital assets. This summary does not deal with special situations and does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws--including, if you are a dealer in securities or currencies, a financial institution, an insurance company, a tax exempt organization, a person holding the exchange notes as part of a hedging, integrated or conversion transaction, constructive sale or straddle, a trader in securities that has elected the mark-to-market method of accounting for your securities or a U.S. person whose functional currency is not the U.S. dollar.

    The discussion below is based upon the provisions of the Internal Revenue Code of 1986 and current regulations, rulings and judicial decisions. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES TO YOU AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

    "United States person" means a beneficial owner of an exchange note that is:

    - a citizen or resident of the United States;

    - a corporation or partnership created or organized under the laws of the United States or any political subdivision of the United States;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    - a trust that:

       (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons; or

       (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES

    The following summary describes the material United States federal income tax consequences of the exchange offer. The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by you upon receipt of an exchange note, the holding period of the exchange notes will include the holding period of the outstanding note and the basis of the exchange notes will be the same as the basis of the outstanding note immediately before the exchange.

    IN ANY EVENT, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF YOUR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

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OWNERSHIP AND SALE OF EXCHANGE NOTES

    Interest on an exchange note will generally be taxable to you as ordinary income from domestic sources at the time it is paid or accrued in accordance with your method of accounting for tax purposes.

    Upon the sale, exchange, retirement or other disposition, which we refer to as a "sale", of an exchange note, you will recognize gain or loss equal to the difference between:

    - the amount you realize upon the sale less an amount equal to any accrued stated interest which will be taxable as interest if you did not previously include that amount in income; and

    - your tax basis in the exchange note.

That gain or loss will be capital gain or loss. Capital gains of individuals derived from capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

    In general, information reporting requirements will apply to the payment of principal and interest on the exchange notes and to the proceeds of sale of the exchange notes made to you, unless you are an exempt recipient, such as a corporation. A 31% backup withholding tax will apply to these payments if you
(1) fail to provide a taxpayer identification number, (2) fail to provide a certification of exempt status or (3) fail to report in full dividend and interest income.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished to the Internal Revenue Service.

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                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus if it resells any of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer if it resells exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent that any broker-dealer participates in the exchange offer and notifies us of this participation, or causes us to be notified in writing, we have agreed that for a period of 180 days after the date of this prospectus, that we will make this prospectus, as amended or supplemented, available to that broker-dealer for use with any resale, and will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal.

    We will not receive any proceeds from the sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions through any of the following methods:

    - in the over-the-counter market;

    - in negotiated transactions;

    - through the writing of options on the exchange notes; or

    - a combination of these methods of resale, at prevailing market prices at the time of resale, at prices related to prevailing market prices or at negotiated prices.

    Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers or these exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be considered to be an "underwriter" within the meaning of the Securities Act of 1933, and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be considered to be underwriting compensation under the Securities Act of 1933. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be considered to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

    We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealers, subject to specified prescribed limitations. In addition, we have agreed to indemnify the holders of the outstanding notes against specified liabilities, including specified liabilities that may arise under the Securities Act of 1933.

    By its acceptance of the exchange offer, any broker-dealer that receives exchange notes under the exchange offer hereby agrees to notify us prior to using the prospectus in the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements in this prospectus not misleading or which may impose upon us disclosure obligations that may have a material adverse effect on us which notice we agree to deliver promptly to that broker-dealer, that broker-dealer will suspend its use of this prospectus until we have notified that broker-dealer that delivery of this prospectus may resume and has furnished copies of any amendment or supplement to the prospectus to that broker-dealer.

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                       CONSOLIDATED CONTAINER COMPANY LLC
                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

    The following unaudited pro forma financial information gives effect to the transactions as if they had occurred on or at the beginning of the periods presented. For more information on the transactions, see "The Transactions."

    The contributions and mergers of the equity interest or assets of Reid Plastics, Inc., Franklin Plastics, Inc., Plastic Containers and each of their subsidiaries into Consolidated Container Company and its subsidiaries have been accounted for using the purchase method of accounting. We refer to U.S. plastics packaging assets of Franklin Plastics, Inc., Plastic Containers and each of their subsidiaries as "Suiza Packaging." Under this method, Reid Plastics, Inc. is considered the "acquiror" for accounting purposes. Accordingly, in the unaudited pro forma financial information of Consolidated Container Company contained in this prospectus, we refer to the contributions and mergers referred to above as the acquisition of Suiza Packaging by Consolidated Container Company, which is the successor to Reid Plastics, Inc. for accounting purposes.

    The unaudited pro forma statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 and 1998 give effect to the acquisition of Suiza Packaging and the other transactions as if they had occurred on January 1, 1998.

    The pro forma adjustments are based on preliminary estimates of purchase price allocations, available information and assumptions that the management of Consolidated Container Company considers appropriate but which may be revised as we receive additional information. The pro forma financial information does not purport to represent what the results of operations of Consolidated Container Company would actually have been if the transactions had, in fact, occurred on the dates assumed and is not necessarily representative of Consolidated Container Company's results of operations for any future period. The unaudited pro forma financial information should be read in conjunction with the other financial statements and notes to them included in this prospectus.

                       CONSOLIDATED CONTAINER COMPANY LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                                                            HISTORICAL
                                    THREE MONTHS     -------------------------
                                   ENDED SEPTEMBER       SIX MONTHS ENDED
                                      30, 1999             JUNE 30, 1999
                                   ---------------   -------------------------   ACQUISITION
                                    CONSOLIDATED                       SUIZA     AND OFFERING
                                      CONTAINER      REID PLASTICS   PACKAGING   ADJUSTMENTS    PRO FORMA
                                   ---------------   -------------   ---------   ------------   ---------
                                                         (IN MILLIONS)
INCOME STATEMENT:
Net sales........................      $197.4            $85.4        $263.5            --       $546.3
Cost of goods sold...............       156.6             67.4         198.7            --        422.7
                                       ------            -----        ------       -------       ------
Gross profit.....................        40.8             18.0          64.8            --        123.6
Selling, general and
  administrative expenses........        14.7              7.5          26.9            --         49.2
Amortization of goodwill.........         4.0              1.5           3.4           2.0 (a)     10.9
Restructuring charge.............         1.5                                                       1.5
                                       ------            -----        ------       -------       ------
Operating income.................        20.5              9.0          34.5          (2.0)        62.0
Other income.....................         0.5              0.3            --           0.8
Interest expense, net (b)........        12.7              4.5          18.6           2.8 (c)     38.6
                                       ------            -----        ------       -------       ------
Income before income taxes.......         7.8              5.0          16.2          (4.8)        24.2
Income tax expense...............          --              2.9           7.7         (10.6)(d)       --
Minority interest in
  subsidiaries...................          --             (0.3)           --            --         (0.3)
                                       ------            -----        ------       -------       ------
Income before extraordinary
  item...........................      $  7.8            $ 2.4        $  8.5       $   5.8       $ 24.5
                                       ======            =====        ======       =======       ======
OTHER DATA:
Depreciation and amortization....        13.4              7.2          14.8           2.0         37.4
Capital expenditures.............         8.5              5.1          16.0            --         29.6
Cash interest expense, net (e)...        11.9              4.5          19.0           0.7         36.1

                       CONSOLIDATED CONTAINER COMPANY LLC

              NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

(a) Pro forma adjustments to record the amortization of the additional goodwill of approximately $163.5 million associated with the acquisition of Suiza Packaging by Consolidated Container Company, over an amortization period of 40 years, which resulted in additional amortization expense for the period of approximately $2.0 million.

(b) Represents interest expense, net of interest income.

(c) Pro forma adjustment to interest expense reflects interest on the proceeds of the offering of the outstanding notes used to repay substantially all the outstanding debt of Suiza Packaging and Reid Plastics, as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
    Interest expense on borrowings under the senior credit
      facility at an assumed weighted average rate of
      7.03%.................................................      $14.5
    Interest expense on the outstanding notes at a rate of
      10 1/8% each year.....................................        9.4
    Amortization of deferred financing costs................        1.7
    Less existing pro forma interest expense on debt
      repaid................................................      (22.8)
                                                                  -----
        Total...............................................      $ 2.8
                                                                  =====

        The effect of a 0.125% change in the interest rate on borrowings under the senior credit facility would have resulted in an approximately
    $0.3 million change in the pro forma interest expense adjustment.

(d) Pro forma adjustment to eliminate the amount of historical income taxes. Consolidated Container Company is a limited liability company that is not subject to corporate income taxes. Consolidated Container Company expects to distribute cash to its sole member, Consolidated Container Holdings, to allow its members to pay income taxes to the extent required.

(e) Cash interest expense, net excludes amortization of deferred financing fees.

                       CONSOLIDATED CONTAINER COMPANY LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                                                                    PRO FORMA ADJUSTMENTS
                                                        ---------------------------------------------
                                   HISTORICAL             PRE-ACQUISITION HISTORICAL
                            -------------------------   -------------------------------                 ACQUISITION
                                              SUIZA        PLASTIC           OTHER         PRO FORMA    AND OFFERING
                            REID PLASTICS   PACKAGING   CONTAINERS (A)   BUSINESSES (B)   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                            -------------   ---------   --------------   --------------   -----------   ------------   ----------
                                                                        (IN MILLIONS)
INCOME STATEMENT:
Net sales.................     $141.5        $236.9         $108.9           $35.1          $   --        $    --        $522.4
Cost of goods sold........      112.4         183.3           92.2            29.3            (1.4)(c)         --         415.8
                               ------        ------         ------           -----          ------        -------        ------
Gross profit..............       29.1          53.6           16.7             5.8             1.4             --         106.6
Selling, general and
 administrative
 expenses.................       13.7          22.8           11.4             3.2            (1.5)(d)(e)        --        49.6
Amortization of
 goodwill.................        2.1           3.6            0.2              --             1.4 (e)(f)       3.1 (g)     10.4
                               ------        ------         ------           -----          ------        -------        ------
Operating income..........       13.3          27.2            5.1             2.6             1.5           (3.1)         46.6
Other income (expense)....        0.8           0.3             --             0.4            (0.2)(h)         --           1.3
Interest expense, net
 (i)......................        7.9          17.5            5.0             0.3             4.8 (j)        3.3 (k)      38.8
                               ------        ------         ------           -----          ------        -------        ------
Income (loss) before
 income taxes.............        6.2          10.0            0.1             2.7            (3.5)          (6.4)          9.1
Income tax (benefit)
 expense..................        3.4           4.0           (1.6)             --            (0.1)(l)       (5.7)(m)        --
Minority interest in
 subsidiaries.............         --            --             --              --              --             --            --
                               ------        ------         ------           -----          ------        -------        ------
Net income (loss).........     $  2.8        $  6.0         $  1.7           $ 2.7          $ (3.4)       $  (0.7)       $  9.1
                               ======        ======         ======           =====          ======        =======        ======

OTHER DATA:
Depreciation and
 amortization.............       11.7          11.1            5.6             1.6              --            3.1          33.1
Capital expenditures......        9.2          40.7            6.8              --              --             --          56.7
Cash interest expense, net
 (n)......................        7.9            --            4.8             0.3             3.9             --          36.3

                       CONSOLIDATED CONTAINER COMPANY LLC

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

(a) Represents the pre-acquisition results of operations of Suiza Packaging's acquisition of Plastic Containers in 1998 for the five months ended May 29, 1998.

(b) Represents the pre-acquisition results of operations of Suiza Packaging's acquisitions in 1998 of (1) Vanguard Plastics for the two months ended February 28, 1998, (2) California Plastics for the quarter ended March 31, 1998, (3) Hartford Plastics and Ocean Park Plastics for the six months ended June 30, 1998, (4) Double R Plastics, Florence Plastics and New York Plastics for the seven months ended July 31, 1998, and (5) Consolidated Plastechs and Quality Container for the nine months ended September 30, 1998.

(c) Pro forma adjustments to eliminate (1) the excess of historical depreciation expense of Plastic Containers and the Other Businesses over the pro forma depreciation of the fair value of property and equipment and (2) rent expense on acquired property previously leased from former shareholders, which resulted in a decrease for the period of approximately $1.0 million and $0.4 million in amounts charged to cost of goods sold.

(d) Pro forma adjustments to eliminate salaries and other benefits paid primarily to former shareholders and officers of the Other Businesses of $900,000, whose employment was either terminated (and not replaced) or salaries and other benefits were reduced (supported by employment agreements) or eliminated in contemplation of the purchase transaction.

(e) Pro forma adjustment to reclassify PCI other intangible amortization expense of $600,000 which was classified as selling, general and administrative. Subsequent to the acquisition by Suiza Packaging, such amortization was reflected in goodwill amortization.

(f) Pro forma adjustments to record the amortization of goodwill associated with Plastic Containers and the Other Businesses over an amortization period of 40 years, which resulted in additional amortization expense for the period of approximately $800,000.

(g) Pro forma adjustments to record the amortization of the additional goodwill of approximately $163.5 million associated with the acquisition of Suiza Packaging by Consolidated Container Company over an amortization period of 40 years, which resulted in additional annual amortization expense for the period of approximately $3.1 million.

(h) Pro forma adjustment of approximately $0.2 million to eliminate gains on the sale of assets by some of the Other Businesses.

(i) Represents interest expense, net of interest income.

(j) Pro forma adjustment to interest expense on the senior notes and mezzanine notes of Franklin Plastics Inc. payable to Suiza Foods to fund the purchases of Plastic Containers and the Other Businesses, at assumed interest rates of 9.0% and 13.2%, net of the reduction of historical interest expense related to the historical debt of the Other Businesses repaid, along with the reduction of

                       CONSOLIDATED CONTAINER COMPANY LLC

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

    interest expense for Plastic Container's fixed rate debt to a current market yield of 8.6%, as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
            Interest expense on mezzanine notes of Franklin
              Plastics and Plastic Containers...............       $4.6
            Interest expense on senior notes of Franklin
              Plastics......................................        1.6
            Effective reduction of interest rate on the 10%
              Senior Secured Notes due 2006 of Plastic
              Containers....................................       (0.8)
            Less existing historical interest expense on
              debt repaid...................................       (0.6)
                                                                   ----
                Total.......................................       $4.8
                                                                   ====

(k) Pro forma adjustment to interest expense to reflect interest on the proceeds of the offering of the outstanding notes used to repay substantially all the outstanding debt of Suiza Packaging and Reid Plastics, Inc. as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
            Interest expense on borrowings under the senior
              credit facility at an assumed weighted average
              rate on 7.03%.................................      $21.8
            Interest expense on the outstanding notes at a
              rate of 10 1/8% each year.....................       14.0
            Amortization of deferred financing costs........        2.5
            Less existing pro forma interest expense on debt
              repaid........................................      (35.0)
                                                                  -----
                                                                  $ 3.3
                                                                  =====

    The effect of a 0.125% change in the interest rate on borrowings under the senior credit facility would have resulted in an approximately $0.4 million change in the pro forma interest expense adjustment.

(l) Pro forma adjustment to reflect pro forma income taxes for the acquisition of Plastic Containers at an estimated effective tax rate of 38%, excluding the effects of non-deductible goodwill, and to reflect pro forma income taxes for the Other Businesses at an estimated effective tax rate of 40%, as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
          Income tax adjustment for Plastic Containers......      $(0.8)
          Income tax adjustment for Other Businesses........        0.7
                                                                  -----
                Total.......................................      $(0.1)
                                                                  =====

(m) Pro forma adjustment to eliminate the amount of income taxes. Consolidated Container Company is a limited liability company that is not subject to corporate income taxes. Consolidated Container Company expects to distribute cash to its sole member, Consolidated Container Holdings, to allow its members to pay income taxes to the extent required.

(n) Cash interest expense, net excludes amortization of deferred financing fees.

                       CONSOLIDATED CONTAINER COMPANY LLC

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                    PRO FORMA ADJUSTMENTS
                                                        ---------------------------------------------
                                   HISTORICAL             PRE-ACQUISITION HISTORICAL
                            -------------------------   -------------------------------                 ACQUISITION
                                              SUIZA        PLASTIC           OTHER         PRO FORMA    AND OFFERING
                            REID PLASTICS   PACKAGING   CONTAINERS (A)   BUSINESSES (B)   ADJUSTMENTS   ADJUSTMENTS    PRO FORMA
                            -------------   ---------   --------------   --------------   -----------   ------------   ----------
                                                                        (IN MILLIONS)
INCOME STATEMENT:
Net sales.................     $175.2        $367.9         $108.9           $35.3          $   --        $    --        $687.3
Cost of goods sold........      144.7         283.1           92.2            29.5            (1.4)(c)         --         548.1
                               ------        ------         ------           -----          ------        -------        ------
Gross profit..............       30.5          84.8           16.7             5.8             1.4             --         139.2
Selling, general and
 administrative
 expenses.................       15.2          33.1           11.4             3.2            (1.5)(d)(e)        --        61.4
Amortization of
 goodwill.................        2.9           5.1            0.2              --             1.4 (e)(f)       4.1 (g)     13.7
                               ------        ------         ------           -----          ------        -------        ------
Operating income..........       12.4          46.6            5.1             2.6             1.5           (4.1)         64.1
Other income (expense)....        1.3          (0.1)            --             0.4            (0.2)(h)         --           1.4
Interest expense, net
 (i)......................       10.5          26.8            5.0             0.3             4.8 (j)        4.2 (k)      51.6
                               ------        ------         ------           -----          ------        -------        ------
Income (loss) before
 income taxes.............        3.2          19.7            0.1             2.7            (3.5)          (8.3)         13.9
Income tax (benefit)
 expense..................        2.8           9.5           (1.6)             --            (0.1)(l)      (10.6)(m)        --
Minority interest in
 subsidiaries.............        0.1            --             --              --              --             --           0.1
                               ------        ------         ------           -----          ------        -------        ------
Net income (loss).........     $  0.3        $ 10.2         $  1.7           $ 2.7          $ (3.4)       $   2.3        $ 13.8
                               ======        ======         ======           =====          ======        =======        ======

OTHER DATA:
Depreciation and
 amortization.............       16.0          17.3            5.6             1.7            (0.1)           4.1          44.6
Capital expenditures......       12.7          63.7            6.8              --              --             --          83.2
Cash interest expense, net
 (n)......................       10.5          27.3            4.8             0.3             3.9            1.2          48.3

                       CONSOLIDATED CONTAINER COMPANY LLC

                      FOR THE YEAR ENDED DECEMBER 31, 1998

(a) Represents the pre-acquisition results of operations of Suiza Packaging's acquisition of Plastic Containers in 1998 for the five months ended May 29, 1998.

(b) Represents the pre-acquisition results of operations of Suiza Packaging's acquisitions in 1998 of (1) Vanguard Plastics for the two months ended February 28, 1998, (2) California Plastics for the quarter ended March 31, 1998, (3) Hartford Plastics and Ocean Park Plastics for the six months ended June 30, 1998, (4) Double R Plastics, Florence Plastics and New York Plastics for the seven months ended July 31, 1998, (5) Consolidated Plastechs for the nine months ended September 30, 1998 and (6) Quality Container for the eleven months ended November 30, 1998.

(c) Pro forma adjustments to eliminate (1) the excess of historical depreciation expense of Plastic Containers and the Other Businesses over the pro forma depreciation of the fair value of property and equipment and (2) rent expense on acquired property previously leased from former shareholders, which resulted in a decrease for the period of approximately $1.0 million and $0.4 million in amounts charged to cost of goods sold.

(d) Pro forma adjustments to eliminate salaries and other benefits paid primarily to former shareholders and officers of the Other Businesses of $900,000, whose employment was either terminated (and not replaced) or salaries and other benefits were reduced (supported by employment agreements) or eliminated in contemplation of the purchase transaction.

(e) Pro forma adjustment to reclassify PCI other intangible amortization expense of $600,000 which was classified as selling, general and administrative. Subsequent to the acquisition by Suiza Packaging, such amortization was reflected in goodwill amortization.

(f) Pro forma adjustments to record the amortization of goodwill associated with Plastic Containers and the Other Businesses over an amortization period of 40 years, which resulted in additional amortization expense for the period of approximately $800,000.

(g) Pro forma adjustments to record the amortization of the additional goodwill of approximately $163.5 million associated with the acquisition of Suiza Packaging by Consolidated Container Company over an amortization period of 40 years, which resulted in additional annual amortization expense for the period of approximately $4.1 million.

(h) Pro forma adjustment of approximately $0.2 million to eliminate gains on the sale of assets by some of the Other Businesses.

(i) Represents interest expense, net of interest income.

(j) Pro forma adjustment to interest expense on the senior notes and mezzanine notes of Franklin Plastics Inc. payable to Suiza Foods to fund the purchases of Plastic Containers and the Other Businesses, at assumed interest rates of 9.0% and 13.2%, net of the reduction of historical interest expense related to the historical debt of the Other Businesses repaid, along with the reduction of

                       CONSOLIDATED CONTAINER COMPANY LLC

                      FOR THE YEAR ENDED DECEMBER 31, 1998

    interest expense for Plastic Container's fixed rate debt to a current market yield of 8.6%, as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
            Interest expense on mezzanine notes of Franklin
              Plastics and Plastic Containers...............       $4.6
            Interest expense on senior notes of Franklin
              Plastics......................................        1.6
            Effective reduction of interest rate on the 10%
              Senior Secured Notes due 2006 of Plastic
              Containers....................................       (0.8)
            Less existing historical interest expense on
              debt repaid...................................       (0.6)
                                                                   ----
                Total.......................................       $4.8
                                                                   ====

(k) Pro forma adjustment to interest expense to reflect interest on the proceeds of the offering of the outstanding notes used to repay substantially all the outstanding debt of Suiza Packaging and Reid Plastics, Inc. as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
            Interest expense on borrowings under the senior
              credit facility at an assumed weighted average
              rate on 7.03%.................................      $29.0
            Interest expense on the outstanding notes at a
              rate of 10 1/8% each year.....................       18.7
            Amortization of deferred financing costs........        3.3
            Less existing pro forma interest expense on debt
              repaid........................................      (46.8)
                                                                  -----
                                                                  $ 4.2
                                                                  =====

    The effect of a 0.125% change in the interest rate on borrowings under the senior credit facility would have resulted in an approximately $0.5 million change in the pro forma interest expense adjustment.

(l) Pro forma adjustment to reflect pro forma income taxes for the acquisition of Plastic Containers at an estimated effective tax rate of 38%, excluding the effects of non-deductible goodwill, and to reflect pro forma income taxes for the Other Businesses at an estimated effective tax rate of 40%, as follows:

                                                                 AMOUNT
                                                              -------------
                                                              (IN MILLIONS)
          Income tax adjustment for Plastic Containers......      $(0.8)
          Income tax adjustment for Other Businesses........        0.7
                                                                  -----
                Total.......................................      $(0.1)
                                                                  =====

(m) Pro forma adjustment to eliminate the amount of income taxes. Consolidated Container Company is a limited liability company that is not subject to corporate income taxes. Consolidated Container Company expects to distribute cash to its sole member, Consolidated Container Holdings, to allow its members to pay income taxes to the extent required.

(n) Cash interest expense, net excludes amortization of deferred financing fees.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                CONDITION AND PRO FORMA RESULTS OF OPERATIONS OF
                       CONSOLIDATED CONTAINER COMPANY LLC

OVERVIEW

    As part of the transactions, Consolidated Container Company was created as a new limited liability company to own, directly or through its subsidiaries, all of the plastic packaging assets of Reid Plastics, Inc., a Delaware corporation indirectly controlled by Vestar Capital Partners III, and substantially all of the U.S. plastic packaging assets of Suiza Foods, which consisted of Franklin Plastics, Inc. and Plastic Containers. As a result of this combination, we are a leading domestic developer, manufacturer and marketer of rigid plastic containers for many of the world's largest branded consumer products and beverage companies.

    Our broad container product line ranges in size from two ounce to six gallon containers consisting of single and multiple layer plastic containers made from a variety of plastic resins, including high density polyethylene ("HDPE"), polycarbonate ("PC"), polypropylene ("PP"), polyethylene terephthalate ("PET") and polyvinyl chloride ("PVC"). Because our broad range of product lines serves customers in diverse industries and regions in the United States, we believe that our net sales and cash flow are relatively stable, reducing our exposure to particular market or regional economic cycles. We have grown net sales through acquisitions and internal growth between 1996 and 1998 at a compounded annual growth rate of approximately 58.0%. For the nine months ended September 30, 1999, we generated pro forma net sales of $546.3 million and pro forma EBITDA of $100.5 million.

    The plastic container industry has been undergoing consolidation for a number of years, and we believe that the incentives favoring consolidation will continue. As a leader in consolidation in the U.S. rigid plastic packaging business, we made twelve acquisitions, including the acquisition of Plastic Containers, in 1998 which increased our pro forma 1998 net sales by $365.4 million and our pro forma 1998 EBITDA by $55.0 million.

    Our primary raw materials consist of HDPE, PC, PP, PET and PVC resins. Although net sales are affected by fluctuations in resin prices, our gross profit is, in general, substantially unaffected by these fluctuations because industry practice and contractual arrangements with our customers permit or require us, over time, to pass through changes in resin prices by means of changes in product pricing. Consequently, we believe that an analysis of gross profit as a percentage of sales basis is not meaningful.

    We plan to capitalize on our significant industry position to become the preeminent supplier of rigid plastic containers in North America with a presence in selected international markets. Our strategies for achieving this objective include:

    - expansion within the current customer base by cross-selling product and service capabilities among our complementary customer bases of Reid Plastics, Inc. and Suiza Packaging;

    - realizing substantial cost reductions and operating synergies through the combination of Reid Plastics, Inc. and Suiza Packaging;

    - capitalizing on the continuing trend toward the conversion of glass, metal and paper containers to plastic containers;

    - entering new markets, which can now be serviced by our broad geographic reach; and

    - pursuing strategic acquisitions.

    As a limited liability company, we will not pay U.S. federal income taxes under the Internal Revenue Code. Similarly, as a limited liability company, our parent, Consolidated Container Holdings, will not pay U.S. federal income taxes under the provisions of the Internal Revenue Code. The applicable income or loss is included in the tax returns of the members of Consolidated Container Holdings. We will make tax distributions to Consolidated Container Holdings to enable it to reimburse its members for their tax obligations.

PRO FORMA RESULTS OF OPERATIONS

    We list in the table below our pro forma results of operations,and related percentages of net sales for the year ended December 31, 1998 and for the nine months ended September 30, 1998 and 1999. The financial table and related discussion should be read in conjunction with the "Unaudited Pro Forma Financial Data" and the notes related to them appearing elsewhere in this prospectus.

                                                                 PRO FORMA RESULTS OF OPERATIONS
                                                 ---------------------------------------------------------------
                                                     YEAR ENDED
                                                    DECEMBER 31,            NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------   -----------------------------------------
                                                        1998                  1998                  1999
                                                 -------------------   -------------------   -------------------
                                                                          (IN MILLIONS)
Net sales......................................   $ 687.3    100.0%     $522.4     100.0%     $546.3     100.0%
Cost of goods sold.............................     548.1     79.7       415.8      79.6       422.7      77.4
                                                  -------    -----      ------     -----      ------     -----
Gross profit...................................     139.2     20.3       106.6      20.4       123.6      22.6
Selling, general and administrative............      75.1     10.9        60.0      11.5        60.1      11.0
Restructuring Charge...........................        --       --          --        --         1.5       0.2
                                                  -------    -----      ------     -----      ------     -----
Operating income...............................      64.1      9.4        46.6       8.9        62.0      11.4
Other expense (income).........................      (1.4)    (0.2)       (1.3)     (0.2)       (0.8)     (0.1)
Interest expense, net..........................      51.6      7.5        38.8       7.4        38.6       7.1
                                                  -------    -----      ------     -----      ------     -----
Income before income taxes.....................      13.9      2.0         9.1       1.7        24.2       4.4
Income tax expense (benefit)...................        --       --          --        --          --        --
Minority interest in subsidiary................       0.1       --          --        --        (0.3)     (0.1)
                                                  -------    -----      ------     -----      ------     -----
Income (loss) before extraordinary item........   $  13.8      2.0%     $  9.1       1.7%     $ 24.5       4.5%
                                                  =======    =====      ======     =====      ======     =====
Pro forma EBITDA...............................   $ 110.0     16.0%     $ 81.0      15.5%     $100.5      18.4%
                                                  =======    =====      ======     =====      ======     =====

    Pro forma EBITDA represents pro forma earnings, including minority interest and other income) before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the periods presented, nor has it been presented as an alternative to operating income as an indicator of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in a manner that complies with generally accepted accounting principles and is not indicative of operating income or cash flow from operations as determined under generally accepted accounting principles. In addition, our calculation of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies between methods of calculating it.

    PRO FORMA NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTH
     PERIOD ENDED SEPTEMBER 30, 1998

    NET SALES. Net sales increased by 4.6% to $546.3 million for the nine month period ended September 30, 1999 from $522.4 million for the comparable period for 1998 on a pro forma basis. The increase was due to increased sales at Suiza Packaging of $28.7 million primarily from operations, which began in the second quarter of 1998. This increase was, offset in part, by a decline in sales of $4.8 million at Reid Plastics.

    GROSS PROFIT. Gross profit increased by 15.9% to $123.6 million for the nine month period ended September 30, 1999 from $106.6 million for the comparable period in 1998 on a pro forma basis. The increase was due to cost reduction programs initiated at all locations in late 1998 together with synergies recognized from acquisitions made in 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses of $60.1 million for the nine month period ended September 30, 1999 were relatively unchanged from the comparable period in 1999 on a pro forma basis. This was due to the consolidation of the Franklin corporate offices, as well as the accounting and information systems functions, with those of Suiza Packaging in the first quarter of 1999 and the consolidation of the Reid corporate offices beginning in the third quarter of 1999, offset by approximately $1.4 million of accelerated depreciation expense on some computer systems that we will abandon in 2000.

    OPERATING INCOME. Operating income increased by 33.0% to $62.0 million for the nine month period ended September 30, 1999 from $46.6 million for the comparable period in 1998 on a pro forma basis as a result of the factors discussed above.

    INTEREST EXPENSE, NET. Interest expense, net of $38.6 million for the nine month period ended September 30, 1999 was relatively unchanged from the comparable period in 1998 on a pro forma basis.

SEASONALITY

    Due to the large portion of our business that is derived from the sale of water, dairy and other beverage products, our financial results are typically stronger in the second and third quarters of the year during the spring and summer months when there is higher consumption of the end products related to these sectors.

LIQUIDITY AND CAPITAL RESOURCES

    Our principal uses of cash are for capital expenditures, working capital, debt service and acquisitions. Funds for these purposes are primarily generated from operations and borrowings under existing credit facilities. We generated net cash from operating activities of approximately $52.1 million in 1998 and approximately $9.8 million in the first nine months of 1999.

    We made capital expenditures of approximately $83.2 million in 1998, on a pro forma basis, and approximately $29.6 million in the nine months ended September 30, 1999. Based on current information, we estimate that:

    - in 1999, we will spend approximately $49.0 million on capital expenditures, consisting of:

      -- approximately $16.0 million on the maintenance of our plant, property and equipment;

      -- approximately $8.0 million on cost reduction programs; and

      -- approximately $25.0 million on the expansion of our plant capacity; and

    - in 2000, we will spend approximately $40.0 million on capital expenditures, consisting of:

      -- approximately $16.0 million on the maintenance of our plant, property and equipment;

      -- approximately $9.0 million on cost reduction programs; and

      -- approximately $15.0 million on the expansion of our plant capacity.

    As a limited liability company, we will not be liable for U.S. federal income taxes under the Internal Revenue Code. Similarly, as a limited liability company, our parent, Consolidated Container Holdings, will not be liable for U.S. federal income taxes under the Internal Revenue Code. The applicable income or loss will be included in the tax returns of the members of Consolidated Container Holdings. We will make tax distributions to Consolidated Container Holdings to enable it to reimburse its members for their tax obligations.

    As part of the transactions, we have borrowed and issued substantial amounts of debt. At September 30, 1999, we had total debt of $603.3 million, of which $412.5 million is senior to the outstanding notes, not including unused commitments, and member's equity of $263.9 million and had a ratio of total debt to pro forma EBITDA of 4.7x for the twelve months ended September 30, 1999. Subject to restrictions in our senior credit facility and the indenture, we may borrow or issue more debt for working capital, capital expenditures, acquisitions and for other purposes. Our high level of combined debt could have important consequences for you, including the following:

    - it may make it more difficult for us to satisfy or refinance our obligations regarding the outstanding notes and exchange notes and our other debt;

    - we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes;

    - we will need to use a large portion of the money that we earn to pay principal and interest on borrowings under the senior credit facility, the notes and on our other debt, which will reduce the amount of money available to us to finance our operations, capital expenditures and other business activities;

    - we may have a much higher level of debt than our competitors, which may put us at a competitive disadvantage;

    - some of our debt has a variable rate of interest, which exposes us to the risk of increased interest rates;

    - borrowings under our senior credit facility will be secured and will mature prior to the outstanding notes and the exchange notes;

    - our high debt level makes us more vulnerable to economic downturns and adverse developments in our business;

    - our high debt level reduces our flexibility in responding to changing business and economic conditions, including increased competition and demand for new products which may require new technology and know-how in the sectors in which we operate, which are undergoing consolidation and other changes; and

    - our high debt level limits our ability to implement our business strategy.

See "Risk Factors -- Substantial Leverage and Debt Service," "-- Contractual Subordination" and "-- Structural Subordination."

    The senior credit facility consists of a committed tranche A term loan totaling $150.0 million, a committed tranche B term loan totaling
$235.0 million, an uncommitted tranche C term loan totaling $100.0 million, which will only be available to us under some circumstances, and a committed $90.0 million revolving credit facility. At September 30, 1999, we had $62.5 million available for borrowings under the revolving credit facility, subject to customary borrowing conditions. The revolving credit facility will mature on July 2, 2005. The amortization schedule of the tranche A term loan will require us to repay $3.75 million in 1999, $11.25 million in 2000, $18.75 million in 2001, $26.25 million in 2002, $33.75 million in 2003,
$37.5 million in 2004 and $18.75 million in 2005. The tranche B term loan requires amortization payments in equal annual installments of 1% of its initial principal amount for each of the first six years after July 2, 1999 and the amortization of the remaining amount in eight quarterly payments in the seventh and eighth years after the closing of the senior credit facility. See "Description of Senior Credit Facility."

    Borrowings under the senior credit facility bear interest, at our option, at either:

    - a base rate, which will be the higher of 1/2 of 1% in excess of the overnight federal funds rate and the prime lending rate of Bankers Trust Company, plus a margin; or

    - a eurodollar rate on deposits for one, two, three or six month periods or, if and when available to all of the relevant lenders, nine or twelve month periods, which are offered to Bankers Trust Company in the interbank eurodollar market, plus the applicable interest margin.

    The margin on base rate and eurodollar loans is based on a schedule that corresponds to the leverage ratio of Consolidated Container Holdings and its subsidiaries on a consolidated basis. Currently, we are paying the following margins on amounts that we have borrowed:

    - 0.75% for base rate loans and 1.75% for eurodollar rate loans for tranche A term loans and revolving credit loans;

    - 1.25% for base rate loans and 2.25% for eurodollar rate loans for tranche B term loans; and

    - a rate to be determined for tranche C terms loans, based on the agreement between Consolidated Container Company and the lender or lenders providing that loan.

    In addition, Consolidated Container Company:

    - pays a commitment fee on the unused commitments under the revolving credit facility, ranging from 0.25% to 0.50% on an annual basis depending on the same schedule of leverage ratios, payable quarterly in arrears;

    - pays an annual administration fee to Bankers Trust Company, as administrative agent; and

    - paid, on the closing date of the senior credit facility, a commitment fee equal to 3/8 of 1% each year of the total committed amount of the senior credit facility from April 29, 1999 to and including that closing date.

RECENTLY ISSUED ACCOUNTING STANDARD

    In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivatives and Hedging Activities ("SFAS No. 133"). SFAS No. 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133 requires companies to recognize all derivative instruments on their balance sheet as either assets or liabilities measured at fair value. SFAS No. 133 also specifies a new method of accounting for hedging transactions, prescribes the type of items and transactions that may be hedged, and specifies detailed criteria to be met to qualify for hedge accounting. We have not completed our evaluation of the impact that the adoption of SFAS No. 133 will have on our financial statements.

YEAR 2000 COMPLIANCE

    The Year 2000 problem is the result of computer programs and embedded chips being written with two instead of four digits to define the applicable year. As a result, computer programs and embedded chips that use date sensitive information may recognize a date using "00" as the year 1900 rather than the year 2000. If we, or third parties with whom we have a material relationship, do not correct a material Year 2000 problem, the result could be an interruption in, or a failure of, some normal business activities.

    STATE OF READINESS

    To prepare for the Year 2000, we formed a Year 2000 Task Force, in conjunction with Suiza Foods, to identify the areas of the Company that will be affected by the Year 2000 problem and to manage the process of:

    - assessing Year 2000 compliance;

    - analyzing possible solutions and implementing remedial programs; and

    - testing these programs for each of our major business areas.

We summarize below each of these major business areas and out state of readiness for them.

    The first major area comprises the business information systems that support the collection, processing and management of our internal data and recording needs, including those regarding order entry and billing, accounts receivable, accounts payable, product, customer and employee information, general ledger entries and related accounting functions, among others. We have consolidated essentially all of our business information systems to two third-party enterprise resource planning software platforms with little or no customization. We have received full certification of Year 2000 compliance by the applicable vendors. We have implemented these platforms in most remote sites and have completed the testing of these systems. The Year 2000 Task Force has completed the assessment and remediation phases for the business information systems area.

    The second major area is our manufacturing facilities. We have concluded the assessment phase and are in the process of remediating this area. Because most of our manufacturing facilities are not automated with date sensitive equipment, we do not believe that this area poses a material threat of interruption due to the Year 2000 problem. We have engaged an outside consulting firm with extensive knowledge in embedded systems and process controls to assist in the identification, testing, and remediation of all manufacturing facilities, equipment and systems. We, or our third party consultant, has received responses or necessary information from approximately 95% of all equipment vendors, including a 100% response from those vendors which we consider critical. The identification and remediation of all Year 2000 compliance issues regarding our initial plants is substantially completed.

    The third major area is our information technology infrastructure, including hardware platforms, telecommunication equipment, operating systems and supporting software. We have completed our assessment of this area and, as of November 30, 1999, had remediated 95% of it, including embedded applications and the networking of the hardware and software systems throughout our manufacturing plants and offices. We have replaced antiquated hardware and have designed, executed and tested the addition of new platforms and remote networking for all systems. We expect that remediation and testing in this area will be completed by approximately December 15, 1999.

    The final major business area comprises our relationships with third parties, including customers and suppliers of raw materials. The Year 2000 Task Force has identified and prioritized our most important suppliers and customers and has been communicating with them regarding their state of readiness and interaction with our systems. We have performed detailed evaluations of the most important third parties and we have developed contingency plans for this area. We have received responses from 88% of all suppliers contacted, including a 95% response from those third parties which we consider most important. As a result, we believe that our most important third party suppliers are Year 2000 compliant.

    CONTINGENCY PLANS

    We have been developing contingency plans to address the most reasonably likely worst case scenario resulting from the Year 2000 problem. These plans include the retention of a limited number of outside consultants to assist our need to respond to unforeseen issues and the implementation of contingency plans. We have developed contingency plans for each of our manufacturing facilities and expect to continue to implement these contingency plans for our other major business areas until December 31, 1999. We estimate that the total cost of implementing the contingency plans at approximately $700,000, which is included in our estimate of the total costs required to address Year 2000 issues, as noted below.

    COSTS TO ADDRESS YEAR 2000 ISSUES

    We estimate that the total cost of completing the Year 2000 project will be approximately $4.7 million. This amount includes the implementation, training, and testing costs related to the enterprise-wide software system, the full replacement of antiquated hardware, software and local/wide area network infrastructure and the costs to implement contingency plans, as noted above. As of September 30, 1999, we had spent approximately $4.1 million on the Year 2000 project. We estimate that the remaining budgeted amount of $0.6 million will be adequate to complete the Year 2000 project on a timely basis. We expect to fund the cost of completing the Year 2000 project from cash flow from operations.

    RISKS OF YEAR 2000 ISSUES

    Our failure or the failure of material third party vendors and customers to make our or their systems Year 2000 compliant could have a material adverse impact on our business, including:

    - our inability to order raw materials;

    - the malfunctioning of our manufacturing or service processes;

    - our inability to properly bill and collect payments from our customers;
      and

    - errors or omissions in accounting and financial data.

Although we recognize the risks involved, we believe that the steps we have taken reduce our exposure to Year 2000 problems. The Year 2000 problem has, however, inherent risks that are difficult to measure, including our ability to adequately test all material remediated systems in a timely fashion, the readiness of third party vendors and customers and our ability to execute contingency plans. Accordingly, we cannot assure you that we will foresee all Year 2000 problems or remediate them on a timely basis.

MARKET RISK SENSITIVE INSTRUMENTS

    Our primary exposure to market risk is changing interest rates due to some of our debt bearing a floating rate of interest. Our policy is to manage interest rate risk by using a combination of fixed and floating rate debt. We have not entered into any hedging or derivative transactions to hedge this debt or otherwise. A 10% increase in interest rates at September 30, 1999 would not have a material adverse effect on our results of operations, financial condition or cash flows.

          SELECTED HISTORICAL FINANCIAL DATA OF CONSOLIDATED CONTAINER
                 COMPANY LLC, SUCCESSOR TO REID PLASTICS, INC.

    The following table presents selected historical financial data as of and for the three months ended September 30, 1999 of Consolidated Container Company, successor to Reid Plastics, and of Reid Plastics, preceding the acquisition of Reid Plastics Holdings, the parent of Reid Plastics, by affiliates of Vestar Capital Partners III on October 15, 1997, for each of the three years in the period ended December 31, 1996 and the period from January 1, 1997 to October 14, 1997 and the selected historical post-acquisition financial data for the period from October 15, 1997 to December 31, 1997, the year ended
December 31, 1998, the nine months ended September 30, 1998 and the six months ended June 30, 1999.

    The selected historical financial data for the nine months ended
September 30, 1998, and the three months ended September 30, 1999 are unaudited, and, in the opinion of the management of Consolidated Container Company, reflect all adjustments consisting of normal recurring adjustments that are necessary to present fairly the financial results for these periods. The selected historical financial data do not purport to indicate results of operations as of any future date or for any future period. The selected historical consolidated financial data have been derived from and should be read in conjunction with the audited and unaudited financial statements of Consolidated Container Company, successor to Reid Plastics and the notes to them, "Use of Proceeds" and "Management's Discussions and Analysis of Financial Condition and Results of Operations of Consolidated Container Company, successor to Reid Plastics, Inc."

                                         PRE-ACQUISITION
                          ----------------------------------------------                    POST-ACQUISITION
                                                               PERIOD      --------------------------------------------------
                                                                FROM       PERIOD FROM
                                                              JANUARY 1,   OCTOBER 15,                                 SIX
                                                                1997         1997                      NINE MONTHS   MONTHS
                              YEAR ENDED DECEMBER 31,         THROUGH      THROUGH       YEAR ENDED     ENDED         ENDED
                          ---------------------------------   OCTOBER 13,  DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30,     JUNE 30,
                           1994       1995          1996        1997         1997          1998          1998         1999
                          --------   --------      --------   ----------   -----------   -----------   -----------   --------
                                          (IN MILLIONS)                                      (IN MILLIONS)
INCOME STATEMENT DATA:
Net sales...............   $43.8      $105.5        $136.6      $164.7       $ 33.2        $175.2        $141.5       $ 85.4
Cost of goods sold......    36.7        89.9         116.3       144.5         31.8         144.7         112.4         67.4
                           -----      ------        ------      ------       ------        ------        ------       ------
Gross profit............     7.1        15.6          20.3        20.2          1.4          30.5          29.1         18.0
Selling, general and
  administrative
  expenses..............     4.6        10.3          13.3        14.1          3.4          18.1          15.8          9.0
Nonrecurring charges
  (a)...................      --          --            --         9.1           --            --            --           --
                           -----      ------        ------      ------       ------        ------        ------       ------
Operating income
  (loss)................     2.5         5.3           7.0        (3.0)        (2.0)         12.4          13.3          9.0
Other income
  (expense).............    (0.3)        0.8           0.6         0.6           --           1.3           0.8          0.5
Interest expense, net
  (b)...................     1.3         4.0           4.8         6.3          1.9          10.5           7.9          4.5
                           -----      ------        ------      ------       ------        ------        ------       ------
Income (loss) before
  income taxes..........     0.9         2.1           2.8        (8.7)        (3.9)          3.2           6.2          5.0
Income tax expense
  (benefit).............     0.6         1.3           2.2        (1.2)        (0.1)          2.8           3.4          2.9
Minority interest in
  subsidiaries..........    (0.1)        0.2           0.2         0.3          0.1           0.1            --          (.3)
                           -----      ------        ------      ------       ------        ------        ------       ------
Income (loss) before
  extraordinary item....     0.4         0.6           0.4        (7.8)        (3.9)          0.3           2.8          2.4
Extraordinary item......      --        (0.1)           --          --           --            --            --         (1.2)
                           -----      ------        ------      ------       ------        ------        ------       ------
Net income (loss).......   $ 0.4      $  0.5        $  0.4      $ (7.8)      $ (3.9)       $  0.3        $  2.8       $  1.2
                           =====      ======        ======      ======       ======        ======        ======       ======
OTHER DATA:
EBITDA (c)..............   $ 3.7      $ 10.6(d)     $ 14.8      $ 19.0(d)    $  2.0        $ 29.6        $ 25.8       $ 17.0(d)
Net cash provided by
  operating
  activities............     2.6         7.1          10.8         5.5          1.7          11.4           0.1           --
Net cash used in
  investing
  activities............    (3.5)      (33.9)        (43.2)       (8.5)        (4.5)        (11.1)         (8.0)        (5.0)
Net cash provided by
  (used in) financing
  activities............     1.0        29.0          35.3        (2.9)         6.6           0.7           8.0          4.4
Depreciation and
  amortization..........     1.4         4.9           7.7        12.6          4.1          16.0          11.7          7.2
Capital expenditures....     2.9         5.7           5.9         9.3          4.8          12.7           9.2          5.1
Cash interest expense,
  net (e)...............     1.3         3.8           4.5         6.3          1.9          10.5           7.9          4.5
Ratio of earnings to
  fixed charges (f).....     1.6x        1.5x          1.5x         --           --           1.3x          1.7x         1.9x

BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and cash
  equivalents...........   $10.6      $  3.7        $  6.7      $  0.7       $  4.4        $  5.4        $  5.6       $ 10.6
Working capital.........     0.8         5.9          10.8          --         20.6          14.0          27.9         24.0
Total assets............    23.5        82.4         165.9          --        235.4         219.9         236.6        984.0
Total debt..............    12.9        37.7          98.0          --        123.9         121.5         129.6        603.9
Total stockholders'
  equity (deficit)......    (0.5)       19.9          19.8          --         54.5          51.2          57.3        256.0

                          -----------
                            THREE
                           MONTHS
                            ENDED
                          SEPTEMBER 30,
                            1999
                          -----------
INCOME STATEMENT DATA:
Net sales...............   $  197.4
Cost of goods sold......      156.6
                           --------
Gross profit............       40.8
Selling, general and
  administrative
  expenses..............       18.8
Nonrecurring charges
  (a)...................        1.5
                           --------
Operating income
  (loss)................       20.5
Other income
  (expense).............         --
Interest expense, net
  (b)...................       12.7
                           --------
Income (loss) before
  income taxes..........        7.8
Income tax expense
  (benefit).............         --
Minority interest in
  subsidiaries..........         --
                           --------
Income (loss) before
  extraordinary item....        7.8
Extraordinary item......         --
                           --------
Net income (loss).......   $    7.8
                           ========
OTHER DATA:
EBITDA (c)..............   $   35.4(d)
Net cash provided by
  operating
  activities............        9.8
Net cash used in
  investing
  activities............       (8.8)
Net cash provided by
  (used in) financing
  activities............       (0.6)
Depreciation and
  amortization..........       13.4
Capital expenditures....        8.5
Cash interest expense,
  net (e)...............       11.9
Ratio of earnings to
  fixed charges (f).....        1.5x
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and cash
  equivalents...........   $   10.9
Working capital.........       36.5
Total assets............    1,008.0
Total debt..............      603.3
Total stockholders'
  equity (deficit)......      263.8

                                        (FOOTNOTES APPEAR ON THE FOLLOWING PAGE)

(FOOTNOTES FOR TABLE ON PRIOR PAGE)

(a) Nonrecurring charges consisted of the write-off of some assets because of the consolidation of plants, which occurred prior to October 14, 1997 and severences related to excess personnel recorded in the three months ended September 30, 1999. These amounts have not been included in EBITDA for the same periods.

(b) Represents interest expense, net of interest income.

(c) EBITDA represents earnings,including minority interest and other income before interest, income taxes, and depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the periods presented, nor has it been presented as an alternative to operating income as an indicator of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared according to generally accepted accounting principles and is not indicative of operating income or cash flow from operations as determined under generally accepted accounting principles. In addition, our calculation of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies between methods of calculating it.

(d) Represents Adjusted EBITDA for the period. Adjusted EBITDA represents EBITDA as adjusted to give effect to extraordinary items because of the early extinguishment of debt for the year ended December 31, 1995 and the six months ended June 30, 1999 and nonrecurring charges because of the consolidation of plants and excess headquarter personnel which occurred prior to October 14, 1997, for the period from January 1, 1997 through October 14, 1997 and for the three months ended September 30, 1999, respectively. We have calculated Adjusted EBITDA as follows:

                                                                                                 THREE MONTHS
                                                                                 SIX MONTHS          ENDED
                               YEAR ENDED       PERIOD FROM JANUARY 1, 1997    ENDED JUNE 30,    SEPTEMBER 30,
                           DECEMBER 31, 1995      THROUGH OCTOBER 14, 1997          1999             1999
                           ------------------   ----------------------------   ---------------   -------------
EBITDA...................         $10.5                     $ 9.9                   $15.8            $33.9
Consolidation Savings....            --                       9.1                      --              1.5
Extraordinary Item.......           0.1                        --                     1.2               --
                                  -----                     -----                   -----            -----
  Adjusted EBITDA........         $10.6                     $19.0                   $17.0            $35.4
                                  =====                     =====                   =====            =====

(e) Cash interest expense excludes amortization of deferred financing fees.

(f) For purposes of determining the ratio of earnings to fixed charges, "earnings" is defined as income (loss) before income taxes and extraordinary item plus fixed charges. "Fixed charges" consist of interest expense on all debt, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which Reid Plastics, Inc. that is attributable to interest. Earnings were insufficient to cover fixed charges for the year ended December 31, 1997 by $12.6 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
              OF CONSOLIDATED CONTAINER COMPANY LLC, SUCCESSOR TO
                              REID PLASTICS, INC.

OVERVIEW

    Prior to the closing of the transactions, Reid Plastics, Inc. was a leading developer, manufacturer and marketer of rigid plastic containers for bottled water, milk and fruit juices and also manufactures plastic containers for the institutional food, chemical and automotive sectors of the U.S. plastic packaging industry. Reid Plastics, Inc. has over 1,000 customers, including well known companies, such as McKesson Water Products, Perrier Group of America, Procter & Gamble and Suntory Water Group. In 1998, Reid Plastics, Inc. sold over
1.0 billion containers using primarily three resins, HDPE, PC and PET. Its product line included:

    - one, three, five and six gallon PC water bottles;

    - HDPE bottles in sizes ranging from half pint to ten quarts for water, milk, juice and industrial chemicals;

    - PET containers for bottled water, food and other beverages; and

    - dispensing valves and other injection molded water cooler components.

    Reid Plastics, Inc. operated 25 facilities in North America with eight located throughout California, three in Canada and the balance throughout the United States and Mexico.

    Between 1996 and 1998, the financial results of Reid Plastics, Inc. were affected by several factors. In 1996, Reid Plastics, Inc. completed two strategic acquisitions. In November 1996, Reid Plastics, Inc. acquired Stewart Walker, expanding Reid Plastics, Inc.'s offering of HDPE containers to the food and automotive sectors and PET bottles for the other beverage and food sectors. Also in November 1996, Reid Plastics purchased PCI Demopolis, a leading regional supplier of HDPE blow molded plastic containers to the dairy, juice, water, industrial and other sectors.

    In October 1997, an affiliate of Vestar Capital Partners III purchased a controlling interest in Reid Plastics Holdings, the parent and owner of Reid Plastics, Inc. During this sale process, which began in early 1997, Reid Plastics, Inc.'s net sales and gross profit decreased.

    Following the acquisition by an affiliate of Vestar Capital Partners III, Reid Plastics, Inc. undertook a reorganization to cut costs, optimize its plant network and integrate various prior acquisitions. As a result, in the fourth quarter of 1997 and in 1998, Reid Plastics, Inc. began to consolidate and rationalize its manufacturing plants, increase capacity utilization of its plants and distribution system, resulting, in part, in lower transportation costs, hire senior managers and retain outside consultants to manage the process described above.

    In 1998 and the first six months of 1999, Reid Plastics, Inc.'s net sales decreased due to decreases in the price of HDPE, one of its principal plastic resins. Although net sales are affected by fluctuations in resin prices, Reid Plastics, Inc.'s gross profit is, in general, substantially unaffected by these fluctuations because industry practice and contractual arrangements with customers permit or require Reid Plastics, Inc. over time to pass through changes in resin prices by means of changes in product pricing.

RESULTS OF OPERATIONS

    THREE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED TO THREE MONTH PERIOD
     ENDED SEPTEMBER 30, 1998

    NET SALES. Net sales increased by 297.9% to $197.4 million for the three month period ended September 30, 1999 from $49.6 million for the comparable period in 1998. The increase was due to the inclusion of $146.1 million attributable to the acquisition of Suiza Packaging in 1999. Reid Plastics net sales increased by $1.7 million due to stronger sales across its businesses, particularly in its water and dairy segments.

    GROSS PROFIT. Gross profit increased by 223.8% to $40.9 million for the three month period ended September 30, 1999 from $12.6 million for the comparable period in 1998. The increase was due to the acquisition of Suiza Packaging in 1999 as well as cost reduction efforts initiated at all locations.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 183.3% to $18.7 million for the three month period ended September 30, 1999 from $6.6 million for the comparable period in 1998. The increase was due to the acquisition of Suiza Packaging in 1999 and accelerated depreciation on computer systems which we expect to abandon in 2000.

    OPERATING INCOME. Operating income increased by 241.7% to $20.5 million for the three month period ended September 30, 1999 from $6.0 million for the comparable period in 1998 as a result of the factors discussed above, offset by a restructuring charge of $1.5 million in the three months ended September 30, 1999 relating to the closure of the Reid corporate offices following the transactions.

    INTEREST EXPENSE, NET.  Interest expense, net increased 370.4% to
$12.7 million for the three month period ended September 30, 1999 from $2.7 million for the comparable period in 1998 due to the acquisition of Suiza Packaging together with the higher debt levels following the transactions.

    NINE MONTH PERIOD ENDED SEPTEMBER 30, 1999 COMPARED TO NINE MONTH PERIOD
     ENDED SEPTEMBER 30, 1998

    NET SALES. Net sales increased by 100% to $282.8 million for the nine month period ended September 30, 1999 from $141.5 million for the comparable period for 1998. The increase was due primarily to the acquisition of Suiza Packaging in 1999. The net sales included after July 2, 1999 of $146.4 million were partially offset by a decline in sales of $4.8 million at Reid Plastics. A portion of the net sales decline at Reid Plastics was attributable to a location purchased by the Franklin Plastics division of Suiza Packaging in 1998.

    GROSS PROFIT. Gross profit increased by 102.0% to $58.8 million for the nine month period ended September 30, 1999 from $29.1 million for the comparable period in 1998. The increase was due to the inclusion of $28.3 million of gross profit attributable to the acquisition of Suiza Packaging in 1999.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expenses increased by 75.5% to $27.8 million for the nine month period ended September 30, 1999 from $15.8 million for the comparable period in 1998. The increase was due to the inclusion of the selling, general and administrative expenses incurred by Suiza Packaging after July 2, 1999 and accelerated depreciation of computer systems which we expect to abandon in 2000.

    OPERATING INCOME. Operating income increased by 121.8% to $29.5 million for the nine month period ended September 30, 1999 from $13.3 million for the comparable period in 1998 as a result of the acquisition of Suiza Packaging offset by the restructuring charge recorded in September 1999 relating to the closure of the Reid corporate offices following the transactions.

    INTEREST EXPENSE, NET. Interest expense, net increased by 117.7% to $17.2 million for the nine month period ended September 30, 1999 from $7.9 million for the comparable period in 1998.

    YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    NET SALES. Net sales decreased by 11.5% to $175.2 million in 1998 from $197.9 million in 1997. The decrease was partially due to a reduction in the price of HDPE resin in 1998, which was passed on over time to customers in the form of lower selling prices, lower sales volume because of the closure of plants in Calgary, Alberta and Riverside, California and a reduction in business at the Albuquerque, New Mexico facility.

    GROSS PROFIT. Gross profit increased by 41.2% to $30.5 million in 1998 from $21.6 million in 1997. The increase was primarily attributable to improved management of operating expenses following the acquisition of a controlling interest in Reid Plastics Holdings by an affiliate of Vestar Capital Partners III, including a reduction of $2.5 million in labor and overhead expenses associated with the consolidation of several manufacturing facilities. In particular, Reid Plastics, Inc. consolidated its Monrovia, California facility into its Samuelson, California facility, closed its Calgary, Alberta facility (moving its equipment into the City of Industry (Willow), California facility), closed its Sacramento, California facility (moving its business into its Tracy, California facility) and reduced activity at its Albuquerque, New Mexico and Riverside, California facilities. As part of the 1997 acquisition of a controlling interest in Reid Plastics Holdings by an affiliate of Vestar Capital Partners III, Reid Plastics, Inc. established a reserve to account for some leases and plants which it expected to eliminate, close or consolidate with others, which had the effect of reducing cost of sales by $1.1 million. The lease and other expenses associated with these facilities had been expensed in the prior period.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased by 3.4% to $18.1 million in 1998 from $17.5 million in 1997. The increase resulted primarily from increased costs of hiring management, the relocation of corporate offices to Diamond Bar, California and the cost of hiring consulting services in 1998.

    NONRECURRING CHARGES.  In October 1997, Reid Plastics, Inc. recorded
$9.1 million of nonrecurring charges related to the consolidation and closure of some warehousing, manufacturing and administrative facilities.

    OPERATING INCOME (LOSS).  Operating income (loss) increased to
$12.4 million in 1998 from ($5.0) million in 1997. The increase was the result of the factors discussed above.

    OTHER INCOME. Other income increased by 116.7% to $1.3 million in 1998 from $0.6 million in 1997. The increase was primarily attributable to an increase in profitability of Reid Plastics, Inc.'s joint ventures in Colombia and the Dominican Republic.

    INTEREST EXPENSE, NET. Interest expense, net increased by 28.0% to $10.5 million in 1998 from $8.2 million in 1997. The increase was due to higher average outstanding borrowings under its credit agreement.

    NET INCOME (LOSS).  In 1998, Reid Plastics, Inc. recorded net income of
$0.3 million compared to a net loss of ($11.7) million in 1997. The increase was primarily the result of the factors discussed above.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    NET SALES. Net sales increased by 44.9% to $197.9 million in 1997 from $136.6 million in 1996. The increase was due primarily to (1) the inclusion of the full year results for Stewart Walker and PCI Demopolis, which were acquired in November 1996, and (2) higher purchase prices for HDPE resin, which resulted in higher selling prices to customers. The acquisitions referred to above were accounted for using the purchase method of accounting, under which the financial results of an acquired entity are included from the date of acquisition.

    GROSS PROFIT. Gross profit increased by 6.4% to $21.6 million in 1997 from $20.3 million in 1996. The increase was due primarily to the inclusion of the full year results for Stewart Walker and PCI Demopolis which was offset, in part, by an increase in depreciation expense to $11.7 million in 1997 from $5.1 million in 1996.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expense increased by 31.6% to $17.5 million in 1997 from $13.3 million in 1996. The increase was due primarily to the addition of overhead expenses associated with Stewart Walker and PCI Demopolis and a $2.6 million increase in amortization expense resulting from additional goodwill associated with these acquisitions.

    NONRECURRING CHARGES.  In October 1997, Reid Plastics, Inc. recorded
$9.1 million of nonrecurring charges related to the rationalization and closing of some warehousing, manufacturing and administrative facilities.

    OPERATING INCOME (LOSS). Operating income (loss) decreased to ($5.0) million in 1997 from $7.0 million in 1996. The decrease was the result of the factors discussed above.

    OTHER INCOME. Other income of $0.6 million in 1997 was unchanged from the same amount in 1996.

    INTEREST EXPENSE, NET. Interest expense, net increased by 70.8% to $8.2 million in 1997 from $4.8 million in 1996. The increase was due to increased borrowings primarily to fund the November 1996 acquisitions of Stewart Walker and PCI Demopolis, and the acquisition of a controlling interest in Reid Plastics Holdings by an affiliate of Vestar Capital Partners III in
October 1997.

    NET INCOME (LOSS). Reid Plastics, Inc. recorded a net loss of ($11.7) million in 1997 and net income of $0.4 million in 1996. The change was primarily a result of the factors discussed above.

             SELECTED HISTORICAL FINANCIAL DATA OF SUIZA PACKAGING

    The following table presents selected historical financial data of Suiza Packaging preceding the acquisition of Plastics Management Group, the predecessor of Franklin Plastics, Inc., by Suiza Foods for each of the three years in the period ended September 30, 1996 and for the ten months ended
July 31, 1997, and the selected historical post-acquisition financial data of Suiza Packaging for the five months ended December 31, 1997, for the year ended December 31, 1998 and for the six months ended June 30, 1998 and 1999. The selected historical post-acquisition financial data for the year ended
December 31, 1998 and the six months ended June 30, 1998 and 1999 include the operations of twelve businesses purchased by Suiza Packaging in 1998 from the respective acquisition dates (including the significant acquisition of Plastic Containers on May 29, 1998). Franklin Plastics, Inc. was purchased by Suiza Foods on July 31, 1997. Financial data subsequent to that date is referred to as post-acquisition. The selected historical post-acquisition financial data for the six months ended June 30, 1998 and 1999 are unaudited, and, in the opinion of management of Consolidated Container Company, reflect all adjustments consisting of normal recurring adjustments that are necessary to present fairly the financial results for these periods. The selected historical financial data do not purport to indicate results of operations as of any future date or for any future period. The selected historical financial data have been derived from and should be read in conjunction with the audited and unaudited financial statements of Suiza Packaging and the notes to them, "Use of Proceeds" and "Management's Discussions and Analysis of Financial Conditions and Results of Operations of Suiza Packaging."

                                                                                                POST-ACQUISITION
                                           PRE-ACQUISITION                   ------------------------------------------------------
                           ------------------------------------------------
                                                              TEN MONTHS       FIVE MONTHS
                                                             SEPTEMBER 30       JULY 31,
                                                                THROUGH          THROUGH        YEAR ENDED       SIX MONTHS ENDED
                              YEAR ENDED SEPTEMBER 30,         JULY 31,       DECEMBER 31,     DECEMBER 31,          JUNE 30,
                           -------------------------------  ---------------  ---------------  ---------------  --------------------
                             1994       1995       1996          1997             1997             1998          1998       1999
                           ---------  ---------  ---------  ---------------  ---------------  ---------------  ---------  ---------
                                            (IN MILLIONS)                                        (IN MILLIONS)
INCOME STATEMENT DATA:
Net sales................  $    38.4  $    67.1  $    80.1     $    89.6        $    49.7        $   367.9     $   114.6  $   263.5
Cost of goods sold.......       33.0       61.4       67.6          79.7             39.0             83.1          89.4      198.7
                           ---------  ---------  ---------     ---------        ---------        ---------     ---------  ---------
Gross profit.............        5.4        5.7       12.5           9.9             10.7             84.8          25.2       64.8
Selling, general and
  administrative
  expenses...............        1.2        1.0        2.6           1.9              6.3             38.2          13.0       30.3
                           ---------  ---------  ---------     ---------        ---------        ---------     ---------  ---------
Operating income.........        4.2        4.7        9.9           8.0              4.4             46.6          12.2       34.5
Other income (expense)...        0.1        0.3       (0.4)         (0.2)              --             (0.1)           --         .3
Interest expense, net
  (a)....................        0.3        0.6        1.1           1.5              4.7             26.8           8.4       18.6
                           ---------  ---------  ---------     ---------        ---------        ---------     ---------  ---------
Income (loss) before
  income taxes...........        4.0        4.4        8.4           6.3             (0.3)            19.7           3.8       16.2
Income tax expense.......        0.1        0.1        0.2           0.4              0.2              9.5           1.8        7.7
                           ---------  ---------  ---------     ---------        ---------        ---------     ---------  ---------
Net income (loss)........  $     3.9  $     4.3  $     8.2     $     5.9        $    (0.5)       $    10.2           2.0        8.5
                           =========  =========  =========     =========        =========        =========     =========  =========
OTHER DATA:
EBITDA (b)...............  $     6.6  $     7.1  $    13.6     $    12.8        $     6.6        $    63.8          17.1       49.6
Net cash provided by
  (used by) operating
  activities.............        5.8        5.7       13.1           9.0              9.2             26.7           2.1       21.2
Net cash used in
  investing activities...       (0.6)      (3.3)     (29.5)        (14.8)          (145.4)          (142.5)        (59.6)     (14.8)
Net cash provided by
  (used in) financing
  activities.............       (5.3)      (2.4)      17.1           5.0            136.4            117.1          58.2       (3.5)
Depreciation and
  amortization...........        2.3        2.1        4.1           5.0              2.2             17.3           4.9       14.8
Capital expenditures.....       11.8        8.2       29.4          14.7              9.3             63.7          17.8       16.0
Cash interest expense,
  net (c)................        0.3        0.6        1.1           1.5              4.7             27.3           8.5       19.0
Ratio of earnings to
  fixed charges (d)......        5.0x       3.5x       4.4x          3.0x              --              1.6x          1.4x       1.8x

(TABLE CONTINUED FROM AND FOOTNOTES FROM TABLE ON PRIOR PAGE)

                                                                                                 POST-ACQUISITION
                                            PRE-ACQUISITION                   ------------------------------------------------------
                            ------------------------------------------------
                                                               TEN MONTHS       FIVE MONTHS
                                                              SEPTEMBER 30       JULY 31,
                                                                 THROUGH          THROUGH        YEAR ENDED       SIX MONTHS ENDED
                               YEAR ENDED SEPTEMBER 30,         JULY 31,       DECEMBER 31,     DECEMBER 31,          JUNE 30,
                            -------------------------------  ---------------  ---------------  ---------------  --------------------
                              1994       1995       1996          1997             1997             1998          1998       1999
                            ---------  ---------  ---------  ---------------  ---------------  ---------------  ---------  ---------
                                             (IN MILLIONS)                                        (IN MILLIONS)
BALANCE SHEET DATA
  (at end of period):
Cash and cash
  equivalents.............  $     0.1  $     0.2  $     0.8     $      --        $     0.3        $     1.7     $     0.9  $      --
Working capital...........       (5.8)      (4.3)     (23.1)          2.5             (5.7)           (22.2)          6.7         --
Total assets..............       13.5       17.6       46.3          57.9            158.9            591.9         540.9         --
Total debt................        6.3        7.0       27.7          38.7            108.8            404.7         372.8         --
Total preferred stock.....         --         --         --            --             22.7             72.6          65.8         --
Total common stockholders'
  equity..................        1.8        3.9        7.5           9.2              3.0             13.3          11.3         --

------------------------

(a) Represents interest expense, net of interest income.

(b) EBITDA represents earnings (including minority interest and other income) before interest, income taxes, depreciation and amortization. EBITDA is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to operating income as an indicator of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared according to generally accepted accounting principles and is not indicative of operating income or cash flow from operations as determined under generally accepted accounting principles. In addition, our calculation of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies between methods of calculating it.

(c) Cash interest expense, net excludes amortization of deferred financing fees and other non-cash interest expense.

(d) For purposes of determining the ratio of earnings to fixed charges, "earnings" is defined as income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest expense on all debt, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which Suiza Packaging considered to be attributable to interest. Earnings were insufficient to cover fixed charges for the five months ended December 31, 1997 by $0.3 million.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               OF SUIZA PACKAGING

OVERVIEW

    Prior to the closing of the transactions, Suiza Packaging included the operations of Franklin Plastics, Inc. and Plastic Containers. Franklin Plastics, Inc. was acquired by Suiza Foods in July 1997. Plastic Containers and its immediate parent, Continental Can Company, were acquired by Suiza Foods in May 1998. Both of these acquisitions were accounted for using the purchase method of accounting, and the related accounting adjustments, including goodwill, were pushed down and are reflected in the combined financial statements of Suiza Packaging as of their respective acquisition dates. The combined financial statements of Suiza Packaging for the periods before July 31, 1997 were prepared using the historical basis of accounting for Plastics Management Group, the predecessor of Suiza Packaging. Because of the application of the purchase method of accounting, as of the respective acquisition dates of Franklin Plastics, Inc. and Plastic Containers, the operating results of Suiza Packaging and its predecessor are presented using different bases of accounting that affect the comparability of their operating results.

    Prior to the closing of the transactions, Suiza Packaging was a leading domestic developer, manufacturer and marketer of rigid plastic containers for many of the world's largest branded consumer products and beverage companies. Suiza Packaging's product line consisted of single and multi-layer containers made from a variety of plastic resins including HDPE, PP, PET and PVC in sizes ranging from two ounces to five gallons.

    Suiza Packaging's primary raw materials consisted of HDPE, PP, PET and PVC resins. Although net sales were affected by fluctuations in resin prices, Suiza Packaging's gross profit was, in general, substantially unaffected by these fluctuations because industry practice and its contractual arrangements with customers permitted or required it, over time, to pass through changes in resin prices by means of changes in product pricing. Consequently, Suiza Packaging believed that an analysis of the gross profit on a percentage of sales basis was not meaningful.

    During 1998, in addition to the Plastic Containers acquisition, Suiza Packaging completed the acquisition of 11 other plastic packaging businesses funded primarily with borrowings from Suiza Foods.

    The year ended December 31, 1997 results of operations data has been derived from the unaudited pre-acquisition financial records of Suiza Packaging for the quarter ended March 31, 1997 and the audited pre and post acquisition financial statements of Suiza Packaging for the four months ended July 31, 1997 and the five months ended December 31, 1997.

RESULTS OF OPERATIONS

    SIX MONTHS PERIOD ENDED JUNE 30, 1999 COMPARED TO SIX MONTH PERIOD ENDED
     JUNE 30, 1998

    NET SALES. Net sales increased by 219.9% to $263.5 million for the six month period ended June 30, 1999 from $114.6 million for the comparable period for 1998. The increase was primarily attributable to the inclusion of entities which Suiza Packaging acquired after March 31, 1998, including Plastic Containers, Liquitane, Rostan Corporation and Consolidation Plastechs and as the commencement of operations at six new locations after March 31, 1998.

    GROSS PROFIT. Gross profit increased by 157.1% to $64.8 million of the six month period ended June 30, 1999 from $25.2 million for the comparable period in 1998. The increase is primarily a result of the inclusion of Plastic Containers in 1999, which accounted for $26.1 million of the gross profit for that period. Gross profit for the Franklin Plastics, Inc. operations increased from $20.1 million in the first six months of 1999 to $38.7 million compared to the first months of 1998 due to the inclusion of the businesses which were acquired after March 31, 1998.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 133.1% to $30.3 million for the six month period ended June 30, 1999 from $13.0 million for the comparable period in 1998. The increase was due to the inclusion of $12.4 million of operating expenses of Plastic Containers that were included in the first six months of 1999, together with $1.7 million of amortization of the goodwill recorded for the acquisitions completed after March 31, 1998. Operating expenses related to the Franklin Plastics, Inc. operations were $5.4 million higher due to expenses related to the integration of the acquired businesses.

    OPERATING INCOME. Operating income increased by 182.7% to $34.5 million for the six month period ended June 30, 1999 from $12.2 million for the comparable period in 1998. The increase was due to the factors described above.

    INTEREST EXPENSE, NET. Interest expense, net increased by 121.4% to $18.6 million for the six month period ended June 30, 1999 from $ 8.4 million for the comparable period in 1998. The increase was due to an increased level of debt relating to the business acquired, including Plastic Containers.

    NET INCOME. Net income increased by 325% to $8.5 million for the six month period ended June 30, 1999 from $2.0 million for the six month period ended June 30, 1998. The increase was due to the factors described above.

    YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    NET SALES. Net sales increased by 218.0% to $367.9 million in 1998 from $115.7 million in 1997. The increase in net sales is primarily attributable to the inclusion of Plastic Containers, which was acquired in May 1998, together with the acquisition of eleven additional plastic packaging businesses during 1998. Net sales attributable to acquired businesses, including Plastic Containers, were $221.1 million. In addition, $4.4 million of the increase in net sales resulted from new plant openings in 1998, and $6.2 million of the increase from 1997 to 1998 was due to the inclusion for a full year of the operations of four plants that we opened during 1997.

    GROSS PROFIT. Gross profit increased by 371.1% to $84.8 million in 1998 from $18.0 million in 1997. The increase in gross profit was attributable to the inclusion of the operations acquired during 1998 as well as the inclusion for a full year in 1998 of plants that we opened during 1997. Of the total gross profit of $84.8 million in 1998, $30.7 million was from Plastic Containers.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 409.3% to $38.2 million in 1998 from $7.5 million in 1997. The increase resulted primarily from the addition of the businesses acquired, including $15.0 million of operating expenses at Plastic Containers and $3.3 million of plant rationalization and realignment costs related to the integration of the businesses acquired and $5.1 million related to the amortization of goodwill recorded for the businesses acquired.

    OPERATING INCOME. Operating income increased by 343.8% to $46.6 million in 1998 from $10.5 million in 1997. The increase in operating income is primarily attributable to the factors discussed above.

    INTEREST EXPENSE, NET. Interest expense, net increased by 362.1% to $26.8 million in 1998 from $5.8 million in 1997 due to the interest expense relating to the higher amount of debt relating to the businesses acquired in 1998. Interest expense attributable to the Plastic Containers acquisition was $11.4 million.

    NET INCOME. Net income increased by 148.8% to $10.2 million in 1998 from $4.1 million in 1997 due to the factors discussed above.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED SEPTEMBER 30, 1996

    NET SALES. Net sales increased by 44.4% to $115.7 million in 1997 from $80.1 million in 1996. The increase in net sales was due primarily to the inclusion of a full year's results of operation in 1997 of four operating facilities that we acquired in late 1996.

    GROSS PROFIT. Gross profit increased by 44.0% to $18.0 million in 1997 from $12.5 million in 1996. The increase resulted primarily from the inclusion of the full year of operations for four new facilities in 1997.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by 188.5% to $7.5 million in 1997 from $2.6 million in 1996. The increase was due primarily to the increase in the number of plants operating in 1997 compared to 1996 and the amortization of goodwill related to acquisitions. These increases were offset, part, by reduced corporate charges due to the establishment of a corporate administrative function in 1997, which costs were less than the amounts previously charged by the predecessor parent company.

    OPERATING INCOME. Operating income increased by 6.1% to $10.5 million in 1997 from $9.9 million in 1996. The $0.6 million increase in 1998 was attributable to the factors discussed above.

    INTEREST EXPENSE, NET. Interest expense, net increased by 427.3% to $5.8 million in 1997 from $1.1 million in 1996 due to the interest on the debt from Suiza Foods' acquisition of Franklin Plastics, Inc. and the formation of Suiza Packaging.

    NET INCOME. For reasons discussed above, net income decreased by 50.0% to $4.1 million in 1997 from $8.2 million in 1996.

               SELECTED HISTORICAL PRE-ACQUISITION FINANCIAL DATA
                          OF PLASTIC CONTAINERS, INC.

    The following table presents selected historical financial data of Plastic Containers, preceding its acquisition by Suiza Foods on May 29, 1998, for each of the four years in the period ended December 31, 1997 and the five months ended May 29, 1998. The post-acquisition historical financial data of Plastic Containers for the seven month period ended December 31, 1998 and the unaudited six months ended June 30, 1999 is included in the historical financial data of Suiza Packaging for those periods. The selected historical pre-acquisition financial data do not purport to indicate results of operations as of any future date or for any future period. The selected historical pre-acquisition financial data have been derived from and should be read in conjunction with the audited financial statements of Plastic Containers and the notes to them, "Use of Proceeds" and "Management's Discussions and Analysis of Financial Conditions and Results of Operations of Suiza Packaging."

                                                                                               FIVE MONTHS
                                                           YEAR ENDED DECEMBER 31,            ENDED MAY 29,
                                                  -----------------------------------------   -------------
                                                    1994       1995       1996       1997         1998
                                                  --------   --------   --------   --------   -------------
                                                                        (IN MILLIONS)
INCOME STATEMENT DATA:
  Net sales.....................................   $230.5     $277.1     $267.8     $279.6        $108.9
  Cost of goods sold............................    192.6      237.7      224.8      234.2          92.2
  Gross profit..................................     37.9       39.4       43.0       45.4          16.7
                                                   ------     ------     ------     ------        ------
  Selling, general and administrative
    expenses....................................     29.3       30.0       35.3       27.8          11.6
                                                   ------     ------     ------     ------        ------
  Operating income..............................      8.6        9.4        7.7       17.6           5.1
  Other expense.................................      0.4        0.3        0.4        0.6            --
  Interest expense, net (a).....................     11.6       11.6       12.8       12.1           5.0
                                                   ------     ------     ------     ------        ------
  Income (loss) before income taxes and
    extraordinary item..........................     (3.4)      (2.5)      (5.5)       4.9           0.1
  Income tax benefit............................      1.6        2.5        1.9        1.0           1.6
                                                   ------     ------     ------     ------        ------
  Income (loss) before extraordinary item.......     (1.8)        --       (3.6)       5.9           1.7
  Extraordinary item -- loss on early
    extinguishment of debt......................     (0.2)      (0.2)      (7.3)        --            --
  Cumulative effect of accounting change........     (0.5)        --         --         --            --
                                                   ------     ------     ------     ------        ------
  Net income (loss).............................   $ (2.5)    $ (0.2)    $(10.9)    $  5.9        $  1.7
                                                   ======     ======     ======     ======        ======

OTHER DATA:
  EBITDA (b)....................................    $33.3(c)   $33.1(c)   $28.7(c)   $29.9        $ 10.7
  Net cash provided by operating activities.....     17.6       12.5       24.5       21.3          14.0
  Net cash provided by (used in) investing
    activities..................................    (14.9)     (30.3)     (10.5)     (29.7)        (13.9)
  Net cash provided by (used in) financing
    activities..................................     (5.5)      16.5       (3.3)      (1.3)         (0.3)
  Depreciation and amortization.................     25.1       24.0       21.4       12.9           5.6
  Capital expenditures..........................     15.0       30.7       21.2       11.1           6.8
  Cash interest expense, net (d)................     11.6       11.6       12.7       11.4           4.8
  Ratio of earnings to fixed charges (e)........       --         --         --        1.3x          1.0x

BALANCE SHEET DATA (at end of period):
  Cash and cash equivalents.....................   $  2.7     $  1.4     $ 12.2     $  2.5        $  2.3
  Working capital...............................     24.2        0.2       25.3       29.9          23.4
  Total assets..................................    209.3      219.6      205.7      204.9         207.3
  Total debt....................................    105.5      105.4      130.0      129.0         128.7
  Total stockholders' equity....................     37.7       37.5       14.2       20.1          16.5

                                   (FOOTNOTES TO TABLE APPEAR ON FOLLOWING PAGE)

(FOOTNOTES FROM TABLE ON PRIOR PAGE)

(a) Represents interest expense, net of interest income.

(b) EBITDA represents earnings, including minority interest and other income, before interest, income taxes, depreciation and amortization and extraordinary items and the cumulative effect of an accounting change. EBITDA is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is not intended to represent cash flows for the periods presented, nor has it been presented as an alternative to operating income as an indicator of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared according to generally accepted accounting principles and is not indicative of operating income or cash flow from operations as determined under generally accepted accounting principles. In addition, our calculation of EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies between methods of calculating it.

(c) Represents Adjusted EBITDA for the period. Adjusted EBITDA represents EBITDA as adjusted to give effect to extraordinary items regarding the early extinguishment of debt for the years ended December 31, 1994, 1995, and 1996 and the cumulative effect of an accounting change for the year ended December 31, 1994. We have calculated Adjusted EBITDA as follows:

                                  YEAR ENDED          YEAR ENDED          YEAR ENDED
                               DECEMBER 31, 1994   DECEMBER 31, 1995   DECEMBER 31, 1996
                               -----------------   -----------------   -----------------
EBITDA.......................        32.6                32.9                21.4
Extraordinary item...........         0.2                 0.2                 7.3
Cumulative effect of
  accounting change..........         0.5                  --                  --
                                     ----                ----                ----
  Adjusted EBITDA............        33.3                33.1                28.7
                                     ====                ====                ====

(d) Cash interest expense, net excludes amortization of deferred financing fees.

(e) For purposes of determining the ratio of earnings to fixed charges, "earnings" is defined as income (loss) before income taxes plus fixed charges. "Fixed charges" consist of interest expense on all debt, amortization of deferred financing costs and one-third of rental expense on operating leases, representing that portion of rental expense which Plastic Containers considered to be attributable to interest. Earnings were insufficient to cover fixed charges for the years ended December 31, 1994, 1995, and 1996 by $3.4 million, $2.5 million and $5.5 million.

                                    BUSINESS

    We are a leading domestic developer, manufacturer and marketer of rigid plastic containers for many of the world's largest branded consumer products and beverage companies. In 1998, we sold over 4 billion containers to the dairy, water, other beverage, food, household chemical and personal care, automotive and agricultural and industrial chemical sectors. Our broad container product line ranges in size from two ounce to six gallon containers and consists of single and multi-layer plastic containers made from a variety of plastic resins, including HDPE, PC, PP, PET and PVC. Because our broad range of product lines serves customers in diverse industries and regions in the United States, we believe that our net sales and cash flow are relatively stable, reducing our exposure to particular market or regional economic cycles. We have grown net sales through acquisitions and internal growth between 1996 and 1998 at a compounded annual growth rate of approximately 58.0%.

    We serve our customers with a wide range of manufacturing capabilities and services through a nationwide network of 71 strategically located manufacturing facilities and through a nationally recognized research, development and engineering center. In addition, we have five international manufacturing facilities in Canada, Puerto Rico and Mexico. Twenty-eight of our manufacturing facilities are located on-site at our customers' plants. On-site facilities enable us to work more closely with these customers, to facilitate just-in-time inventory management, to eliminate costly shipping and handling charges, to reduce working capital needs and to foster the development of long-term manufacturing and distribution relationships. Our nationally recognized research, development and engineering center creates innovative product designs for our customers and process improvements in the manufacture of our containers. Our customers rely on our design and technical expertise because package design is a critical component in many of their marketing programs. Having been among the first to use the higher output wheel manufacturing process, we continue to be an industry leader in production technologies for plastic containers by:

    - innovating new products, such as patented insulated handle designs for microwaveable table syrup bottles, containers for liquid juice concentrates and reformable containers, which permit reheating after being filled without distortion to the container; and

    - efficiently manufacturing containers with specialized features, such as multiple barrier layers, in-mold labeling and "window-stripes," which are see-through stripes that permit visual measurement of the container's contents.

    Approximately 74% of our pro forma net sales for the quarter ended
March 31, 1999 were from products in which, we believe, we had a leading position. We summarize in the table below operating information about the principal plastic products in which we held a leading position in the United States in the first quarter of 1999.

                             PRO FORMA
                           NET SALES FOR
                            THE QUARTER
                               ENDED       PERCENTAGE                                          PRINCIPAL PRODUCTS
                             MARCH 31,      OF TOTAL          RESIN            TOP TEN              PACKAGED
PRODUCT CATEGORY               1999        NET SALES          TYPES           CUSTOMERS     IN OUR PLASTIC CONTAINERS
----------------           -------------   ----------   -----------------   -------------   -------------------------
                            (DOLLARS IN
                             MILLIONS)

    Dairy................     $ 38.2           22.9%    HDPE, PET           Dean Foods,     - 1 gallon milk
                                                                            Suiza Foods     - 1 quart milk
                                                                                            - Half gallon milk
                                                                                            - Single-serve milk

    Water................       23.5           14.1     HDPE, PC,           McKesson,       - 1, 3, 5, and 6 gallon
                                                        PET                 Perrier,          water
                                                                            Suntory         - 10 quart water

    Other Beverages......       26.0           15.6     HDPE, PET           Minute Maid     - Chilled juices
                                                                                            - Fruit drinks

    Food.................       17.6           10.5     HDPE, PP,           Procter &       - Condiments
                                                        PET                 Gamble

    Household Chemical &
      Personal Care......       23.8           14.2     HDPE,               Procter &       - Dishwashing soap
                                                        PVC, PET            Gamble          - Household cleaners
                                                                                            - Haircare products

    Automotive...........       14.8            8.9     HDPE                Mobil,          - 1 quart motor oil
                                                                            Pennzoil-       - 1 gallon anti-freeze
                                                                            Quaker State    - 1 gallon windshield
                                                                                            wash fluid

    Agricultural,
      Industrial &
      Other..............       23.2           13.8     HDPE, PP            Scotts          - Insect repellants
                                                                            Company         - Weed killers
                                                                                            - Fertilizers

    Total................     $167.1          100.0%
                              ======         ======

COMPETITIVE STRENGTHS

    We believe the following contribute to our position as a leading domestic developer, manufacturer and marketer of rigid plastic containers:

    LEADING SHARES IN STABLE MARKETS. We believe that we are a leading domestic supplier of HDPE and PC containers to the dairy, water, other beverage, food, household chemical and personal care, automotive and agricultural and industrial and other sectors. Our customers operate, in general, in developed and stable businesses that industry analysts believe will enjoy moderate but steady growth for the next several years. We attribute our leadership positions primarily to our broad and innovative product lines, well-established customer relationships, high level of customer service, low-cost manufacturing capabilities, technological expertise and ability to offer value-added services, such as logistics support, inventory management, warehousing and advanced planning assistance.

    ADVANCED MANUFACTURING, DESIGN AND ENGINEERING CAPABILITIES. Our national network of 71 manufacturing plants and over 600 operating lines permit us to apply our broad range of manufacturing and design capabilities across a wide geographic area to provide our customers with products targeted to their specific needs. Our national manufacturing network enables us to:

    - compete effectively for contracts that require low or high volume runs, multiple distribution points and varied product and resin types;

    - make frequent, timely product deliveries to our customers, many of which have implemented just-in-time inventory management techniques;

    - respond quickly to our customers' frequently changing needs for production capacity in new product and resin types and in new regions; and

    - minimize transportation costs.

    We believe our sophisticated manufacturing capabilities are characterized by varied and flexible manufacturing technologies, as evidenced by our broad product offering which ranges from single layer HDPE bottles for the water and dairy sectors to multiple layer containers manufactured with a high degree of design and engineering complexity. In addition, our nationally recognized research, development and engineering center has provided us with over 100 patents for bottle designs, increased process output at selected plants by 25%, designed automatic on-line testing equipment and robotic product handling equipment, developed advanced bottle trimming techniques and brought to market many innovative products.

    SIGNIFICANT ON-SITE PRESENCE. We have 28 on-site manufacturing facilities at customer locations. On-site plants enable us to work more closely with customers at these plants, to facilitate just-in-time inventory management, to generate significant savings opportunities through process re-engineering, to eliminate costly packing, shipping and handling charges, to reduce working capital and to foster the development of long-term customer relationships. Further, we generally install additional capacity at our on-site facilities that permits us to service additional local customers.

    LONG-TERM CUSTOMER RELATIONSHIPS. We enjoy long-term relationships averaging over 20 years with our ten largest customers, which accounted for approximately 48% of our pro forma net sales in 1998. We believe our strong record of maintaining customers is attributable to our design and technical manufacturing capabilities, high level of customer service and competitive pricing. In 1998, we renewed 13 of our 14 long-term, contractual arrangements which were subject to renewal.

    ECONOMIES OF SCALE. We believe that our competitive success is due, in part, to our having capitalized on economies of scale to lower costs in a number of critical functions as a result of:

    - our manufacturing and technology expertise and large volume of production, allowing us to manufacture at a lower unit cost than many of our competitors;

    - our position as one of the largest purchasers of bottle-grade plastic resins in the world, providing us with a reliable supply of resins and allowing us to offer our customers competitively priced products; and

    - our nationwide network of geographically diverse manufacturing plants, giving us greater opportunities to optimize transportation costs and realize distribution efficiencies.

    EXPERIENCED AND MOTIVATED MANAGEMENT TEAM. We are lead by an experienced team of senior officers and managers with a record of achieving profitable growth, maintaining long relationships with blue chip customers, integrating acquisitions and successfully bringing to market new container designs and manufacturing processes. Our top eight senior officers and managers average over 20 years of experience in the packaging and consumer packaged goods industries. Our top eight senior officers and managers hold directly or through other interests, or have options to acquire, a total of approximately 13% of the equity interests in Consolidated Container Holdings and will have the opportunity to acquire up to an additional 5.5% of the equity interests in Consolidated Container Holdings through a management option plan.

BUSINESS STRATEGY

    We intend to capitalize on our significant industry position to become the preeminent supplier of rigid plastic containers in North America with a presence in selected international markets. We seek to achieve this objective through the continued implementation of the following strategies:

    BROADEN OUR CUSTOMER RELATIONSHIPS. The combination of Reid Plastics, Inc. and Suiza Packaging into Consolidated Container Company provides us with the opportunity to increase our customer base by selling a broader line of products across a wider geographic network. In addition, we plan to expand our position with existing customers by cross-selling our broad product and service capabilities among the complementary customer bases of Reid Plastics, Inc. and Suiza Packaging. For example, we believe that we will be able to effectively cross-sell Reid Plastics, Inc.'s ten quart water bottle to Suiza Packaging's customer base. We intend to take advantage of our national manufacturing capabilities to grow with our existing customers as they expand their businesses domestically, and we also plan to grow with our existing customers in selected international markets. In addition, we believe that our vendor management programs foster long-term customer relationships, and we will seek opportunities to initiate these programs with new and existing customers.

    REALIZE COST SAVINGS AND OPERATING SYNERGIES. By combining Reid Plastics, Inc. and Suiza Packaging into Consolidated Container Company, we expect to realize substantial cost savings and operating synergies by:

    - rationalizing manufacturing facilities and eliminating redundant corporate functions;

    - optimizing our nationwide manufacturing network to lower transportation costs, maximize capacity utilization and expand product distribution;

    - sharing the best practices of our most efficient manufacturing facilities, which we believe will lead to increased efficiencies and lower company-wide costs; and

    - leveraging our nationally recognized research, development and engineering center to improve designs and process engineering throughout the newly combined entity.

    CAPITALIZE ON PLASTIC CONVERSION TRENDS. We intend to take advantage of our position as a leading manufacturer and marketer of plastic containers to continue to capitalize on the industry trend toward the conversion of glass, metal and paper containers to plastic containers. We believe that opportunities exist to convert half gallon milk containers and consumer single-serve milk bottles, each of which is still mainly packaged in paper cartons. Similarly, we expect that demand for plastic containers for food products will grow as new barrier technologies and other innovations permit plastic to supplant glass and metal in many applications, such as for the packaging of mayonnaise, soups, tomato based products and jams and jellies. In addition, we believe that we are well positioned to capitalize on the growth of hot-fill PET containers for food and beverages. Currently, we are working with several customers to develop new HDPE and PET containers for food and beverage products that have traditionally been packaged in other materials, such as paper, metal and glass.

    PURSUE STRATEGIC ACQUISITIONS. Strategic acquisitions have been, and, we believe, will continue to be an important element in our growth and in our efforts to capitalize on consolidation trends in the plastic packaging industry. We plan to pursue selected strategic acquisitions to strengthen our customer base, broaden our geographic presence and product lines, enhance our production capabilities and provide significant operating synergies. We believe that we can apply our core manufacturing strengths, broad product line, distribution capabilities and experienced management team to improve the results of the acquired entities. As a leading consolidator in the U.S. rigid plastic packaging business, we made twelve acquisitions, including the acquisition of Plastic Containers, in 1998 that increased our pro forma net sales by $365.4 million and our pro forma EBITDA by $55.0 million.

PRINCIPAL PRODUCT CATEGORIES

    We summarize below our seven principal product categories.

    DAIRY. We believe that we are a leading manufacturer of dairy containers using HDPE and PET. Our principal products in this sector include one gallon and half gallon HDPE bottles, which we sell primarily to dairies for sale through retail channels. We have worked with our customers to innovate several products in this sector, including single-serve HDPE and PET milk containers and "sleeved" milk bottles. On a pro forma basis, our dairy products generated approximately 22.9% of our net sales for the quarter ended March 31, 1999.

    WATER. We believe that we are a leading manufacturer of water containers using HDPE and PC in the United States and Canada. Our principal products in this sector include one and ten quart HDPE bottles, which we sell primarily to water producers for sale through retail channels, and three, five and six gallon PC bottles for the bulk packaging of water for water coolers. On a pro forma basis, our water products generated approximately 14.1% of our net sales for the quarter ended March 31, 1999.

    OTHER BEVERAGE. We believe that we are a leading manufacturer of plastic containers for other beverages, including chilled juices. We also manufacture a wide variety of containers for other beverage products using HDPE and PET, consisting of high value-added technically advanced containers for products such as fruit juices and fruit drinks. We manufacture a wide array of products in this sector, ranging from six to 96 ounce HDPE bottles for fruit drinks and multiple layer one gallon HDPE containers for fruit juice. On a pro forma basis, our other beverage products generated approximately 15.6% of our net sales for the quarter ended March 31, 1999.

    FOOD. We manufacture a wide range of food containers using HDPE, PP and PET for a variety of food products, such as ketchup, maple syrup, edible oil and salsa. We have manufactured many innovative products, such as squeezable ketchup bottles, high-gloss salsa containers and reformable containers, which permit reheating after the filling process without distortion to the container and which are used for infant formula. In 1998, our food and other beverage containers consisted of approximately 56% single layer containers and 44% multiple layer containers with barrier properties. On a pro forma basis, our food products generated approximately 10.5% of our net sales for the quarter ended March 31, 1999.

    HOUSEHOLD CHEMICALS & PERSONAL CARE. Our containers for household chemicals products, made mainly from HDPE and also from PET, are used for laundry detergents, hard surface cleaners, dishwashing liquids, bleaches and fabric softeners. Our containers for personal care products, made from HDPE and PVC, are used for containers for shampoos, conditioners and other hair care products. On a pro forma basis, our household chemicals and personal care products generated approximately 14.2% of our net sales for the quarter ended March 31, 1999.

    AUTOMOTIVE. We believe that we are a leading supplier of plastic containers to the automotive industry. We manufacture primarily one quart HDPE bottles for motor oil and one gallon HDPE containers for anti-freeze and windshield wash solvent. On a pro forma basis, our automotive products generated approximately 8.9% of our net sales for the quarter ended March 31, 1999.

    AGRICULTURAL, INDUSTRIAL & OTHER. We manufacture containers for use by industrial and agricultural manufacturers for products such as insect repellents, high strength cleaners packaged for commercial and industrial use and fertilizers. Our Conolene-TM- process creates chemical-resistant Conolene-TM- containers, which are leading products in this sector. Our other products in this category include containers for medical supplies and pharmaceutical supplies, shipping crates, water cooler valves and bottle caps. On a pro forma basis, our agricultural, industrial and other products generated approximately 13.8% of our net sales for the quarter ended March 31, 1999.

INDUSTRY

    Industry analysts estimate that the U.S. rigid plastic containers segment of the total U.S. packaging industry had sales of approximately $10 billion in 1997. In 1997, 27.5 billion units of plastic bottles and jars for the sectors in which we compete, were shipped by U.S. manufacturers, having grown by an annual rate of 5.8% from 15.7 billion units in 1987. Industry analysts estimate that shipments of plastic bottles and jars in the sectors in which we compete, will increase by 4.5% annually to 34.2 billion units in 2002. The plastic containers segment consists of the packaging of soft drinks, dairy products, water, fruit beverages (principally juices made from frozen concentrate, shelf stable juices and chilled ready-to-serve juices), alcoholic beverages, other non-alcoholic beverages (such as iced teas and isotonic sports drinks), food, household chemicals, pharmaceuticals, automotive chemicals and personal care products. In general, these sectors are mature and are characterized by moderate but stable unit growth, increasing competition, increasing emphasis on technological innovations and product line extensions and pricing pressure which is manifested in customer demand for lower unit costs. Growth in these sectors is influenced largely by macroeconomic factors, the state of the general economy and the demand for consumer staples, such as food and beverages, which account for over three quarters of the demand for plastic containers. In 1997, plastic bottles and jars were made 46% from HDPE, 44% from PET and 10% from other resins.

    INDUSTRY TRENDS. Over the past several years, the plastic container business has been characterized by two major trends: the conversion of containers made from glass, metal and paper products to containers made from plastic resins, and the consolidation of container manufacturers and the customers they serve. Although many products which were previously packaged in glass, metal or paper containers have converted to the use of plastic containers, such as many food and beverage products and one quart motor oil, we believe that opportunities exist for continued conversion for select products, such as half gallon, quart and single-serve milk products, chilled juice products, mayonnaise, tomato-based products, soups and jams and jellies. We believe this trend is a result of several factors, including increasing consumer preference for plastic containers due to their lighter weight, shatter resistance, resealability and ease of opening and dispensing, container product innovations and product line extensions by branded consumer products companies which use unique plastic containers to differentiate their products to consumers. As a result, container customers often seek new technologies, such as multiple layer plastic containers with strong barrier properties, improved performance features, such as squeezable plastic bottles, and innovative resins. In addition, there is evidence to suggest that there is increasing competition between HDPE and PET, as some containers made from HDPE are now being made with PET.

    Although the U.S. rigid plastic container industry has been undergoing consolidation for a number of years, we believe that this trend will continue for two reasons. First, the industry remains largely fragmented. In 1997, there remained approximately 120 non-captive plastic container blow-molders in the United States with annual revenues of at least $5 million each, of which ten had revenues in excess of $250 million. Second, we believe that the incentives favoring consolidation will continue. These incentives include economies of scale in manufacturing and purchasing, an increasing preference by customers to reduce the number of their suppliers, an increased demand for manufacturing capacity across a broadening range of product and resin types, the need to reduce the cost of transportation and the increasing technical, design and manufacturing sophistication required to produce high quality containers at competitive prices. We believe that the U.S. rigid plastic container business will continue to evolve to support fewer participants who can provide a broad range of container and resins types, innovations in products and technologies and related services to regional, national and international customers.

    MAJOR SECTORS OF THE U.S. RIGID PLASTIC CONTAINER MARKET. We summarize below each of the sectors of the U.S. rigid plastic container business in which we compete, except for our agricultural, industrial and other sectors, for which industry data is not readily available. All estimates and forecasts that we note below were made in 1997 or were based on 1997 data, unless otherwise indicated.

    DAIRY. In 1997, 6.3 billion units of plastic milk bottles were shipped by U.S. manufacturers, having increased from approximately 5.0 billion units in 1987. While per capita consumption of milk is expected to decrease, industry data suggests that shipments of milk containers will increase by 2.4% annually to 7.1 billion units in 2002. Industry analysts also forecast that plastic containers will continue to supplant paper and glass containers in this sector because of their light weight, resistance to breaking, convenient handles, easily resealable caps and reduced leakage problems, although paperboard cartons continue to have cost advantages over plastic bottles in general. As a result, we anticipate that plastic containers will be increasingly used to package milk in half gallon, quart, pint and half pint sizes. HDPE is the favored plastic in this sector because of its processing ease, low cost and suitable barrier properties, but PET is making noticeable inroads, particularly in the smaller sized containers. This sector is also highly fragmented, with captive production by regional dairies accounting for the majority of the supply. Industry data indicates that consolidation of plastic container manufacturers will continue to be an important trend.

    WATER. In 1997, 3.4 billion units of plastic bottled water were shipped by U.S. manufacturers, having increased from 300 million units in 1987. Data for this sector does not include information regarding bulk refillable PC water dispensers. Industry analysts estimate that sales of plastic water containers will increase by 8.4% annually to 5.1 billion units in 2002, a higher growth rate than most other sectors of the plastic containers market. Industry data suggests that this growth will be supported by two principle factors. First, per capita consumption of bottled water is expected to grow from twelve gallons per person in 1997 to fourteen gallons per person by 2002, increasing the demand for all types of bottled water packaging. Industry analysts suggest that this forecast is based on concerns about contamination of municipal water supplies, growing awareness of the superior taste of bottled water, an increase in the popularity of bottled water as a healthy alternative beverage, its rising availability in vending machines and other new outlets and new product introductions. Second, sales of plastic water bottles will continue to increase due to the growing popularity of PET bottles in smaller sizes and the expectation that plastic containers will continue to supplant glass containers because of their superior strength, reusability and light weight. Factors that could limit the growth of bottled water include competition from bottled water in reusable bulk containers, water purified by home devices and a slowdown in the general economy. PC and HDPE containers have largely captured the water market for one gallon sizes and larger. PET is used primarily for single-serve bottles.

    OTHER BEVERAGE. The portion of this sector in which we compete principally consists of containers for fruit beverages, which include packaging for refrigerated fruit juices, shelf-stable juice drinks and juices made from frozen concentrate (collectively, "fruit beverages"). In 1997, there were approximately
1.1 billion units of plastic containers for fruit beverages shipped by U.S. manufacturers, having increased from approximately 500 million units in 1987. Industry analysts estimate that sales of plastic containers for fruit beverages will increase by 6.4% annually to 1.5 billion units in 2002, slightly above the estimated growth rate of 4.5% for shipments of fruit beverages themselves. Factors supporting the growth of plastic containers for fruit juices include the popularity of fruit juices as healthy beverages, the expansion of fruit drinks which consumers have been more readily accepting as "anytime" yet healthy beverages and the conversion of non-plastic containers for shelf-stable fruit juices, particularly in larger sizes, where plastics are most cost effective. Factors limiting growth include the continued popularity of glass containers for some beverage products, the insufficiency of some barrier and hot-fill technologies for fruit drinks and the cost of resins compared to glass. HDPE is the primary resin used to package orange juice, which is the most widely consumed fruit beverage on a per capita basis. PET is the primary resin used to package shelf-stable fruit drinks because of its clarity, impact resistance and hot-fill applications.

    FOOD. In 1997, 6.9 billion units of plastic containers for food products, including plastic bottles and jars, were shipped by U.S. manufacturers, having increased from 2.4 billion units in 1987. This is a mature sector whose growth is, in general, affected by macroeconomic factors and gradual changes in consumer preferences. Industry analysts estimate that sales of these plastic containers for food products will increase by 6.8% annually to 9.6 billion units in 2002. Factors supporting this growth include sales increases of underlying food products (such as prepared and ethnic foods, soups and canned specialties), export sales and advances in multiple layer and barrier technology and other product innovations. We believe that there will be further conversions to plastic containers for selected food products, such as condiments, toppings, mayonnaise, tomato-based products, soups and jams and jellies. Factors constraining growth in this sector include the maturity of their end-use markets and the already high degree of penetration of plastics.

    AUTOMOTIVE. In 1997, 3.3 billion units of plastic containers for automotive chemicals were shipped by U.S. manufacturers, having increased from 2.7 billion in 1987. This sector includes containers for motor oil (which constituted approximately 2.1 billion of the total 3.3 billion units shipped in 1997), antifreeze, coolants, transmission fluids, engine treatments, waxes, windshield washer fluids and other external care products. Industry data estimates that sales of plastic containers for this sector will increase by 1.2% annually to
3.5 billion units in 2002. Industry analysts believe that sales of plastic containers for motor oil are expected to decline to 2.0 billion units by 2002 due to several factors, including consumers' increased use of longer lasting motor oils, which must be changed less frequently, and the proliferation of affordable, quick lube chains and other convenience oriented channels, which purchase engine oils in bulk containers. Industry analysts expect, however, that these declines will be offset in large part by slightly increasing sales of plastic containers for other automotive products. This sector has largely converted to HDPE containers from composite cans.

    HOUSEHOLD CHEMICALS AND PERSONAL CARE. The household chemicals portion of this sector includes plastic containers for detergents, various household cleaners, polishes and waxes. In 1997, 4.9 billion units of plastic containers for these products were shipped by U.S. manufacturers, having increased from
3.8 billion in 1987. Industry data estimates that sales of plastic containers for these products will increase by 2.3% annually to 5.5 billion units in 2002. Industry analysts estimate that this slow rate of growth is due to the maturity of the end-use markets for these products and the fact that plastics have largely supplanted other packaging media in most applications. Industry data suggests that HDPE will remain the primary resin in our portion of this sector because of its superior stress crack and chemical resistance.

    The personal care business in which we participate consists primarily of plastic packaging for hair care products, such as shampoos, conditioners and other products. In 1997, 1.6 billion units of plastic containers for these products were shipped, having increased from 1.0 billion units in 1987. Industry data estimates that containers for these products will grow by 3.5% annually to
1.9 billion units in 2002. Factors supporting growth include the increasing popularity of smaller sized containers and hair colorant kits which incorporate several small plastic bottles. Factors limiting growth include the popularity of larger sized containers, rising demand for reusable containers and the fact that plastics have largely supplanted other packaging media in most applications. Industry analysts expect that HDPE will remain the most widely used resin, although PVC and PET appear to be continuing to make advances.

PRODUCTS

    We currently design, manufacture and market containers for the dairy, water, other beverage, food, household chemical and personal care, automotive and agricultural, industrial and other businesses with HDPE, PC, PP, PET and PVC. We summarize below the uses of these resins and some of their major characteristics.

    HDPE. We manufacture beverage containers for dairy, water, other beverage, automotive and household chemical, such as laundry detergents and dishwashing liquids, products in HDPE. HDPE is relatively durable and flexible, moisture, stress crack resistant and translucent in its natural state yet can be colored easily. Our HDPE containers can be made with a single layer or up to six layers of plastic for specialized uses. Multiple layer containers can have a layer of resin with barrier properties. They can also include a layer of recycled materials or may reduce cost by limiting the use of colorant to the single exterior layer. Our Conolene-TM- processed HDPE containers are treated with fluorine/ nitrogen gas, making them suitable for storing insecticides and chemicals which would otherwise cause a standard HDPE container to degrade over time. Our Lamicon-TM- brand of HDPE container consists of up to six layers, including a barrier layer of ethyl vinyl alcohol, reducing oxygen permeability and making it suitable for use for food products, which are subject to spoiling or deterioration if exposed to oxygen.

    PC. We principally manufacture three, five and six gallon water bottles in PC. PC is a hard, clear, strong, long-lasting, reusable and scratch resistant plastic. Due to their unique strength and durability, PC products are the most highly engineered and most expensive of the plastic resin products used in our containers.

    PP. We manufacture containers for food products, such as ketchup, maple syrup, salad dressing and salsa in PP. PP is naturally translucent, moisture, heat and impact resistant, light weight and has strong barrier and performance properties. PP containers can be manufactured either with a single layer or with multiple layers with barrier properties.

    PET. We manufacture single-serve milk containers, smaller water bottles, other beverages and selected food containers in PET. PET is clear, light weight, shatter-resistant and has strong barrier properties. We expect that PET containers will continue to replace metal and glass packaging due, in part, to the discovery of new processing techniques compatible with the hot-fill process.

    PVC. We manufacture bottles for some personal care products in PVC. PVC is moderately oxygen-permeable, highly abrasion resistant, versatile, elastic, glossy, chemical resistant and is used for containers requiring clarity.

CUSTOMERS

    Our customers include many of the major branded consumer products companies and most bottled water companies, national juice producers, large food concerns, regional dairies, chemical and automotive product manufacturers in the United States. For the year ended December 31, 1998, our largest customer, Procter & Gamble, accounted for approximately 15% of our pro forma net sales and our largest ten customers accounted for approximately 48% of our pro forma net sales.

    For the year ended December 31, 1998, on a pro forma basis, our top ten customers were Dean Foods, McKesson Water Products, Minute Maid, Mobil Oil, Pennzoil Products/Quaker State, Perrier Group of America, Procter & Gamble, Scotts Company, Suiza Foods and Suntory Water Group. We estimate that we have done business with each such customer (or their predecessors) for over ten years, except Dean Foods, which has been a customer for seven years, and Suiza Foods, which has been a customer for four years, and that we have enjoyed long-term relationships with these customers for over 20 years on average.

    In many cases, we are the sole supplier of substantially all of our customers' container requirements for specific products or particular container sizes. In addition, we often have more than one contract with a particular customer because we have individual contracts for specific products or container sizes or, in some circumstances, separate contracts with one or more operating divisions of a single customer. See "Risk Factors -- Concentration of Customers."

COMPETITION

    We face substantial competition throughout our product lines from a number of well-established businesses operating nationally and from firms operating regionally. Our primary national competitors include American National Can, Crown Cork & Seal, Graham Packaging, Liquid Container, Liqui-Box, Owens-Illinois, Plastipak and Silgan. Several of these competitors are larger and have greater financial and other resources than us. In addition, we face substantial competition from a number of captive packaging operations with significant in-house bottling and blow-molding capacity, such as Perrier Group of America, Kroger and Dean Foods.

    We believe that our long-term success is largely dependent on our ability to continue to:

    - attract and maintain new customers;

    - develop product innovations and improve our production technology;

    - offer our customers competitively priced products that meet their design and performance criteria;

    - provide superior service to our customers;

    - accurately anticipate and respond to important trends in the packaging industry, which is continuing to undergo conversion to plastic from other materials and consolidation; and

    - reduce our cost structure.

MARKETING

    Substantially all of our sales are made through the direct efforts of our sales personnel. We conduct sales activities from our corporate headquarters in Dallas, Texas and from various field sales offices located throughout the geographic territories in which we operate. In addition to our other sales and marketing efforts, we provide our customers with in-house support staff and 24-hour, seven days a week, year round customer service.

RESEARCH, DEVELOPMENT AND ENGINEERING

    Research, development and engineering constitute an important part of our business. We undertake these efforts through approximately 70 employees at our research, development and engineering center in Elk Grove, Illinois. We believe that the research, development and engineering center makes us a leader in the innovation and design of new products, product enhancements and manufacturing technologies and processes. As a result of this effort, we:

    - hold over 100 patents for bottle designs;

    - have increased process output by 25% in some plants over the past five years;

    - have substantially improved our quality controls; and

    - have innovated several new products and processes, such as:

       --  reformable design containers;

       -- Conolene-TM- fluorine treated barrier bottles, for use in applications where the contents would otherwise permeate an untreated plastic containers;

       -- Lamicon-TM- multiple layer oxygen barrier bottles, for use in applications where the contents would be harmed by prolonged exposure to oxygen;

       --  in-mold labeling; and

       --  layer engineering.

    We spent approximately $9.0 million on research, development and engineering on a pro forma basis in 1998. We believe that continuing product and manufacturing innovations are important to meeting customers' needs and lowering unit costs, thus permitting us to remain competitive in the plastic container market. We expect to spend approximately $8.5 million on research, development and engineering in 1999 and have spent approximately $6.0 in the first nine months of 1999.

INTELLECTUAL PROPERTY

    We have developed a number of trademarks and patents for use in our business and are continually developing new trademarks and patents. In addition, we also hold licenses for the use of several registered trademarks from third parties. Because our trademarks, brand names and patented packaging designs create goodwill and results in product differentiation, we believe that these assets are important to our business. Although we hold various trademarks and patents, we believe that our business is not dependent on any one of these patents or trademarks. We have registered our trademarks and patents and have made all filings necessary under applicable federal laws to maintain these registrations. As long as we continue to use each of our trademarks and make necessary filings as required by law, our rights to these trademarks could be indefinite. The duration of our patents ranges from one to seventeen years, with the expiration dates for our patents spread evenly throughout this period of time.

    In addition, we rely on proprietary know-how, continuing technological innovation and other trade secrets to develop products and maintain our competitive position. We attempt to protect our proprietary know-how and our other trade secrets by executing, when appropriate, confidentiality agreements with our customers and employees. Although we cannot assure you that our competitors will not discover comparable or the same knowledge and techniques through independent development or by other, legal means, we believe that our business, as a whole, is not dependent on these matters.

MANUFACTURING AND DISTRIBUTION

    MANUFACTURING At June 30, 1999, we operated over 600 blow-molding production lines and six injection molding machines (which are used to produce closures, water cooler parts, crates, overcaps, valves and collars).

    Blow molding is the technique used to convert plastic into bottles and containers by either extrusion or stretch blow molding, depending on the desired container attributes. In the extrusion blow-molding production process, resin pellets are blended with colorants or other necessary additives and fed into an extrusion machine, which uses heat and pressure to form the resin into a round hollow tube of molten plastic called a parison. Bottle molds are mounted to capture the parisons as they leave the extruder. Once inside the mold, air pressure is used to blow the parison into the bottle shape of the mold. Extrusion blow molding can be used to process many different resin types. By contrast, stretch blow molding is either a one-stage or a two-stage process by which a test-tube type pre-form is made by injection molding and then heated, stretched and filled with compressed air to fill the mold and form the bottle. This process provides enhanced physical clarity and gas barrier properties and is generally used for PET bottles but can also be used for PP bottles. This technique can be adapted for either low volume production runs of specialty applications, such as widemouthed jars, or high volume runs of commodity applications.

    Thirty of our production lines are set up so that multiple extruders deposit a single parison into a single mold, thus producing a multiple layer bottle. Most of these lines are also capable of applying an in-mold label. We were among the first to develop and use a wheel manufacturing technology that permits our wheels to operate at higher speeds and to more efficiently manufacture containers with one or more special features, such as multiple layers, in-mold labeling and fluorination. In most cases, we are actively involved with our customers in the design and manufacture of new packaging features, including for special wheel molds.

    Twenty-eight of our manufacturing facilities are located on-site at customer plants. On-site plants enable us to work more closely with customers at these plants, to facilitate just-in-time inventory management, to generate significant savings opportunities through process re-engineering, to eliminate costly packing, shipping and handling charges, to reduce working capital and to foster the development of long-term customer relationships. Further, we generally install additional capacity at our on-site facilities that permits us to service additional local customers.

    We believe that capital investment to maintain and upgrade property, plant and equipment is important to remain competitive. We spent $16.4 million in 1998 on a pro forma basis on capital expenditures. Based on current information, we estimate that:

    - in 1999, we will spend approximately $49.0 million on capital expenditures, consisting of:

      -- approximately $16.0 million on the maintenance of our plant, property and equipment;

      -- approximately $8.0 million on cost reduction programs; and

      -- approximately $25.0 million on the expansion of our plant capacity; and

    - in 2000, we will spend approximately $40.0 million on capital expenditures, consisting of:

      -- approximately $16.0 million on the maintenance of our plant, property and equipment;

      -- approximately $9.0 million on cost reduction programs; and

      -- approximately $15.0 million on the expansion of our plant capacity.

    DISTRIBUTION At our 43 stand-alone domestic plants, we ship our products by common carrier to our customers. In general, these plants are located within a 250 to 300 mile radius of the customers for which we manufacture containers. At each of our 28 on-site plants, our operations are usually integrated with the customer's manufacturing operations so that we can make deliveries, as needed, directly to the customer's conveyor lines.

RAW MATERIALS

    Our principal raw materials include HDPE, PC, PP, PET and PVC resins, and we use other materials in our manufacturing operations, such as ethyl vinyl alcohol, resin colorant, corrugated boxes, shipping materials, pallets and labels, among others, and inks. It is our practice to obtain raw materials from several sources in order to ensure an economical, adequate and timely supply, and we are not dependent on any single supplier for any of these materials. Although we believe our access to raw materials is generally reliable, we cannot assure you that we will have an uninterrupted supply of raw materials at competitive prices. While our net sales are affected by fluctuations in resin prices, our gross profit over time is substantially unaffected by these changes because industry practice and our contractual arrangements with our customers permit or require us to pass through these changes. We may not, however, always be able to pass through these changes in a timely manner. Based on our experience, we believe that adequate quantities of these materials will be available to supply our customers' needs, but we cannot assure you of that. See "Risk Factors -- Exposure to Fluctuations in Resin Prices and Dependence on Resin Supplies."

FACILITIES

    We use various owned and leased properties located throughout the United States, Puerto Rico, Mexico and Canada for our manufacturing plants, corporate headquarters, technical center and sales offices. At September 30, 1999, we had 76 manufacturing plants, 17 of which we owned and 59 of which we leased.

    We list in the table below the location of our active manufacturing and other facilities (by region in the United States and by country and, within region and country, in alphabetical order) and some related information at September 30, 1999.

                                   SIZE IN     OWNED OR
LOCATION OF FACILITIES           SQUARE FEET    LEASED             PRINCIPAL USE           ON-SITE
----------------------           -----------   --------   -------------------------------  --------
NORTHEAST
  Monroe, Connecticut..........      1,000     Leased              Sales Office
  New Britain, Connecticut.....      5,500     Leased              Manufacturing           X
  Windsor, Connecticut.........     58,000     Leased              Manufacturing
  Poland Springs, Maine........     13,000     Leased              Manufacturing           X
  Franklin, Massachusetts......     55,000     Leased              Manufacturing
  Franklin, Massachusetts......     24,300     Leased              Manufacturing           X
  Lynn, Massachusetts..........     12,000     Leased              Manufacturing           X
  Marlborough, Massachusetts...      4,600     Leased              Manufacturing           X
  Hampstead, New Hampshire.....     42,000     Owned               Manufacturing
  Burlington, New Jersey.......      6,500     Leased              Manufacturing           X
  Elizabeth, New Jersey........     40,000     Owned               Manufacturing
  Hillside, New Jersey.........     34,200     Leased              Manufacturing
  Cranbury, New Jersey.........     62,000     Owned               Manufacturing
  Batavia, New York............     21,700     Leased              Manufacturing
  Rensselaer, New York.........      4,500     Leased              Manufacturing           X
  Rochester, New York..........     65,000     Owned               Manufacturing
  Allentown, Pennsylvania......     80,000     Leased              Manufacturing           X
  Berwick, Pennsylvania........    197,000     Owned               Manufacturing
  Brenigsville, Pennsylvania...      8,500     Leased              Manufacturing
  Lancaster, Pennsylvania......     18,100     Leased              Manufacturing           X
  Leetsdale, Pennsylvania......     42,000     Leased              Manufacturing
  New Castle, Pennsylvania.....     92,000     Owned               Manufacturing
  Oil City, Pennsylvania.......     96,000     Owned               Manufacturing
  Penn Township Kelton,                                            Manufacturing
    Pennsylvania...............     36,400     Leased
  Verona, Pennsylvania.........     90,200     Leased              Manufacturing
  York, Pennsylvania...........     30,900     Leased              Manufacturing
MID-ATLANTIC
  Baltimore, Maryland..........    151,000     Owned               Manufacturing
  Newell, West Virginia........     50,000     Leased              Manufacturing           X
SOUTHEAST
  Lakeland, Florida............    218,000     Leased              Manufacturing
  Miami, Florida...............      4,800     Leased              Manufacturing
  St. Petersburg, Florida......      2,500     Leased              Manufacturing           X
  Tampa, Florida...............     22,500     Leased              Manufacturing
  Zephyr Hills, Florida........      7,400     Leased              Manufacturing           X
  Greensboro, North Carolina...     30,000     Leased              Manufacturing
  Mechanicsville, Virginia.....     11,000     Leased              Manufacturing           X
  Atlanta, Georgia.............     85,000     Leased              Manufacturing
  McDonough, Georgia...........      4,000     Leased              Manufacturing           X
SOUTH
  Demopolis, Alabama...........      4,000     Leased                Warehouse
  Demopolis, Alabama...........     98,000     Owned               Manufacturing
  Fort Smith, Arkansas.........        150     Leased              Sales Office
  West Memphis, Arkansas.......     67,000     Leased              Manufacturing

                                   SIZE IN     OWNED OR
LOCATION OF FACILITIES           SQUARE FEET    LEASED             PRINCIPAL USE           ON-SITE
----------------------           -----------   --------   -------------------------------  --------
  Louisville, Kentucky.........      4,000     Owned               Manufacturing
  Kentwood, Louisiana..........     10,000     Leased              Manufacturing           X
  Monroe, Louisiana............      3,300     Leased              Manufacturing           X
  Conroe, Texas................      3,000     Leased              Manufacturing           X
  Dallas, Texas (2                                                 Manufacturing
    facilities)................     31,000     Leased                                      X
  Dallas, Texas................      9,000     Leased            Corporate Office
  Fort Worth, Texas............      8,000     Leased              Manufacturing           X
  Houston, Texas...............     80,000     Leased              Manufacturing
  Katy, Texas..................     10,000     Leased              Manufacturing           X
  Sherman, Texas...............    110,000     Leased              Manufacturing
  The Woodlands, Texas.........      1,000     Leased              Sales Office
MID-WEST
  Caseyville, Illinois.........     11,700     Leased              Manufacturing
  Chicago, Illinois............     27,000     Leased              Manufacturing           X
  DuPage, Illinois.............    104,000     Leased              Manufacturing
  Elk Grove, Illinois..........    183,000     Leased              Manufacturing
  Elk Grove, Illinois..........     79,000     Leased               RD&E Center
  Hutchinson, Kansas...........      2,000     Leased              Manufacturing           X
  Lenexa, Kansas...............    173,000     Leased              Manufacturing
  Omaha, Nebraska..............      6,000     Leased            Accounting Center
  Springdale, (Cincinnati),                                        Manufacturing
    Ohio.......................    130,000     Leased                                      X
  Cincinnati, Ohio.............      1,000     Leased              Sales Office
  Columbus, Ohio...............      8,600     Leased              Manufacturing           X
WEST
  Phoenix, Arizona.............     59,760     Leased              Manufacturing
  Phoenix Warehouse, Arizona...     44,000     Owned                 Warehouse
  Anaheim, California..........     59,000     Leased              Manufacturing
  City of Industry (Railroad),                                     Manufacturing
    California.................     22,000     Leased                                      X
  City of Industry (Samuelson),                                    Manufacturing
    California.................    135,100     Leased
  City of Industry (Willow),                                       Manufacturing
    California.................     56,000     Leased
  Diamond Bar, California......     19,000     Leased            Corporate Office
  Fairfield, California........     66,000     Owned               Manufacturing
  Ontario, California..........     40,000     Leased              Manufacturing           X
  Riverside, California........     17,000     Leased              Manufacturing           X
  Santa Ana, California........    103,000     Owned               Manufacturing
  Tracy, California............    160,000     Owned               Manufacturing
  Union City, California.......     15,000     Leased              Manufacturing           X
  Westminister, California.....     11,100     Leased              Manufacturing
  Albuquerque, New Mexico......     33,000     Owned               Manufacturing
  Tukwila, Washington..........     50,700     Leased              Manufacturing
  Vancouver, Washington........     43,800     Owned               Manufacturing
  Vancouver, Washington........     35,000     Leased                Warehouse

                                   SIZE IN     OWNED OR
LOCATION OF FACILITIES           SQUARE FEET    LEASED             PRINCIPAL USE           ON-SITE
----------------------           -----------   --------   -------------------------------  --------
CANADA
  Richmond, British Columbia...     35,203     Leased              Manufacturing
  Winnipeg, Manitoba...........      7,400     Leased              Manufacturing
  Mississauga, Ontario.........     34,800     Leased              Manufacturing
MEXICO
  Mexico City..................     24,300     Leased              Manufacturing
PUERTO RICO
  Caguas.......................     47,000     Owned               Manufacturing

SEASONALITY

    Our shipment volume of containers for bottled water, and our employment of temporary/seasonal workers, is typically higher in the second and third quarters principally due to the seasonal nature of the bottled water industry, in which demand is stronger between May and September. Consequently, we normally build inventory of products for our water products during the first quarter in anticipation of seasonal demand during the second and third quarters. To a lesser extent, our shipment volume of containers for milk and other beverage products is also seasonal.

EMPLOYEES

    At September 30, 1999, we employed over 4,800 people. Approximately 1,150 of these employees were hourly workers covered by collective bargaining agreements, which expire between 1999 and 2002. We have renewed the six collective bargaining agreements that had expirations in 1999. Given the seasonality of the bottled water industry, we expect to continue to employ full time and temporary and seasonal workers during the peak production months of May through September. We have not had any material labor disputes in the past five years and consider our relations with employees to be good.

ENVIRONMENTAL MATTERS

    In the United States and in the other countries in which we operate, we are subject to national, state, provincial and/or local laws and regulations that impose limitations and prohibitions on the discharge and emission of, and establish standards for the use, disposal, and management of, some kinds of materials and waste, and impose liability for the costs of investigating and cleaning up, and damages resulting from, present and past spills, disposals, or other releases of hazardous substances or materials. Environmental laws and regulations can be complex and may change often. Compliance with these laws and regulations can require significant capital expenditures, and violations may result in substantial fines and penalties. In addition, environmental laws in the United States, such as the Comprehensive Environmental Response, Compensation and Liability Act, impose liability on several grounds for the investigation and cleanup of contaminated soil, groundwater, and buildings, and for damages to natural resources, at a wide range of properties. For example, contamination at properties formerly owned or operated by us, as well as at properties we currently own or operate, and properties to which hazardous substances were sent by us, may result in liability for us under these environmental laws and regulations. As a manufacturer, we also have an inherent risk of liability under environmental laws and regulations regarding ongoing operations.

    In addition, a number of governmental authorities in the United States and in other countries have considered or are expected to consider legislation aimed at reducing the amount of disposed plastic wastes. These programs have included, for example, mandating rates of recycling and/or the use of recycled materials, imposing deposits or taxes on plastic packaging material, and/or requiring retailers or manufacturers to take back packaging used for their products. This legislation, as well as voluntary initiatives similarly aimed at reducing the level of plastic wastes, could reduce the demand for some

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plastic packaging, result in greater costs for plastic packaging manufacturers or otherwise impact our business. Some consumer products companies (including some of our customers) have responded to these governmental initiatives and to perceived environmental concerns of consumers by, for example, using bottles made in whole or in part of recycled plastic.

    Although compliance with environmental laws and regulations requires ongoing expenditures and remediation activities, our capital expenditures for property, plant and equipment for environmental control activities and other expenditures for compliance with environmental laws and regulations were not material in 1998 and are not expected to be material in 1999. We believe that we are in material compliance with all federal, state and local environmental laws and regulations and are currently not engaged in any remediation activities required by governmental regulatory authorities.

LEGAL PROCEEDINGS

    We are a party to various litigation matters arising in the ordinary course of our business. We cannot estimate with certainty the ultimate legal and financial liability of this litigation but believe, based on our examination of these matters, experience to date and discussions with counsel, that the ultimate liability will not be material to our business or results of operations.

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
                                THE TRANSACTIONS

OVERVIEW

    The private offering of the outstanding notes was part of a series of simultaneous transactions which closed on July 2, 1999. These transactions resulted in the creation of Consolidated Container Company, a new Delaware limited liability company and its parent, Consolidated Container Holdings, a Delaware limited liability company. Because of the contributions and mergers described below, Consolidated Container Company now owns, or holds directly or through subsidiaries, all of the assets of Reid Plastics, Inc., formerly controlled by Vestar Capital Partners III and substantially all of the U.S. plastic packaging assets of Suiza Foods. Before the closing of the transactions, Suiza Foods operated its plastics packaging business as a division, known as Suiza Packaging, which consisted of a majority owned subsidiary, Franklin Plastics, Inc., its subsidiaries and Plastic Containers.

    The transactions consisted of the following:

    - the following contributions and mergers:

       -- the contribution by Reid Plastics Holdings of its subsidiary, Reid Plastics, Inc., and Reid Plastics, Inc.'s subsidiaries to a new subsidiary of Consolidated Container Company, Reid Plastics Group LLC and its subsidiaries, and the merger of these entities;

       -- the contribution by Suiza Foods of substantially all of the plastic packaging assets of Franklin Plastics, Inc., its subsidiary, to Consolidated Container Company by the merger of the subsidiaries of Franklin Plastics, Inc. into Consolidated Container Company; and

       -- the merger of Plastic Containers into a new subsidiary of Consolidated Container Company, Plastic Containers LLC;

    - the contribution of $60.8 million in cash by Vestar Packaging, a newly formed Delaware limited liability company controlled by Vestar Capital Partners III, to Consolidated Container Holdings;

    - the offering of the outstanding notes;

    - the execution by Consolidated Container Company of a new senior credit facility and the borrowing of $412.5 million under it;

    - the consent solicitation and tender offer by Plastic Containers for its outstanding 10% Senior Secured Notes due 2006, of which approximately $121.3 million in total principal amount were outstanding at March 31, 1999, in which all of the holders of these notes tendered them;

    - the repayment of substantially all of the outstanding debt of Reid Plastics, Inc. and Franklin Plastics, Inc., the redemption of the preferred stock of Franklin Plastics, Inc. plus the payment of a portion of accrued interest and dividends on the debt and preferred stock of Franklin Plastics, Inc.; and

    - the payment of fees and expenses regarding the above, including the fees and expenses of the initial purchasers, the lenders, the trustee and our lawyers, accountants and printing company.

    As a result of the closing of the transactions, Vestar Packaging owns 20.5% and Reid Plastics Holdings owns 30.5% of Consolidated Container Holdings, and Suiza Foods and minority shareholders of Franklin Plastics, Inc., through Franklin Plastics, Inc., together own 49% of Consolidated Container Holdings. Consolidated Container Holdings owns all of the member units in Consolidated Container Company, which itself owns the former packaging assets of Franklin Plastics, Inc. and its subsidiaries. The remainder of the combined businesses are held through two subsidiaries of Consolidated Container Company, Reid Plastics Group LLC and Plastic Containers LLC and their subsidiaries.

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CONTRIBUTION AND MERGER AGREEMENT

    Prior to the contributions and mergers described above, Suiza Foods restructured the ownership of its U.S. plastic packaging subsidiaries by taking the following steps (in order):

    - Suiza Foods contributed the capital stock of Franklin Plastics, Inc. to Continental Can Company, Inc.

    - Continental Can Company contributed the stock of Plastic Containers to Franklin Plastics, Inc. to allow Franklin Plastics, Inc. to acquire the ownership of Plastic Containers.

    - After obtaining the consents of the holders of the 10% Senior Secured Notes due 2006 of Plastic Containers in the consent solicitation, Plastic Containers merged into Plastic Containers LLC, a Delaware limited liability company, and Continental Plastic Containers Inc., merged into Continental Plastic Containers LLC, a Delaware limited liability company.

    The contributions and mergers were made under a Contribution and Merger Agreement dated as of April 29, 1999 among Suiza Foods, Franklin Plastics, Inc., Suiza Foods' domestic plastics subsidiaries, Vestar Packaging, Reid Plastics Holdings, Reid Plastics, Inc.'s domestic plastic subsidiaries, Reid Plastics Group LLC, Consolidated Container Holdings and Consolidated Container Company. We summarize below the contributions, mergers and related payments:

    - Vestar Packaging, which is controlled by Vestar Capital Partners III, received 20.5% of the member units in Consolidated Container Holdings in exchange for its contribution of $60.8 million in cash to Consolidated Container Holdings.

    - Reid Plastics Holdings, which is indirectly controlled by Vestar Capital Partners III, received 30.5% of the member units in Consolidated Container Holdings in exchange for causing:

       -- Reid Plastics, Inc. and each of its domestic subsidiaries to merge into Reid Plastics Group;

       -- Reid Plastics, Inc.'s Canadian subsidiaries to become wholly owned subsidiaries of Reid Plastics Group; and

       -- Reid Plastics, Inc.'s equity interest in its Mexican joint venture, Reid Mexico, S.A. de C.V., to become interests of Reid Plastics Group.

    - Franklin Plastics, Inc., which is controlled by Suiza Foods, received 49% of the member units in Consolidated Container Holdings in exchange for:

       -- its contribution of the limited liability company interests of Plastic Containers to Consolidated Container Company;

       -- the contribution of substantially all of the plastic packaging assets of Franklin Plastics, Inc., to Consolidated Container Company by the merger of the subsidiaries of Franklin Plastics, Inc., into Consolidated Container Company;

    - the repayment of substantially all of the outstanding debt of Franklin Plastics, Inc., the redemption of the preferred stock of Franklin Plastics, Inc. and the payment of a portion of the accrued interest and dividends on these amounts, which collectively totaled $372.5 million, based on amounts owed to Suiza Foods and minority shareholders of Franklin Plastics, Inc.

    As a result of these contributions and mergers:

    - Consolidated Container Holdings owns all of the interests in Consolidated Container Company;

    - Consolidated Container Company owns the former packaging assets of Franklin Plastics, Inc. and its subsidiaries; and

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
    - Reid Plastics Group and Plastic Containers, two new subsidiaries of Consolidated Container Company, contains the former subsidiaries and joint venture investments of Reid Plastics, Inc. and Plastic Containers and its former subsidiaries.

    The contribution and merger agreement contains various customary representations, warranties, covenants and conditions. Most representations and warranties expire eighteen months after the closing of the transactions. Those representations and warranties pertaining to violations of legal or regulatory requirements terminate upon the tolling of the applicable statute of limitations. Representations and warranties relating to the capitalization of the parties that are being contributed and merged into Consolidated Container Company or its subsidiaries (Reid Plastics, Inc. and its domestic subsidiaries, Franklin Plastics, Inc. and Plastics Containers), brokers and finders fees and the absence of liabilities of Consolidated Container Holdings and Consolidated Container Company terminate upon the tolling of the applicable statute of limitations.

    For claims related to a breach of some representations, warranties, covenants or obligations contained in the contribution and merger agreement, indemnification will be available to some parties suffering damages. Subject to some limitations and qualifications, an indemnified party will receive, at the option of the party required to provide indemnification, either cash, which will be mandatory in some specified circumstances, or preferred units issued by Consolidated Container Holdings, in each case only if these damages in total exceed $5 million. The preferred units of Consolidated Container Holdings are described under "Certain Relationships and Related Party Transactions -- Limited Liability Company Agreement of Consolidated Container Holdings."

    Consolidated Container Holdings and/or Consolidated Container Company have entered into the following agreements:

    - an amended and restated limited liability company agreement of Consolidated Container Holdings regarding its governance and related matters, including the form of a registration rights agreement among Reid Plastics Holdings and the holders of the member units in Consolidated Container Holdings in the event that there is a possible initial public offering of equity interests in Consolidated Container Holdings;

    - a limited liability company agreement of Consolidated Container Company regarding its governance and related matters;

    - four supply agreements with Suiza Foods to supply Suiza Foods with some HDPE bottles, PET bottles and bottle components in the continental United States and Canada;

    - a trademark license agreement with Continental Can Company, a wholly owned subsidiary of Suiza Foods, granting Consolidated Container Company a non-exclusive license to use some of its trademarks for its plastic operations;

    - an assumption agreement under which Consolidated Container Holdings and Consolidated Container Company will assume some obligations of Reid Plastics Holdings;

    - an option plan under which Consolidated Container Holdings to provide its senior managers with options to acquire member units in itself;

    - an option plan to replace options that some persons, including former employees of Suiza Packaging, held in Franklin Plastics, Inc. with new options to purchase member units in Consolidated Container Holdings; and

    - a transition services agreement with Suiza Foods for the supply of office and other services before we obtain these services from other sources.

    In addition, on April 29, 1999, Consolidated Container Holdings, Consolidated Container Company and Vestar Capital Partners, a New York general partnership and an affiliate of Vestar

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Capital Partners III, entered into an agreement relating to the management of
Consolidated Container Holdings and Consolidated Container Company, which contemplates the payment of fees and expenses owed to Vestar Capital Partners following the closing of the Transactions. For a more complete description of the agreements listed above, see "Management" and "Certain Relationships and Related Party Transactions."

    FRANKLIN REPLACEMENT OPTIONS. Following the closing of the transactions, Consolidated Container Holdings offered the holders of options to purchase shares of common stock in Franklin Plastics, Inc. replacement options to purchase member units in Consolidated Container Holdings. These holders accepted the offer. The Franklin Plastics, Inc. options were exchanged at their equivalent economic value for options to purchase member units in Consolidated Container Holdings. If the replaced options are exercised, a corresponding number of member units of Consolidated Container Holdings then held by Franklin Plastics, Inc. will be cancelled. If these options are exercised, they would represent approximately 4.65% of the total member units of Consolidated Container Holdings on a fully diluted basis. Peter M. Bernon, William L. Estes, Ronald E. Justice, Henry Carter, Timothy W. Brasher and David M. Stulman, each of whom received replaced options which, in total, represent options to purchase 268,878 member units of Consolidated Container Holdings, have become members of the management committee and/or officers of Consolidated Container Holdings and Consolidated Container Company. For more information regarding the beneficial ownership of the member units of Consolidated Container Holdings, see "Security Ownership of Certain Beneficial Owners and Management," and for more information regarding other options to purchase member units of Consolidated Container Holdings, see "Management -- Option Plan."

CONSENT SOLICITATION AND TENDER OFFER FOR 10% SENIOR SECURED NOTES DUE 2006

    Concurrently with the offering of the outstanding notes, Plastic Containers conducted a consent solicitation and a tender offer for its outstanding 10% Senior Secured Notes due 2006, $121.3 million in total principal amount of which were outstanding at March 31, 1999. Holders of all of these notes tendered their notes on the closing of the consent solicitation and tender offered for them. As a result, all of these notes have been retired and cancelled.

FINANCINGS

    Simultaneously with the closing of the contributions and mergers, the Consolidated Container Company and Consolidated Container Capital issued the outstanding notes and Consolidated Container Company entered into the $475.0 million senior credit facility and borrowed $412.5 million under it at the closing of the transactions. See "Capitalization" and "Description of Senior Credit Facility."

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
                                   MANAGEMENT

MANAGEMENT COMMITTEE AND EXECUTIVE OFFICERS

    Consolidated Container Company is managed by its sole member, Consolidated Container Holdings. Consolidated Container Holdings is managed by a management committee consisting of eight members. Two of the members were appointed by Vestar Packaging, two of the members were appointed by Reid Plastics Holdings, Vestar Packaging and Reid Plastics Holdings mutually appointed a fifth member, one of the members was appointed by Franklin Plastics, one of whom is Peter M. Bernon, one member is the chief executive officer of Consolidated Container Holdings, who currently is William L. Estes, and one member is B. Joseph Rokus, currently the Chairman of the Boards of Directors of Reid Plastics Holdings and Reid Plastics, Inc. In addition, Franklin Plastics, Inc. has the right to designate one additional member of the management committee under the limited liability company agreement of Consolidated Container Holdings. See "Certain Relationships and Related Party Transactions -- Limited Liability Company Agreement of Consolidated Container Holdings -- Management."

    The executive officers and members of the management committee of Consolidated Container Holdings and their ages and positions are as follows:

NAME                                          AGE                       POSITION
----                                        --------                    --------
Ronald V. Davis...........................     52      Chairman of the Management Committee
Peter M. Bernon...........................     47      Vice Chairman of the Management Committee
B. Joseph Rokus...........................     45      Vice Chairman of the Management Committee
William L. Estes..........................     52      President and Chief Executive Officer and
                                                       a
                                                         Member of the Management Committee
Ronald E. Justice.........................     54      Executive Vice President of Operations
Henry Carter..............................     49      Executive Vice President of Sales and
                                                         Marketing
Timothy W. Brasher........................     40      Senior Vice President, Chief Financial
                                                       Officer
                                                         and Secretary
David M. Stulman..........................     52      Vice President of Human Resources
William G. Bell...........................     52      Member of the Management Committee
James P. Kelley...........................     44      Member of the Management Committee
Leonard Lieberman.........................     70      Member of the Management Committee
John R. Woodard...........................     35      Member of the Management Committee

    RONALD V. DAVIS has served as Chairman of the management committee since the closing of the transactions. Prior to the transactions and since December 1998, Mr. Davis has served as President and Chief Executive Officer of Reid Plastics Holdings. Currently, Mr. Davis is also Chairman of Davis Capital LLC, a private equity investment company, which he founded in 1994. Mr. Davis founded The Perrier Group of America and, between 1979 and 1992, he served as its President and Chief Executive Officer. From 1992 to 1994, he served as Chairman of the Board of Directors for Perrier Group of America, Inc. He currently serves on the Boards of Directors of Celestial Seasonings and FMAC. Mr. Davis received a B.A. from California State University and an M.B.A. from the University of Southern California.

    PETER M. BERNON has served a Vice Chairman of the management committee since the closing of the transactions. Prior to the transactions and since 1997, Mr. Bernon served as Vice Chairman of Suiza Packaging. Mr. Bernon is the founder of Franklin Plastics, Inc. and has been its President since 1997. From 1986 to 1997, Mr. Bernon served as Chairman of Garelick Farms. Mr. Bernon received a B.A. from Babson College.

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
    B. JOSEPH ROKUS has served as a Vice Chairman of the management committee since the closing of the transactions. Prior to the transactions and since December 1998, Mr. Rokus has served as Chairman of the Boards of Directors of Reid Plastics Holdings and Reid Plastics, Inc. Between 1993 and December 1998, Mr. Rokus served as President and Chief Executive Officer of Reid Plastics Holdings and Reid Plastics, Inc. He serves on the Boards of Trustees of the International Bottled Water Association and Pepperdine University and also serves as a director of Corporate First Travel Agency. Mr. Rokus received a B.S. from Pepperdine University and an M.B.A. from the University of Southern California.

    WILLIAM L. ESTES has served as President and Chief Executive Officer of Consolidated Container Holdings and as a member of the management committee since the closing of the transactions. Prior to the transactions and since 1998, Mr. Estes served as President and Chief Executive Officer of Suiza Packaging. Between November 1996 and February 1998, Mr. Estes served as President and Chief Operating Officer of McKesson Corporation's McKesson-Carrollton operations. Between January 1994 and November 1996, Mr. Estes served in various capacities with Foxmeyer Health Corporation, most recently as President and Chief Operating Officer. Between October 1991 and December 1993, Mr. Estes served as Vice President and Chief Operating Officer of The Body Shop, Inc. Between 1983 and 1991, Mr. Estes served in various capacities with Pepsico, Inc., primarily with its Frito-Lay, Inc. subsidiary. Mr. Estes is also a director of Kevco Inc.
Mr. Estes received a B.A. in mechanical engineering from the University of Illinois and an M.B.A. from the Wharton School of Business.

    RONALD E. JUSTICE has served as Executive Vice President of Operations of Consolidated Container Holdings since the closing of the transactions. Prior to the transactions and since 1998, Mr. Justice served as Executive Vice President of Suiza Packaging. Between July 1995 and September 1998, Mr. Justice served as Senior Vice President of Operations of The Scotts Company. Between 1992 and 1995, Mr. Justice served as Corporate Vice President of Operations of Continental Baking. Prior to joining Continental Baking, Mr. Justice served in various operations positions with Frito-Lay, Inc. and Procter & Gamble.
Mr. Justice is also a director of Premium Standard Farms, a division of Continental Grain. Mr. Justice received a B.S. from the University of Oklahoma and a M.S. from the University of Texas at Dallas.

    HENRY CARTER has served as Executive Vice President of Sales and Marketing of Consolidated Container Holdings since the closing of the transactions. Prior to the transactions and since 1998, Mr. Carter served as Executive Vice President of Suiza Packaging. Mr. Carter served as President of Lawson Mardon Wheaton Inc. between 1997 and 1998, Executive Vice President of Dorsey Trailers Company between 1996 and 1997 and President and various other positions of Constar International between 1977 and 1996. Mr. Carter received a B.S. from the University of Illinois.

    TIMOTHY W. BRASHER has served as Senior Vice President, Chief Financial Officer and Secretary of Consolidated Container Holdings since the closing of the transactions. Prior to the transactions and since February 1999, Mr. Brasher has served as Chief Financial Officer of Suiza Packaging. From February 1998 to February 1999, Mr. Brasher served as Chief Financial Officer and Chief Operating Officer of Virtual Village Holdings, Inc. Between 1993 and 1998, Mr. Brasher served as Vice President and Chief Financial Officer of Buena Vista Home Entertainment, a division of The Walt Disney Company. Prior to 1993, Mr. Brasher served as Executive Vice President and Chief Financial Officer of Hinderliter Industries, Inc. Mr. Brasher received a B.B.A. from the University of North Texas.

    DAVID M. STULMAN has served as Vice President of Human Resources of Consolidated Container Holdings since the closing of the transactions. Prior to the transactions and since 1996, Mr. Stulman has served as Vice President-Human Resources of Continental Plastic Containers and Continental Carribean Containers. Between 1973 and 1987, he worked for Continental Can in various human resources positions. Between 1988 and June 1993, Mr. Stulman served as Corporate Director of Human Resources of Amphenol Corporation. Between
June 1993 and November 1995, he served as Vice

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
President-Human Resources of Pirelli Armstrong Tire Corporation. Mr. Stulman received a B.S. from Towson State University.

    WILLIAM G. BELL has served as a member of the management committee since the closing of the transactions. Mr. Bell has been the owner and President of Aqua Filter Fresh, Inc. since 1980, President of Bell Sales, Inc. since 1980 and the Executive Vice President of Tyler Mountain Water Co. Inc. since 1985. Mr. Bell is a director of Reid Plastics Holdings, Aqua Filter Fresh, Alpine Spring
Water, Inc., Wissahickon Spring Water Company and Bell Sales, Inc. Mr. Bell currently serves as Vice Chairman of the International Bottled Water Association, an organization he has been affilated with since 1989.

    JAMES P. KELLEY has served as a member of the management committee since the closing of the transactions. Mr. Kelley is a Managing Director of Vestar Capital Partners and was a founding partner of Vestar Capital Partners at its inception in 1988. Mr. Kelley is a director of Celestial Seasonings, Reid Plastics Holdings and Westinghouse Air Brake Company, companies in which Vestar Capital Partners III or an affiliate has or had a significant equity interest.
Mr. Kelley received a B.S. from the University of Northern Colorado, a J.D. from the University of Notre Dame and an M.B.A. from Yale University.


    LEONARD LIEBERMAN has served as a member of the management committee since the closing of the transactions. Mr. Lieberman was the Chief Executive Officer of Supermarkets General Corporation between 1983 and 1987 and of Outlet Communications Inc. in 1991. Since before 1995, Mr. Lieberman has served as a consultant to Vestar Capital Partners III and its affilates. Currently, Mr Lieberman is a director of Advanced Organics, Russell-Stanley Holdings, Celestial Seasonings, Republic New York Corporation, Reid Plastics Holdings, Republic National Bank of New York, Sonic Corp. and Nice Pak Products, Inc. Vestar Capital Partners III or an affiliate has or had a significant equity interest in Advanced Organics, Celestial Seasonings, Russell-Stanley Holdings and Reid Plastics Holdings, Mr. Lieberman received a B.A. from Yale University, a J.D. from Columbia University and participated in the Advanced Management Program at Harvard Business School.


    JOHN R. WOODARD has served as a member of the management committee since the closing of the transactions. Mr. Woodard is a Managing Director of Vestar Capital Partners and joined Vestar Capital Partners in 1998. Between March 1996 and February 1998, he served as a Managing Director of The Blackstone Group. From 1990 to March 1996, Mr. Woodard was a Vice President of Vestar Capital Partners. Mr. Woodard is also a director of Reid Plastics Holdings, a company in which Vestar Capital Partners III has a significant equity interest.
Mr. Woodard received a B.A. from Williams College.

    Except as described in this section, there are no arrangements or understandings between any member of the management committee or executive officer and any other person under which that person was elected or appointed to his position.

MANAGEMENT COMMITTEE COMPENSATION

    All members of the management committee are reimbursed for their usual and customary expenses incurred in attending all management committee and committee meetings. Members of the management committee who are also employees of Consolidated Container Holdings, Vestar Capital Partners or Suiza Foods do not receive remuneration for serving as members of the management committee. Each other member of the management committee will receive customary compensation of:

    - $2,500 for each meeting of the management committee attended in person;
      and

    - $3,750 for each calendar quarter of service as a member of the management committee.

    Following the closing of the transactions, the management committee established a compensation committee, comprised of Messrs. Davis, as chairman, Bell, Kelley and the additional member of the management committee that Franklin Plastics, Inc. will designate in the future. In addition, the

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
management committee established an audit committee, comprised of Messrs. Lieberman, as chairman, Bernon, Rokus and Woodard.

OPTION PLAN

    Following the closing of the transactions, Consolidated Container Holdings adopted a 1999 Unit Option Plan to provide some of its senior managers and other key employees with options to acquire up to 596,206, or 5.5% on a fully diluted basis of the, member units of Consolidated Container Holdings. Under the option plan, Consolidated Container Holdings granted options to some of these senior managers that represent that right to acquire, in total, 573,953 member units of Consolidated Container Holdings. The exact pricing, performance criteria, vesting terms and redemption of options granted under this plan are governed by individual unit option agreements between the employee and Consolidated Container Holdings and, if the options are exercised, the terms of the options will be governed by special unit acquisition, ownership and redemption agreements. In addition to the options to purchase member units in Consolidated Container Holdings that were granted to some of our senior managers under the option plan, these senior managers also hold options to purchase, in total, 276,315 member units of Consolidated Container Holdings that were exchanged for their Franklin Plastics, Inc. options as described under "The
Transactions -- Contribution and Merger Agreement -- Franklin Replacement Options." The compensation committee will administer the option plan.

LIQUIDITY EVENT BONUS PLAN

    Following the closing of the transactions, the management committee of Consolidated Container Holdings adopted a bonus plan for some of its officers, other key employees and outside consultants. If a liquidity event, as defined in the bonus plan, were to occur, then the management committee of Consolidated Container Holdings will establish a bonus pool of cash equal to a formula based on the appreciation in value of the member units of Consolidated Container Holdings. As defined in the bonus plan, a liquidity event includes:

    - the sale of substantially all of the member units of Consolidated Container Holdings held by Vestar Packaging and its affiliates;

    - the sale of substantially all of the assets of Consolidated Container Holdings; or

    - an initial public offering of 50% or more of the member units of Consolidated Container Holdings.

Those awarded grants under the bonus plan will share the bonus pool. Consolidated Container Holdings will make bonus payments, however, only if
(1) a liquidity event occurs and (2) specified rates of return are realized by Vestar Packaging and its affiliates on their investment in Consolidated Container Holdings. The management committee or the compensation committee of Consolidated Container Holdings will administer the bonus plan. To date, Consolidated Container Holdings has not made any awards under the bonus plan.

EMPLOYMENT AGREEMENTS

    As of July 5, 1999, Consolidated Container Company entered into an employment agreement with Peter M. Bernon. The employment agreement provides that Mr. Bernon will be employed as an Executive Vice President of Consolidated Container Company at an annual base salary of $325,000 for a term of two years, subject to his earlier termination without "cause", which includes willful misconduct, refusal to perform his duties and his conviction of a felony, or his resignation for "good reason," which includes a reduction in his salary, annual bonus opportunity or other benefits, a relocation of his principal place of employment and his removal from his position with Consolidated Container Company. Mr. Bernon is entitled to a bonus of up to 100% of his base salary at the discretion of the management committee of Consolidated Container Holdings and to participate in any

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executive bonus plan and all employee benefit plans maintained by Consolidated
Container Company. In the event that Consolidated Container Company terminates Mr. Bernon without cause or he resigns for good reason before the employment agreement expires, Mr. Bernon will be entitled to receive:

    - any payments and benefits provided under any plans or programs in which he participated before the termination;

    - the salary and bonus he would otherwise have received through the end of his term of employment;

    - a cash lump sum payment for unused vacation and unpaid other compensation; and

    - continued employee medical and life insurance plans for the remainder of the term of the employment agreement.

    In the event of his death or permanent disability, Mr. Bernon will be entitled to a reduced compensation package. In addition, Mr. Bernon has agreed not to disclose any confidential information regarding Consolidated Container Company and its affiliates.

    As of July 2, 1999, Consolidated Container Company entered into an employment agreement with William L. Estes. The employment agreement provides that Mr. Estes will be employed as the Chief Executive Officer of Consolidated Container Company at an annual base salary of $400,000 for a term of five years, subject to his earlier termination without "cause", which includes willful misconduct and his conviction of a felony, or his resignation for "good reason," which includes a reduction in his salary or other benefits and his removal from his position with Consolidated Container Company. Mr. Estes is entitled to a bonus of up to 100% of his base salary at the discretion of the management committee of Consolidated Container Holdings, to participate in any executive bonus plan and all employee benefit plans maintained by Consolidated Container Company and, under some circumstances, an additional payment to offset negative tax effects on his benefits. In the event that Consolidated Container Company terminates Mr. Estes without cause or he resigns for good reason before the employment agreement expires, Mr. Estes will be entitled to receive:

    - any payments and benefits provided under any plans or programs in which he participated before the termination;

    - the salary and bonus he would otherwise have received;

    - a cash lump sum payment for unused vacation and unpaid other compensation; and

    - continued employee medical and life insurance plans for the remainder of the term of the employment agreement.

    In the event of his death or permanent disability, Mr. Estes will be entitled to a reduced compensation package. In addition, Mr. Estes agreed not to disclose any confidential information regarding Consolidated Container Company and its affiliates and not to be engaged in, in any capacity, in any business that competes with Consolidated Container Company or solicit any person who was employed by Consolidated Container Company and its affiliates during the twelve months preceding that solicitation for a period of eighteen months after the date of his termination of employment. In exchange for agreeing to be bound by these covenants, Mr. Estes will receive payments during the eighteen month period equal to one and one-half times the executive's base salary and an annual target bonus.

    As of July 5, 1999, Consolidated Container Company entered into an employment agreement with Ronald E. Justice. The employment agreement provides that Mr. Justice will be employed as an Executive Vice President of Consolidated Container Company at an annual base salary of $230,000 for a term of two years, subject to his earlier termination without "cause", which includes willful misconduct, failure to perform his duties and his conviction of a felony, or his resignation for "good reason," which includes a reduction in his salary, annual bonus opportunity or other benefits, a

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
relocation of his principal place of employment and his removal from his position with Consolidated Container Company. Mr. Justice is entitled to a bonus of up to 80% of his base salary at the discretion of the management committee of Consolidated Container Holdings, to participate in any executive bonus plan and all employee benefit plans maintained by Consolidated Container Company and, under some circumstances, an additional payment to offset negative tax effects on his benefits. In the event that Consolidated Container Company terminates
Mr. Justice without cause or he resigns for good reason before the employment agreement expires, Mr. Justice will be entitled to receive:

    - any payments and benefits provided under any plans or programs in which he participated before the termination;

    - the salary and bonus he would otherwise have received over a twelve month period;

    - a cash lump sum payment for unused vacation and unpaid other compensation; and

    - continued employee medical and life insurance plans for the remainder of term of the employment agreement.

    In the event of his death or permanent disability, Mr. Justice will be entitled to a reduced compensation package. In addition, Mr. Justice agreed not to disclose any confidential information regarding Consolidated Container Company and its affiliates and not to be engaged in, in any capacity, in any business that competes with Consolidated Container Company or solicit any person who was employed by Consolidated Container Company and its affiliates during the twelve months preceding that solicitation for a period of twenty four months after the date of his termination of employment. In exchange for agreeing to be bound by these covenants, Mr. Justice will receive payments during the two year period equal to one times the executive's base salary and an annual target bonus.

    As of July 5, 1999, Consolidated Container Holdings entered into an employment agreement with Henry Carter. The employment agreement provides that Mr. Carter will be employed as the Executive Vice President of Consolidated Container Company at an annual base salary of $230,000 for a term of two years, subject to his earlier termination without "cause", which includes willful misconduct, failure to perform his duties and his conviction of a felony, or his resignation for "good reason," which includes a reduction in his salary, annual bonus opportunity or other benefits, a relocation from his principal place of employment and his removal from his position with Consolidated Container Company. Mr. Carter is entitled to a bonus of up to 80% of his base salary at the discretion of the management committee of Consolidated Container Holdings, to participate in any executive bonus plan and all employee benefit plans maintained by Consolidated Container Company and, under some circumstances, an additional payment to offset negative tax effects on his benefits. In the event that Consolidated Container Company terminates Mr. Carter without cause or he resigns for good reason before the employment agreement expires, Mr. Carter will be entitled to receive:

    - any payments and benefits provided under any plans or programs in which he participated before the termination;

    - the salary and bonus he would otherwise have received over a twelve month period;

    - a cash lump sum payment for unused vacation and unpaid other compensation; and

    - continued employee medical and life insurance plans for the remainder of the term of the employment agreement.

    In the event of his death or permanent disability, Mr. Carter will be entitled to a reduced compensation package. In addition, Mr. Carter agreed not to disclose any confidential information regarding Consolidated Container Company and its affiliates and not to be engaged in, in any capacity, in any business that competes with Consolidated Container Company or solicit any person who was employed by Consolidated Container Company and its affiliates during the twelve months preceding that solicitation for a period of twenty four months after the date of his termination of employment. In exchange for agreeing to be bound by these covenants, Mr. Carter will receive payments during the two year period equal to one times the executive's base salary and an annual target bonus.

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
         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Consolidated Container Holdings is the beneficial owner of all of the member units of Consolidated Container Company, and its address is 2515 McKinney Avenue, Suite 850, Dallas, Texas 75201. Consolidated Container Company is the beneficial owner of all of the shares of common stock of Consolidated Container Capital, and its address is 2515 McKinney Avenue, Suite 850, Dallas, Texas 75201.

    We provide below information concerning the beneficial ownership of the member units and the economic interest in Consolidated Container Holdings at September 30, 1999 by:

    - each person known by us to be the beneficial owner of more than 5% of the member units of Consolidated Container Holdings;

    - each member of the management committee who is a holder of member units in Consolidated Container Holdings; and

    - the officers and members of the management committee of Consolidated Container Holdings as a group.

                                                       NUMBER OF MEMBER UNITS   PERCENTAGE OF MEMBER
NAME AND ADDRESS OF BENEFICIAL OWNER                   BENEFICIALLY OWNED (A)   UNITS OUTSTANDING (A)
------------------------------------                   ----------------------   ---------------------
                                                        (UNITS IN THOUSANDS)
5% EQUITY HOLDERS:
  Vestar Packaging LLC (b)...........................          2,050                    20.5%
    Seventeenth Street Plaza 1225 17th Street, Suite
    1660
    Denver, Colorado 80202

  Reid Plastics Holdings, Inc. (c)...................          3,050                    30.5%
    Seventeenth Street Plaza
    1225 17th Street, Suite 1660
    Denver, Colorado 80202

  Franklin Plastics, Inc. (d)........................          4,900                    49.0%
    1199 West Central Street
    Franklin, Massachusetts 02038

OFFICERS AND MANAGEMENT COMMITTEE MEMBERS:
  Ronald V. Davis (b)(c).............................             --                      --
  Peter M. Bernon (d)(e).............................             --                      --
  B. Joseph Rokus (c)................................             --                      --
  William L. Estes (e)(f)............................             --                      --
  Ronald E. Justice (e)..............................             --                      --
  Henry Carter (e)...................................             --                      --
  Timothy W. Brasher (e).............................             --                      --
  David M. Stulman (g)...............................             --                      --
  William G. Bell....................................             --                      --
  James P. Kelley (b)................................             --                      --
  Leonard Lieberman (b)..............................             --                      --
  John R. Woodard (b)................................             --                      --

ALL OFFICERS AND MEMBERS OF THE MANAGEMENT COMMITTEE
  AS A GROUP (12 persons)(h):........................             --                      --

                                        (FOOTNOTES APPEAR ON THE FOLLOWING PAGE)

(FOOTNOTES TO TABLE ON PRIOR PAGE)

------------------------

    (a) The amounts and percentage of member units beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the regulations, a person is considered to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of that security, or "investment power," which includes the power to dispose of or to direct the disposition of that security. A person is also considered to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be considered a beneficial owner of the same securities and a person may be considered to be a beneficial owner of securities as to which he has no economic interest.

    (b) Vestar Packaging LLC, a Delaware limited liability company, is 69.4% owned by Vestar Capital Partners III, L.P., 4.9% owned by Vestar Reid LLC, 1.1% owned by Davis Capital LLC, 8.0% owned by BT Capital Investors, L.P., an affiliate of Deutsche Bank Securities Inc., 8.0% by DLJ Private Equity Partners Fund, L.P., DLJ Fund Investment Partners II, L.P., DLJ Private Equity Employees Fund, L.P. and DLJ Capital Partners I, LLC, each an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation, and some employees of Donaldson, Lufkin & Jenrette Securities Corporation, 0.16% owned by Leonard Lieberman, 0.05% owned by John R. Woodard and 8.4% owned by other persons. Vestar Reid LLC, a Delaware limited liability company, is 94.2% owned by Vestar Capital Partners III, L.P., 3.3% owned by Davis Capital LLC and 2.5% owned by other persons. Davis Capital LLC, a Delaware limited liability company, is 100% owned by Ronald
V. Davis and his affiliates. In addition, each of James P. Kelley and John R. Woodard is a Vice President of Vestar Associates Corporation III. Vestar Associates Corporation III is the sole general partner of Vestar Associates III, L.P. Vestar Associates III, L.P. is the sole general partner of Vestar Capital Partners III, L.P. and Vestar Capital Partners III, L.P. controls Vestar Packaging LLC, which owns 20.5% of the member units in Consolidated Container Holdings, and is the 94.2% owner of Vestar Reid LLC, which owns 82.6% of Reid Plastics Holdings, Inc., which, in turn, owns 30.5% of the member units in Consolidated Container Holdings. Mr. Lieberman owns 0.03% of Vestar Capital Partners III, L.P., in addition to his ownership of 0.16% of Vestar Packaging LLC. Mr. Davis, as an owner of Vestar Packaging LLC, Mr. Lieberman, as an owner of Vestar Capital Partners III, L.P. and an owner of Vestar Packaging LLC,
Mr. Kelley, as an executive officer of Vestar Associates Corporation III, and Mr. Woodard, as an executive officer of Vestar Associates Corporation III and as an owner of Vestar Packaging LLC, may be considered to share beneficial ownership of Vestar Packaging LLC's member units of Consolidated Container Holdings LLC. Each of these individuals disclaims this beneficial ownership.

    (c) Reid Plastics Holdings, Inc., a Delaware corporation, is 82.6% owned by Vestar Reid LLC, 13.8% owned by B. Joseph Rokus, with options to purchase an additional 2.4% on a fully diluted basis, 2.8% owned by Davis Capital LLC, with options to purchase an additional 2.6% on a fully diluted basis, and 3.6% owned by others. Vestar Reid LLC, a Delaware limited liability company, is 94.2% owned by Vestar Capital Partners III, L.P., 3.3% owned by Davis Capital LLC and 2.5% owned by other persons. Davis Capital LLC, a Delaware limited liability company, is 100% owned by Ronald V. Davis and his affiliates. Mr. Rokus, as a direct owner of Reid Plastic Holdings Inc., and Mr. Davis, as a direct and as an indirect owner of Reid Plastics Holdings, Inc., may be considered to share beneficial ownership of Reid Plastic Holdings, Inc.'s member units of Consolidated Container Holdings LLC. Messrs. Rokus and Davis disclaim this beneficial ownership.

    (d) Franklin Plastics, Inc., a Delaware corporation, is 88% owned by Suiza Foods Corporation, 6% owned by Peter M. Bernon and 6% owned by Alan J. Bernon, the brother of Peter M. Bernon. Peter M. Bernon, as an owner of Franklin Plastics, Inc., may be considered to share beneficial ownership of Franklin Plastics, Inc.'s member units of Consolidated Container Holdings LLC.
Mr. Bernon disclaims this beneficial ownership.

                                     (FOOTNOTES CONTINUED ON THE FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRIOR PAGE)

    (e) Peter M. Bernon, William L. Estes, Ronald E. Justice, Henry Carter, Timothy W. Brasher and David M. Stulman were among a group of former employees of Suiza Packaging who were granted options to purchase the member units of Consolidated Container Holdings LLC as a replacement for options of an equivalent economic value in common stock of Franklin Plastics, Inc. as described under "The Transactions -- Contribution and Merger
Agreement -- Franklin Replacement Options." Mr. Bernon holds presently exercisable options to purchase 18,334 member units of Consolidated Container Holdings LLC. Mr. Estes holds presently exercisable options to purchase 55,018 member units of Consolidated Container Holdings LLC. Mr. Justice holds presently exercisable options to purchase 9,802 member units of Consolidated Container Holdings LLC. Mr. Carter holds presently exercisable options to purchase 4,901 member units of Consolidated Container Holdings LLC.

    (f) William L. Estes owns 6,000 shares of common stock of Suiza Foods Corporation, or less than 0.01% of the common stock of Suiza Foods Corporation at September 30, 1999. Suiza Foods Corporation owns 88% of the common stock of Franklin Plastics, Inc. As an indirect owner of Franklin Plastics, Inc.,
Mr. Estes may be considered to share beneficial ownership of Franklin
Plastics, Inc.'s member units of Consolidated Container Holdings LLC. Mr. Estes disclaims this beneficial ownership.

    (g) David M. Stulman owns presently exercisable options to purchase 4,572 shares of common stock of Suiza Foods Corporation, or less than 0.01% of the common stock of Suiza Foods Corporation at September 30, 1999. Suiza Foods Corporation owns 88% of the common stock of Franklin Plastics, Inc. As an indirect owner of Franklin Plastics, Inc., Mr. Stulman may be considered to share beneficial ownership of Franklin Plastics, Inc.'s member units of Consolidated Container Holdings LLC. Mr. Stulman disclaims this beneficial ownership.

    (h) The officers and members of the management committee of Consolidated Container Holdings LLC as a group own, in total, presently exercisable options to purchase 88,055 member units of Consolidated Container Holdings LLC.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

    WE SUMMARIZE BELOW THE MATERIAL TERMS AND PROVISIONS OF THE MATERIAL AGREEMENTS AND ARRANGEMENTS OF CONSOLIDATED CONTAINER COMPANY AS WELL AS THOSE IN EXISTENCE PRIOR TO THE CLOSING OF THE TRANSACTIONS THAT RELATE TO THE BUSINESSES WHICH WERE CONTRIBUTED TO CONSOLIDATED CONTAINER COMPANY IN THE TRANSACTIONS.

LIMITED LIABILITY COMPANY AGREEMENT OF CONSOLIDATED CONTAINER HOLDINGS

    Simultaneously with the closing of the transactions, Vestar Packaging, Reid Plastics Holdings and Franklin Plastics, Inc. entered into a limited liability agreement of Consolidated Container Holdings, the sole member of Consolidated Container Company. The limited liability company agreement of Consolidated Container Holdings provides for its management, non-compete arrangements, transfer restrictions and related matters. We summarize its material provisions below.

MANAGEMENT

    The management committee of Consolidated Container Holdings has general powers of supervision, direction and control over the business of Consolidated Container Holdings and, through Consolidated Container Holdings, Consolidated Container Company and its subsidiaries. The management committee consists of eight members, two of whom were appointed by Vestar Packaging, two of whom were appointed by Reid Plastics Holdings, one of whom was appointed mutually by Vestar Packaging and Reid Plastics Holdings, one of whom was appointed by Franklin Plastics, Inc., Peter M. Bernon, one of whom is the chief executive officer of Consolidated Container Holdings, who currently is William Estes, and one of whom is B. Joseph Rokus, currently the Chairman of the Boards of Directors of Reid Plastics Holdings and Reid Plastics, Inc. In addition, Franklin Plastics, Inc. has the right to designate one additional member of the management committee under the limited liability company agreement of Consolidated Container Holdings. The management committee may be expanded to appoint independent members, so long as Vestar Packaging and Reid Plastics Holdings continue to designate a majority of the members of the management committee.

    A majority of the members of the management committee and the affirmative vote of at least one Suiza Foods-appointed member of the management committee and one Vestar Packaging-appointed member of the management committee is required for some decisions by the management committee. These decisions include:

    - issuing any equity securities, other than private offerings for less than $50 million and issuances under Consolidated Container Holdings' option plan;

    - accepting or requiring additional capital contributions;

    - incurring debt, other than amounts permitted as of the closing date of the transactions, in excess of $80 million;

    - selling or pledging all or substantially all of Consolidated Container Company's assets;

    - acquiring any business or assets in excess of $80 million;

    - selling any operations or assets in excess of $80 million;

    - entering into or amending any agreement with a member or its affiliate;
      and

    - expanding the scope of business beyond the plastic packaging business.

NON-COMPETITION ARRANGEMENTS

    Each of the members of Consolidated Container Holdings is subject to a non-competition arrangement limiting its ability to compete in the business for plastic packaging products and plastic

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
bottles for dairy, water or juice in the same geographical area served by Consolidated Container Holdings and its subsidiaries. In general, these geographic areas are in the United States and Canada. The non-competition arrangements will terminate after five years or, if earlier, upon either of Vestar Packaging (together with Reid Plastics Holdings) or Franklin Plastics, Inc. owning less than 10% of the member units of Consolidated Container Holdings. The following exceptions apply to these non-competition arrangements:

    - Suiza Foods may continue to operate its Puerto Rico plastic operations, which it currently owns and which are not being contributed to Consolidated Container Company.

    - Affiliates of Suiza Foods may manufacture plastic packaging products solely for their own use.

    - As part of future acquisitions, Suiza Foods may operate any plastic packaging operations that it acquires and that constitute 50% or less of the revenue of that acquired business, provided that Suiza Foods:

     -- offers to sell the competing plastic packaging operations to Consolidated Container Company within six months of that acquisition; and

     -- sells the competing plastic packaging operations to an unaffiliated third party within twelve months of that acquisition, if an agreement with Consolidated Container Company cannot be reached.

    - Affiliates of Vestar Packaging may continue to own and operate Russell-Stanley Holdings. Russell-Stanley Holdings is a manufacturer and marketer of plastic and steel industrial containers and a provider of related container services in the United States and Canada. It is controlled by Vestar Capital Partners III and its affiliates.

    - Vestar Packaging and its affiliates may make (a) a non-controlling equity investment in a competing business if that equity investment is for less than $75 million and (b) a non-controlling, non-equity investment in a competing business.

    - Vestar Packaging and its affiliates, excluding Reid Plastics Holdings, may operate any plastic packaging operations that either:

     -- constitute 50% or less of the revenue of that acquired business and generate less than $25 million in revenue for the twelve month period prior to that acquisition;

     -- constitute 50% or less of the revenue of that acquired business, provided that Vestar Packaging or its appropriate affiliate (a) offers to sell the competing plastic packaging operations to Consolidated Container Company within six months of that acquisition and (b) sells the competing plastic packaging operations to an unaffiliated third-party within twelve months of that acquisition, if an agreement with Consolidated Container Company cannot be reached; or

     -- is in a product category for which Consolidated Container Company and its subsidiaries have less than $25 million in revenues.

PREFERRED UNITS

    Consolidated Container Holdings may issue preferred units to its members to compensate them for the payment of some tax distributions to other members, to satisfy some indemnification claims, as described under "The Transactions -- Contribution and Merger Agreement," and in other circumstances. If issued, the preferred units will be issued at a liquidation value determined by reference to the value of the event causing the issuance of the preferred units and will accrue distribution rights at an annual rate of 12.5%. Upon the issuance of the preferred units, the capital contributions of all of the holders of member units of Consolidated Container Holdings will be reduced

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
retroactively and proportionally by the amount of the total liquidation value of the preferred units which are issued.

    Consolidated Container Holdings may optionally redeem any preferred units which are issued at a redemption price equal to the liquidation value plus any accrued but unpaid distribution rights of these preferred units, subject to the restrictions contained in the agreements governing our debt. Consolidated Container Holdings is required to redeem all issued preferred units prior to any redemption of other units upon:

    - a sale of all or substantially all of the assets of Consolidated Container Holdings;

    - an initial public offering of Consolidated Container Holdings; or

    - the merger of Consolidated Container Holdings into Reid Plastics Holdings in anticipation of an initial public offering of Reid Plastics Holdings as described below, causing the issuance of the preferred units.

    Subject to some limitations, Reid Plastics Holdings, Vestar Packaging or Franklin Plastics, Inc. may choose to convert any preferred units that they hold into member units upon the exercise of Reid Plastics Holdings' or Vestar Packaging's right of first offer or Franklin Plastics, Inc.'s tag-along rights discussed below under "-- Transfer Restrictions -- Right of First
Offer/Tag-Along Rights."

    Any amendment of the limited liability company agreement of Consolidated Container Holdings which would adversely affect the rights of holders of preferred units requires the approval of a majority of the holders of any outstanding preferred units. Holders of preferred units, if any, will have no other voting rights.

PREEMPTIVE AND ANTI-DILUTION RIGHTS

    Each of Franklin Plastics, Inc., Reid Plastics Holdings and Vestar Packaging has preemptive rights, subject to some exceptions, to allow it to maintain its percentage ownership in the event Consolidated Container Holdings issues additional equity interests. Franklin Plastics, Inc., Reid Plastics Holdings and Vestar Packaging also have anti-dilution rights, subject to some exceptions, in the event Consolidated Container Holdings issues any equity interests for less than fair market value. The preemptive and anti-dilution rights will terminate upon an initial public offering of Consolidated Container Holdings or any successor to it.

TRANSFER RESTRICTIONS

    The members of Consolidated Container Holdings are restricted in transferring their interests in Consolidated Container Holdings prior to four years after the execution of the limited liability company agreement, except for some limited exceptions which permit transfers to affiliates and pledges to some lenders. After the fourth anniversary of the execution of the limited liability company agreement, these parties will have the following rights:

    - RIGHT OF FIRST OFFER/TAG-ALONG RIGHTS. If either Reid Plastics Holdings or Vestar Packaging desires to sell any of its member units and preferred units, it will be required to offer the member units and the preferred units first to Franklin Plastics, Inc. If Franklin Plastics, Inc. declines to purchase these units, Reid Plastics Holdings or Vestar Packaging can sell these units to a third party on substantially similar terms. Franklin Plastics, Inc. will then have tag-along rights regarding that sale for a proportionate number of these units.

    - DRAG-ALONG RIGHTS. If either Reid Plastics Holdings or Vestar Packaging proposes to sell all of its member units and Franklin Plastics, Inc. declines to exercise first offer rights, Reid Plastics Holdings or Vestar Packaging can compel Franklin Plastics, Inc. to sell all of its member units to the proposed purchaser.

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
    - PUT RIGHTS. If an initial public offering of Consolidated Container Holdings has not occurred within four years after the closing of the transactions, then Franklin Plastics, Inc. will have the right to offer to sell all of its member units and preferred units, if any, to Reid Plastics Holdings or Vestar Packaging at fair market value. If Reid Plastics Holdings or Vestar Packaging declines to purchase these member units, Franklin Plastics, Inc. will have the right to offer to sell all of its member units and preferred units, if any, to Consolidated Container Holdings. If Consolidated Container Holdings declines to purchase the units, Consolidated Container Holdings will be obligated to cause a sale of the business or close an initial public offering of Consolidated Container Holdings as soon as practicable. If Consolidated Container Holdings is unable to sell the business or close an initial public offering of Consolidated Container Holdings within 180 days, Franklin Plastics, Inc. will be free to sell its member units without restriction. Each of Reid Plastics Holdings and Vestar Packaging will have comparable put rights but only in circumstances where it has been proposed that Consolidated Container Holdings close an initial public offering and that offering was vetoed by Franklin Plastics, Inc.

    In connection with an initial public offering, Consolidated Container Holdings and Franklin will be merged into Reid Plastics Holdings and each membership interest in Consolidated Container Holdings and Franklin will be converted into common stock of Reid Plastics Holdings.

MANAGEMENT AGREEMENT

    Consolidated Container Holdings, Consolidated Container Company and Vestar Capital Partners entered into a management agreement on April 29, 1999 relating to the management of Consolidated Container Company and Consolidated Container Holdings. Under this agreement, Consolidated Container Holdings or Consolidated Container Company has paid Vestar Capital Partners a fee of $5 million and has reimbursed Vestar Capital Partners for all out-of-pocket expenses regarding the closing of the transactions. In addition, Vestar Capital Partners has been providing on-going management services to Consolidated Container Holdings and Consolidated Container Company since the closing of the transactions, including strategic, financial planning and advisory services. For these services, Consolidated Container Holdings or Consolidated Container Company pays Vestar Capital Partners an annual fee of the greater of $500,000 or 0.42% of the earnings before interest and taxes plus depreciation and amortization, as defined in the management agreement, of the prior year of Consolidated Container Holdings, Consolidated Container Company and their subsidiaries on a consolidated basis and reimburses Vestar Capital Partners for all out-of-pocket expenses regarding these services. The management agreement will terminate when Vestar Packaging, its members, Vestar Capital Partners III, its partners and their affiliates collectively own less than 25% of the member units of Consolidated Container Holdings or, if earlier, following the closing of an initial public offering of Consolidated Container Holdings. Consolidated Container Holdings and Consolidated Container Company have also agreed to indemnify Vestar Capital Partners against some of the liabilities and costs regarding its engagement.

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
REGISTRATION RIGHTS AGREEMENT OF REID PLASTICS HOLDINGS

    In a possible future initial public offering of equity interests in Consolidated Container Holdings, Reid Plastics Holdings and the holders of member units in Consolidated Container Holdings will enter into a registration rights agreement. In that initial public offering, Consolidated Container Holdings and Franklin Plastics, Inc. will be merged into Reid Plastics Holdings as described under the section "Limited Liability Company Agreement of Consolidated Container Holdings" above. If executed, the registration rights agreement will provide that Reid Plastics Holdings will grant rights to holders of its common stock to have that common stock registered under the Securities Act of 1933 following the mergers described above. To the extent that owners of options to purchase common stock of Franklin Plastics, Inc. replace these options with options to purchase member units in Consolidated Container Holdings held by Suiza Foods, these parties will also be entitled to the registration rights described here. Stockholders will have the right, subject to some limitations, to one demand registration for every 10% of Reid Plastics Holdings owned by them following the initial public offering, rounded to the nearest 10%, provided that none of them shall have any registration rights if their ownership is below 5%. Reid Plastics Holdings will not be required to effect any registration demanded unless the stockholders request it to register common stock with a fair market value of at least $20 million. Stockholders will also have piggyback registration rights, subject to some limitations.

LIMITED LIABILITY COMPANY AGREEMENT OF CONSOLIDATED CONTAINER COMPANY

    Simultaneously with the closing of the transactions, Consolidated Container Holdings, as the sole member of Consolidated Container Company, entered into a limited liability company agreement for Consolidated Container Company. As its sole member, Consolidated Container Holdings manages Consolidated Container Company under this agreement.

SUPPLY AGREEMENTS

    On July 2, 1999, Consolidated Container Holdings and Suiza Foods entered into four separate supply agreements, one for HDPE bottles, one for PET bottles and two one for bottle components.

    Under the supply agreement for HDPE bottles, specified and existing affiliates of Suiza Foods in the continental United States and Canada have agreed to purchase their outside HDPE bottle requirements from Consolidated Container Holdings or its subsidiaries. The prices for these bottles are based on prices in effect at the time of the agreement and are subject to adjustment based on changes in raw material costs, bottle design or specification and delivery or packaging specification. During specified years, Suiza Foods may conduct market tests to confirm that bottle prices remain competitive within an applicable market. If the prices are not competitive and Consolidated Container Company chooses not to lower its prices, then Suiza Foods may purchase its bottle requirements in that market from a third party at a price no greater than the price rejected by Consolidated Container Company. In addition, we have the right to supply bottles to existing and newly acquired Suiza Foods affiliates which do not currently purchase bottles from us at prices to be mutually agreed upon, consistent with the then current market conditions. This supply agreement has a term of seven years.

    Under the supply agreement for PET bottles, specified and existing Suiza Foods entities in the continental United States and Canada have agreed to purchase their outside PET bottle requirements from Consolidated Container Holdings or its subsidiaries. The prices for these bottles are based on prices in effect at the time of the agreement and are subject to adjustments based on changes in raw material costs, bottle design or specification and delivery or packaging specification. In addition, we will have the right to supply bottles to existing or newly acquired Suiza Foods affiliates which do not currently purchase bottles from us at prices to be mutually agreed upon, consistent with the then current market conditions. During specified years, Suiza Foods may conduct market tests to confirm that bottle prices remain competitive within an applicable market. If the prices are not competitive and

Consolidated Container Company chooses not to lower its prices, then Suiza Foods may elect to purchase its bottle requirements in that market from a third party at a price no greater than the price rejected by Consolidated Container Company. This supply agreement has a term of seven years.

    Under the two supply agreements for bottle components, the Suiza Foods affiliates which purchased their bottle component requirements from Franklin Plastics, Inc. or Plastics Containers before July 2, 1999 will continue to do so. The prices for the bottle components will be based on market prices. One of these supply agreements has a term of three years, and the other has a term of five years.

TRADEMARK LICENSE AGREEMENT

    Simultaneously with the closing of the transactions, Consolidated Container Holdings and Consolidated Container Company entered into a trademark license agreement with Continental Can Company, Inc., a wholly owned subsidiary of Suiza Foods. Continental Can Company granted Consolidated Container Holdings and Consolidated Container Company a non-exclusive license to use some of its trademarks in the United States. The trademark license will be royalty free as long as Suiza Foods owns 10% or more of Consolidated Container Holdings. Consolidated Container Holdings and Consolidated Container Company will be required to pay Continental Can Company an annual trademark licensing fee of $100,000 if Suiza Foods owns less than 10% of Consolidated Container Holdings.

ASSUMPTION AGREEMENT

    Simultaneously with the closing of the transactions, Consolidated Container Holdings and Consolidated Container Company entered into an assumption agreement with Reid Plastics Holdings to assume all of the obligations of Reid Plastics Holdings to B. Joseph Rokus. Currently, Reid Plastics Holdings is obligated to make some payments to Mr. Rokus which relate to the 1997 acquisition of a controlling interest in Reid Plastics Holdings by Vestar Reid. These payments include $400,000 each year, additional amounts up to $3.4 million if specified investment returns of Reid Plastics, Inc. are achieved and up to $4.8 million upon an initial public offering of Reid Plastics Holdings, if specified investment returns are achieved, or specified qualified sales of Reid Plastics Holdings by Vestar Reid, the parent of Reid Plastics Holdings and a controlled affiliate of Vestar Capital Partners III. Consolidated Container Holdings has agreed to indemnify Suiza against some of these payments.

TRANSITION SERVICES AGREEMENT

    Simultaneously with the closing of the transactions, Suiza Foods Corporation entered into a transition services agreement with Consolidated Container Holdings and Consolidated Container Company. Under the agreement, Suiza Foods and its affiliates agreed to continue to supply office and other services to Consolidated Container Holdings, Consolidated Container Company in the manner which and to the extent that they had historically provided these services to Suiza Packaging prior to the closing of the transactions. These services include:

    - the lease of office space for our offices at 2515 McKinney Avenue, Dallas, Texas at Suiza Foods' actual allocable cost of rent;

    - telephone services at Suiza Foods' actual allocable cost;

    - computer services at $50,000 per month;

    - electricity services at $285,000 per month for all leased facilities;

    - medical insurance policies and employee benefits for some of our senior officers at Suiza Foods' actual allocable costs; and

    - payments under insurance policies, letters of credit and related performance or payment guarantees regarding equipment leases, workers' compensation claims and related matters at Suiza Foods' actual allocable share of payments.

The transition services agreement is scheduled to terminate on December 31, 1999, except regarding the insurance policies, letters of credit and related payments, which will terminate when we replace these obligations.

ADDITIONAL MATTERS

    Aqua Filter Fresh, of which William G. Bell is the 75% owner, President and a director, has purchased containers from Reid Plastics, Inc. at market terms. In 1998, these purchases amounted to over $2.0 million.

    Corporate First Travel Agency, of which B. Joseph Rokus was a 16.7% owner, was paid approximately $60,000 by Reid Plastics, Inc. in 1998 for customary travel arrangements made through Corporate First Travel Agency. Subsequently, Mr. Rokus sold his interest in Corporate First Travel Agency. Further, an affiliate of Mr. Rokus received rent payments of approximately $220,000 from Reid Plastics, Inc. in 1998 for its Monrovia, California facility, which was subsequently consolidated with another one of our facilities.

    In addition, Peter M. Bernon and some of his family members are beneficiaries of a family trust which leases property to a subsidiary of Suiza Foods which subleases a portion of this property to Franklin Plastics, Inc. In 1998, sublease payments on this portion of the property totaled approximately $80,000.

                     DESCRIPTION OF SENIOR CREDIT FACILITY

    WE SUMMARIZE BELOW THE MATERIAL TERMS AND PROVISIONS OF THE SENIOR CREDIT FACILITY.

SENIOR CREDIT FACILITY

    OVERVIEW

    As part of the transactions, we entered into a senior credit facility with Bankers Trust Company, as administrative agent, lead arranger and book manager, Donaldson, Lufkin & Jenrette Securities Corporation, as syndication agent, Morgan Guaranty Trust Company of New York, as documentation agent, and the other lenders that are a party to it. The senior credit facility consists of:

    - two committed term loan facilities in a total principal amount of $385 million;

    - an uncommitted term loan facility of $100 million in total principal amount, which will be available to us only upon our satisfaction of specified conditions and the willingness of a lender or lenders to provide this term loan; and

    - a revolving credit facility in a total principal amount of up to $90 million.

    Our obligations under the senior credit facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by Consolidated Container Holdings and each of its domestic subsidiaries other than Consolidated Container Company, in each case subject to customary exceptions. Each of the lenders under the senior credit facility, or its affiliate, is an Initial Purchaser.

    SECURITY INTERESTS

    Our borrowings under the senior credit facility are secured by a first priority interest in collateral in:

    - all of the limited liability company interests and stock of each direct and indirect domestic subsidiary of Consolidated Container Holdings, including Consolidated Container Company;

    - 65% of the stock of each foreign subsidiary of Consolidated Container Holdings, except Reid Mexico; and

    - all other tangible and intangible assets of Consolidated Container Holdings and each of its direct and indirect domestic subsidiaries, including Consolidated Container Company.

    TERM LOAN FACILITIES AND REVOLVING CREDIT FACILITY

    The term loan facilities consists of three tranches of term loans in a total principal amount of $485 million. We summarize each of these term loan facilities below:

    - The tranche A term loan totals $150 million in principal amount, all of which we borrowed at the closing of the senior credit facility. The amortization schedule of the tranche A term loan requires us to repay $3.75 million in 1999, $11.25 million in 2000, $18.75 million in 2001,
      $26.25 million in 2002, $33.75 million in 2003, $37.5 million in 2004 and
      $18.75 million in 2005.

    - The tranche B term loan totals $235 million in principal amount, all of which we borrowed at the closing of the senior credit facility. We are required to repay installments on this term loan in annual principal amounts of 1% of its total principal amount for the first six years and the remaining amount in eight quarterly payments in the seventh and eighth years following the closing of the senior credit facility.

    - The tranche C term loan totals $100 million in principal amount and is uncommitted. Until three years following the closing of the senior facility, we may request one or more lenders under the senior credit facility to make one or more tranche C term loans, if we satisfy specified financial ratios and other conditions. This facility may, alternatively, take the form of additional revolving credit loans under the revolving credit facility or a combination of one or more tranche C term loans and additional revolving credit loans. The lenders are not required, however, to make any tranche C term loans. Accordingly, we cannot assure you that the tranche C term facility will be available to us.

    The revolving credit facility consists of a revolving credit facility in a total principal amount of $90 million. Consolidated Container Company is entitled to draw amounts under it for working capital requirements and other general corporate purposes. At the closing of the senior credit facility, Consolidated Container Company borrowed $27.5 million under it and may borrow, repay and reborrow the total amount of this facility until its maturity. In addition, approximately $5.2 million of outstanding letters of credit, which were issued under some of the credit facilities of Suiza Packaging, have been replaced by new letters of credit issued for the benefit of Consolidated Container Company and/or its subsidiaries under the revolving credit facility. The issuance of these letters of credit uses availability under the revolving credit facility. The revolving credit facility will mature on the sixth anniversary of the closing of the senior credit facility.

    INTEREST RATES

    Borrowings under the senior credit facility bear interest, at our option, at either:

    - a base rate, which will be the higher of 1/2 of 1% in excess of the overnight federal funds rate and the prime lending rate of Bankers Trust Company, plus a margin; or

    - a eurodollar rate on deposits for one, two, three or six month periods or, if and when available to all of the relevant lenders, nine or twelve month periods, which are offered to Bankers Trust Company in the interbank eurodollar market, plus the applicable interest margin.

    The margin on base rate and eurodollar loans is based on a schedule that corresponds to the leverage ratio of Consolidated Container Holdings and its subsidiaries on a consolidated basis. Currently, we are paying the following margins on amounts that we have borrowed:

    - 0.75% for base rate loans and 1.75% for eurodollar rate loans for tranche A term loans and revolving credit loans;

    - 1.25% for base rate loans and 2.25% for eurodollar rate loans for tranche B term loans; and

    - a rate to be determined for tranche C terms loans, based on the agreement between Consolidated Container Company and the lender or lenders providing that loan.

    In addition, Consolidated Container Company:

    - pays a commitment fee on the unused commitments under the revolving credit facility, ranging from 0.25% to 0.50% on an annual basis depending on the same schedule of leverage ratios, payable quarterly in arrears;

    - pays an annual administration fee to Bankers Trust Company, as administrative agent; and

    - paid, on the closing date of the senior credit facility, a commitment fee equal to 3/8 of 1% each year of the total committed amount of the senior credit facility from April 29, 1999 to and including that closing date.

    MANDATORY AND OPTIONAL REPAYMENT

    We are required to prepay outstanding loans under the term loan facilities, subject to specified conditions and exceptions, with:

    - 100% of the net proceeds of any borrowing or issuance of debt;

    - 100% of the net proceeds of issuances of equity or capital contributions;

    - 100% of the net proceeds of specified asset dispositions, subject to specified reinvestment provisions;

    - 75% of annual excess cash flow of Consolidated Container Company and its subsidiaries on a consolidated basis; and

    - 100% of the net proceeds from specified condemnation and insurance recovery events, subject to specified reinvestment provisions.

    Subject to specified conditions and exceptions, the mandatory prepayments, other than the excess cash flow prepayment, will be applied pro rata among the term loan tranches and to installments of each tranche on a pro rata basis. Subject to specified conditions and exceptions, the mandatory prepayment based on excess cash flow will be applied first to reduce the principal amount of tranche A term loans and, second, to reduce the principal amount of tranche B term loans and tranche C term loans on a pro rata basis and to installments of each tranche in direct order of its maturity. Mandatory prepayments in excess of the amount of outstanding term loans will be applied to reduce the commitments under the revolving credit facility.

    We may voluntarily prepay loans under the senior credit facility, in whole or in part, without penalty, subject to minimum prepayments. If we prepay eurodollar rate loans, we will be required to reimburse lenders for their breakage and redeployment costs, if any. In general, our voluntary prepayments of the term loans will be applied pro rata among the tranches and to installments of each tranche in the direct order of its maturity. However, we may elect, at the time of any voluntary prepayment, first to prepay the tranche A term loans in an amount up to the next four scheduled repayments of tranche A term loans.

    COVENANTS

    The senior credit facility contains negative and affirmative covenants and requirements affecting Consolidated Container Holdings and Consolidated Container Company and its subsidiaries. The senior credit facility contains the following negative covenants and restrictions, among others: restrictions on debt, liens, guarantee obligations, mergers, asset dispositions, sale-leaseback transactions, investments, loans, advances, acquisitions, capital expenditures, dividends and other restricted junior payments, stock repurchases, transactions with affiliates, issuances of equity, formation of subsidiaries, changes in business conducted and prepayments and amendments of subordinated debt. The senior credit facility also requires Consolidated Container Holdings and its subsidiaries to meet specified financial covenants, including a leverage ratio test, an interest coverage ratio test and a fixed charge coverage ratio test.

    The senior credit facility contains the following affirmative covenants, among others: mandatory reporting by Consolidated Container Holdings of financial and other information to the administrative agent, notice by Consolidated Container Holdings to the administrative agent upon the occurrence of specified events of default and other events, and other standard obligations that require Consolidated Container Holdings and its subsidiaries to operate their business in an orderly manner and consistent with past practice and will require the maintenance of insurance coverage and interest rate protection.

    EVENTS OF DEFAULT

    The senior credit facility specifies customary events of default, including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties in any material respect, bankruptcy and insolvency events and change of control of Consolidated Container Holdings. Among the events that constitute a change of control under the senior credit facility is the occurrence of any change of control or similar event under any documents relating to the issuance of the notes or evidencing or relating to the outstanding notes and the exchange notes.

                                 LEGAL MATTERS

    The validity of the exchange notes and the related guarantees will be passed upon for Consolidated Container Company and Consolidated Container Capital and the subsidiary guarantors by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

    The consolidated balance sheet of Consolidated Container Company LLC as of July 2, 1999 included in this prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Reid Plastics, Inc. as of December 31, 1997 and 1998 and for each of the two years ended December 31, 1998 and the six months ended June 30, 1999, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited Reid Plastics, Inc.'s consolidated financial statements of income, shareholders' equity and cash flows for the year ended December 31, 1996, as set forth in their report. We have included those financial statements in the prospectus and elsewhere in the registration statement in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

    The consolidated statements of operations, stockholders' equity and cash flows of Plastics Management Group (the predecessor of Franklin Plastics, Inc. and, following the acquisition of Franklin Plastics, Inc. by Suiza Foods Corporation, Suiza Packaging) for the year ended September 30, 1996 and the six months ended March 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Plastic Containers, Inc. as of May 29, 1998 and for the five months then ended included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements of Plastic Containers, Inc. as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 included in this prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------

CONSOLIDATED CONTAINER COMPANY LLC

  Independent Auditors' Report..............................     F-3

  Consolidated Balance Sheet as of July 2, 1999.............     F-4

  Notes to Consolidated Balance Sheet.......................     F-5

  Unaudited Condensed Consolidated Balance Sheet as of
    September 30, 1999......................................    F-18

  Unaudited Condensed Consolidated Statements of Operations
    for the Three Months Ended September 30, 1999 and
    1998....................................................    F-19

  Unaudited Condensed Consolidated Statements of Cash Flows
    for the Three Months Ended September 30, 1999 and
    1998....................................................    F-20

  Notes to Unaudited Condensed Consolidated Financial
    Statements..............................................    F-21

REID PLASTICS, INC.

  Independent Auditors' Reports.............................    F-28

  Consolidated Balance Sheets as of December 31, 1997 and
    1998....................................................    F-30

  Consolidated Statements of Operations and Comprehensive
    Income (Loss) for the year ended December 31, 1996, the
    period from January 1, 1997 through October 14, 1997,
    the period from October 15, 1997 through December 31,
    1997, for the year ended December 31, 1998, for the nine
    months ended September 30, 1998 (unaudited) and for the
    six months ended June 30, 1999..........................    F-31

  Consolidated Statements of Shareholders' Equity for the
    year ended December 31, 1996, the period from
    January 1, 1997 through October 14, 1997, the period
    from October 15, 1997 through December 31, 1997, for the
    year ended December 31, 1998 and for the six months
    ended June 30, 1999.....................................    F-32

  Consolidated Statements of Cash Flows for the year ended
    December 31, 1996, the period from January 1, 1997
    through October 14, 1997, the period from October 15,
    1997 through December 31, 1997, for the year ended
    December 31, 1998, and for the nine months ended
    September 30, 1998 (unaudited) and for the six months
    ended June 30, 1999.....................................    F-33

  Notes to Consolidated Financial Statements................    F-35

SUIZA PACKAGING

  Independent Auditors' Reports.............................    F-62

  Combined Balance Sheets as of December 31, 1997 and
    1998....................................................    F-64

  Combined Statements of Operations for the year ended
    September 30, 1996, the six-month period ended
    March 31, 1997, the four-month period ended July 31,
    1997, the five-month period ended December 31, 1997 and
    the year ended December 31, 1998........................    F-65

  Combined Statements of Stockholders' Equity for the year
    ended September 30, 1996, the six-month period ended
    March 31, 1997, the four-month period ended July 31,
    1997, the five-month period ended December 31, 1997 and
    the year ended December 31, 1998........................    F-66

  Combined Statements of Cash Flows for the year ended
    September 30, 1996, the six-month period ended
    March 31, 1997, the four-month period ended July 31,
    1997, the five-month period ended December 31, 1997 and
    the year ended December 31, 1998........................    F-67

  Notes to Combined Financial Statements....................    F-68

                                                                PAGE
                                                              --------
  Unaudited Condensed Combined Statements of Operations for
    the Six Months Ended June 30, 1998 and 1999.............    F-83

  Unaudited Condensed Combined Statements of Cash Flows for
    the Six Months Ended June 30, 1998 and 1999.............    F-84

  Notes to Unaudited Condensed Combined Financial
    Statements..............................................    F-85

PLASTIC CONTAINERS, INC.

  Independent Auditors' Reports.............................    F-86

  Consolidated Balance Sheets as of December 31, 1997 and
    May 29, 1998............................................    F-88

  Consolidated Statements of Operations for the years ended
    December 31, 1996 and 1997 and for the period from
    January 1, 1998 through May 29, 1998....................    F-89

  Consolidated Statements of Stockholders' Equity for the
    years ended December 31, 1996 and 1997 and for the
    period from January 1, 1998 through May 29, 1998........    F-90

  Consolidated Statements of Cash Flows for the years ended
    December 31, 1996 and 1997 and for the period from
    January 1, 1998 through May 29, 1998....................    F-91

  Notes to Consolidated Financial Statements................    F-92

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Consolidated Container Company LLC

Dallas, Texas

    We have audited the accompanying consolidated balance sheet of Consolidated Container Company LLC and subsidiaries (the "Company") as of July 2, 1999. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

    In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of Consolidated Container Company LLC at July 2, 1999, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Dallas, Texas
August 25, 1999

                       CONSOLIDATED CONTAINER COMPANY LLC

                           CONSOLIDATED BALANCE SHEET

                                  JULY 2, 1999

                             (DOLLARS IN THOUSANDS)

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 10,625
  Temporary investments.....................................     8,612
  Accounts receivable, net of allowance for doubtful
    accounts of $5,439......................................    86,393
  Inventories...............................................    37,207
  Prepaid expenses and other current assets.................     2,450
                                                              --------
      Total current assets..................................   145,287

PROPERTY AND EQUIPMENT -- Net...............................   277,552

INTANGIBLE AND OTHER ASSETS.................................   561,134
                                                              --------
TOTAL ASSETS................................................  $983,973
                                                              ========
LIABILITIES AND MEMBER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable..........................................  $ 38,862
  Accrued expenses..........................................    43,536
  Revolving credit facility.................................    27,500
  Current portion of long-term debt.........................    11,419
                                                              --------
      Total current liabilities.............................   121,317

LONG-TERM DEBT..............................................   565,007

OTHER LONG-TERM LIABILITIES.................................    41,251

MINORITY INTEREST...........................................       427

COMMITMENTS AND CONTINGENCIES (Note 10)

MEMBER'S EQUITY.............................................   255,971
                                                              --------
TOTAL LIABILITIES AND MEMBER'S EQUITY.......................  $983,973
                                                              ========

                    See notes to consolidated balance sheet.

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS ORGANIZATION -- On July 2, 1999, Reid Plastics, Inc., a wholly owned subsidiary of Reid Plastics Holdings, Inc., acquired substantially all of the U.S. plastics packaging assets of Franklin Plastics, Inc. ("Franklin") and Plastic Containers, Inc. ("PCI"), each of which had been subsidiaries of Suiza Foods Corporation ("Suiza"). Suiza managed the operations of Franklin and its subsidiaries and PCI and its subsidiaries as one entity called "Suiza Packaging." Vestar Capital Partners III, through its controlled affiliate Vestar Reid LLC owned 82.6% of Reid Plastics Holdings, Inc. prior to the acquisitions of Franklin and PCI. The acquisitions were effected by contributions and mergers under a Contribution and Merger Agreement dated as of April 29, 1999 among Suiza, Franklin, Suiza's domestic plastics subsidiaries, Vestar Packaging LLC, Reid Plastics Holdings, Inc., Reid Plastics, Inc.'s domestic plastic subsidiaries, Reid Plastics Group LLC, Consolidated Container Holdings LLC ("Holdings"), a Delaware limited liability company and the 100% owner of Consolidated Container Company LLC, and Consolidated Container Company LLC, a Delaware limited liability company (the "Company"). We summarize below the contributions and mergers:

    - Vestar Packaging, which is controlled by Vestar Capital Partners III, received 20.5% of the member units in Holdings in exchange for its contribution of $60.8 million in cash to Holdings.

    - Reid Plastics Holdings, Inc., which has been indirectly controlled by Vestar Capital Partners III, received 30.5% of the member units in Holdings in exchange for causing:

           -- Reid Plastics, Inc. and each of its domestic subsidiaries to merge into Reid Plastics Group LLC;

           -- Reid Plastics, Inc.'s Canadian subsidiaries to become wholly owned subsidiaries of Reid Plastics Group LLC; and

           -- Reid Plastics, Inc.'s equity interest in its Mexican joint venture, Reid Mexico, S.A. de C.V., to become owned by Reid Plastics Group LLC.

    - Franklin, which has been controlled by Suiza, received 49% of the member units in Holdings in exchange for:

           -- its contribution of the limited liability company interests of PCI to the Company; and

           -- the contribution of substantially all of its assets to the Company by the merger of the subsidiaries of Franklin into the Company.

    Reid's acquisition of Franklin and PCI and the subsequent merger of Reid into the Company was accounted for under the purchase method of accounting, with Reid Plastics, Inc. being the accounting acquiror.

    In connection with the mergers and contributions described above, the following transactions were completed:

    - private placement under Rule 144A of the Securities Act of 1933, as amended, of $185,000,000 in aggregate principal amount of 10 1/8% Senior Subordinated Notes due 2009 of the Company and Consolidated Container Capital, Inc. ("Capital"), a Delaware corporation;

    - the entering into of a new $485,000,000 senior credit facility;

    - the consent solicitation and tender offer by PCI for its outstanding 10% Senior Secured Notes due in 2006; and

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    - the repayment of substantially all of the outstanding debt of Reid Plastics, Inc. and Franklin, the redemption of the preferred stock of Franklin, plus the payment of certain accrued interest and dividends on the debt and preferred stock of Franklin, aggregating approximately $372,500,000. Regarding the repayment of the existing debt of Reid Plastics, Inc., approximately $2,000,000 of unamortized deferred financing costs were written off and recorded as an extraordinary loss on early extinguishment of debt.

    The acquisition of Suiza Packaging has been accounted for using the purchase method of accounting. The consolidated balance sheet as of July 2, 1999, reflects the preliminary allocation of the purchase price and the related accounting adjustments, including goodwill. Assets acquired and liabilities assumed were as follows (in thousands):

Total purchase price, net of cash acquired ($4,605).........  $140,723
Fair value of net liabilities acquired:
  Fair value of assets acquired.............................   314,608
  Fair value of liabilities assumed.........................  (599,771)
                                                              --------
Total net liabilities acquired..............................  (285,163)
                                                              --------
Goodwill....................................................  $425,886
                                                              ========

    The excess of the purchase price over the fair value of the net assets was $425,886,000, which has been recorded as goodwill and is being amortized on a straight-line basis over 40 years. The purchase price allocation has not been finalized, as the Company is awaiting additional information for the evaluation and measurement of certain contingencies regarding plant closings and operating synergy activities. Accordingly, goodwill associated with the acquisition may change.

    BUSINESS OPERATIONS -- The Company develops, manufactures and distributes a wide range of custom extrusion blow-mold plastic containers for the dairy, juice and water industries, automotive products and motor oil, household chemicals, industrial and agricultural chemicals and hair care products. Based on the nature of the product, the production process, types of customers, and methods used to distribute products, the Company operates in one reportable segment under Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures About Segments of an Enterprise and Related Information."

    CONSOLIDATED AND FOREIGN OPERATIONS -- The Company maintains several wholly owned subsidiaries in the United States and Canada. In addition, the Company owns 51% of Reid Mexico S.A. de C.V., which operates exclusively in Mexico. The Company's foreign operations are not significant.

    All significant intercompany accounts and transactions have been eliminated in consolidation.

    TRANSLATION OF FOREIGN CURRENCIES -- The Company considers the functional currency under SFAS No. 52, "Foreign Currency Translation," to be the local currency for its Canadian subsidiaries and its Mexican subsidiary.

    Assets and liabilities of the Company's Canadian and Mexican subsidiaries are converted to U.S. dollars using the current exchange rate at period-end, and revenues and expenses of these subsidiaries are translated at the average exchange rate during the period, with the resulting translation adjustment made to a separate component of member's equity.

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses during the reporting period. Actual results could differ from these estimates.

    CASH AND CASH EQUIVALENTS -- Included in cash and cash equivalents are highly liquid cash investments with remaining maturities at date of purchase of three months or less.

    TEMPORARY INVESTMENTS -- Temporary investments consist of available-for-sale U.S. government obligations, certificates of deposit, eurodollar deposits and highly rated commercial paper, all of which are due within one year. These temporary investments are stated at amortized cost, which approximates market value.

    INVENTORIES -- Inventories consist of raw materials, spare parts and supplies, and finished goods. Inventories and are stated at the lower of cost, using the first-in, first-out ("FIFO") method, or market. Finished goods inventories include raw materials, direct and indirect labor costs, and factory overhead.

    PROPERTY AND EQUIPMENT -- Property and equipment are stated at cost and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets. Plant and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

    Estimated useful lives are as follows:

ASSET                                                             USEFUL LIFE
-----                                                         -------------------
Buildings...................................................          25-40 years
Machinery and equipment.....................................           5-20 years
Furniture and fixtures......................................           3-10 years

    Expenditures for repairs and maintenance that do not improve or extend the life of the assets are expensed as incurred.

    INTANGIBLE ASSETS -- Intangible assets include primarily goodwill and are stated at cost. Goodwill is amortized using the straight-line method over 40 years. Deferred financing costs are amortized over the term of the related debt using the effective interest method. Payments relating to noncompete agreements and multiple-year management contracts are amortized over the term of the applicable agreement or contract.

    Periodically, the Company reviews the recoverability of goodwill. The measurement of possible impairment is based primarily on the ability to recover the balance of the goodwill from expected future operating cash flows on an undiscounted basis. In management's opinion, no material impairment exists at July 2, 1999.

    INSURANCE -- The Company purchases commercial insurance policies to cover its insurance risks; however, certain of its subsidiaries are self-insured in certain states for workers' compensation, general liability and property and casualty coverages in excess of varying deductible amounts. Self-insurance liabilities are accrued based on claims filed and estimates for claims incurred but not reported.

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INCOME TAXES -- As a limited liability company, the Company is not subject to corporate income taxes. Accordingly, the Company expects to distribute cash to its sole member, Holdings, to allow its members to pay income taxes to the extent required.

    STOCK-BASED COMPENSATION -- The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No.25, "Accounting for Stock Issued to Employees."

    IMPAIRMENT OF LONG-LIVED ASSETS -- The Company evaluates the impairment of long-lived assets if circumstances indicate that the carrying value of those assets may not be recoverable. Recoverability of the assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset.

    CONCENTRATION OF CREDIT RISK -- Financial instruments that subject the Company to credit risk consist primarily of temporary cash investments and accounts receivable. The Company places its temporary cash investments with high-credit qualified financial institutions and, by policy, limits the amount of investment exposure to any one financial institution. Accounts receivable are generally diversified due to the large number of entities comprising the Company's customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. Credit losses have been within management's expectations.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments. The carrying amounts of the debt notes approximate their respective estimated fair values since floating rates, which approximate current market rates, are charged on most of the notes payable, and the fixed rate notes were issued on July 2, 1999.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS -- SFAS No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities," was issued in
June 1998, and establishes standards for accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for the year ending December 31, 2000.

    At July 2, 1999, the Company does not have derivative instruments. The adoption of SFAS No. 133 could have an impact on its future consolidated financial statements.

2. INVENTORIES

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Raw materials...............................................      $18,220
Parts and supplies..........................................        2,031
Finished goods..............................................       16,956
                                                                  -------
                                                                  $37,207
                                                                  =======

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

3. PROPERTY AND EQUIPMENT

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Land........................................................     $ 10,953
Buildings and improvements..................................       33,601
Machinery and equipment.....................................      199,693
Facility and equipment held under capital lease.............        8,971
Furniture and fixtures......................................        3,168
                                                                 --------
                                                                  256,386
Less accumulated depreciation...............................      (17,678)
                                                                 --------
                                                                  238,708
Construction in progress....................................       38,844
                                                                 --------
                                                                 $277,552
                                                                 ========

4. INTANGIBLE AND OTHER ASSETS

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Goodwill....................................................     $542,069
Deferred financing costs....................................       21,387
Noncompete agreement........................................        1,300
Deposits and other..........................................        1,512
                                                                 --------
                                                                  566,268
Less accumulated amortization...............................       (5,134)
                                                                 --------
                                                                 $561,134
                                                                 ========

    NONCOMPETE AGREEMENT -- In 1997, the Company entered into a five-year noncompete agreement with a former management shareholder. During 1998, the noncompete agreement was revised to guarantee payments totaling $400,000 per year for five years. In addition, a nonguaranteed portion of up to $8,193,000 will be paid based on the valuation of the Company during future ownership changes. No amount has been recorded for potential nonguaranteed payments.

5. ACCRUED EXPENSES

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Employee compensation and benefits..........................      $19,062
Accrual for plant closings..................................        3,509
Accrued sales and property taxes............................        2,272
Other.......................................................       18,693
                                                                  -------
                                                                  $43,536
                                                                  =======

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

6. REVOLVING CREDIT FACILITY AND LONG-TERM DEBT

    Long-term debt consists of the following:

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Senior SUBORDINATED notes...................................     $185,000
Senior credit facility -- term loans........................      385,000
Capital lease obligations...................................        6,426
                                                                 --------
                                                                  576,426
Less current portion........................................      (11,419)
                                                                 --------
                                                                 $565,007
                                                                 ========

    SENIOR SUBORDINATED NOTES -- The senior subordinated notes (the "Notes") were issued on July 2, 1999, and have an original par value of $185,000,000. The Notes, which are due in 2009, bear interest at a fixed interest rate of 10 1/8%, payable semiannually in July and January of each year.

    SENIOR CREDIT FACILITY -- The Senior Credit Facility (the "Facility") consists of three tranches of term loans in a total principal amount of $485,000,000 and a $90,000,000 revolving credit facility (the "Revolver"). The term loan facilities and Revolver are summarized below:

    - Tranche A -- The tranche A term loan totals $150,000,000 in principal, all of which was outstanding at July 2, 1999. The Company is required to repay the tranche A term loan in quarterly installments through 2005.

    - Tranche B -- The tranche B term loan totals $235,000,000 in principal, all of which was outstanding at July 2, 1999. The Company is required to repay installments on the tranche B term loan in annual principal amounts of 1% of its total principal amount for the first six years and the remaining amount in eight quarterly payments in the seventh and eighth years.

    - Tranche C -- The tranche C term loan totals $100,000,000 in principal and is uncommitted. Through July 2, 2002, the Company may request one or more lenders under the Facility to make one or more tranche C term loans, if the Company satisfies specified financial ratios and other conditions. The facility may, alternatively, take the form of additional revolving credit loans under the Revolver or a combination of one or more tranche C term loans and additional revolving credit loans. The lenders are not required, however, to make any tranche C term loans.

    - REVOLVING CREDIT FACILITY -- At July 2, 1999, the Company had $27,500,000 outstanding under the Revolver, which matures in 2005. Additionally, the Company had approximately $5,200,000 of outstanding letters of credit under the Revolver.

     The Company pays a commitment fee on the unused commitments under the Revolver, ranging from 0.25% to 0.50% dependent on its leverage ratio, payable quarterly in arrears, and an annual administration fee to Bankers Trust Company.

    Borrowings under the Facility bear interest at a base rate which is the higher of 1/2 of 1% in excess of the overnight federal funds rate and the prime lending rate of Bankers Trust Company, plus a margin; or a eurodollar rate on deposits for one-, two-, three- or six-month periods; or, if and when available to all the lenders, nine- or twelve-month periods, which are offered to Bankers Trust

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

6. REVOLVING CREDIT FACILITY AND LONG-TERM DEBT (CONTINUED)

Company in the interbank eurodollar market, plus the applicable interest margin. The margin on base rate and eurodollar rate loans is based on the leverage ratio of the Company. At July 2, 1999, the margin on base rate and eurodollar rate loans was .75% and 1.75%, respectively, for tranche A and the Revolver and 1.25% and 2.25%, respectively, for tranche B. Tranche A term loans and the Revolver and tranche B term loans bear interest at 6.75% and 7.25%, respectively, at July 2, 1999.

    The obligations under the Facility are secured and are unconditionally and irrevocably guaranteed jointly and severally by Holdings and each of its direct and indirect domestic subsidiaries other than the Company and Capital and, in each case, are subject to customary exceptions. The separate financial statements of each guaranteeing subsidiary are not presented because the Company's management has concluded that such financial statements are not material to investors, as nonguarantor subsidiaries are considered inconsequential.

    SCHEDULED MATURITIES -- The scheduled annual maturities of long-term debt (excluding capital leases) at July 2, 1999, were as follows (in thousands):

Period from July 2, 1999 through December 31, 1999..........  $  4,925

Year ending December 31,
2000........................................................    13,600
2001........................................................    21,100
2002........................................................    28,600
2003........................................................    36,100
Thereafter..................................................   493,175
                                                              --------
                                                              $597,500
                                                              ========

7. OTHER LONG-TERM LIABILITIES

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Provision for loss on closed facilities subject to operating
  leases....................................................      $15,588
Insurance reserves..........................................        8,763
Post-retirement benefits accrued............................        5,063
Deferred income.............................................        4,628
Advance from vendor.........................................        1,849
Accrued terminated employee benefit plan obligation.........        1,379
Obligation under noncompete agreement.......................        1,300
Other.......................................................        2,681
                                                                  -------
                                                                  $41,251
                                                                  =======

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

8. MEMBER'S EQUITY

                                                               JULY 2, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Member's equity.............................................     $256,439
Foreign currency translation adjustment.....................         (468)
                                                                 --------
                                                                 $255,971
                                                                 ========

    Regarding the formation of the Company and Holdings, and the acquisition of substantially all of the U.S. plastics packaging assets of Suiza Packaging, Holdings issued (i) 20.5% of its member units to Vestar Packaging LLC, which is controlled by Vestar III, for the contribution of $60.8 million in cash,
(ii) 30.5% of its member units to a subsidiary of Vestar III, which have been valued based on net book value of the net assets of Reid Plastics, Inc., which were contributed to the Company, and (iii) 49% of its member units to a subsidiary of Suiza, which have been valued at $147.3 million. Additionally, fees of $2,640,000, related to the transaction, were included in member's equity at July 2, 1999.

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

9. EMPLOYEE BENEFITS

    The Company sponsors both defined benefit and defined contribution retirement plans on behalf of certain of its subsidiaries, and contributes to various multi employer union pension plans.

    DEFINED BENEFIT PLANS -- The Company succeeded to a defined benefit pension plan for substantially all salaried employees of PCI hired prior to August 1, 1997. Plan benefits are based on all years of continuous service and the employee's compensation during the highest five continuous years of the last ten years of employment, minus a profit sharing annuity. The profit sharing annuity is based on the amount of profit sharing contributions received for 1988 through 1992. Any employee who terminated employment prior to August 31, 1993, is governed by the terms of the plan in effect at the time the termination occurred. In addition, the Company maintains a benefit equalization plan for salaried employees hired prior to August 1, 1997, whose compensation level exceeds the limits within the defined benefit pension plan. The Plan was frozen for future accruals as of September 1, 1998.

    The Company also succeeded to a noncontributory defined benefit pension plan for substantially all hourly employees of PCI hired prior to August 1, 1997, who have attained 21 years of age. Plan benefits vary by location and by union contract, but are based primarily on years of service and the employee's highest wage classification for 12 consecutive months in the five-year period prior to retirement. Normal retirement is at age 65, with at least a five-year period of continuous service. However, employees may retire as early as age 55 and receive reduced benefits.

    Subject to the limitation on deductibility imposed by federal income tax laws, the Company's policy is to contribute funds to the plans annually in amounts required to maintain sufficient plan assets to provide for accrued benefits. Plan assets are held in a master trust and are composed primarily of common stock, corporate bonds and U.S. government and government agency obligations.

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS -- The Company provides certain health care and life insurance benefits for retired PCI employees. Certain of PCI's hourly and salaried employees became eligible for these benefits when they became eligible for an immediate pension under a formal company pension plan. In 1993, the plan was amended to eliminate health care benefits for employees hired after January 1, 1993. The Company's policy is to fund the cost of medical benefits as claims are issued.

    At July 2, 1999, as part of the purchase accounting adjustments regarding the Suiza Packaging acquisition, the accrued pension liability and accrued postretirement benefit liability were adjusted to fair value, and all previously unrecognized gains and losses were recognized as part of the purchase allocation.

    DEFINED CONTRIBUTION PLAN -- Employees of certain of the Company's subsidiaries are eligible to participate in a 401(k) employees savings plan. Employees who have completed one or more years of service and have met other requirements of the plans are eligible to participate in the plan. The employees participating in the plan can generally make contributions up to 15% of their annual compensation, and the Company can elect to match such employee contributions up to a maximum of 25% of the employee's contribution. The matching contributions vest 100% after five years.

    The Company succeeded to a defined contribution plan that covers substantially all PCI's hourly employees who meet certain eligibility requirements. Provisions regarding employee and employer contributions and the benefits provided under the plan vary between PCI's manufacturing facilities.

    The Company also succeeded to a contributory defined contribution 401(k) savings plan that covers substantially all PCI's nonorganized salaried employees. Employees may contribute up to 12%

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

9. EMPLOYEE BENEFITS (CONTINUED)

and 8% of compensation on a pretax and after-tax basis, respectively. However, the total employee contribution rate may not exceed 15% of compensation. The Company matches up to 3% of employees' pretax contributions. Employees vest in the Company's contributions at 25% per year, becoming fully vested after four years of employment. Employees may make withdrawals from the plan prior to attaining age 59 1/2, subject to certain penalties.

    MULTI EMPLOYER PLANS -- The Company's PCI subsidiary contributes to various multi employer union pension plans under its labor agreements.

    STOCK OPTION PLAN -- During 1998, Suiza Packaging adopted the Franklin Plastics, Inc. 1998 Stock Option Plan, which reserved 187,089 shares of common stock for grants and granted stock options to certain key employees at exercise prices that approximated the fair market value of such shares at the date of grant. Stock options granted under this plan were exercisable over a three-year period from the date of grant and could become exercisable upon the termination of an individual's employment following a change in control.

    As a result of the Company's merger, participants were able to convert options granted under the plan to the Modified Replacement Option Plan. As a result, 116,944 shares outstanding under the plan were converted to the Company's units, using a conversion rate of 2.9429, resulting in 344,766 options outstanding July 2, 1999, none of which were exercisable at that date.

    The following table summarizes the information about stock options outstanding at July 2, 1999:

                                                            WEIGHTED
                                                             AVERAGE     WEIGHTED
                                                            REMAINING    AVERAGE
                                                           CONTRACTUAL   EXERCISE
                                                 SHARES       LIFE        PRICE
                                                --------   -----------   --------
Range of exercise prices:
  $3.40.......................................   264,382     10 years     $ 3.40
  $10.19......................................    80,384     10 years     $10.19

10. COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS -- The Company is obligated under capital leases for a manufacturing facility, which expire in December 2000, and certain machinery and equipment, which expire in April 2000. Included in the consolidated balance sheet are capital lease assets of $9,527,000 and accumulated amortization of $2,493,000 at July 2, 1999.

    The Company leases certain property, plant and equipment used in its operations under noncancellable operating lease agreements. Such leases, which are primarily for facilities, machinery and equipment and vehicles, have lease terms ranging from two to nine years. Certain of the operating lease agreements require the payment of additional rentals for maintenance, along with additional rentals, based on miles driven or units produced.

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

10. COMMITMENTS AND CONTINGENCIES (CONTINUED)

    Future minimum lease payments at July 2, 1999, are summarized below (in thousands):

                                                            CAPITAL    OPERATING
                                                             LEASES     LEASES
                                                            --------   ---------
Period from July 2, 1999 through December 31, 1999........   $1,603     $10,633

Year ending December 31:
  2000....................................................    2,643      19,956
  2001....................................................    2,071      18,005
  2002....................................................      476      15,155
  2003....................................................      107      12,919
  Thereafter..............................................      128      20,684
                                                             ------     -------
                                                              7,028     $97,352
                                                                        =======
Less portion representing interest........................     (604)
                                                             ------
Present value of minimum lease payments...................   $6,424
                                                             ======

    CONTINGENCIES -- The Company and its subsidiaries are parties, in the ordinary course of business, to certain claims and litigation. In management's opinion, the settlement of such matters is not expected to have a material impact on the consolidated balance sheet.

    In addition, the Company is a party to employment agreements with certain officers which provided for minimum compensation levels and incentive bonuses along with provisions for termination of benefits in certain circumstances.

11. RELATED PARTY TRANSACTIONS

    MANAGEMENT AGREEMENT -- In April 1999, the Company entered into a management agreement with Vestar Capital Partners to provide ongoing management services. The Company will pay an annual fee of the greater of $500,000 or 0.42% of the earnings before interest and taxes plus depreciation and amortization of the prior year and all out-of-pocket expenses regarding these services.

    Simultaneously with the closing of the transactions, the Company entered into the following agreements:

    - SUPPLY AGREEMENTS -- The Company entered into bottle supply agreements with Suiza. The prices for bottles are based on the prices that were in effect in July 1999 between Suiza Foods and Suiza Packaging prior to the transactions and are subject to adjustment based on changes in raw material, manufacturing and delivery costs.

    - TRADEMARK LICENSE AGREEMENT -- The Company entered into a trademark license agreement with Continental Can Company, Inc. ("Continental Can"), a wholly owned subsidiary of Suiza. Continental Can granted the Company a nonexclusive license to use some of its trademarks in the United States. The trademark license is royalty-free as long as Suiza owns 10% or more of Holdings.

    - TRANSITION SERVICE AGREEMENT -- The Company entered into a transition service agreement with Suiza. Under the agreement, Suiza and its affiliates agreed to continue to supply office and

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

11. RELATED PARTY TRANSACTIONS (CONTINUED)

     other services to Holdings and the Company in the manner which and to the extent that they had historically provided these services to Suiza Packaging prior to the closing of the transactions. These services include:

       - the lease of office space for our offices at 2515 McKinney Avenue, Dallas, Texas at Suiza's actual allocable cost of rent;

       - telephone services at Suiza's actual allocable cost;

       - computer services at $50,000 per month;

       - electricity services at $285,000 per month for all leased facilities;

       - medical insurance policies and employee benefits for some of our senior officers at Suiza's actual allocable costs; and

       - payments under insurance policies, letters of credit and related performance or payment guarantees regarding equipment leases, workers' compensation claims and related matters at Suiza's actual allocable share of payments.

The transition services agreement is scheduled to terminate on December 31, 1999, except regarding the insurance policies, letters of credit and related payments, which will terminate when we replace these obligations.

                       CONSOLIDATED CONTAINER COMPANY LLC

                NOTES TO CONSOLIDATED BALANCE SHEET JULY 2, 1999

12. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS

    Consolidating Condensed Balance Sheet as of July 2, 1999

                                                                                                      CONSOLIDATED
                                         CONSOLIDATED                                                  CONTAINER
                                          CONTAINER      GUARANTOR     NON-GUARANTOR                    COMPANY
                                           COMPANY      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------------   ------------   -------------   ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............    $  2,230       $  5,526        $ 2,869       $      --       $ 10,625
  Temporary investments................          --          8,612             --              --          8,612
  Accounts receivable, net.............      34,820         49,113          4,582          (2,122)        86,393
  Inventories..........................       7,267         28,574          1,201             165         37,207
  Prepaid expenses and other current
    assets.............................         498             40          1,912              --          2,450
                                           --------       --------        -------       ---------       --------
      Total current assets.............      44,815         91,865         10,564          (1,957)       145,287

PROPERTY AND EQUIPMENT--NET............     122,911        153,869          2,513          (1,741)       277,552
INVESTMENT SUBSIDIARIES................     135,555             --             --        (135,555)            --
INTANGIBLES AND OTHER ASSETS...........     558,193          2,607            334              --        561,134
                                           --------       --------        -------       ---------       --------
TOTAL ASSETS...........................    $861,474       $248,341        $13,411       $(139,253)      $983,973
                                           ========       ========        =======       =========       ========
LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable.....................    $  5,857       $ 26,992        $ 6,275       $    (262)      $ 38,862
  Accrued expenses.....................          --         46,974            425          (3,863)        43,536
  Revolving credit facility............      27,500             --             --              --         27,500
  Current portion of long-term debt....       8,213          3,206             --              --         11,419
                                           --------       --------        -------       ---------       --------
      Total current liabilities........      41,570         77,172          6,700          (4,125)       121,317
LONG-TERM DEBT.........................     558,581          6,426             --              --        565,007
OTHER LONG-TERM LIABILITIES............       5,352         35,899             --              --         41,251
MINORITY INTEREST......................          --             --             --             427            427
COMMITMENTS AND CONTINGENCIES
MEMBER'S EQUITY........................     255,971        128,844          6,711        (135,555)       255,971
                                           --------       --------        -------       ---------       --------
TOTAL LIABILITIES AND MEMBER'S
  EQUITY...............................    $861,474       $248,341        $13,411       $(139,253)      $983,973
                                           ========       ========        =======       =========       ========

                       CONSOLIDATED CONTAINER COMPANY LLC

                      CONDENSED CONSOLIDATED BALANCE SHEET

                               SEPTEMBER 30, 1999

                             (DOLLARS IN THOUSANDS)

                                                              SEPTEMBER 30,
                                                                  1999
                                                              -------------
                                                               (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................   $   10,939
  Temporary investments.....................................        8,956
  Accounts receivable, net of allowance for doubtful
    accounts of $5,344......................................      112,709
  Inventories...............................................       37,304
  Prepaid expenses and other current assets.................        4,271
                                                               ----------
      Total Current assets..................................      174,179

PROPERTY AND EQUIPMENT--NET.................................      276,623
INTANGIBLES AND OTHER ASSETS................................      557,181
                                                               ----------
TOTAL ASSETS................................................   $1,007,983
                                                               ==========

LIABILITIES AND MEMBER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................   $   51,913
  Accrued expenses..........................................       46,862
  Revolving credit facility.................................       27,500
  Current portion of long-term debt.........................       11,422
                                                               ----------
      Total current liabilities.............................      137,697

LONG-TERM DEBT..............................................      564,392
OTHER LONG-TERM LIABILITIES.................................       41,723
MINORITY INTEREST...........................................          364
COMMITMENTS AND CONTINGENCIES
MEMBER'S EQUITY.............................................      263,807
                                                               ----------
TOTAL LIABILITIES AND MEMBER'S EQUITY.......................   $1,007,983
                                                               ==========

           See notes to condensed consolidated financial statements.

                       CONSOLIDATED CONTAINER COMPANY LLC

    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

                 THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                            THREE MONTHS ENDED   THREE MONTHS ENDED
                                            SEPTEMBER 30, 1999   SEPTEMBER 30, 1998
                                            ------------------   ------------------
                                                                   (PREDECESSOR)
NET SALES.................................       $197,387             $49,566
COST OF SALES.............................        156,564              36,944
                                                 --------             -------
    Gross profit..........................         40,823              12,622
OPERATING EXPENSES:
  Selling, general and administrative.....         14,733               6,047
  Amortization of intangibles.............          4,016                 600
  Restructuring charge....................          1,541                  --
                                                 --------             -------
    Total operating expenses..............         20,290               6,647
INCOME FROM OPERATIONS....................         20,533               5,975
OTHER EXPENSE:
  Interest expense, net...................         12,745               2,743
  Other (income) expense..................              6                (184)
                                                 --------             -------
    Total other expense...................         12,751               2,559
INCOME BEFORE INCOME TAXES................          7,782               3,416
INCOME TAX EXPENSE........................             --               1,567
MINORITY INTEREST IN SUBSIDIARIES.........             62                  66
                                                 --------             -------
NET INCOME................................          7,844               1,915
OTHER COMPREHENSIVE LOSS..................            (11)                157
                                                 --------             -------
COMPREHENSIVE INCOME......................       $  7,833             $ 2,072
                                                 ========             =======

            See notes to condensed consolidated financial statements

                       CONSOLIDATED CONTAINER COMPANY LLC

                CONDENSED CONDOLIDATED STATEMENTS OF CASH FLOWS

                 THREE MONTHS ENDED SEPTEMBER 30, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                           THREE MONTHS ENDED   THREE MONTHS ENDED
                                                           SEPTEMBER 30, 1999   SEPTEMBER 30, 1998
                                                           ------------------   ------------------
                                                                                  (PREDECESSOR)
NET CASH FLOWS FROM OPERATING ACTIVITIES.................      $   9,765             $ 3,535

CASH FLOW FROM INVESTING ACTIVITIES:.....................
  Change in investment securities, net...................           (344)                 --
  Purchases of property and equipment....................         (8,495)             (1,715)
  Cash paid for acquisition, net of cash acquired........          4,605                  --
                                                               ---------             -------
    Net cash used in investing activities................         (4,234)             (1,715)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of member units, net of issuance costs........         56,272                  --
  Borrowings under credit facility.......................        412,500                  --
  Borrowings of senior subordinated notes................        185,000                  --
  Repayments of PCI notes................................       (136,700)                 --
  Debt issuance costs....................................        (21,387)                 --
  Principal payments on notes payable to banks...........        (89,856)                 --
  Net payments on revolving line of credit...............        (23,500)             (1,000)
  Payments of Suiza Packaging debt.......................       (372,459)                 --
  Payments on long-term debt.............................         (4,924)             (1,239)
  Escrow deposits........................................             --                 439
                                                               ---------             -------
    Net cash provided by (used in) financing
      activities.........................................          4,946              (1,800)

INCREASE IN CASH AND CASH EQUIVALENTS....................         10,477                  20
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...........            462               4,971
                                                               ---------             -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.................      $  10,939             $ 4,991
                                                               =========             =======
SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid during the period for interest.............      $  11,900             $ 2,660
                                                               =========             =======
NON-CASH TRANSACTION
  Issuance of member units...............................      $ 145,328             $    --
                                                               =========             =======

            See notes to condensed consolidated financial statements

                       CONSOLIDATED CONTAINER COMPANY LLC


         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1. BASIS OF PRESENTATION

    On July 2, 1999, Reid Plastics, Inc. ("Reid"), a wholly owned subsidiary of Reid Holdings, Inc. acquired substantially all of the U.S. plastics packaging assets of Franklin Plastics, Inc. ("Franklin") and Plastic Containers, Inc. ("PCI"), subsidiaries of Suiza Foods Corporation ("Suiza"). Suiza managed the operations of Franklin and its subsidaries and PCI and its subsidiaries as one entity called Suiza Packaging. Following the formation of Consolidated Container Company LLC (the "Company"), Reid Plastics, Inc. was merged into the Company and the shareholder of Reid Plastics, Inc., which included Vestar Capital Partners III ("Vestar III") and other shareholders received member units in Consolidated Containers Holdings LLC ("Holdings"), in exchange for their outstanding shares of Reid Plastics, Inc. Vestar III, through its controlled affiliate Vestar Reid LLC owned 82.6% of Reid Holdings, Inc. prior to the acquisition of Franklin and PCI. The Company is a wholly owned subsidiary of Holdings. In connection with the acquisition of Suiza Packaging, Holdings issued member units to Suiza in exchange for all the common equity interest in Suiza Packaging. Following the merger of Reid Plastics, Inc. into Holdings, the capital contribution and the acquisition of Suiza Packaging, the former shareholders of Reid Plastic, Inc. held 51% of the member units and a subsidiary of Suiza held 49% of the member units.

    Reid's acquisition of Franklin and PCI and the subsequent merger of Reid into the Company was accounted for under the purchase method of accounting, with Reid Plastics, Inc. being the accounting acquiror.

    These financial statements have not been audited. In the opinion of the Company's management, the financial statements reflect all adjustments (which are only normal recurring adjustments) necessary to present fairly the results of operations for the three month period ended September 30, 1999, the Company's financial position at September 30, 1999 and the cash flows for the three month period ended September 30, 1999.

    Certain notes and other information have been condensed in or omitted from the interim financial statements and should be read in conjunction with the Company's financial statements as of July 2, 1999.

    The operating results of the Company for the period ended September 30, 1999, are not necessarily indicative of the results that may be expected for the full year.

2. RESTRUCTURING CHANGES

    As a result of the merger and integration of the combined operations, the Company recorded a $1,541,000 restructuring charge in the third quarter of 1999, related to excess headquarter personnel. Included in this charge are severance and other employee related costs provided for a reduction of

                       CONSOLIDATED CONTAINER COMPANY LLC

2. RESTRUCTURING CHANGES (CONTINUED)

approximately 50 headquarter employees. Reconciliations of the restructuring liabilities and expenses for the three months ended September 30, 1999 were as follows:

                                                        1997        PURCHASE ACCOUNTING       1999
                                                    RESTRUCTURING      RESTRUCTURING      RESTRUCTURING
                                                       CHARGES           ACCRUALS            CHARGES
                                                    -------------   -------------------   -------------
                                                                  (DOLLARS IN THOUSANDS)
Balance at June 30, 1999..........................     $6,650              $3,095            $--
Excess headquarter personnel......................         --                  --             1,541
1999 Charges......................................       (167)               (179)               --
                                                       ------              ------            ------
Balance at September 30, 1999.....................     $6,483              $2,916            $1,541
                                                       ======              ======            ======

3. INVENTORIES

    Inventories consist of the following:

                                                                             SEPTEMBER 30,
                                                              JULY 2, 1999       1999
                                                              ------------   -------------
Raw Materials...............................................    $18,220         $19,209
Parts and supplies..........................................      2,031           2,483
Finished Goods..............................................     16,956          15,612
                                                                -------         -------
                                                                $37,207         $37,304
                                                                =======         =======

                       CONSOLIDATED CONTAINER COMPANY LLC

4. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS

    Three Months Ended September 30, 1999 Consolidating Statement of Operations

                                                                                                CONSOLIDATED
                                   CONSOLIDATED                                                  CONTAINER
                                    CONTAINER      GUARANTOR     NON-GUARANTOR                    COMPANY
                                     COMPANY      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                   ------------   ------------   -------------   ------------   ------------
NET SALES........................     $81,060       $110,799         $6,538        $(1,010)       $197,387
COST OF SALES....................      64,202         87,314          6,058         (1,010)        156,564
                                      -------       --------         ------        -------        --------
    Gross profit.................      16,858         23,485            480              0          40,823
OPERATING EXPENSES:
  Selling, general and
    administrative...............       2,244         12,254            235         --              14,733
  Amortization of intangibles....       3,166            850         --             --               4,016
  Restructuring charge...........      --              1,541         --             --               1,541
                                      -------       --------         ------        -------        --------
    Total operating expenses.....       5,410         14,645            235         --              20,290
INCOME FROM OPERATIONS...........      11,448          8,840            245              0          20,533
OTHER EXPENSE:
  Interest expense, net..........      12,745         --             --             --              12,745
  Other expense..................           4              2         --             --                   6
                                      -------       --------         ------        -------        --------
    Total other expense..........      12,749              2         --             --              12,751
EQUITY IN EARNINGS OF
  SUBSIDIARIES...................       9,145         --             --             (9,145)         --
                                      -------       --------         ------        -------        --------
INCOME BEFORE MINORITY
  INTEREST.......................       7,844          8,838            245         (9,145)          7,782
MINORITY INTEREST IN
  SUBSIDIARIES...................      --                 62         --             --                  62
                                      -------       --------         ------        -------        --------
NET INCOME.......................     $ 7,844       $  8,900         $  245        $(9,145)       $  7,844
                                      =======       ========         ======        =======        ========

                       CONSOLIDATED CONTAINER COMPANY LLC

4. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Three Months Ended September 30, 1998 Consolidated Statement of Operations (Predecessor)

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
NET SALES..................................     $46,898          $5,297         (2,629)        $49,566
COST OF SALES..............................      35,255           4,318         (2,629)         36,944
                                                -------          ------        -------         -------
    Gross profit...........................      11,643             979         --              12,622
OPERATING EXPENSES:
  Selling, general and administrative......       6,005              42         --               6,047
  Amortization of intangibles..............         600          --             --                 600
                                                -------          ------        -------         -------
    Total operating expenses...............       6,605              42         --               6,647
INCOME FROM OPERATIONS.....................       5,038             937         --               5,975
OTHER EXPENSE:
  Interest expense, net....................       2,743          --             --               2,743
  Other (income) expense...................        (471)            287         --                (184)
                                                -------          ------        -------         -------
    Total other expense....................       2,272             287         --               2,559
EQUITY IN EARNINGS OF NON-GUARANTOR
  SUBSIDIARIES.............................         650          --               (650)             --
                                                -------          ------        -------         -------
INCOME BEFORE INCOME TAXES.................       3,416             650           (650)          3,416
INCOME TAX EXPENSE.........................       1,567          --             --               1,567
MINORITY INTEREST IN SUBSIDIARIES..........          66          --             --                  66
                                                -------          ------        -------         -------
NET INCOME.................................     $ 1,915          $  650        $  (650)        $ 1,915
                                                =======          ======        =======         =======

                       CONSOLIDATED CONTAINER COMPANY LLC

4. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Three Months Ended September 30, 1999 Consolidating Condensed Statement of Cash Flows

                                                                                                      CONSOLIDATED
                                         CONSOLIDATED                                                  CONTAINER
                                          CONTAINER      GUARANTOR     NON-GUARANTOR                    COMPANY
                                           COMPANY      SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                         ------------   ------------   -------------   ------------   ------------
NET CASH FLOWS FROM OPERATING
  ACTIVITIES...........................    $   1,454      $ 9,077          $ (766)        --            $   9,765

CASH FLOW FROM INVESTING ACTIVITIES:...
  Change in investment securities,
    net................................      --              (344)         --             --                 (344)
  Purchases of property and
    equipment..........................       (3,492)      (4,771)           (232)        --               (8,495)
  Cash paid for acquisition, net of
    cash acquired......................        4,605       --              --             --                4,605
                                           ---------      -------          ------        -------        ---------
    Net cash provided by (used in)
      investing activities.............        1,113       (5,115)           (232)        --               (4,234)

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of member units, net of
    issuance costs.....................       56,272       --              --             --               56,272
  Borrowings under credit facility.....      412,500       --              --             --              412,500
  Borrowings of senior subordinated
    notes..............................      185,000       --              --             --              185,000
  Repayments of PCI notes..............     (136,700)      --              --             --             (136,700)
  Debt issuance costs..................      (21,387)      --              --             --              (21,387)
  Principal payments on notes payable
    to banks...........................      (89,856)      --              --             --              (89,856)
  Net payments on revolving line of
    credit.............................      (23,500)      --              --             --              (23,500)
  Payments on Suiza Packaging debt.....     (372,459)      --              --             --             (372,459)
  Payments on long-term debt...........       (4,312)        (612)         --             --               (4,924)
                                           ---------      -------          ------        -------        ---------
    Net cash provided by (used in)
      financing activities.............        5,558         (612)         --             --                4,946
                                           ---------      -------          ------        -------        ---------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..........................        8,125        3,350            (998)        --               10,477
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...............................       (7,933)       5,526           2,869         --                  462
                                           ---------      -------          ------        -------        ---------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD...............................    $     192      $ 8,876          $1,871        $--            $  10,939
                                           =========      =======          ======        =======        =========

                       CONSOLIDATED CONTAINER COMPANY LLC

4. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Three Months Ended September 30, 1998 Consolidating Condensed Statement of Cash Flows (Predecessor)

                                                 REID PLASTICS
                                                   EXCLUDING
                                                 NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                                 SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 -------------   -------------   ------------   -------------
NET CASH FLOWS FROM OPERATING ACTIVITIES.......      $2,883          $  652        $ --            $ 3,535

CASH FLOW FROM INVESTING ACTIVITIES:...........
  Purchases of property and equipment..........      (1,705)            (10)         --             (1,715)
                                                     ------          ------        --------        -------
    Net cash used in investing activities......      (1,705)            (10)         --             (1,715)

CASH FLOWS FROM FINANCING ACTIVITIES
  Net payments on revolving line of credit.....      (1,000)         --              --             (1,000)
  Payments on long-term debt...................      (1,239)         --              --             (1,239)
  Escrow deposits..............................         439          --              --                439
                                                     ------          ------        --------        -------
    Net cash used in financing activities......      (1,800)         --              --             (1,800)
                                                     ------          ------        --------        -------

INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................        (622)            642          --                 20
CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.......................................       3,618           1,353          --              4,971
                                                     ------          ------        --------        -------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......      $2,996          $1,995        $ --            $ 4,991
                                                     ======          ======        ========        =======

    Consolidated Container Capital, Inc. ("Capital"), a wholly owned subsidiary of the Company was formed to serve as a co-issuer of the senior subordinated notes. Capital has only nominal assets, does not conduct any operations and was formed solely to act as co-issuer of the notes.

    The above summary consolidating condensed financial statements of the Company's subsidiaries (the "Subsidiaries") are presented because the domestic subsidiaries have guaranteed the notes issued as stated in this Registration Statement. The Subsidiaries included in the consolidating condensed financial statements presented above are all wholly owned and constitute all of the Company's direct and indirect subsidiaries. The guarantees of the Subsidiaries of the notes are full, unconditional, and joint and several. Separate financial statements of the Subsidiaries are not presented because management has determined that they would not be material to investors. There are no significant restrictions on the Company's ability to obtain funds from the Subsidiaries by dividend or loan.

    The outstanding notes are and the exchange notes will be guaranteed by the following four companies:

    - Reid Plastics Group LLC, a wholly owned subsidiary of the Company;

    - Plastic Containers LLC, a wholly owned subsidiary of the Company;

                       CONSOLIDATED CONTAINER COMPANY LLC

4. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    - Continental Plastic Containers LLC, a wholly owned subsidiary of Plastics Containers LLC; and

    - Continental Caribbean Containers, Inc., a wholly owned subsidiary of Plastics Containers LLC.


    Continental Caribbean Containers Inc., Continental Plastic Containers LLC (formerly Continental Plastic Containers, Inc.) and Plastic Containers LLC (formerly Plastic Containers, Inc.) are the successors to PCI (collectively, the "PCI Successors"). Please note that:


    - Financial statements of PCI for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 29, 1998 (the date of the acquisition by Suiza) are included in the financial statements for Plastic Containers, Inc. for those periods.


    - Financial statements for the PCI Successors subsequent to May 29, 1998 for the year ended December 31, 1998 and the six months ended June 30, 1999 are included in the financial statements of Suiza Packaging for those periods. Suiza Packaging included the operations of PCI and Franklin Plastics. For periods subsequent to July 2, 1999 the operations of Franklin Plastics have been ultimately included in the results of Consolidated Container Company LLC. There are no non-guarantor subsidiaries included in the financial statements of Suiza Packaging.


    - Financial statements for the PCI Successors as of July 2, 1999 and for the three months ended September 30, 1999 are included in the financial statements for Consolidated Container Company LLC for those periods.

Prior to the transactions, Suiza operated Franklin and PCI as a division under the name "Suiza Packaging." In connection with the transactions, the assets of Franklin and its subsidiaries were merged with and into the Company and, therefore, is part of the Company, as issuer of the outstanding notes.

    The financial statements of Reid Plastics Group LLC (formerly Reid Plastics, Inc.), for the years ended December 31, 1996, 1997 and 1998, for the nine months ended September 30, 1998 (unaudited) and the six months ended June 30, 1999 are included in the financial statements for Reid Plastics, Inc. for those periods. The financial statements of Reid Plastics Group for the three months ended September 30, 1999 are included in the financial statements for Consolidated Container Company LLC for that period. In addition, see Note 17 (Subsidiary Summary Consolidating Condensed Financial Statements) to these Notes to the Unaudited Condensed Consolidated Financial Statements of Consolidated Container Company LLC.

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of
  Reid Plastics, Inc.:

    We have audited the accompanying consolidated balance sheets of Reid Plastics, Inc. ("Reid") as of December 31, 1997 and 1998, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for the period from January 1, 1997 through October 14, 1997 (Predecessor Period), for the period from October 15, 1997 through December 31, 1997, for the year ended December 31, 1998, and for the six month period ended June 30, 1999 (Successor Period). These financial statements are the responsibility of Reid's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Reid Plastics, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from January 1, 1997 through October 14, 1997 (Predecessor Period), for the period from October 15, 1997 through December 31, 1997, for the year ended December 31, 1998, and for the six month period ended June 30, 1999 (Successor Period) in conformity with generally accepted accounting principles.

    As more fully described in Note 1 to the consolidated financial statements, an investment group led by Vestar Reid LLC acquired control of Reid as of October 15, 1997 in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial statements for the Successor Period are presented on a different basis of accounting than that of the Predecessor Period and therefore are not directly comparable.

Deloitte & Touche LLP

Dallas, Texas
August 25, 1999

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Reid Plastics, Inc.

    We have audited the accompanying consolidated statements of income, shareholders' equity, and cash flows of Reid Plastics, Inc. for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Reid Plastics, Inc. for the year ended December 31, 1996 in conformity with generally accepted accounting principles.

Ernst & Young LLP

Woodland Hills, California
March 20, 1997

                              REID PLASTICS, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                             (DOLLARS IN THOUSANDS)

                                                                 1997          1998
                                                              (SUCCESSOR)   (SUCCESSOR)
                                                              -----------   -----------
ASSETS (NOTE 10)
CURRENT ASSETS:
  Cash and cash equivalents (Note 2)........................    $  4,437      $  5,408
  Accounts receivable, net of allowance for doubtful
    accounts of $1,689 and $1,366 (Note 2)..................      20,531        17,143
  Inventories (Notes 2 and 5)...............................      12,891        10,001
  Prepaid expenses..........................................         903         2,364
  Other receivables.........................................         971         2,924
  Income taxes receivable (Notes 2 and 12)..................       2,660         1,135
  Deferred income taxes (Notes 2 and 12)....................       7,822         7,810
                                                                --------      --------
      Total current assets..................................      50,215        46,785

PROPERTY AND EQUIPMENT -- Net (Notes 2 and 6)...............      57,340        55,416
GOODWILL -- Net of accumulated amortization of $653 and
  $3,517 (Notes 1 and 2)....................................     118,388       112,665
FINANCING COSTS AND OTHER INTANGIBLE ASSETS -- Net of
  accumulated amortization of $393 and $941 (Notes 1, 2 and
  10).......................................................       7,638         4,164
OTHER ASSETS (Note 7).......................................       1,783           846
                                                                --------      --------
TOTAL.......................................................    $235,364      $219,876
                                                                ========      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..........................................    $ 16,665      $ 11,284
  Accrued liabilities (Note 8)..............................      10,320        12,411
  Current portion of long-term debt (Note 10)...............       2,633         9,046
                                                                --------      --------
      Total current liabilities.............................      29,618        32,741

DEFERRED INCOME TAXES (Notes 2 and 12)......................       7,822         7,810
REVOLVING LINE OF CREDIT (Note 10)..........................      23,500        23,500
LONG-TERM DEBT (Note 10)....................................      97,800        88,954
OTHER LIABILITIES (Note 9)..................................      21,493        14,948
MINORITY INTEREST (Note 2)..................................         623           677
COMMITMENTS (Note 11)
SHAREHOLDERS' EQUITY:
  Preferred stock, no par value; 100,000 shares authorized;
    no shares issued or outstanding
  Common stock, Class A, no par value; 500,000 shares
    authorized; 14,500 shares issued and outstanding........      58,293        55,293
  Common stock, Class B, no par value; 500,000 shares
    authorized; no shares issued or outstanding
  Accumulated deficit.......................................      (3,873)       (3,507)
  Foreign currency translation adjustment (Note 2)..........          88          (540)
                                                                --------      --------
    Total shareholders' equity..............................      54,508        51,246
                                                                --------      --------
TOTAL.......................................................    $235,364      $219,876
                                                                ========      ========

                See notes to CONSOLIDATED financial statements.

                              REID PLASTICS, INC.

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

                             (DOLLARS IN THOUSANDS)

                                             PERIOD FROM    PERIOD FROM
                                             JANUARY 1,     OCTOBER 15,
                                                1997            1997                          NINE MONTHS
                             YEAR ENDED        THROUGH        THROUGH       YEAR ENDED    ENDED SEPTEMBER 30,     SIX MONTHS
                            DECEMBER 31,     OCTOBER 14,    DECEMBER 31,   DECEMBER 31,          1998           ENDED JUNE 30,
                                1996            1997            1997           1998           (UNAUDITED)            1999
                            (PREDECESSOR)   (PREDECESSOR)   (SUCCESSOR)    (SUCCESSOR)        (SUCCESSOR)        (SUCCESSOR)
                            -------------   -------------   ------------   ------------   -------------------   --------------
NET SALES.................    $136,573        $164,750        $33,236        $175,134          $141,505            $85,423
COST OF SALES.............     116,328         144,520         31,832         144,712           112,390             67,411
                              --------        --------        -------        --------          --------            -------
GROSS PROFIT..............      20,245          20,230          1,404          30,422            29,115             18,012

SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES................     (13,261)        (14,072)        (3,439)        (18,016)          (15,808)            (9,001)
NONRECURRING CHARGES
  (Notes 8 and 9).........                      (9,162)
INTEREST EXPENSE -- Net...      (4,849)         (6,337)        (1,909)        (10,497)           (7,942)            (4,484)
OTHER INCOME..............         628             624             27           1,347               824                478
                              --------        --------        -------        --------          --------            -------
INCOME (LOSS) BEFORE
  INCOME TAXES............       2,763          (8,717)        (3,917)          3,256             6,189              5,005
INCOME TAX (EXPENSE)
  BENEFIT (Notes 2 and
  12).....................      (2,245)          1,199            105          (2,836)           (3,413)            (2,890)
MINORITY INTEREST IN
  SUBSIDIARIES............        (124)           (285)           (61)            (54)               40                250
                              --------        --------        -------        --------          --------            -------
INCOME (LOSS) BEFORE EXTRA
  ORDINARY ITEM...........         394          (7,803)        (3,873)            366             2,816              2,365
EXTRAORDINARY ITEM, EARLY
  EXTINGUISHMENT OF DEBT,
  NET OF INCOME TAX
  BENEFIT OF $781
  (Note 10)...............          --              --             --              --                --             (1,171)
                              --------        --------        -------        --------          --------            -------
NET INCOME (LOSS).........         394          (7,803)        (3,873)            366             2,816              1,194
OTHER COMPREHENSIVE INCOME
  (LOSS) -- Foreign
  currency translation
  adjustment..............         (94)             (7)            88            (628)             (300)                72
                              --------        --------        -------        --------          --------            -------
COMPREHENSIVE INCOME
  (LOSS)..................    $    300        $ (7,810)       $(3,785)       $   (262)         $  2,816            $ 1,266
                              ========        ========        =======        ========          ========            =======

                See notes to consolidated financial statements.

                              REID PLASTICS, INC.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                                                                OTHER
                                                    COMMON    ACCUMULATED   COMPREHENSIVE
                                                    STOCK       DEFICIT     INCOME (LOSS)    TOTAL
                                                   --------   -----------   -------------   --------
PERIOD FROM JANUARY 1, 1996 THROUGH OCTOBER 14,
  1997 (PREDECESSOR)
BALANCE, JANUARY 1, 1996.........................  $20,132      $  (231)       $    (2)     $19,899
  Net income.....................................                   394                         394
  Dividends paid.................................                  (353)                       (353)
  Foreign currency translation adjustment........                                  (94)         (94)
                                                   -------      -------        -------      -------
BALANCE, DECEMBER 31, 1996.......................   20,132         (190)           (96)      19,846
  Net loss.......................................                (7,803)                     (7,803)
  Dividends paid.................................                  (257)                       (257)
  Foreign currency translation adjustment........                                   (7)          (7)
                                                   -------      -------        -------      -------
BALANCE, OCTOBER 14, 1997........................  $20,132      $(8,250)       $  (103)     $11,779
                                                   =======      =======        =======      =======
PERIOD FROM OCTOBER 15, 1997 THROUGH DECEMBER 31,
  1998 (SUCCESSOR)
NEW CAPITALIZATION, OCTOBER 15, 1997.............  $58,293      $    --        $    --      $58,293
  Net loss.......................................                (3,873)                     (3,873)
  Foreign currency translation adjustment........                                   88           88
                                                   -------      -------        -------      -------
BALANCE, DECEMBER 31, 1997.......................   58,293       (3,873)            88       54,508
  Net income.....................................                   366                         366
  Escrow payments returned to shareholders (Note
    1)...........................................   (3,000)                                  (3,000)
  Foreign currency translation adjustment........                                 (628)        (628)
                                                   -------      -------        -------      -------
BALANCE, DECEMBER 31, 1998.......................  $55,293      $(3,507)       $  (540)     $51,246
  Net income.....................................                 1,194                       1,194
  Foreign currency translation adjustment........                                   72           72
                                                   -------      -------        -------      -------
BALANCE, JUNE 30, 1999...........................  $55,293      $(2,313)       $  (468)     $52,512
                                                   =======      =======        =======      =======

                See notes to CONSOLIDATED financial statements.

                              REID PLASTICS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                 PERIOD FROM    PERIOD FROM
                                                 JANUARY 1,     OCTOBER 15,                   NINE MONTHS
                                                   1997            1997                         ENDED
                                  YEAR ENDED      THROUGH        THROUGH       YEAR ENDED     SEPTEMBER 30,   SIX MONTHS
                                  DECEMBER 31,   OCTOBER 14,    DECEMBER 31,   DECEMBER 31,      1998         ENDED JUNE 30,
                                     1996          1997            1997           1998        (UNAUDITED)        1999
                                  (PREDECESSOR)  (PREDECESSOR)  (SUCCESSOR)    (SUCCESSOR)    (SUCCESSOR)     (SUCCESSOR)
                                    --------       -------        --------       --------       --------         --------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
  Net income (loss).............    $    394       $(7,803)       $ (3,873)      $    366       $  2,816            1,194
  Adjustment to reconcile net
    income (loss) to net cash
    provided by operating
    activities:
    Minority interest...........         124                                                                         (250)
    Depreciation and
      amortization..............       7,673        12,620           4,121         15,918         11,726            7,173
    Early extinguishment of
      debt......................                                                                                    1,171
    Provision for bad debts.....         462
    Loss on disposal of
      assets....................           6
    Deferred income taxes.......         517
    Changes in operating assets
      and liabilities:
      Accounts receivable.......         757        (4,002)          1,859          3,040         (2,429)          (8,988)
      Inventories...............      (6,496)        8,338          (1,044)         2,506          1,824              534
      Prepaid expenses..........          75          (531)            637         (2,218)        (1,377)             697
      Other receivables.........      (2,720)        2,712           1,193         (2,253)        (5,842)             (61)
      Other assets and
        management contracts....                    (1,518)            674            (58)            --               --
      Accounts payable..........      10,251        (8,987)         (1,339)        (5,381)        (6,835)             804
      Accrued liabilities.......        (225)          869          (4,182)          (591)         1,180           (1,774)
      Other liabilities.........                     5,864             811            319         (1,564)            (996)
      Income taxes and other....                    (2,069)          2,824           (297)         1,013              525
                                    --------       -------        --------       --------       --------         --------
        Net cash provided by
          operating
          activities............      10,818         5,493           1,681         11,351            512               29
                                    --------       -------        --------       --------       --------         --------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Capital expenditures..........      (5,864)       (9,313)         (4,785)       (12,708)        (9,192)          (5,129)
  Proceeds from disposal of
    property and equipment......          93           801             280          1,651          1,370               58
  Cash paid for acquisitions....     (37,680)
  Translation adjustment........         (94)
  Other assets..................         298                                                        (155)              96
                                    --------       -------        --------       --------       --------         --------
        Net cash used in
          investing
          activities............     (43,247)       (8,512)         (4,505)       (11,057)        (7,977)          (4,975)
                                    --------       -------        --------       --------       --------         --------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Net proceeds from (payments
    on) revolving line of
    credit......................       3,856         2,500           7,000             --          7,500          (23,500)
  Borrowing under notes payable
    to banks....................      36,143                        27,000                                             --
  Principal payments on notes
    payable to banks............                    (3,612)        (10,608)          (647)          (273)         (89,856)
  Payments on other notes
    payable and capital
    leases......................        (442)       (1,570)         (4,662)        (1,709)        (2,208)          (4,312)
  Payment of deferred financing
    costs and other acquisition
    costs.......................      (3,768)                       (8,328)          (867)
  Issuance of new common
    stock.......................                                    60,000
  Repurchase of old common
    stock.......................                                   (35,139)
  Escrow deposits...............                                    (7,000)         4,000          3,000
  Redemption of senior preferred
    stock.......................                                   (18,421)
  Redemption of Series A
    preferred stock.............                                    (1,769)
  Dividends paid................        (353)         (257)
  Payments on noncompete
    agreements..................                                    (1,516)          (100)

                              REID PLASTICS, INC.

                             (DOLLARS IN THOUSANDS)

                                                 PERIOD FROM    PERIOD FROM
                                                 JANUARY 1,     OCTOBER 15,                   NINE MONTHS
                                                   1997            1997                         ENDED
                                  YEAR ENDED      THROUGH        THROUGH       YEAR ENDED     SEPTEMBER 30,   SIX MONTHS
                                  DECEMBER 31,   OCTOBER 14,    DECEMBER 31,   DECEMBER 31,      1998         ENDED JUNE 30,
                                     1996          1997            1997           1998        (UNAUDITED)        1999
                                  (PREDECESSOR)  (PREDECESSOR)  (SUCCESSOR)    (SUCCESSOR)    (SUCCESSOR)     (SUCCESSOR)
                                    --------       -------        --------       --------       --------         --------
  Capital contribution..........                                                                                  122,117
  Other liabilities.............         (89)
                                    --------       -------        --------       --------       --------         --------
        Net cash provided by
          (used in) financing
          activities............      35,347        (2,939)          6,557            677          8,019            4,449
                                    --------       -------        --------       --------       --------         --------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS..........       2,918        (5,958)          3,733            971            554             (497)

CASH AND CASH EQUIVALENTS,
  BEGINNING OF PERIOD...........       3,744         6,662             704          4,437          4,437            5,408
                                    --------       -------        --------       --------       --------         --------

CASH AND CASH EQUIVALENTS, END
  OF PERIOD.....................    $  6,662       $   704        $  4,437       $  5,408       $  4,991         $  4,911
                                    ========       =======        ========       ========       ========         ========
SUPPLEMENTAL CASH FLOW
  INFORMATION:
  Cash paid during the period
    for interest................    $  5,770       $ 6,299        $  1,763       $ 10,664       $  7,679         $  4,517
                                    ========       =======        ========       ========       ========         ========
  Net cash (received) paid
    during the period for income
    taxes.......................    $  1,866       $ 1,420        $    215       $    (41)      $     --         $    506
                                    ========       =======        ========       ========       ========         ========

                See notes to CONSOLIDATED financial statements.

                              REID PLASTICS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

1. ACQUISITION

    On October 15, 1997, an investment group led by Vestar Reid LLC ("Vestar") acquired 12,000 newly issued shares, representing 83% of the new common stock of Reid Plastics Holdings, Inc. ("Holdings"), the parent company of Reid Intermediate Holdings, Inc. ("RIH") and its wholly owned subsidiary, Reid Plastics, Inc. ("Reid" or the "Company") for $60,000,000. Continuing shareholders exchanged old Holdings common stock for new Holdings common stock, thereby retaining 2,500 shares, or 17%, of Holdings.

    Holdings utilized the $60,000,000 invested cash plus a $27,000,000 new loan facility (Tranche C, see Note 10) to repurchase and retire 100% of its existing
(old) Class A common stock, as well as to repay a portion ($10,608,000) of an existing loan facility (Tranche A).

    The acquisition also resulted in the following redemptions:

    - 1,842.15 shares of senior preferred stock (RIH) were redeemed, and outstanding dividends were paid totaling $18,421,000.

    - 1,725.095 shares of Series A preferred stock (Holdings) were redeemed, and outstanding dividends were paid totaling $1,769,000.

    - 1 share of special voting preferred stock (Holdings) was redeemed.

    - 10,466.2 shares of Class A common stock (Holdings) were repurchased for $18,165,000 (including escrow deposits).

    - Stock purchase warrants were exercised for 7,636.3636 and 545.4545 shares of Holdings Class A common stock and immediately repurchased for $23,974,000 (including escrow deposits).

    - A warrant to purchase 3.098 shares of RIH common stock was canceled.

    - Holdings' and Reid's notes payable to shareholders (including accrued interest) were repaid for $3,271,000 and $564,000, respectively.

    Additionally, Holdings entered into a five-year noncompete agreement with a management shareholder, which resulted in a payment of $1,516,000 at October 15, 1997, and subsequent payments totaling $6,394,000 not to exceed $2,000,000 in any fiscal year. These payments included imputed interest calculated at 11.15%, and the present value of such payments ($6,516,000) was included in other intangible assets in the accompanying balance sheet at December 31, 1997. During 1998, the noncompete agreement was revised to guarantee payments totaling $400,000 per year for five years. Accordingly, the liability recorded in 1997 of $5,000,000 was reduced during 1998 to $2,000,000 (see Note 9), with a corresponding reduction in the related intangible asset. In addition, a nonguaranteed portion of up to $8,195,000 will be paid based on the valuation of Holdings during future ownership changes. No amount has been accrued for potential nonguaranteed payments.

    In October 1997, $7,000,000 of the $60,000,000 Vestar investment was placed into escrow accounts for the benefit of the selling shareholders. To finalize the purchase price, $4,000,000 was released to Holdings during 1998, and the balance of $3,000,000 was returned to Vestar.

    Immediately after the acquisition, Reid was merged into RIH, and RIH was renamed Reid Plastics, Inc.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

1. ACQUISITION (CONTINUED)

    Inasmuch as a significant majority of Holdings' common stock was acquired by a new controlling shareholder (Vestar), and Holdings has no operations other than its investment in Reid, management was required to "push down" the new basis of accounting in the accompanying financial statements. Accordingly, Holdings' shareholders' equity (as of December 31, 1998) comprises Vestar's $57,000,000 net investment less the carryover 17% interest in the historical shareholders' capital deficiency as of October 14, 1997 (or $1,707,000).

    The acquisition was accounted for using the purchase method. The 1997 financial statements reflect the preliminary allocation of purchase price based on the completion of certain appraisals. The preliminary allocation includes adjustments for unfavorable operating leases and long-term customer supply contracts ($5,000,000), legal, underwriting and other direct transaction costs ($859,000), adjustments to operating lease obligations ($300,000), severance to employees terminated regarding the acquisition ($282,000), and other contingent liabilities including bonus payments contingent on the close of the transaction, and product liability claims ($1,923,000). During 1998, the Company finalized its purchase allocation and revised certain of its previous estimates resulting in a reduction in goodwill of $2,859,000. The excess of purchase price over the fair value of the net assets was $116,182,000, which has been recorded as goodwill and is being amortized on a straight-line basis over 40 years.

    On October 14, 1997, the Company recorded a nonrecurring charge of $9,162,000 representing a provision for loss on closed facilities subject to operating leases. This loss related to the closure of a manufacturing facility, a warehouse and an administrative facility in Southern California and a warehouse in Northern California. These facilities were consolidated in order to make more efficient use of leased facilities. As a result of these consolidations, approximately 148,000 square feet of leased facilities were closed and consolidated into neighboring facilities.

    Regarding the October 1997 acquisition, the Company formulated a restructuring plan to improve its competitive position through expense reduction by streamlining operations. The Company accrued the estimated cost associated with this restructuring plan regarding the recording of the acquisition under the purchase method. The components of the restructuring charges were primarily closed facilities subject to operating leases and severances related to 73 employee staff reductions. During 1998, all but four of the employee separations had occurred under this plan. The four remaining employee separations are planned to be completed during 1999. During 1998, the Company finalized its plan and purchase accounting entries.

    The provision for closed facilities subject to operating leases reflected in the allocation of purchase price included the closure of manufacturing facilities in Northern California, New Jersey and Canada. As a result of these consolidations, approximately 90,000 square feet of additional leased facilities were closed and consolidated into neighboring facilities.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

1. ACQUISITION (CONTINUED)

    Reconciliations of the pre acquisition and post acquisition restructuring expenses during 1997, 1998 and for the six months ended June 30, 1999 were as follows:

                                                                  PURCHASE ACCOUNTING
                                             1997 RESTRUCTURING      RESTRUCTURING
                                                  CHARGES              ACCRUALS
                                             ------------------   -------------------
                                                      (DOLLARS IN THOUSANDS)
Closed facilities subject to operating
  leases...................................        $9,162               $    --
Severances.................................            --                 2,017
1997 Charges...............................          (766)                   --
                                                   ------               -------
Balance at December 31, 1997...............         8,396                 2,017
Closed facilities subject to operating
  leases...................................            --                 2,523
Severances.................................            --                   571
1998 Charges...............................          (976)               (1,237)
                                                   ------               -------
Balance at December 31, 1998...............         7,420                 3,874
1999 Charges...............................          (770)                 (779)
                                                   ------               -------
Balance at June 30, 1999...................        $6,650               $ 3,095
                                                   ======               =======

Items charged to the accrual in 1997, 1998 and for the six months ended June 30, 1999 were cash items.

    Liabilities for closed facilities subject to operating leases are included in Accrued Liabilities (See Note 8) and Other Liabilities (See Note 9) under provision for loss on closed facilities subject to operating leases. Liabilities for severences are included in Accrued Liabilities (See Note 8) under provision for severences and Other Liabilities (See Note 9) under other.

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Reid manufactures plastic containers for major water, dairy and juice bottling companies and other container-related products.

    CONSOLIDATED AND FOREIGN OPERATIONS -- Reid maintains several wholly owned subsidiaries in the United States and Canada. In addition, Reid owns 51% of Reid Mexico S.A. de C.V., which operates exclusively in Mexico. Reid formerly owned 74% of Reid Plastics (Israel) Limited ("Reid Israel"). The common stock of Reid Israel was sold to the management of that former subsidiary in November 1997. No significant gain or loss was recognized on the sale.

    Condensed combined financial information of the Company's operations before the elimination of intercompany balances and profits were total assets of $10,380,000, net sales of $16,881,000 and net income of $536,000 as of and for the year ended December 31, 1996. The Company's foreign operations were not significant for 1997 and 1998, and for the six months ended June 30, 1999.

    All significant intercompany accounts and transactions have been eliminated in consolidation.

    TRANSLATION OF FOREIGN CURRENCIES -- Reid considers the functional currency under Statement of Financial Accounting Standards ("SFAS") No. 52, "Foreign Currency Translation," to be the local currency for its Canadian subsidiaries and the U.S. dollar for its Mexican subsidiary through December 31, 1998, and the local currency beginning January 1, 1999.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  (CONTINUED)


    Assets and liabilities of Reid's Canadian subsidiaries and the Mexican subsidiary after December 31, 1998, are converted into U.S. dollars using the current exchange rate at period-end, and revenues and expenses of these subsidiaries are translated at the average exchange rate during the period, with the resulting translation adjustment made to a separate component of shareholders' equity. Transactions of the Mexican subsidiary that are denominated in foreign currencies have been remeasured in U.S. dollars for periods prior to December 31, 1998, and in the Mexican peso for subsequent periods, and any resulting gain or loss is reported in income.


    Realized and unrealized transaction gains and losses resulting from transactions denominated in a currency other than the functional currency are included in net income in the period in which they occur.

    Reid is subject to financial risk from the future changes in exchange rates of currencies other than the functional currencies of its subsidiaries. These changes in exchange rates create exchange gains and losses that are reflected in the consolidated financial statements. In addition, Mexico was considered a hyper-inflationary economy under SFAS No. 52 through December 31, 1998. For periods beginning after December 31, 1998, Mexico ceased to be considered a hyper-inflationary economy.

    CASH EQUIVALENTS -- Cash in excess of daily requirements is invested in marketable securities consisting of money market funds and certificates of deposit with original maturities of three months or less.

    INVENTORIES -- Inventories are stated at the lower of cost or market. Reid uses the first-in, first-out method for determining cost. The cost components of inventories are raw materials, labor and factory overhead.

    PROPERTY AND EQUIPMENT -- Property and equipment are carried at cost and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets or the terms of the related leases as follows:

Leasehold improvements......................................  Lease term
Machinery and equipment.....................................  3 to 7 years
Transportation equipment....................................  3 to 5 years
Office furniture and equipment..............................  3 to 7 years

    Major additions and improvements are capitalized while maintenance and repairs are charged to expense.

    Equipment in acquisition (see Note 6) includes certain deposits on fixed assets currently being constructed. No depreciation is recorded until the fixed assets are placed in service.

    INTANGIBLE ASSETS -- Financing costs are amortized over the term of the related debt using the effective interest method. Payments relating to multiple-year management contracts and non-compete agreements are amortized over the term of the applicable contract or agreement.

    IMPAIRMENT OF LONG-LIVED ASSETS -- Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability test is performed based upon projected, undiscounted net cash flows.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

2. BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
  (CONTINUED)

    INCOME TAXES -- Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to reverse. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

    DERIVATIVE FINANCIAL INVESTMENTS -- Reid entered into interest-rate floor and cap agreements to reduce the impact of fluctuations in interest rates on its floating-rate long-term debt. At December 31, 1997 and 1998, Reid had two interest-rate cap agreements and an interest-rate collar agreement outstanding. At June 30, 1999 these agreements were canceled. The fair value of these agreements at December 31, 1997 and 1998, respectively, was not material.

    CONCENTRATION OF CREDIT RISK -- Financial instruments that subject the Company to credit risk consist primarily of temporary cash investments and accounts receivable. The Company places its temporary cash investments with high-credit qualified financial institutions and, by policy, limits the amount of investment exposure to any one financial institution. Accounts receivable are generally diversified due to the large number of entities comprising the Company's customer base and their geographic dispersion. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. Credit losses have been within management's expectations.

    USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS -- The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of the short maturities of these instruments. The carrying amounts of the debt notes approximate their respective estimated fair values since floating rates, which approximate current market rates, are charged on most of the notes payable.

    RECLASSIFICATIONS -- Certain reclassifications have been made to the prior years' financial statements in order for them to conform to the current presentation.

    NEW PRONOUNCEMENTS -- In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivatives and Hedging Activities." SFAS No. 133 is effective for the year ending December 31, 2000, and requires companies to recognize all derivative instruments on their balance sheet as either assets or liabilities measured at fair value. SFAS No. 133 also specifies a new method of accounting for hedging transactions, prescribes the type of items and transactions that may be hedged, and specifies detailed criteria to be met to qualify for hedge accounting. At June 30, 1999, the Company does not have derivative instruments. The adoption of SFAS No. 133 could have an impact on its future consolidated financial statements.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

3. BUSINESS ORGANIZATION AND RESTRUCTURING

    On February 16, 1995, Holdings and RIH were formed regarding the 100% acquisition of Propak California Corp. ("Propak"). In connection therewith the shareholders of Reid transferred their ownership interest in Reid and approximately $3,600,000 of their outstanding notes to Holdings. Holdings in turn contributed the $3,600,000 downstream through RIH to Reid as common equity. The exchange of ownership interest was accounted for as an exchange of ownership interest between entities under common control, which is similar to a pooling of interest.

    On February 17, 1995, RIH received an additional $15,000,000 of equity capital from an investor through a series of related transactions. In exchange for the investment, the investor received 1,500 shares of senior preferred stock of RIH, one share of special voting preferred stock of Holdings and warrants to purchase 7,636 shares of Class A common stock of Holdings. RIH in turn contributed the $15,000,000 as equity to Reid. Reid and RIH redeemed the senior preferred stock and warrants of RIH regarding the Vestar acquisition. The redemption price of the preferred stock in the face amount was $15,000,000 and unpaid cumulative dividends at a compound rate of 7.9215% per year totaled $3,421,000 at October 14, 1997.

    On February 17, 1995, Reid entered into a loan agreement with a bank. Regarding this agreement, the bank received a warrant to purchase (a) 545.4545 shares of Class A or, at the option of the bank, Class B common stock from Holdings at $.01 per share, or (b) 3.098 shares of common stock of RIH at $.01 per share (see Note 1).

4. MERGERS AND ACQUISITIONS

    In March 1995, Reid purchased all of the outstanding shares of Propak. The acquisition was accounted for under the purchase method of accounting. The purchase price and related acquisition costs amounting to $27,323,000 were allocated to the estimated fair market value of the underlying assets acquired and liabilities assumed, resulting in approximately $24,395,000 of goodwill.

    In May 1995, Reid purchased the assets and assumed the outstanding debt of Crystal Clear Container Corp. and Crystal Clear, Inc. Both operate as divisions of Reid. The acquisition was accounted for under the purchase method of accounting. The purchase price and related acquisition costs amounting to $4,222,000 were allocated to the estimated fair market value of the underlying assets acquired and liabilities assumed, resulting in approximately $534,000 of goodwill.

    In November 1996, Reid purchased all of the outstanding shares of Stewart/Walker Co. ("SWC"). The acquisition was accounted for under the purchase method of accounting. The purchase price and related acquisition costs amounting to $51,064,000, including the payment of $18,789,000 of certain debt of SWC at the acquisition date, were allocated to the estimated fair market value of the underlying assets acquired and liabilities assumed, resulting in approximately $29,974,000 of goodwill.

    In November 1996, Reid purchased all of the outstanding shares of Plastic Containers, Inc. The acquisition was accounted for under the purchase method of accounting. The purchase price and related acquisition costs amounting to $8,437,000 were allocated to the estimated fair market value of the underlying assets acquired and liabilities assumed, resulting in approximately $1,182,000 of goodwill.

    Regarding Vestar's acquisition, the goodwill associated with the prior acquisitions discussed above was eliminated as of October 15, 1997 (see
Note 1).

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

5. INVENTORIES

    Inventories consist of the following at December 31, 1997 and 1998:

                                                              1997       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Raw materials.............................................  $ 8,245    $ 6,037
Work in process...........................................       17         36
Finished goods............................................    4,629      3,928
                                                            -------    -------
                                                            $12,891    $10,001
                                                            =======    =======

6. PROPERTY AND EQUIPMENT

    Property and equipment consist of the following at December 31, 1997 and 1998:

                                                              1997       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Land......................................................  $ 3,579    $ 3,573
Buildings.................................................    5,543      5,911
Leasehold improvements....................................    3,016      4,479
Machinery and equipment...................................   35,088     36,593
Equipment under capital leases............................    6,766      6,766
Furniture and equipment...................................      539      2,470
                                                            -------    -------
                                                             54,531     59,792
Accumulated depreciation and amortization.................    3,075     12,674
                                                            -------    -------
                                                             51,456     47,118
Equipment in acquisition..................................    5,884      8,298
                                                            -------    -------
                                                            $57,340    $55,416
                                                            =======    =======

7. OTHER ASSETS

    Other assets consist of the following at December 31, 1997 and 1998:

                                                                1997       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Deposits....................................................   $  978      $565
Other receivables...........................................      805       281
                                                               ------      ----
                                                               $1,783      $846
                                                               ======      ====

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

8. ACCRUED LIABILITIES

    Accrued liabilities consist of the following at December 31, 1997 and 1998:

                                                              1997       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Provision for severances..................................  $ 2,299    $ 1,288
Provision for unfavorable leases and contracts............               1,024
Provision for loss on closed facilities subject to
  operating leases........................................    1,547      1,443
Provision for other transaction related costs.............      859        239
Salaries and wages........................................    2,616      2,640
Vacation..................................................    1,234      1,287
Accrued 401(k) contributions..............................      195        225
Accrued commissions.......................................      232        582
Interest..................................................      326
Other.....................................................    1,012      3,683
                                                            -------    -------
                                                            $10,320    $12,411
                                                            =======    =======

9. OTHER LIABILITIES

    Other liabilities consist of the following at December 31, 1997 and 1998:

                                                              1997       1998
                                                            --------   --------
                                                                (DOLLARS IN
                                                                THOUSANDS)
Provision for loss on closed facilities subject to
  operating leases........................................  $ 7,149    $ 8,447
Provision for unfavorable leases and contracts............    5,000
Advance from vendor.......................................    1,300      2,500
Obligation under noncompete agreement.....................    5,000      1,500
Accrued terminated employee benefit plan obligation.......    1,277      1,345
Other.....................................................    1,767      1,156
                                                            -------    -------
                                                            $21,493    $14,948
                                                            =======    =======

10. DEBT

    On October 15, 1997, Reid amended its loan agreement with a bank (the "Restated Loan Agreement"). The Restated Loan Agreement provides four senior bank facilities and was created in conjunction with the acquisition.

    J.P. Morgan Securities arranged a $27,000,000 Term Loan C (Tranche C), (the "New Facility"), maturing on December 31, 2004, to be added to Reid's current facilities. The current facilities comprise a $40,000,000 revolver and a $45,600,000 Term Loan A (Tranche A) (which was paid down to approximately $34,900,000 at closing on October 15, 1997), both maturing on November 12, 2002, and a $32,000,000 Term Loan B (Tranche B), maturing on November 12, 2003.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

10. DEBT (CONTINUED)

    The four senior bank facilities are collateralized by substantially all assets of Reid. The New Facility is secured by liens on substantially all domestic assets as well as the stock of the Canadian and Mexican subsidiaries. At December 31, 1997 and 1998, $23,500,000 was outstanding under the revolver, which has been classified as a long-term obligation because management intends to maintain at least those amounts outstanding under the line of credit agreement for uninterrupted periods of more than one year after the balance sheet date. Reid is the sole borrower under the Restated Loan Agreement. All four senior bank facilities are guaranteed by Holdings and all domestic subsidiaries of Reid.

    The Restated Loan Agreement was amended as of April 15, 1998. The agreement provides the Company with an option to pay interest at a bank-based rate (7.75% at December 31, 1998) or a LIBOR (London Interbank Offered Rate)-based rate (5.31% at December 31, 1998) plus the margins identified below. The margin rate varies quarterly based on a covenant ratio.

                                                  BANK-BASED              LIBOR-BASED
                                                  RATE MARGIN             RATE MARGIN
                                             ---------------------   ---------------------
Tranche A and Revolver.....................          0.00% -- 1.50%          1.00% -- 2.50%
Tranche B..................................          1.25% -- 1.75%          2.25% -- 2.75%
Tranche C..................................          1.50% -- 2.00%          2.50% -- 3.00%

    The Restated Loan Agreement limits the amount of dividends that may be paid and contains certain financial covenants. At December 31, 1998, Reid was in compliance with such covenants.

    Reid's long-term debt consists of the following at December 31, 1997 and 1998:

                                                                1997       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
        Note payable to a bank (Tranche A), interest payable
          quarterly at LIBOR plus 2%, principal due in
          quarterly installments through November
          2002..............................................  $34,945    $34,945
        Note payable to a bank (Tranche B), interest payable
          quarterly at LIBOR plus 2.25%, principal due in
          quarterly installments through November 2003......   32,058     31,681
        Note payable to a bank (Tranche C), interest payable
          quarterly at LIBOR plus 2.5%, principal due in
          quarterly installments through December 2004......   27,000     26,730
        Capital lease obligations, various interest rates
          (ranging from 7.6% to 9.43%), payable in equal
          monthly installments through various dates........    6,430      4,644
                                                              -------    -------
                                                              100,433     98,000
        Less current portion................................    2,633      9,046
                                                              -------    -------
                                                              $97,800    $88,954
                                                              =======    =======

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

10. DEBT (CONTINUED)

    Maturities of long-term debt for the years ending December 31 are as follows (dollars in thousands):

1999........................................................  $ 9,046
2000........................................................   10,403
2001........................................................   11,731
2002........................................................   10,725
2003........................................................   30,592
Thereafter..................................................   25,503
                                                              -------
                                                              $98,000
                                                              =======

    Regarding the 1997 refinancing and 1998 amendment, Reid incurred approximately $2,604,000 in costs, which have been capitalized and are being amortized over the life of the debt.

    Deferred financing costs consists of the following at December 31, 1997 and 1998:

                                                                1997       1998
                                                              --------   --------
                                                                  (DOLLARS IN
                                                                  THOUSANDS)
Deferred financing costs....................................   $1,515     $2,604
Less accumulated amortization...............................      (58)      (450)
                                                               ------     ------
                                                               $1,457     $2,154
                                                               ======     ======

    On July 2, 1999 (effective as of June 30, 1999), all of the outstanding debt, excluding capital lease obligations, was repaid with a capital contribution from Consolidated Container Holdings LLC (Note 15). Regarding this repayment, approximately $1,952,000 of unamortized deferred financing costs, net of an income tax benefit of $781,000, were written-off and recorded as an extraordinary item in the consolidated statement of operations and comprehensive income (loss).

11. COMMITMENTS

    LEASE COMMITMENTS -- Reid leases its manufacturing facilities at most locations and certain manufacturing equipment; the leases are accounted for as operating leases. These lease agreements contain renewal options and/or purchase options.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

11. COMMITMENTS (CONTINUED)

    Future minimum rental commitments under leases for the years ended December 31 are as follows (dollars in thousands):

                                                            CAPITAL    OPERATING
                                                             LEASES     LEASES
                                                            --------   ---------
1999......................................................   $2,034     $ 4,700
2000......................................................    1,724       3,959
2001......................................................    1,200       2,531
2002......................................................      127       1,996
2003......................................................      107       1,709
Thereafter................................................      128       6,904
                                                             ------     -------
                                                              5,320     $21,799
                                                                        =======
Less amount representing interest at various rates
  (ranging from 7.6% to 9.43%)............................      676
                                                             ------
Present value of minimum lease payments (including current
  portion of $1,717)......................................   $4,644
                                                             ======

    Rent expense under operating leases was approximately $2,981,000 for the year ended December 31, 1996, $6,694,000 for the period from January 1, 1997 through October 14, 1997, $774,000 for the period from October 15, 1997 through December 31, 1997, $5,283,000 for the year ended December 31, 1998, and $3,225,000 for the six months ended June 30, 1999.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

12. INCOME TAXES

    Significant components of Reid's deferred income taxes are as follows:

                                                           DECEMBER 31, 1997           DECEMBER 31, 1998
                                                         ----------------------      ----------------------
                                                         FEDERAL        STATE        FEDERAL        STATE
                                                         --------      --------      --------      --------
                                                                       (DOLLARS IN THOUSANDS)
         Deferred income tax assets:
           AMT credit..................................  $   255       $    11       $   359       $   185
           Accrued compensation........................      518           267           306           157
           Allowance for doubtful accounts.............      324           167           245           126
           Accrued liabilities.........................    5,046         2,599         6,171         3,179
           NOL carryforward............................    1,140           587           265           137
           Other.......................................      940           442           707           365
                                                         -------       -------       -------       -------
         Total deferred income tax assets..............    8,223         4,073         8,053         4,149
         Less valuation allowance......................   (3,060)       (1,414)       (2,898)       (1,494)
                                                         -------       -------       -------       -------
         Net deferred income tax assets................  $ 5,163       $ 2,659       $ 5,155       $ 2,655
                                                         =======       =======       =======       =======
         Deferred income tax liabilities --
           Property and equipment......................  $(5,163)      $(2,659)      $(5,155)      $(2,655)
                                                         =======       =======       =======       =======

    The provision for income taxes attributable to the earnings before income taxes and extraordinary item consists of the following (dollars in thousands):

                                                      PERIOD          PERIOD
                                                       FROM            FROM
                                                    JANUARY 1,     OCTOBER 15,
                                       YEAR            1997            1997
                                       ENDED          THROUGH        THROUGH          YEAR
                                   DECEMBER 31,     OCTOBER 15,    DECEMBER 31,      ENDED         SIX MONTHS
                                       1996            1997            1997       DECEMBER 31,   ENDED JUNE 30,
                                   (PREDECESSOR)   (PREDECESSOR)   (SUCCESSOR)        1998            1999
                                   -------------   -------------   ------------   ------------   ---------------
         Current.................      $(1,035)       $(1,578)         $105          $  (276)        $  (635)
         Deferred................         (517)         2,777                         (2,025)         (1,926)
         Foreign.................         (693)                                         (535)           (329)
                                       -------        -------          ----          -------         -------
         Income tax (expense)
           benefit...............      $(2,245)       $ 1,199          $105          $(2,836)        $(2,890)
                                       =======        =======          ====          =======         =======

    Provision has not been made for U.S. taxes on $5,243,000 of cumulative undistributed earnings of foreign subsidiaries since those earnings are intended to be permanently reinvested. The tax benefit allocated to the 1999 extraordinary charge was $780,000.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

12. INCOME TAXES (CONTINUED)

    The tax expense (benefit) was different from the amount computed by applying the federal statutory rate to the earnings before income taxes and extraordinary item as follows (dollars in thousands):

                                                                     PERIOD FROM
                                           PERIOD FROM             OCTOBER 15, 1997
                           YEAR          JANUARY 1, 1997               THROUGH                  YEAR ENDED
                          ENDED              THROUGH                 DECEMBER 31,              DECEMBER 31,
                       DECEMBER 31,      OCTOBER 14, 1997                1997                      1998
                           1996       ----------------------    ----------------------    ----------------------
                            %          AMOUNT          %         AMOUNT          %         AMOUNT          %
                       ------------   --------      --------    --------      --------    --------      --------
Tax at federal
  statutory rate.....      34%        $(3,051)        (34)%     $(1,332)        (34)%      $1,107         34%
Amortization of
  goodwill and
  other..............       25          1,373          15           336           8         1,398          43
State taxes..........       11                                                                265           8
Valuation allowance..                     394           5           869          22           (82)         (3)
Other................       11             85           1            22           1           148           5
                            --        -------         ---       -------         ---        ------          --
Effective tax rate...      81%        $(1,199)        (13)%     $  (105)         (3)%      $2,836         87%
                            ==        =======         ===       =======         ===        ======          ==


                             SIX MONTHS
                           ENDED JUNE 30,
                                1999
                       ----------------------
                        AMOUNT          %
                       --------      --------
Tax at federal
  statutory rate.....   $1,701         34%
Amortization of
  goodwill and
  other..............      575          12
State taxes..........      407           8
Valuation allowance..
Other................      207           4
                        ------          --
Effective tax rate...   $2,890         58%
                        ======          ==

    The Company has been notified that the California Franchise Tax Board will be examining its corporate income tax returns for the years ended December 31, 1995 and 1996. At December 31, 1998, the Company has a net operating loss carryforward of $779,000 expiring in the tax year ending December 31, 2012. The Company also has federal alternative minimum tax credits available of approximately $544,000.

13. EMPLOYEE BENEFIT PLAN

    Reid has a 401(k) defined contribution plan for the benefit of all employees who are age 21 or older and who have completed at least 1,000 hours of service. Reid will match every dollar of deferral to the plan by participants to a maximum matching contribution of 3% of a participant's qualifying income per plan year. For participants who earn less than $15,000 per year and make contributions to the plan, Reid will also make an annual contribution of 2% of the participant's compensation to the plan.

    Reid may, at the discretion of the Board of Directors, make a profit sharing contribution to be shared by all eligible participants and a discretionary matching contribution to the plan for participants who make deferrals of more than $2,000 a year. The amounts of Reid's profit sharing and matching contributions are discretionary in each plan year, and Reid is not required to make a profit sharing or discretionary matching contribution to the plan in any plan year.

    The expense associated with contributions to the plan made by Reid were $144,000 for the year ended December 31, 1996, $154,000 for the period from January 1, 1997 through October 14, 1997, $41,000 for the period from October 15, 1997 through December 31, 1997, $225,000 for the year ended December 31, 1998, and $138,000 for the six months ended June 30, 1999.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

14. STOCK OPTION PLAN

    In December 31, 1997, the Company's Board of Directors adopted the 1997 Stock Option Plan (the "Plan") under which stock options are granted to key employees of the Company. Under the terms of the Plan 1,000 shares of common stock are authorized for issuance upon exercise of options. Stock options have been granted with an exercise price equal to $5,000 per share, which is considered to be the fair market value at the date of grant. These options vest over 60 months and expire 10 years after the grant date. The Board has granted options for 600 shares. The Company elected to account for stock-based compensation in a manner that complies with the provisions of Accounting Principles Board (APB) Opinion No. 25. "Accounting for Stock Issued to Employees." Accordingly, no compensation cost has been recognized because the option price equals the market price on the date of grant.

    If the Company had elected to follow the measurement provisions of SFAS No. 123, "Accounting for Stock-Based Compensation," in accounting for its stock options compensation expense would be recognized based on the fair value of the options at the date of grant. To estimate compensation expense that would be recognized under SFAS No. 123, the Company used the modified Black-Scholes option-pricing model with the following weighted average assumptions for options granted in 1998: risk-free interest rate ranging from 5.6% to 5.83%; no expected dividend yield; no volatility; and expected life of five years.

    If SFAS No. 123 were used to account for the Company's stock based compensation program, the pro forma net earnings would be as follows:

                              PERIOD FROM         PERIOD FROM
                            JANUARY 1, 1997     OCTOBER 15, 1997                           SIX MONTHS
                                THROUGH             THROUGH             YEAR ENDED       ENDED JUNE 30,
                           OCTOBER 14, 1997    DECEMBER 31, 1997    DECEMBER 31, 1998         1999
                             (PREDECESSOR)        (SUCCESSOR)          (SUCCESSOR)         (SUCCESSOR)
                           -----------------   ------------------   ------------------   ---------------
                                             (DOLLARS IN THOUSANDS)
Net income (loss) - as
  reported...............        $(7,803)           $(3,873)               $366               $1,194
Net income (loss) - pro
  forma..................        $(7,803)            (3,878)                273               $1,145

The pro forma effects of applying No. 123 may not be representative of the effects on reported net income for future years since options vest over several years and additional awards could be each year.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

14. STOCK OPTION PLAN (CONTINUED)

Stock options activity for the Plan was as follows:

                                                        WEIGHTED-AVERAGE
                                              SHARES     EXERCISE PRICE
                                             --------   ----------------
  Outstanding January 1, 1997..............   --

  Granted..................................    330           $5,000
  Exercised................................
  Canceled.................................
                                               ---           ------
  Outstanding December 31, 1997............    330            5,000

  Granted..................................    270            5,000
  Exercised................................
  Canceled.................................
                                               ---           ------

Outstanding December 31, 1998..............    600           $5,000
                                               ===           ======
Weighted-average fair value of options
  granted during the year -- 1997..........                  $1,249        per share
Weighted-average fair value of options
  granted during the year -- 1998..........                  $1,221        per share

    The following table summarizes the information about stock options outstanding at December 31, 1998:

                                                                       OPTIONS OUTSTANDING
                                                          ----------------------------------------------
                                                                     WEIGHTED-AVERAGE
                                                                        REMAINING
                                                                     COMMERCIAL LIFE    WEIGHTED-AVERAGE
            RANGE OF EXERCISE                              SHARES        (YEARS)         EXERCISE PRICE
            PRICES                                        --------   ----------------   ----------------
            $5,000......................................    600              9               $5,000

                                                                       OPTIONS EXERCISABLE
                                                          ----------------------------------------------
            RANGE OF EXERCISE                              SHARES                       WEIGHTED-AVERAGE
            PRICES                                        --------                      ----------------
            $5,000.                                            120                      $          5,000

    No options were granted, exercised, or canceled during the six months ended June 30, 1999.

15. SUBSEQUENT EVENT

    On July 2, 1999, Reid acquired substantially all of the U.S. plastic packaging assets of Suiza Packaging, a subsidiary of Suiza Foods Corporation ("Suiza"). Simultaneously, through the formation of Consolidated Container Company LLC ("CCC"), Reid was merged into CCC. CCC is a wholly owned subsidiary of Consolidated Container Holdings ("Holdings"). As a result of the merger, Vestar Capital Partners III, through its controlled affiliates, received 51% of the member units of Holdings, and Suiza, through a subsidiary, received 49% of the member units of Holdings.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

15. SUBSEQUENT EVENT (CONTINUED)

    The acquisition of Suiza Packaging has been accounted for using the purchase method of accounting. Assets acquired and liabilities assumed were as follows (in thousands):

Total purchase price, net of cash acquired..................  $ 140,723
Fair value of net liabilities acquired:
  Fair value of assets acquired.............................    314,608
  Fair value of liabilities assumed.........................   (599,771)
                                                              ---------
Total liabilities acquired..................................   (285,163)
                                                              ---------
Goodwill....................................................  $ 425,886
                                                              =========

    The excess of the purchase price over the fair value of the net assets was $425,886,000, which will be amortized on a straight-line basis over 40 years. The purchase price allocation has not been finalized, and accordingly, goodwill associated with the acquisition may change.

    In conjunction with the merger, a debt private placement offering of $185,000,000 in senior subordinated notes and a new $485,000,000 senior credit facility were executed. As a result, substantially all of the outstanding debt, excluding capital lease obligations, was repaid and approximately $1,952,000 of unamortized deferred financing costs, were written-off and recorded as an extraordinary item.

16. ALLOWANCE FOR DOUBTFUL ACCOUNTS

                                                BALANCE AT                                         BALANCE AT
                                                BEGINNING                 RECOVERIES                  END
PERIOD ENDED                                    OF PERIOD    PROVISION   (WRITE-OFFS)    OTHER     OF PERIOD
------------                                    ----------   ---------   ------------   --------   ----------
                                                                   (DOLLARS IN THOUSANDS)
December 31, 1996.............................    $1,627       $462          $(265)       $ --       $1,824
                                                  ======       ====          =====        ====       ======
December 31, 1997.............................    $1,824       $256          $(648)       $257       $1,689
                                                  ======       ====          =====        ====       ======
December 31, 1998.............................    $1,689       $418          $(896)       $155       $1,366
                                                  ======       ====          =====        ====       ======
June 30, 1999.................................    $1,366       $266          $(160)       $ --       $1,472
                                                  ======       ====          =====        ====       ======

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS

    Consolidating Condensed Balance Sheet as of December 31, 1997

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
CURRENT ASSETS:
  Cash.....................................     $  1,303        $ 3,101        $     33       $  4,437
  Inventories..............................       10,976          1,915              --         12,891
  Other current assets.....................       51,646          3,706         (22,465)        32,887
                                                --------        -------        --------       --------
Total current assets.......................       63,925          8,722         (22,432)        50,215
Property & equipment, net..................       54,719          3,132            (511)        57,340
Goodwill, net..............................      118,035            353              --        118,388
Financing costs and other intangible
  assets...................................        7,638             --              --          7,638
Investment in non-guarantor subsidiaries...        5,546             --          (5,546)            --
Other assets...............................        2,054            172            (443)         1,783
                                                --------        -------        --------       --------
TOTAL......................................     $251,917        $12,379        $(28,932)      $235,364
                                                ========        =======        ========       ========

CURRENT LIABILITIES:
  Accounts payable.........................     $ 15,666        $ 2,444        $ (1,445)      $ 16,665
  Other current liabilities................       28,621          4,263         (22,564)        10,320
  Current portion of long-term debt........        2,633             --              --          2,633
                                                --------        -------        --------       --------
Total current liabilities..................       46,920          6,707         (24,009)        29,618
Long term debt and revolving line of
  credit...................................      121,300             --              --        121,300
Other liabilities..........................       29,189            126              --         29,315
Minority interest..........................           --             --             623            623
Total shareholders' equity.................       54,508          5,546          (5,546)        54,508
                                                --------        -------        --------       --------
TOTAL......................................     $251,917        $12,379        $(28,932)      $235,364
                                                ========        =======        ========       ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Consolidating Condensed Balance Sheet as of December 31, 1998

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
Total current assets.......................     $ 40,263        $ 7,440        $   (918)      $ 46,785
Property & equipment.......................       53,726          2,528            (838)        55,416
Goodwill...................................      112,665             --              --        112,665
Financing and other intangibles............        4,164             --              --          4,164
Investment in non-guarantor subsidiaries...        6,517             --          (6,517)            --
Other assets...............................        1,062            227            (443)           846
                                                --------        -------        --------       --------
TOTAL......................................     $218,397        $10,195        $ (8,716)      $219,876
                                                ========        =======        ========       ========

CURRENT LIABILITIES:
  Accounts payable.........................     $ 10,619        $ 2,041        $ (1,376)      $ 11,284
  Other current liabilities................       12,382          1,529          (1,500)        12,411
  Current portion of long-term debt........        9,046             --              --          9,046
                                                --------        -------        --------       --------
Total current liabilities..................       32,047          3,570          (2,876)        32,741
Revolving line of credit...................       23,500             --              --         23,500
Long term debt.............................       88,954             --              --         88,954
Other liabilities..........................       22,650            108              --         22,758
Minority interest..........................           --             --             677            677
Total shareholders' equity.................       51,246          6,517          (6,517)        51,246
                                                --------        -------        --------       --------
TOTAL......................................     $218,397        $10,195        $ (8,716)      $219,876
                                                ========        =======        ========       ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Year ended December 31, 1996 Consolidating Statement of Operations

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET SALES..................................     $121,537        $15,987        $  (951)       $136,573
COST OF SALES..............................      104,573         12,782         (1,027)        116,328
                                                --------        -------        -------        --------
GROSS PROFIT...............................       16,964          3,205             76          20,245
SELLING, GENERAL AND ADMINISTRATIVE........       11,603          1,658             --          13,261
INTEREST EXPENSE, NET......................        4,849             --             --           4,849
OTHER INCOME (EXPENSE).....................          999           (312)           (59)            628
EQUITY IN EARNINGS OF NON-GUARANTOR
  SUBSIDIARIES.............................          684             --           (684)             --
                                                --------        -------        -------        --------
INCOME BEFORE TAXES........................        2,195          1,235           (667)          2,763
INCOME TAX EXPENSES........................        1,694            551             --           2,245
MINORITY INTEREST IN SUBSIDIARIES..........           --             --            124             124
                                                --------        -------        -------        --------
      NET INCOME...........................     $    501        $   684        $  (791)       $    394
                                                ========        =======        =======        ========


    Period From January 1, 1997 Through October 14, 1997 (Predecessor) Consolidating Statement of Operations



                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET SALES..................................     $148,189        $19,428        $(2,867)       $164,750
COST OF SALES..............................      131,673         15,740         (2,893)        144,520
                                                --------        -------        -------        --------
GROSS PROFIT...............................       16,516          3,688             26          20,230
SELLING, GENERAL AND ADMINISTRATIVE........       13,151            921             --          14,072
NON-RECURRING CHARGES......................        9,162             --             --           9,162
OTHER INCOME (EXPENSE).....................        1,170           (301)          (245)            624
INTEREST EXPENSE, NET......................        6,337             --             --           6,337
EQUITY IN EARNINGS OF NON-GUARANTOR
  SUBSIDIARIES.............................        1,652             --         (1,652)             --
                                                --------        -------        -------        --------
INCOME (LOSS) BEFORE TAXES.................       (9,312)         2,466         (1,871)         (8,717)
INCOME TAX EXPENSE (BENEFIT)...............       (2,013)           814             --          (1,199)
MINORITY INTEREST IN SUBSIDIARIES..........           --             --            285             285
                                                --------        -------        -------        --------
      NET INCOME (LOSS)....................     $ (7,299)       $ 1,652        $(2,156)       $ (7,803)
                                                ========        =======        =======        ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)


    Period from October 15, 1997 Through December 31, 1997 (Successor) Consolidating Statement of Operations



                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET SALES..................................     $ 29,097        $ 4,856        $  (717)       $ 33,236
COST OF SALES..............................       28,621          3,935           (724)         31,832
                                                --------        -------        -------        --------
GROSS PROFIT...............................          476            921              7           1,404
SELLING, GENERAL AND ADMINISTRATIVE........        3,285            174             --           3,439
OTHER INCOME (EXPENSE).....................           82            (30)           (25)             27
INTEREST EXPENSE, NET......................        1,909             --             --           1,909
EQUITY IN EARNINGS OF NON-GUARANTOR
  SUBSIDIARIES.............................          480             --           (480)             --
                                                --------        -------        -------        --------
INCOME (LOSS) BEFORE TAXES.................       (4,136)           717           (498)         (3,917)
INCOME TAX EXPENSE (BENEFIT)...............         (342)           237             --            (105)
MINORITY INTEREST IN SUBSIDIARIES..........           --             --             61              61
                                                --------        -------        -------        --------
      NET INCOME (LOSS)....................     $ (3,794)       $   480        $  (559)       $ (3,873)
                                                ========        =======        =======        ========


    Year ended December 31, 1998 Consolidating Statement of Operations

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET SALES..................................     $156,199        $24,491        $(5,556)       $175,134
COST OF SALES..............................      129,059         22,072         (6,419)        144,712
                                                --------        -------        -------        --------
GROSS PROFIT...............................       27,140          2,419            863          30,422
SELLING, GENERAL AND ADMINISTRATIVE........       17,753            263             --          18,016
OTHER INCOME (EXPENSE).....................        3,324           (582)        (1,395)          1,347
INTEREST EXPENSE, NET......................       10,490              7             --          10,497
EQUITY IN EARNINGS OF NON-GUARANTOR
  SUBSIDIARIES.............................        1,487             --         (1,487)             --
                                                --------        -------        -------        --------
INCOME BEFORE TAXES........................        3,708          1,567         (2,019)          3,256
INCOME TAX EXPENSE.........................        2,756             80             --           2,836
MINORITY INTEREST..........................           --             --             54              54
                                                --------        -------        -------        --------
      NET INCOME...........................     $    952        $ 1,487        $(2,073)       $    366
                                                ========        =======        =======        ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Six Months ended June 30, 1999 Consolidating Statement of Operations

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET SALES..................................     $ 75,580        $11,334        $(1,491)        $85,423
COST OF SALES..............................       58,945         11,110         (2,644)         67,411
                                                --------        -------        -------         -------
GROSS PROFIT...............................       16,635            224          1,153          18,012
SELLING, GENERAL AND ADMINISTRATIVE........        8,876            125             --           9,001
OTHER INCOME (EXPENSE).....................          454             50            (26)            478
INTEREST EXPENSE (INCOME)..................        4,406            (18)            96           4,484
EQUITY IN EARNINGS OF NON-GUARANTOR
  SUBSIDIARIES.............................          167             --           (167)             --
                                                --------        -------        -------         -------
INCOME BEFORE TAXES........................        3,974            167            864           5,005
INCOME TAX EXPENSE.........................        2,890             --             --           2,890
EXTRAORDINARY ITEM.........................        1,171             --             --           1,171
MINORITY INTEREST IN SUBSIDIARIES..........           --             --           (250)           (250)
                                                --------        -------        -------         -------
      NET INCOME (LOSS)....................     $    (87)       $   167        $ 1,114         $ 1,194
                                                ========        =======        =======         =======

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Year Ended December 31, 1996 Consolidating Condensed Statement of Cash Flows

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY OPERATING
  ACTIVITIES...............................     $10,043         $ 1,379        $  (604)         10,818
                                                -------         -------        -------         -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................      (5,238)           (626)            --          (5,864)
  Proceeds from disposal of property and
    equipment..............................          93              --             --              93
  Cash paid for acquisitions...............     (37,680)             --             --         (37,680)
  Translation adjustment...................         (94)             --             --             (94)
  Other assets.............................         298              --             --             298
                                                -------         -------        -------         -------
        Net cash used in investing
          activities.......................     (42,621)           (626)            --         (43,247)
                                                -------         -------        -------         -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from revolving line of
    credit.................................       3,856              --             --           3,856
  Borrowing under notes payable to banks...      36,143              --             --          36,143
  Payments on other notes payable and
    capital leases.........................        (335)           (107)            --            (442)
  Payment of deferred financing costs and
    other acquisition costs................      (3,768)             --             --          (3,768)
  Dividends paid...........................        (353)             --             --            (353)
  Other liabilities........................         (89)                                           (89)
                                                -------         -------        -------         -------
        Net cash provided by financing
          activities.......................      35,454            (107)            --          35,347
                                                -------         -------        -------         -------

NET INCREASE IN CASH AND CASH
  EQUIVALENTS..............................       2,876             646           (604)          2,918

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...................................         572             611          2,561           3,744
                                                -------         -------        -------         -------

CASH AND CASH EQUIVALENTS, END OF PERIOD...     $ 3,448         $ 1,257        $ 1,957         $ 6,662
                                                =======         =======        =======         =======

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)


    Period from January 1, 1997 Through October 14, 1997 (Predecessor) Consolidating Condensed Statement of Cash Flows



                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY OPERATING
  ACTIVITIES...............................     $  5,122         $1,930        $(1,559)       $  5,493
                                                --------         ------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................       (8,697)          (616)            --          (9,313)
  Proceeds from disposal of property and
    equipment..............................          801             --             --             801
                                                --------         ------        -------        --------
        Net cash used in investing
          activities.......................       (7,896)          (616)            --          (8,512)
                                                --------         ------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from revolving line of
    credit.................................        2,500             --             --           2,500
  Principal payments on notes payable to
    banks..................................       (3,612)            --             --          (3,612)
  Payments on other notes payable and
    capital leases.........................       (1,570)            --             --          (1,570)
  Dividends paid...........................         (257)            --             --            (257)
                                                --------         ------        -------        --------
        Net cash used in financing
          activities.......................       (2,939)            --             --          (2,939)
                                                --------         ------        -------        --------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................       (5,713)         1,314         (1,559)         (5,958)

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...................................        3,448          1,257          1,957           6,662
                                                --------         ------        -------        --------

CASH AND CASH EQUIVALENTS, END OF PERIOD...     $ (2,265)        $2,571        $   398        $    704
                                                ========         ======        =======        ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)


    Period from October 15, 1997 Through December 31, 1997 (Successor) Consolidating Condensed Statement of Cash Flows



                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY OPERATING
  ACTIVITIES...............................     $  1,516         $  530        $  (365)       $  1,681
                                                --------         ------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................       (4,785)            --             --          (4,785)
  Proceeds from disposal of property and
    equipment..............................          280             --             --             280
                                                --------         ------        -------        --------
        Net cash used in investing
          activities.......................       (4,505)            --             --          (4,505)
                                                --------         ------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net proceeds from revolving line of
    credit.................................        7,000             --             --           7,000
  Borrowing under notes payable to banks...       27,000                                        27,000
  Principal payments on notes payable to
    banks..................................      (10,608)                                      (10,608)
  Payments on other notes payable and
    capital leases.........................       (4,662)            --             --          (4,662)
  Payment of deferred financing costs and
    other acquisition costs................       (8,328)            --             --          (8,328)
  Issuance of new common stock.............       60,000             --             --          60,000
  Repurchase of old common stock...........      (35,139)            --             --         (35,139)
  Escrow deposits..........................       (7,000)            --             --          (7,000)
  Redemption of senior preferred stock.....      (18,421)            --             --         (18,421)
  Redemption of Series A preferred stock...       (1,769)            --             --          (1,769)
  Payments on noncompete agreements........       (1,516)            --             --          (1,516)
                                                --------         ------        -------        --------
        Net cash provided by financing
          activities.......................        6,557             --             --           6,557
                                                --------         ------        -------        --------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................        3,568            530           (365)          3,733

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...................................       (2,265)         2,571            398             704
                                                --------         ------        -------        --------

CASH AND CASH EQUIVALENTS, END OF PERIOD...     $  1,303         $3,101        $    33        $  4,437
                                                ========         ======        =======        ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Year Ended December 31, 1998 Consolidating Condensed Statement of Cash Flows

                                             REID PLASTICS
                                               EXCLUDING
                                             NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                             SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                             -------------   -------------   ------------   -------------
                                                                (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES...............................     $ 10,805        $   (96)       $   642        $ 11,351
                                                --------        -------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.....................      (11,776)          (932)            --         (12,708)
  Proceeds from disposal of property and
    equipment..............................        1,651             --             --           1,651
                                                --------        -------        -------        --------
        Net cash used in investing
          activities.......................      (10,125)          (932)                       (11,057)
                                                --------        -------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Principal payments on notes payable to
    banks..................................         (647)            --             --            (647)
  Payments on other notes payable and
    capital leases.........................       (1,709)            --             --          (1,709)
  Payment of deferred financing costs and
    other acquisition costs................         (857)            --             --            (867)
  Escrow deposits..........................        4,000             --             --           4,000
  Payments on noncompete agreements........         (100)            --             --            (100)
                                                --------        -------        -------        --------
        Net cash provided by financing
          activities.......................          677             --             --             677
                                                --------        -------        -------        --------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..............................        1,357         (1,028)           642             971

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD...................................        1,303          3,101             33           4,437
                                                --------        -------        -------        --------

CASH AND CASH EQUIVALENTS, END OF PERIOD...     $  2,660        $ 2,073        $   675        $  5,408
                                                ========        =======        =======        ========

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    Six Months Ended June 30, 1999 Consolidating Condensed Statement of Cash
Flows

                                                 REID PLASTICS
                                                   EXCLUDING
                                                 NON-GUARANTOR   NON-GUARANTOR                  REID PLASTICS
                                                 SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 -------------   -------------   ------------   -------------
                                                                    (DOLLARS IN THOUSANDS)
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES...................................     $   (416)       $ 1,120        $  (675)       $     29
                                                    --------        -------        -------        --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.........................       (4,805)          (324)            --          (5,129)
  Proceeds from disposal of property and
    equipment..................................           58             --             --              58
  Other assets.................................           96             --             --              96
                                                    --------        -------        -------        --------
        Net cash used in investing
          activities...........................       (4,651)          (324)            --          (4,975)
                                                    --------        -------        -------        --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments on revolving line of credit.....      (23,500)            --             --         (23,500)
  Principal payments on notes payable to
    banks......................................      (89,856)            --             --         (89,856)
  Payments on other notes payable and capital
    leases.....................................       (4,312)            --             --          (4,312)
  Capital contribution.........................      122,117             --             --         122,117
                                                    --------        -------        -------        --------
        Net cash provided by financing
          activities...........................        4,449             --             --           4,449
                                                    --------        -------        -------        --------

NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS..................................         (618)           796           (675)           (497)

CASH AND CASH EQUIVALENTS, BEGINNING OF
  PERIOD.......................................        2,660          2,073            675           5,408
                                                    --------        -------        -------        --------

CASH AND CASH EQUIVALENTS, END OF PERIOD.......     $  2,042        $ 2,869        $    --        $  4,911
                                                    ========        =======        =======        ========

Consolidated Container Capital, Inc. ("Capital"), a wholly owned subsidiary of CCC was formed to serve as a co-issuer of the senior subordinated notes. Capital has only nominal assets, does not conduct any operations and was formed solely to act as co-issuer of the notes.

The above summary consolidating condensed financial statements of Reid's subsidiaries (the "Subsidiaries") are presented because the domestic subsidiaries have guaranteed the notes contemplated to be issued as stated in this Registration Statement. The Subsidiaries included in the consolidating condensed financial statements presented above are all wholly owned and constitute all of the Company's direct and indirect subsidiaries. The guarantees of the Subsidiaries of the notes are full, unconditional, and joint and several. Separate financial statements of the Subsidiaries are not presented because management has determined that they would not be material to investors. There are no significant restrictions on the Company's ability to obtain funds from the Subsidiaries by dividend or loan.

                              REID PLASTICS, INC.

                 YEARS ENDED DECEMBER 31, 1996, 1997, 1998, AND
            THE NINE MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED) AND
                       THE SIX MONTHS ENDED JUNE 30, 1999

17. SUBSIDIARY SUMMARY CONSOLIDATING CONDENSED FINANCIAL STATEMENTS (CONTINUED)

    The outstanding notes are and the exchange notes will be guaranteed by the following four companies:

    - Reid Plastics Group LLC, a wholly owned subsidiary of the Company,

    - Plastic Containers LLC, a wholly owned subsidiary of the Company;

    - Continental Plastic Containers LLC, a wholly owned subsidiary of Plastics Containers LLC; and

    - Continental Caribbean Containers, Inc., a wholly owned subsidiary of Plastics Containers LLC.


    Continental Caribbean Containers Inc., Continental Plastic Containers LLC (formerly Continental Plastic Containers, Inc.) and Plastic Containers LLC (formerly Plastic Containers, Inc.) are the successors to PCI (collectively, the "PCI Successors"). Please note that:


    - Financial statements of PCI for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 29, 1998 (the date of the acquisition by Suiza) are included in the financial statements for Plastic Containers, Inc. for those periods.


    - Financial statements for the PCI Successors subsequent to May 29, 1998 for the year ended December 31, 1998 and the six months ended June 30, 1999 are included in the financial statements of Suiza Packaging for those periods. Suiza Packaging included the operations of PCI and Franklin Plastics. For periods subsequent to July 2, 1999, the operations of Franklin Plastics have been ultimately included in the results of Consolidated Container Company LLC. There are no non-guarantor subsidiaries included in the financial statements of Suiza Packaging.


    - Financial statements for the PCI Successors as of July 2, 1999 and for the three months ended September 30, 1999 are included in the financial statements for Consolidated Container Company LLC for those periods.

Prior to the transactions, Suiza operated Franklin and PCI as a division under the name "Suiza Packaging." In connection with the transactions, the assets of Franklin and its subsidiaries were merged with and into the Company and, therefore, is part of the Company, as issuer of the outstanding notes.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
  Suiza Foods Corporation
Dallas, Texas

    We have audited the accompanying combined balance sheets of Franklin Plastics, Inc. and subsidiaries ("Franklin") and Plastic Containers, Inc. and subsidiaries ("PCI"), collectively "Suiza Packaging" or the "Company," as of December 31, 1997 and 1998, and the related combined statements of operations, stockholders' equity and cash flows for the five-month period from the date of acquisition of Franklin (July 31, 1997) to December 31, 1997 and the year ended December 31, 1998. The combined financial statements include the accounts of Franklin from its date of acquisition on July 31, 1997, and PCI from its date of acquisition on May 29, 1998, both of which are majority-owned subsidiaries of Suiza Foods Corporation. We have also audited the combined statements of operations, stockholders' equity and cash flows of the predecessor of Franklin, Plastics Management Group, for the four-month pre-acquisition period from April 1, 1997 to July 30, 1997. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such combined financial statements present fairly, in all material respects, the combined financial position of Suiza Packaging at December 31, 1997 and 1998, and their combined results of operations and cash flows for the five-month period ended December 31, 1997 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.

    In addition, in our opinion, the combined predecessor financial statements present fairly, in all material respects, the results of operations and cash flows of Plastic Management Group for the four-month period ended July 30, 1997, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Dallas, Texas
February 9, 1999
(April 30, 1999, as to Note 17)

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
  Plastics Management Group:

    We have audited the accompanying combined statements of operations, stockholders' equity and cash flows of Plastics Management Group for the six month period ended March 31, 1997 and the year ended September 30, 1996. These statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the combined financial statements referred to above present fairly, in all material respects, Plastics Management Group's results of operations and cash flows for the six month period ended March 31, 1997 and the year ended September 30, 1996 in conformity with generally accepted accounting principles.

PricewaterhouseCoopers LLP

Boston, Massachusetts
July 1, 1997

                                SUIZA PACKAGING

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1998

                             (DOLLARS IN THOUSANDS)

                                                                 DECEMBER 31,
                                                              -------------------
                                                                1997       1998
                                                              --------   --------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $    265   $  1,681
  Temporary investments.....................................                9,216
  Accounts receivable, net of allowance for doubtful
    accounts
    of $118 and $2,078......................................    10,887     44,714
  Inventories...............................................     2,140     23,365
  Prepaid expenses and other current assets.................       256        676
  Deferred income taxes.....................................     2,187      2,395
                                                              --------   --------
    Total current assets....................................    15,735     82,047

PROPERTY, PLANT AND EQUIPMENT...............................    52,476    218,644
DEFERRED INCOME TAXES.......................................               23,937
INTANGIBLE AND OTHER ASSETS.................................    90,706    267,277
                                                              --------   --------
TOTAL ASSETS................................................  $158,917   $591,905
                                                              ========   ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses.....................  $ 20,007   $ 63,926
  Dividends payable.........................................     1,417      7,906
  Revolving credit facility.................................               26,370
  Current portion of long-term debt.........................                6,032
                                                              --------   --------
    Total current liabilities...............................    21,424    104,234

LONG-TERM DEBT..............................................   108,822    372,339
DEFERRED INCOME TAXES.......................................     2,980      7,098
OTHER LONG-TERM LIABILITIES.................................               22,359

COMMITMENTS AND CONTINGENCIES (Note 14)

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, $1,000 stated
    value--1,000,000 shares authorized; 22,671 and 72,594
    shares, respectively, issued and outstanding............    22,671     72,594
  Common stock, $.001 par value, 5,000,000 shares
    authorized, 453,425 and 1,451,877 shares, respectively,
    issued and outstanding..................................                    1
  Additional paid-in capital................................     4,918     14,899
  Retained deficit..........................................    (1,898)    (1,619)
                                                              --------   --------
    Total stockholders' equity..............................    25,691     85,875
                                                              --------   --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY..................  $158,917   $591,905
                                                              ========   ========

                  See notes to combined financial statements.

                                SUIZA PACKAGING

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                                                   PREDECESSOR
                                    -----------------------------------------
                                                    SIX-MONTH                    FIVE-MONTH
                                                     PERIOD      FOUR-MONTH        PERIOD
                                     YEAR ENDED       ENDED        PERIOD          ENDED        YEAR ENDED
                                    SEPTEMBER 30,   MARCH 31,       ENDED       DECEMBER 31,   DECEMBER 31,
                                        1996          1997      JULY 31, 1997       1997           1998
                                    -------------   ---------   -------------   ------------   ------------
NET SALES.........................     $80,057       $48,781       $40,847         $49,699       $367,903
COST OF SALES.....................      67,567        43,292        36,447          38,995        283,122
                                       -------       -------       -------         -------       --------
      Gross profit................      12,490         5,489         4,400          10,704         84,781

OPERATING EXPENSES:
  Selling, general and
    administrative................       2,442         1,115           706           5,347         33,075
  Amortization of intangibles.....          71            48            32             947          5,126
                                       -------       -------       -------         -------       --------
      Total operating expenses....       2,513         1,163           738           6,294         38,201
                                       -------       -------       -------         -------       --------

INCOME FROM OPERATIONS............       9,977         4,326         3,662           4,410         46,580

OTHER INCOME (EXPENSE):
  Interest expense, net...........      (1,079)         (932)         (618)         (4,663)       (26,847)
  Other expense, net..............        (456)         (176)                                         (62)
                                       -------       -------       -------         -------       --------
      Total other income
        (expense).................      (1,535)       (1,108)         (618)         (4,663)       (26,909)
                                       -------       -------       -------         -------       --------

INCOME (LOSS) BEFORE INCOME
  TAXES...........................       8,442         3,218         3,044            (253)        19,671

INCOME TAX EXPENSE................         280           218           190             228          9,486
                                       -------       -------       -------         -------       --------
NET INCOME (LOSS).................     $ 8,162       $ 3,000       $ 2,854         $  (481)      $ 10,185
                                       =======       =======       =======         =======       ========

                   See notes to combined financial statements

                                SUIZA PACKAGING

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                             (DOLLARS IN THOUSANDS)

                                         PREFERRED
                                           STOCK              COMMON STOCK       ADDITIONAL   RETAINED        TOTAL
                                    -------------------   --------------------    PAID-IN      EARNING    STOCKHOLDER'S
                                     SHARES     AMOUNT     SHARES      AMOUNT     CAPITAL     (DEFICIT)      EQUITY
                                    --------   --------   ---------   --------   ----------   ---------   -------------
PREDECESSOR

BALANCE, OCTOBER 1, 1995..........       --    $    --          960    $  59       $ 1,548     $ 2,257       $ 3,864

Issuance of common stock..........                              700       84                                      84
Stockholders' distribution........                                                              (4,630)       (4,630)
Net income........................                                                               8,162         8,162
                                    -------    -------    ---------    -----       -------     -------       -------
BALANCE, SEPTEMBER 30, 1996.......       --         --        1,660      143         1,548       5,789         7,480

Repurchase of common stock........                             (200)     (21)                                    (21)
Stockholders' distribution........                                                                (751)         (751)
Net income........................                                                               3,000         3,000
                                    -------    -------    ---------    -----       -------     -------       -------
BALANCE, MARCH 31, 1997...........       --         --        1,460      122         1,548       8,038         9,708

Stockholders' distribution........                                                              (3,380)       (3,380)
Net income........................                                                               2,854         2,854
                                    -------    -------    ---------    -----       -------     -------       -------
BALANCE, JULY 31, 1997............       --    $    --        1,460    $ 122       $ 1,548       7,512       $ 9,182
                                    =======    =======    =========    =====       =======     =======       =======
SUIZA PACKAGING

Common stock issued...............       --    $    --      453,425    $           $ 4,535     $    --       $ 4,535
Preferred stock issued............   22,671     22,671                                                        22,671
Issuance of warrants..............                                                     383                       383
Preferred dividends declared......                                                              (1,417)       (1,417)
Net loss..........................                                                                (481)         (481)
                                    -------    -------    ---------    -----       -------     -------       -------
BALANCE, DECEMBER 31, 1997........   22,671     22,671      453,425       --         4,918      (1,898)       25,691

Common stock issued...............                          998,452        1         9,981                     9,982
Preferred stock issued............   49,923     49,923                                                        49,923
Stockholder distribution..........                                                              (2,000)       (2,000)
Preferred dividends declared......                                                              (7,906)       (7,906)
Net income........................                                                              10,185        10,185
                                    -------    -------    ---------    -----       -------     -------       -------
BALANCE, DECEMBER 31, 1998........   72,594    $72,594    1,451,877    $   1       $14,899     ($1,619)      $85,875
                                    =======    =======    =========    =====       =======     =======       =======

                  See notes to combined financial statements.

                                SUIZA PACKAGING

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                                      PREDECESSOR
                                      --------------------------------------------
                                                       SIX-MONTH      FOUR-MONTH
                                       YEAR ENDED     PERIOD ENDED      PERIOD          FIVE-MONTH        YEAR ENDED
                                      SEPTEMBER 30,    MARCH 31,         ENDED         PERIOD ENDED      DECEMBER 31,
                                          1996            1997       JULY 31, 1997   DECEMBER 31, 1997       1998
                                      -------------   ------------   -------------   -----------------   ------------
CASH FLOWS FROM OPERATING
  ACTIVITIES:
Net income (loss)...................     $  8,162       $ 3,000         $ 2,854          $    (481)        $  10,185
  Adjustments to net income (loss):
  Depreciation and amortization.....        4,136         2,820           2,149              2,233            17,333
  Loss on disposal of assets........           79                                                                 62
  Deferred income taxes.............                                                           228            10,194
  Changes in assets and liabilities,
    net of acquisitions:
    Receivables.....................       (1,869)        1,063          (3,333)              (727)           (4,113)
    Inventories.....................         (672)         (123)           (120)              (154)            2,154
    Prepaid expenses and other
      assets........................         (118)         (477)            269                142               111
    Accounts payable and accrued
      expenses......................        3,376           800              89              7,983            (9,160)
                                         --------       -------         -------          ---------         ---------
    Net cash provided by (used in)
      operating activities..........       13,094         7,083           1,908              9,224            26,766
                                         --------       -------         -------          ---------         ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Proceeds from maturity of
    temporary investments...........                                                                          26,740
  Purchase of temporary
    investments.....................                                                                         (13,790)
  Additions to property, plant and
    equipment.......................      (29,329)       (7,335)         (7,402)            (9,343)          (63,721)
  Cash paid for acquisitions, net of
    cash acquired...................         (202)          (45)                          (136,027)          (91,700)
                                         --------       -------         -------          ---------         ---------
    Net cash used in investing
      activities....................      (29,531)       (7,380)         (7,402)          (145,370)         (142,471)
                                         --------       -------         -------          ---------         ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Dividends paid and stockholders'
    distributions, net..............       (2,746)       (2,571)         (3,380)                              (3,417)
  Net borrowings from parent
    company.........................                                      8,874            108,822           100,097
  Issuance of common and preferred
    stocks..........................                                                        27,206            25,343
  Issuance of warrants..............                                                           383
  Repayment of long-term debt.......         (919)          (48)                                              (4,902)
  Borrowings on debt, net...........       20,763         2,077
                                         --------       -------         -------          ---------         ---------
    Net cash provided by (used in)
      financing activities..........       17,098          (542)          5,494            136,411           117,121
                                         --------       -------         -------          ---------         ---------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.......................          661          (839)             --                265             1,416
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD.........................          178           839                                                  265
                                         --------       -------         -------          ---------         ---------
CASH AND CASH EQUIVALENTS, END OF
  PERIOD............................     $    839       $    --         $    --          $     265         $   1,681
                                         ========       =======         =======          =========         =========

                  See notes to combined financial statements.

                                SUIZA PACKAGING

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                            FOR 1996, 1997 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BUSINESS--Suiza Packaging (the "Company") includes the operations of Franklin Plastics, Inc. and subsidiaries ("Franklin"), a majority-owned subsidiary of Suiza Foods Corporation ("Suiza" or the "Parent") and its predecessor, Plastic Management Group, and Plastics Containers, Inc. and subsidiaries ("PCI"), an indirect majority-owned subsidiary of Suiza. On
July 31, 1997, Franklin was acquired by Suiza and on May 29, 1998, PCI and its immediate parent company, Continental Can Company, Inc. ("Continental Can"), was acquired by Suiza. Both of these acquisitions have been accounted for using the purchase method of accounting, and the related accounting adjustments, including goodwill, have been pushed down and are reflected in the combined financial statements of the Company as of their respective acquisition dates. The combined financial statements of the Company for the periods before July 31, 1997, were prepared using the predecessor's historical basis of accounting. Because of the application of the purchase method of accounting, as of the respective acquisition dates of Franklin and PCI, the operating results of Suiza Packaging and its predecessor, Plastics Management Group, are presented using different bases of accounting that affect the comparability of their operating results.

    The Company develops, manufactures and distributes a wide range of custom extrusion blow-mold plastic containers used primarily in the milk, juice and water industries. Based on the nature of the product, the production process, types of customers, and methods used to distribute products, the Company operates in one reportable segment.

    USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and revenues and expenses during the reporting period. Actual results could differ from these estimates.

    PRINCIPLES OF COMBINATION--The accompanying combined financial statements include the accounts of Franklin and PCI and their wholly owned subsidiaries. All significant intercompany balances and transactions are eliminated in combination.

    CASH AND CASH EQUIVALENTS--Included in cash and cash equivalents are highly liquid cash investments with remaining maturities at date of purchase of three months or less.

    TEMPORARY INVESTMENTS--Temporary investments consist of available-for-sale U.S. government obligations, certificates of deposit, Eurodollar deposits and highly rated commercial paper, all of which are due within one year. These temporary investments are stated at amortized cost, which approximates market value.

    INVENTORIES--Inventories consist of raw materials, spare parts and supplies, and finished goods inventories and are stated at the lower of cost, using the first-in, first-out ("FIFO") method, or market. Finished goods inventories include raw materials, direct labor costs and indirect labor and overhead costs.

    PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from three to forty years. Plant and equipment held under capital leases and leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Expenditures for repairs and maintenance that do not improve or extend the life of the assets are expensed as incurred.

    INTANGIBLE ASSETS--Intangible assets include primarily goodwill and are stated at cost and are amortized using the straight-line method over 40 years.

    INSURANCE--The Company purchases commercial insurance policies to cover its insurance risks; however, certain of its subsidiaries are self-insured in certain states for worker's compensation, general liability and property and casualty coverages in excess of varying deductible amounts. Self-insurance liabilities are accrued based on claims filed and estimates for claims incurred but not reported.

    RESEARCH, DEVELOPMENT AND ENGINEERING--Expenditures for research, development and engineering are expensed as incurred. Costs charged to operations for research, development and engineering for the year ended
December 31, 1998, were $5.1 million. There were no similar costs incurred prior to 1998.

    REVENUE--Revenue is recognized when the product is shipped to the customer. The Company provides credit terms to customers generally ranging up to 30 days, performs ongoing credit evaluations of its customers and maintains allowances for probable credit losses based on historical experience.

    INCOME TAXES--Deferred income taxes are provided for temporary differences in the financial statement and tax bases of assets and liabilities using current tax rates. Deferred tax assets, including the benefit of net operating loss carryforwards, are evaluated based on the guidelines for realization and may be reduced by a valuation allowance if considered necessary. Beginning with the acquisition by Suiza on July 31, 1997, the Company has been included in the consolidated federal income tax return of Suiza; however, income taxes in the combined financial statements have been provided as if the Company filed a separate income tax return. Prior to July 31, 1997, the predecessor was organized as a group of affiliated companies under Subchapter S of the Internal Revenue Code, and was not subject to corporate-level federal income taxes. Accordingly, income generated by the predecessor was taxed to the stockholders individually, and no federal income tax expense was recorded in the predecessor financial statements.

    ASSET IMPAIRMENT--Under Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-lived Assets to Be Disposed Of," the Company evaluates the impairment of long-lived assets if circumstances indicate that the carrying value of those assets may not be recoverable. Recoverability of the assets to be held and used is measured by a comparison of the carrying amount of the asset to future undiscounted cash flows expected to be generated by the asset.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--SFAS No. 133, "Accounting for Derivative Financial Instruments and Hedging Activities," was issued in
June 1998, and establishes standards for accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for the year ending December 31, 2001. The Company is currently analyzing the effect of this standard and does not expect it to have a material effect on the combined financial position, results of operations or cash flows.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

2. ACQUISITIONS

    On July 31, 1997, Suiza formed Suiza Packaging and purchased the net assets of Plastics Management Group for approximately $136 million in cash, which was funded primarily by borrowings under Suiza's senior credit facilities. Regarding this acquisition, Suiza Packaging sold warrants to the former stockholders of Plastics Management Group to acquire 91,880 shares of common stock of Suiza Packaging (equal to 17.5% of the outstanding common stock) at an exercise price of $10 per share in consideration for a cash payment of $383,000, which approximated the fair market value of such warrants. Under a stockholders' agreement, the purchase price of Plastics Management Group was pushed down to Suiza Packaging with the following capital structure:

    - 55% of the purchase price in the form of senior notes payable to Suiza

    - 25% of the purchase price in the form of mezzanine notes payable to Suiza

    - 16 2/3% of the purchase price in the form of preferred stock issued to Suiza

    - 3 1/3% of the purchase price in the form of common stock issued to Suiza

    In addition to the push-down of the original purchase price of Plastics Management Group, the stockholders' agreement also required any future acquisitions of plastic packaging businesses by Suiza to be made on behalf of Suiza Packaging, with the related purchase prices pushed down to Suiza Packaging using the above-described capital structure. In addition, for future Suiza Packaging acquisitions, the warrant holders were entitled to protective participation rights whereby they could elect to purchase 17.5% of both the preferred and common stock issued by Suiza Packaging regarding these future acquisitions.

    On May 29, 1998, Suiza issued approximately 2.5 million shares of its common stock or replacement stock options to the shareholders of Continental Can in exchange for substantially all of the issued and outstanding shares of common stock and stock options of Continental Can. The total purchase price for this acquisition, including assumed debt, was approximately $354.4 million, of which approximately $207.4 million of the purchase price was allocated to PCI based on PCI's relative contribution to Continental Can's operations.

    During 1998, in addition to the PCI acquisition, the Company completed the acquisition of eleven other plastic packaging businesses. The aggregate purchase price for the other acquisitions, none of which were individually significant, was $89.3 million. All of the acquisitions were funded primarily with borrowings under Suiza's senior credit facilities.

    These acquisitions were all accounted for using the purchase method of accounting as of their respective acquisition dates. Accordingly, only the results of operations of the acquired companies subsequent to their respective acquisition dates are included in the combined financial statements. At the acquisition date, the purchase prices, which were pushed down to Suiza Packaging based on the capital structure discussed above, were allocated to assets acquired, including identifiable intangibles and liabilities assumed based on their fair market values. The excess of the total purchase prices over

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

2. ACQUISITIONS (CONTINUED)

the fair values of the net assets acquired represented goodwill. In connection with the 1997 and 1998 acquisitions, assets were acquired and liabilities were assumed as follows:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                         1997            1998
                                                       ---------       ---------
                                                            (IN THOUSANDS)
Total purchase prices, net of cash acquired..........  $136,027        $292,161
Fair value of net assets acquired:
  Fair value of assets acquired......................    57,654         216,868
  Fair value of liabilities assumed..................    12,588         106,561
                                                       --------        --------
  Total net assets acquired..........................    45,066         110,307
                                                       --------        --------
Goodwill.............................................  $ 90,961        $181,854
                                                       ========        ========

    The following table presents the unaudited combined pro forma results of operations of Suiza Packaging as if these acquisitions had occurred at the beginning of each of the periods presented:

                                                       YEARS ENDED DECEMBER 31,
                                                       -------------------------
                                                         1997            1998
                                                       ---------       ---------
                                                            (IN THOUSANDS)
Net Sales............................................  $484,755        $512,151
                                                       ========        ========
Income (loss) before taxes...........................  $    (75)       $ 18,858
                                                       ========        ========
Net income (loss)....................................  $    (56)       $ 11,053
                                                       ========        ========

    The unaudited combined pro forma results of operations are not necessarily indicative of what the actual results of operations would have been had the acquisitions occurred at the beginning of 1997, nor do they purport to be indicative of the future results of operations of Suiza Packaging.

    Regarding the acquisition of PCI, a liability of $2.2 million was recognized relative to a plan to close PCI's Lima, Ohio, facility. This liability included approximately $.8 million for employee severance costs related to approximately 100 employees, including production, supervisory and administrative personnel located at the facility, and approximately $1.4 million for noncancellable lease obligations and related facility closing costs. The liability at December 31, 1998 of $2.2 million is included in accounts payable and accrued expenses. The Company remains obligated under the facility lease through December 2000. In addition, the allocation of purchase price to fixed assets included a reduction of approximately $5.7 million of carrying costs of the Lima facility to reduce such costs to their estimated fair values. This facility is expected to close by the end of the second quarter of 1999.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

3. INVENTORIES

                                                                DECEMBER 31,
                                                             -------------------
                                                               1997       1998
                                                             --------   --------
                                                               (IN THOUSANDS)
Raw materials..............................................   $1,151    $ 9,586
Parts and supplies.........................................      599      3,045
Finished goods.............................................      390     10,734
                                                              ------    -------
      Total................................................   $2,140    $23,365
                                                              ======    =======

4. PROPERTY, PLANT AND EQUIPMENT

                                                              DECEMBER 31,
                                                           -------------------
                                                             1997       1998
                                                           --------   --------
                                                             (IN THOUSANDS)
Land.....................................................  $   350    $  7,350
Buildings and improvements...............................    4,912      24,586
Machinery and equipment..................................   48,203     189,587
Furniture and fixtures...................................      297         808
Construction in progress.................................                9,913
                                                           -------    --------
                                                            53,762     232,244
Less accumulated depreciation............................   (1,286)    (13,600)
                                                           -------    --------
      Total..............................................  $52,476    $218,644
                                                           =======    ========

5. INTANGIBLE AND OTHER ASSETS

                                                              DECEMBER 31,
                                                           -------------------
                                                             1997       1998
                                                           --------   --------
                                                             (IN THOUSANDS)
Goodwill.................................................  $90,961    $272,815
Deposits and other.......................................      692         535
                                                           -------    --------
                                                            91,653     273,350
Less accumulated amortization............................     (947)     (6,073)
                                                           -------    --------
      Total..............................................  $90,706    $267,277
                                                           =======    ========

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

6. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

                                                               DECEMBER 31,
                                                            -------------------
                                                              1997       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Accounts payable..........................................  $13,219    $27,980
Accrued interest payable to Suiza.........................    2,775      9,499
Employee compensation and benefits........................      619      8,629
Accrual for plant closings................................               3,585
Accrued rebates...........................................    1,570      1,757
Other.....................................................    1,824     12,476
                                                            -------    -------
      Total...............................................  $20,007    $63,926
                                                            =======    =======

7. DEBT

                                                             DECEMBER 31,
                                                          -------------------
                                                            1997       1998
                                                          --------   --------
                                                            (IN THOUSANDS)
Revolving credit facility with Suiza....................  $          $ 26,370
                                                          ========   ========
Long-term debt:
  Notes payable to Suiza:
  Senior notes payable..................................  $ 74,815   $125,502
  Mezzanine notes payable...............................    34,007    118,749
Senior secured notes payable............................              131,114
Capital lease obligations...............................                3,006
                                                          --------   --------
                                                          $108,822    378,371
  Less current portion..................................               (6,032)
                                                          --------   --------
      Total.............................................  $108,822    372,339
                                                          ========   ========

    NOTES PAYABLE TO SUIZA--The Company has entered into various credit arrangements with Suiza, which include a non-interest-bearing revolving credit facility, payable on demand, to fund the Company's working capital and capital expenditure requirements and senior and mezzanine notes payable to fund a portion of the purchase prices for acquired businesses in a manner that complies with the capital structure required by the stockholders' agreement, as discussed in Note 2.

    The senior notes payable that are unsecured notes, were issued regarding the Company's acquisitions, at various dates in 1997 and 1998, and require quarterly principal installments of 2% of the initial principal balance beginning September 30, 1999, and ending on their maturity date, June 30, 2004. Amounts outstanding under the senior note bear interest, payable quarterly, at a floating rate based on the London Interbank Offering Rate plus 300 basis points. The interest rate in effect, including the applicable interest rate margin, was 8.78% and 8.63% at December 31, 1998 and 1997, respectively.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

7. DEBT (CONTINUED)

    The mezzanine notes payable that are unsecured notes, were issued regarding the Company's acquisitions, at various dates in 1997 and 1998, and are due in full on their maturity date, June 30, 2007. Of the amounts outstanding at December 31, 1998, approximately $57 million bear interest at 12.5%, while the remaining $61.7 million bear interest at 13.9%. Interest on these notes are payable quarterly.

    SENIOR SECURED NOTES--The senior secured notes were issued in December 1996 and have an original par value of $125 million. These notes, which are due in 2006, bear interest at a fixed interest rate of 10%, payable semiannually in July and December of each year, and are secured by substantially all assets other than inventory, receivables and certain equipment of PCI, along with the stock of certain of PCI's subsidiaries. Regarding the acquisition of PCI in 1998, these notes were revalued to fair value using a market yield of 8.6% resulting in a premium of $10.4 million at the acquisition date. This premium is being amortized as an adjustment to interest expense over the life of the notes. These notes are redeemable, in whole or in part, at the option of PCI beginning on December 16, 2001, at an initial price of 105% of par value, declining ratably each year to par value on December 15, 2004. In addition, the indenture requires PCI to offer to redeem the notes at a redemption price of 101% of par value upon the occurrence of certain other events. The tender offer to redeem these notes regarding the acquisition of PCI resulted in the redemption of $3.8 million of these notes. The indenture places certain restrictions on the payment of dividends, additional liens, disposition of the proceeds of asset sales, sale and leaseback transactions and additional borrowings.

    CAPITAL LEASE OBLIGATIONS--The Company is obligated under capital leases for a manufacturing facility, which expires in December 2000, and certain machinery and equipment, which expires in April 2002. The equipment lease arrangement began on April 1, 1996, regarding the issuance of tax-exempt industrial development revenue bonds. Included in the combined balance sheet are capital lease assets of $4.5 million and accumulated amortization of $.3 million at December 31, 1998.

    Future minimum lease payments under these capital leases are as follows (in thousands):

YEAR ENDING DECEMBER 31:
------------------------
1999........................................................   $1,172
2000........................................................      919
2001........................................................      871
2002........................................................      349
                                                               ------
Total future minimum lease payments.........................    3,311
Less portion representing interest..........................     (305)
                                                               ------
      Net minimum lease payments............................   $3,006
                                                               ======

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

7. DEBT (CONTINUED)

    SCHEDULED MATURITIES--The scheduled annual maturities of long-term debt at December 31, 1998, were as follows (in thousands):

                                                 SUIZA
                                                 NOTES     OTHER DEBT    TOTAL
                                                --------   ----------   --------
1999..........................................  $  5,020    $  1,012    $  6,032
2000..........................................    10,040         848      10,888
2001..........................................    10,040         784      10,824
2002..........................................    10,040         362      10,402
2003..........................................    10,040                  10,040
Thereafter....................................   199,071     131,114     330,185
                                                --------    --------    --------
                                                $244,251    $134,120    $378,371
                                                ========    ========    ========

8. OPERATING LEASES

    The Company leases certain property, plant and equipment used in its operations under noncancellable operating lease agreements. Such leases, which are primarily for facilities, machinery and equipment and vehicles, have lease terms ranging from two to nine years. Certain of the operating lease agreements require the payment of additional rentals for maintenance, along with additional rentals, based on miles driven or units produced. Lease expense, including additional rent, was $11.6 million for the year ended December 31, 1998, $1.3 million for the five-month period ended December 31, 1997, $0.7 million for the four-month period ended July 31, 1997, $2.1 million for the six-month period ended March 31, 1997, and $4.3 million for the year ended September 30, 1996.

    Future minimum lease payments at December 31, 1998, under noncancellable operating leases with terms in excess of one year are summarized below (in thousands):

1999........................................................  $16,833
2000........................................................   15,996
2001........................................................   15,473
2002........................................................   13,159
2003........................................................   11,211
Thereafter..................................................   12,283
                                                              -------
      Total                                                   $84,955
                                                              =======

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

9. INCOME TAXES

    The following table presents the provision for income taxes of Suiza Packaging for the periods presented (in thousands):

                                                    PREDECESSOR
                                    -------------------------------------------
                                                     SIX-MONTH      FOUR-MONTH     FIVE-MONTH
                                     YEAR ENDED     PERIOD ENDED   PERIOD ENDED   PERIOD ENDED    YEAR ENDED
                                    SEPTEMBER 30,    MARCH 31,       JULY 31,     DECEMBER 31,   DECEMBER 31,
                                        1996            1997           1997           1997           1998
                                    -------------   ------------   ------------   ------------   ------------
         Current taxes payable
           Federal................      $ --            $ --           $ --           $(869)        $(2,394)
           State..................       280             218            190             304           1,114
         Deferred income taxes....                                                      793          10,766
                                        ----            ----           ----           -----         -------
               Total..............      $280            $218           $190           $ 228         $ 9,486
                                        ====            ====           ====           =====         =======

    For the periods ended prior to July 31, 1997, the Company had elected to be taxed as a Subchapter S Corporation whereby all of its income or losses passed through to its stockholders. Accordingly, no provision for federal income taxes is included in the combined financial statements for these periods. The following is a reconciliation of income taxes reported in the combined statements of operations (in thousands):

                                                  PREDECESSOR
                                 ---------------------------------------------
                                                    SIX-MONTH      FOUR-MONTH     FIVE-MONTH
                                   YEAR ENDED      PERIOD ENDED   PERIOD ENDED   PERIOD ENDED    YEAR ENDED
                                  SEPTEMBER 30,     MARCH 31,       JULY 31,     DECEMBER 31,   DECEMBER 31,
                                      1996             1997           1997           1997           1998
                                 ---------------   ------------   ------------   ------------   ------------
         Tax expense at
           statutory rates.....       $ --             $ --           $ --           $(89)         $6,885
         State income taxes,
           net of federal tax
           effect..............        280              218            190            275           1,740
         Tax effect of non-
           deductible
           goodwill............                                                                       653
         Other.................                                                        42             208
                                      ----             ----           ----           ----          ------
               Total...........       $280             $218           $190           $228          $9,486
                                      ====             ====           ====           ====          ======

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

9. INCOME TAXES (CONTINUED)

    The tax effects of temporary differences giving rise to deferred income tax assets and liabilities were:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1997       1998
                                                           --------   --------
                                                             (IN THOUSANDS)
Deferred income tax assets:
  Net operating loss carry forwards......................  $ 1,996    $ 18,022
  Vacation reserves......................................       46       1,031
  Self-insurance reserves................................                3,890
  Plan rationalization reserve...........................                1,736
  Postretirement benefit reserves........................                3,373
  Premium on senior secured notes........................                3,748
  Deferred financing costs...............................                1,826
  Allowance..............................................       48       1,034
  Other..................................................       97       2,426
                                                           -------    --------
                                                             2,187      37,086
Deferred income tax liabilities- depreciation and
  amortization...........................................   (2,980)    (17,852)
                                                           -------    --------
      Net deferred income tax assets (liabilities).......  $  (793)   $ 19,234
                                                           =======    ========

    These net deferred income tax assets (liabilities) are classified in the combined balance sheets as follows:

                                                               DECEMBER 31,
                                                            -------------------
                                                              1997       1998
                                                            --------   --------
                                                              (IN THOUSANDS)
Current assets............................................  $ 2,187    $ 2,395
Noncurrent assets.........................................              23,937
Noncurrent liabilities....................................   (2,980)    (7,098)
                                                            -------    -------
      Total...............................................  $  (793)   $19,234
                                                            =======    =======

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, the scheduled reversal of deferred tax liabilities and tax-planning strategies in making this assessment. Based upon this assessment, management believes it is more likely than not the Company will realize the benefits of these temporary differences at December 31, 1998.

    At December 31, 1998, the Company has operating loss carryforwards for federal income tax purposes of approximately $50 million, which are available to offset future federal taxable income. The carryforward periods extend from 2007 through 2010. In addition, the Company has alternative minimum tax credit carryforwards of approximately $132,000 that are available to reduce future federal regular income taxes over an indefinite period, and research and development credits of approximately $480,000 available to reduce future federal income taxes through 2010.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

10. STOCKHOLDERS' EQUITY

    CAPITAL SHARES--Authorized capital shares of the Company include 1,000,000 shares of preferred stock with a par value and stated value of $.001 and $1,000 per share, respectively, and 5,000,000 shares of common stock with a par value of $.001 per share. The rights and preferences of preferred stock are established by the Company's board of directors upon issuance.

    The shares of preferred stock outstanding include 22,671 and 72,594 shares at December 31, 1997 and 1998, respectively. These preferred shares have a cumulative dividend rate of 15% of their stated and have a liquidation preference equal to $1,000 per shares plus accumulated unpaid dividends.

    WARRANTS--In conjunction with the acquisition of the Plastics Management Group on July 31, 1997, 91,880 warrants were sold for $383,000, which approximated their fair value, to former stockholders of Plastics Management Group, giving such holders the right to purchase equity interests in the Company equal to 17.5% of the outstanding common stock at that date for $10 per share. These warrants are exercisable, in whole or in part, at various dates through July 31, 2007.

    STOCK OPTIONS--Under the stockholders' agreement, Suiza Packaging was authorized to grant stock options to key employees. During 1998, the Company adopted the Franklin Plastics, Inc. 1998 Stock Option Plan, which reserved 187,089 shares of common stock for grants under the plan, and granted stock options to certain key employees at exercise prices that approximated the fair market value of such shares at the date of grant. Stock options granted under this plan are exercisable over a three-year period from date of grant and may become exercisable upon the termination of an individual's employment following a change in control. At December 31, 1998, options for 89,836 shares had been granted and were outstanding at an exercise price of $10 per share, none of which were exercisable at that date. In addition, on February 1, 1999, the Company granted stock options for 28,358 shares of common stock to certain key employees at an exercise price of $30 per share, which approximated the fair market value of such shares at that date.

11. EMPLOYEE BENEFITS

    Suiza Packaging sponsors both defined benefit and defined contribution retirement plans on behalf of certain of its subsidiaries, and contributes to various multi employer union pension plans. The following is a summary of amounts expensed under these plans (in thousands):

                                                  PREDECESSOR
                                  -------------------------------------------
                                                   SIX-MONTH      FOUR-MONTH     FIVE-MONTH
                                   YEAR ENDED     PERIOD ENDED   PERIOD ENDED   PERIOD ENDED    YEAR ENDED
                                  SEPTEMBER 30,    MARCH 31,       JULY 31,     DECEMBER 31,   DECEMBER 31,
                                  -------------   ------------   ------------   ------------   ------------
Defined benefit plans...........      $ --            $ --        $       --        $ --          $  194
Defined contributions plans.....       141             118                           147             935
Multi employer plans............        --                                            --             573
                                      ----            ----        ----------        ----          ------
                                      $141            $118        $       --        $147          $1,702
                                      ====            ====        ==========        ====          ======

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

11. EMPLOYEE BENEFITS (CONTINUED)

    DEFINED BENEFIT PLANS--As of May 29, 1998, the Company succeeded to a defined benefit pension plan for substantially all salaried employees of PCI hired prior to August 1, 1997. Plan benefits are based on all years of continuous service and the employee's compensation during the highest five continuous years of the last ten years of employment, minus a profit sharing annuity. The profit sharing annuity is based on the amount of profit sharing contributions received for 1988 through 1992.

    Any employee who terminated employment prior to August 31, 1993, is governed by the terms of the plan in effect at the time the termination occurred. In addition, the Company maintains a benefit equalization plan for salaried employees hired prior to August 1, 1997, whose compensation level exceeds the limits within the defined benefit pension plan.

    The Company also succeeded to a noncontributory defined benefit pension plan for substantially all hourly employees of PCI hired prior to August 1, 1997, who have attained 21 years of age. Plan benefits vary by location and by union contract, but are based primarily on years of service and the employee's highest wage classification for 12 consecutive months in the five-year period prior to retirement. Normal retirement is at age 65, with at least a five-year period of continuous service. However, employees may retire as early as age 55 and receive reduced benefits.

    Subject to the limitation on deductibility imposed by federal income tax laws, the Company's policy has been to contribute funds to the plans annually in amounts required to maintain sufficient plan assets to provide for accrued benefits. Plan assets are held in a master trust and are composed primarily of common stock, corporate bonds and U.S. government and government agency obligations.

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS--The Company provides certain health care and life insurance benefits for retired PCI employees. Certain of PCI's hourly and salaried employees became eligible for these benefits when they became eligible for an immediate pension under a formal company pension plan. In 1993, the plan was amended to eliminate health care benefits for employees hired after January 1, 1993. The Company's policy is to fund the cost of medical benefits as claims are incurred.

    At May 29, 1998, as part of the purchase accounting adjustments regarding the PCI acquisition, the accrued pension liability and accrued postretirement benefit liability were adjusted to fair value, and all previously unrecognized gains and losses were recognized as part of the purchase allocation.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

11. EMPLOYEE BENEFITS (CONTINUED)

    The following table states the funded status of the these plans and the amounts recognized in the balance sheets at December 31, 1998 (in thousands):

                                                                                OTHER POST-RETIREMENT
                                                             PENSION BENEFITS         BENEFITS
                                                             ----------------   ---------------------
Change in benefit obligation:
  Benefit obligations at acquisition date..................       $71,500              $ 5,900
  Service cost.............................................           865                   49
  Interest cost............................................         2,741                  215
  Actuarial loss...........................................         2,329                  (63)
  Curtailment..............................................          (142)
  Benefit Paid.............................................        (2,423)                (184)
                                                                  -------              -------
Benefit obligations at end of year.........................        74,870                5,917

Change in plan assets:
  Fair value of plan assets at acquisition date............        67,907
  Actual return on plan assets.............................         1,989
  Employer contribution....................................         1,165                  184
  Participant contributions................................                                104
  Benefits paid............................................        (2,423)                (288)
                                                                  -------              -------

Fair value of plan assets at end of year...................        68,638                   --
                                                                  -------              -------

Funded status..............................................        (6,232)              (5,917)

Unrecognized actuarial gains...............................         3,752                  (63)
                                                                  -------              -------

  Accrued benefits liability...............................       $(2,480)             $(5,980)
                                                                  =======              =======

Weighted average assumptions as of December 31, 1998
  Discount rate............................................           6.5%                 6.5%
  Expected asset return....................................           9.0
  Rate of compensation increase............................           5.0

    The components of net periodic benefit cost and net periodic postretirement benefit cost for the period from the date of acquisition (May 29, 1998) through December 31, 1998, were as follows (in thousands):

                                                                          OTHER
                                                                     POST-RETIREMENT
                                                  PENSION BENEFITS      BENEFITS
                                                  ----------------   ---------------
Service costs...................................       $   865            $ 49
Interest cost...................................         2,741             215
Expected return on plan assets..................        (3,412)             --
                                                       -------            ----
  Net period benefit cost.......................       $   194            $264
                                                       =======            ====

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would change

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

11. EMPLOYEE BENEFITS (CONTINUED)

the amount of the service and interest components and the postretirement benefit obligation by $37,000 and $535,000, respectively.

    DEFINED CONTRIBUTION PLAN--Employees of certain of the Company's subsidiaries are eligible to participate in a 401(k) employees savings plan sponsored by Suiza and, prior to 1998, similar plans sponsored by individual subsidiaries. Employees who have completed one or more years of service and have met other requirements under the plans are eligible to participate in the plan. The employees participating in the plan can generally make contributions up to 15% of their annual compensation, and the Company can elect to match such employee contributions up to a maximum of 25% of the employee's contribution. The matching contributions vest 100% after five years.

    The Company succeeded to a defined contribution plan that covers substantially all PCI's hourly employees who meet certain eligibility requirements. Provisions regarding employee and employer contributions and the benefits provided under the plan vary between PCI's manufacturing facilities.

    The Company also succeeded to a contributory defined contribution 401(k) savings plan that covers substantially all PCI's nonorganized salaried employees. Employees may contribute up to 12% and 8% of compensation on a pretax and after-tax basis, respectively. However, the total employee contribution rate may not exceed 15% of compensation. The Company matches up to 3% of employees' pretax contributions. Employees vest in the Company's contributions at 25% per year, becoming fully vested after four years of employment. Employees may make withdrawals from the plan prior to attaining age 59 1/2, subject to certain penalties.

    MULTI EMPLOYER PLANS--The Company's PCI subsidiary contributes to various multi employer union pension plans under its labor agreements. Union benefit plan expense during 1998 was $0.6 million for the period subsequent to the acquisition date.

12. MAJOR CUSTOMERS

    Sales to three customers comprised the following percentages of net sales for each of the two years ended December 31, 1998:

                                                                1997       1998
                                                              --------   --------
Customer A..................................................      --       12.0%
Customer B..................................................    15.4%       4.6
Customer C..................................................    14.0        4.6

    For the six months ended March 31, 1997, two customers represented approximately 22% and 13% of the combined sales. There were nine companies that had customers whose sales were greater than 10% of their respective sales for the year ended September 30, 1996. Concentration of credit risk regarding accounts receivable is limited due to the large number of customers and billing and payment patterns.

    In addition to the above major sales to third-party customers, the Company sells finished products and raw materials to other Suiza subsidiaries. Sales to these affiliates approximated 4.7% and 11.2% of the Company's net sales for the years ended December 31, 1997 and 1998, respectively.

                                SUIZA PACKAGING

                            FOR 1996, 1997 AND 1998

13. SUPPLEMENTAL CASH FLOW INFORMATION

                                                   PREDECESSOR
                                  ----------------------------------------------    FIVE-MONTH
                                   YEAR ENDED       SIX-MONTH       FOUR-MONTH     PERIOD ENDED    YEAR ENDED
                                  SEPTEMBER 30,    PERIOD ENDED    PERIOD ENDED    DECEMBER 31,   DECEMBER 31,
                                      1996        MARCH 31, 1997   JULY 31, 1997       1997           1998
                                  -------------   --------------   -------------   ------------   ------------
                                                                 (IN THOUSANDS)
         Cash paid for
           interest.............     $1,085           $  933          $  618          $1,807         $22,464
         Cash paid for taxes....        118              301           4,314
         Preferred dividends
           declared, but not
           paid.................                                                                       7,906
         Issuance of preferred
           stock (non-cash).....                                                                      34,561

14. COMMITMENTS AND CONTINGENCIES

    The Company and its subsidiaries are parties, in the ordinary course of business, to certain claims and litigation. In management's opinion, the settlement of such matters is not expected to have a material impact on the combined financial statements.

    In addition, the Company is a party to employment agreements with certain officers which provided for minimum compensation levels and incentive bonuses along with provisions for termination of benefits in certain circumstances.

15. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Under SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," the Company is required to disclose an estimate of the fair value of financial instruments as of December 31, 1998 and 1997. Differences between the historical carrying values and estimated fair values of financial instruments can occur for many reasons, including taxes, commissions, prepayment penalties, make-whole provisions and other restrictions, as well as the inherent limitations in any estimation techniques.

    Due to their near-term maturities, the carrying amounts of accounts receivable, temporary investments, accounts payable and the revolving credit facility loans approximate their fair values. The Company's borrowings under the senior notes payable to Suiza are at variable interest rates, and their fair values approximate their carrying values. The Company's subordinated notes payable to Suiza and the senior secured notes of PCI bear interest at fixed interest rates. The subordinated notes payable to Suiza have a carrying value of $118.7 million and $34.0 million at December 31, 1998 and 1997, respectively, and the senior secured notes of PCI have a carrying value of $131.1 million at December 31, 1998. The following table summarizes the estimated fair values of these fixed rate notes:

                                                              DECEMBER 31,
                                                           -------------------
                                                             1997       1998
                                                           --------   --------
                                                             (IN THOUSANDS)
Subordinated notes payable to Suiza......................  $34,595    $124,688
Senior Secured Notes of PCI..............................       --     127,470

16. SUBSEQUENT EVENT

    On July 2, 1999, Suiza Packaging was acquired by Reid Plastics, Inc. Simultaneously, through the formation of Consolidated Container Company LLC ("CCC"). Reid Plastics, Inc. was merged into CCC. CCC is a wholly owned subsidiary of Consolidated Container Holdings ("Holdings"). As a result of the merger, Suiza, through a subsidiary, received 49% of the member units of Holdings.

                                SUIZA PACKAGING

                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

                 SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                                   SIX-MONTH
                                                                 PERIOD ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                  (UNAUDITED)
NET SALES...................................................  $114,627   $263,539
COST OF SALES...............................................    89,430     97,382
                                                              --------   --------
  Gross profit..............................................    25,197     64,805
OPERATING EXPENSES:
  Selling, general and administrative.......................    11,250     26,859
  Amortization of intangibles...............................     1,730      3,413
                                                              --------   --------
    Total operating expenses................................    12,980     30,272
                                                              --------   --------
INCOME FROM OPERATIONS......................................    12,217     34,533

OTHER INCOME (EXPENSE):
  Interest expense, net.....................................    (8,414)   (18,632)
                                                              --------   --------
  Other income..............................................                  289
                                                              --------   --------
    Total other income (expense)............................    (8,414)   (18,343)
                                                              --------   --------
INCOME BEFORE INCOME TAXES..................................     3,803     16,190
INCOME TAX EXPENSE..........................................     1,533      7,678
                                                              --------   --------
NET INCOME..................................................  $  2,270   $  8,512
                                                              ========   ========

              See notes to condensed combined financial statements

                                SUIZA PACKAGING

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                 SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                                   SIX-MONTH
                                                                 PERIOD ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1999
                                                              --------   --------
                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income................................................  $  2,270   $  8,512
  Adjustments to net income:
    Depreciation and amortization...........................     4,888     14,752
    Changes in assets and liabilities, net of acquisitions:
      Receivables...........................................    (4,036)   (16,380)
      Inventories...........................................     2,035     (3,038)
      Prepaid expenses and other assets.....................      (440)     1,556
      Accounts payable and accrued expenses.................    (2,658)    15,788
                                                              --------   --------
        Net cash provided by (used in) operating
          activities........................................     2,059     21,190
                                                              --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturity of temporary investments, net......     5,157        603
  Additions to property, plant and equipment................   (17,774)   (16,047)
  Cash paid for acquisitions, net of cash acquired..........   (46,965)        --
  Proceeds from disposal of assets..........................                  654
                                                              --------   --------
        Net cash used in investing activities...............   (59,582)   (14,790)
                                                              --------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings from parent company........................   (49,425)    (2,622)
  Issuance of common and preferred stock....................    10,269
  Dividends paid............................................    (1,417)
  Repayment of long-term debt...............................       (69)      (854)
                                                              --------   --------
        Net cash provided by financing activities...........    58,208     (3,476)
                                                              --------   --------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS............       685      2,924
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............       265      1,681
                                                              --------   --------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $    950   $  4,605
                                                              ========   ========

             See notes to condensed combined financial statements.

                                SUIZA PACKAGING

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS
                 SIX MONTH PERIOD ENDED JUNE 30, 1998 AND 1999

1. CONDENSED COMBINED FINANCIAL STATEMENTS

    The condensed combined financial statements contained in this report are unaudited. In our opinion, we have made all necessary adjustments (which include only normal recurring adjustments) in order to present fairly, in all material respects, our results of operations and cash flows for the six-month periods ended June 30, 1999 and 1998. Certain information and footnote disclosures normally included in the annual financial statements have been omitted. Our results of operations for the period ended June 30, 1999, may not be indicative of our operating results for the full year. The financial statements should be read in conjunction with our 1998 combined financial statements.

2. SUBSEQUENT EVENT

    On July 2, 1999, Suiza Packaging was acquired by Reid Plastics, Inc. Simultaneously, through the formation of Consolidated Container Company LLC ("CCC"). Reid Plastics, Inc. was merged into CCC. CCC is a wholly owned subsidiary of Consolidated Container Holdings ("Holdings"). As a result of the merger, Suiza, through a subsidiary, received 49% of the member units of Holdings.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Plastic Containers, Inc.:

    We have audited the accompanying consolidated balance sheet of Plastic Containers, Inc. and subsidiaries as of May 29, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from January 1, 1998 through May 29, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The consolidated financial statements of the Company for the years ended December 31, 1996 and 1997 were audited by other auditors whose report, dated February 6, 1998, expressed an unqualified opinion on those statements.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such 1998 consolidated financial statements present fairly, in all material respects, the financial position of Plastic Containers, Inc. and subsidiaries as of May 29, 1998, and the results of their operations and their cash flows for the period from January 1, 1998 through May 29, 1998, in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

Omaha, Nebraska
May 21, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Plastic Containers, Inc.:

    We have audited the accompanying consolidated balance sheet of Plastic Containers, Inc. and subsidiaries as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Plastic Containers, Inc. and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                             KPMG LLP

Omaha, Nebraska
February 6, 1998

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

                                                              DECEMBER 31,   MAY 29,
                                                                  1997         1998
                                                              ------------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $  2,479     $  2,297
  Investment securities.....................................      20,385       22,166
  Accounts receivable:
  Trade.....................................................      21,483       22,871
  Other.....................................................         205           13
                                                                --------     --------
                                                                  21,688       22,884
  Less allowance for doubtful accounts and accrued
    rebates.................................................       1,430        1,917
                                                                --------     --------
    Net accounts receivable.................................      20,258       20,967
  Inventories...............................................      19,955       18,585
  Deferred income taxes.....................................       2,260        2,260
  Prepaid expenses..........................................         590          733
                                                                --------     --------
    Total current assets....................................      65,927       67,008
                                                                --------     --------
Property, plant and equipment:
  Land, building and building improvements..................      22,828       22,828
  Manufacturing machinery and equipment.....................     142,687      142,634
  Construction in progress..................................       6,857       12,563
                                                                --------     --------
                                                                 172,372      178,025
  Less accumulated depreciation and amortization............      72,281       77,276
                                                                --------     --------
    Net property, plant and equipment.......................     100,091      100,749
                                                                --------     --------
Goodwill and other intangible assets........................      25,591       24,819
Other assets................................................      13,303       14,710
                                                                --------     --------
                                                                $204,912     $207,286
                                                                ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade.................................    $ 18,285     $ 20,346
  Current portion of long-term obligations..................         996          996
  Other current liabilities.................................      16,741       22,306
                                                                --------     --------
    Total current liabilities...............................      36,022       43,648
Long-term obligations, excluding current portion............     128,007      127,663
Other liabilities...........................................      20,764       19,479
COMMITMENTS AND CONTINGENCIES
Stockholders' equity:
Common stock, $1 par value. Authorized 1,000 shares;
  100 shares issued and outstanding
Additional paid-in capital..................................      79,833       80,758
Accumulated deficit.........................................     (27,529)     (25,852)
                                                                --------     --------
                                                                  52,304       54,906
Less note receivables from stockholders.....................      32,185       38,410
                                                                --------     --------
      Total stockholders' equity............................      20,119       16,496
                                                                --------     --------
                                                                $204,912     $207,286
                                                                ========     ========

          See accompanying notes to consolidated financial statements.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                YEARS ENDED         PERIOD FROM
                                                               DECEMBER 31,       JANUARY 1, 1998
                                                            -------------------       THROUGH
                                                              1996       1997      MAY 29, 1998
                                                            --------   --------   ---------------
Net sales.................................................  $267,793   $279,565      $108,924
Cost of goods sold........................................   224,789    234,210        92,159
                                                            --------   --------      --------
  Gross profit............................................    43,004     45,355        16,765
Selling, general and administrative expenses..............    28,829     27,772        11,617
Plant rationalization and realignment.....................     6,500         --
                                                            --------   --------      --------
Operating income..........................................     7,675     17,583         5,148
                                                            --------   --------      --------
Other income (expenses):
  Interest income.........................................       102      1,451           604
  Interest expense........................................   (12,886)   (13,535)       (5,643)
  Loss on disposal of assets..............................      (366)      (555)          (22)
                                                            --------   --------      --------
                                                             (13,150)   (12,639)       (5,061)
                                                            --------   --------      --------
Income (loss) before income taxes and extraordinary
  item....................................................    (5,475)     4,944            87
Income tax expense (benefit)..............................    (1,876)      (961)       (1,590)
                                                            --------   --------      --------
Income (loss) before extraordinary item...................    (3,599)     5,905         1,677
Extraordinary item--loss on early extinguishment of
  debt....................................................    (7,305)        --            --
                                                            --------   --------      --------
Net income (loss).........................................  $(10,904)  $  5,905      $  1,677
                                                            ========   ========      ========

          See accompanying notes to consolidated financial statements.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1997

            AND THE PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

                                      PLASTIC                                                    NOTE             TOTAL
                                  CONTAINERS, INC.     ADDITIONAL      RETAINED EARNINGS      RECEIVABLE      STOCKHOLDERS'
                                    COMMON STOCK     PAID-IN CAPITAL       (DEFICIT)       FROM STOCKHOLDER      EQUITY
                                  ----------------   ---------------   -----------------   ----------------   -------------
Balances at December 31, 1995...     $        --         $60,000           $(22,530)           $     --          $37,470
Push-down accounting
  adjustment....................              --          17,648                 --                  --           17,648
Loan to stockholder.............                              --                 --             (30,000)         (30,000)
Accrued interest on note
  receivable from stockholder...              --              74                 --                 (74)              --
Net loss........................              --              --            (10,904)                             (10,904)
                                     -----------         -------           --------            --------          -------
Balances at December 31, 1996...              --          77,722            (33,434)            (30,074)          14,214
Accrued interest on note
  receivable from stockholder...                           2,111                                 (2,111)              --
Net income......................              --              --              5,905                  --            5,905
                                     -----------         -------           --------            --------          -------
Balances at December 31, 1997...              --          79,833            (27,529)            (32,185)          20,119
Loan to stockholder.............              --              --                 --              (5,300)          (5,300)
Accrued interest on note
  receivable from stockholder...                             925                                   (925)              --
Net income......................              --              --              1,677                  --            1,677
                                     -----------         -------           --------            --------          -------
Balances at May 29, 1998........     $        --         $80,758           $(25,852)           $(38,410)         $16,496
                                     ===========         =======           ========            ========          =======

          See accompanying notes to consolidated financial statements.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                     PERIOD FROM
                                                                                   JANUARY 1, 1998
                                                                 YEARS ENDED           THROUGH
                                                                DECEMBER 31,           MAY 29,
                                                             -------------------   ---------------
                                                               1996       1997          1998
                                                             --------   --------   ---------------
Cash flows from operating activities:
  Net income (loss)........................................  $(10,904)  $  5,905      $  1,677
  Adjustments to reconcile net income (loss) to net cash
    provided by operating activities:
    Depreciation and amortization..........................    21,309     12,946         5,589
    Loss on disposal of assets.............................       366        555            22
    Deferred income taxes..................................    (1,896)    (1,000)       (1,600)
    Extraordinary loss on debt extinguishment..............     7,305                       --
    Changes in assets and liabilities:
      Amounts receivable, net..............................     5,366      7,444          (709)
      Inventories..........................................       585       (553)        1,370
      Prepaid expenses.....................................       258        (44)         (143)
      Accounts payable.....................................    (3,725)    (1,522)        2,061
      Other current liabilities............................     3,581     (2,263)        5,565
      Other asset and liabilities..........................     2,301       (126)          195
                                                             --------   --------      --------
        Net cash provided by operating activities..........    24,546     21,342        14,027
                                                             --------   --------      --------

Cash flows from investing activities:
  Proceeds from maturity of investment securities..........        75     25,834        20,767
  Purchase of investment securities........................    (1,000)   (45,009)      (22,548)
  Proceeds from disposal of assets.........................    41,654        565             3
  Purchases of property, plant and equipment...............   (21,240)   (11,085)       (6,787)
  Loan to stockholder......................................   (30,000)        --        (5,300)
                                                             --------   --------      --------
        Net cash used in investing activities..............   (10,511)   (29,695)      (13,865)
                                                             --------   --------      --------

Cash flows from financing activities:
  Net repayments on notes payable to bank..................   (17,018)        --
  Proceeds from long-term obligations......................   130,100         --            --
  Repayment of long-term obligations.......................  (105,471)      (979)         (344)
  Premium on repurchase of bonds...........................    (5,382)                      --
  Financing fees paid......................................    (5,514)      (367)
                                                             --------   --------      --------
        Net cash used in financing activities..............    (3,285)    (1,346)         (344)
                                                             --------   --------      --------

Net increase (decrease) in cash and cash equivalents.......    10,750     (9,699)         (182)
Cash and cash equivalents -- beginning.....................     1,428     12,178         2,479
                                                             --------   --------      --------
Cash and cash equivalents -- ending........................  $ 12,178   $  2,479      $  2,297
                                                             ========   ========      ========

Supplemental disclosures of cash flow information:
Interest paid..............................................  $ 15,240   $ 12,541      $    171
                                                             ========   ========      ========
Income taxes paid..........................................  $     20   $    523      $     42
                                                             ========   ========      ========

          See accompanying notes to consolidated financial statements.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    ORGANIZATION AND BASIS OF PRESENTATION -- The accompanying financial statements include Plastic Containers, Inc. and its wholly-owned subsidiaries ("PCI" or "the Company"), Continental Plastic Containers, Inc. ("CPC") and Continental Caribbean Containers, Inc. ("Caribbean"). All significant intercompany transactions have been eliminated in consolidation.

    PCI develops, manufactures and markets a wide range of custom extrusion blow-molded plastic containers for food and juice, automotive products and motor oil, household chemicals, industrial and agricultural chemicals and hair care products. Based on the nature of the product, the production processes, types of customers, and methods used to distribute products, the Company operates in one reportable segment.

    PCI is a subsidiary of Continental Can Company, Inc. ("Continental Can"). On May 29, 1998, Continental Can was acquired by Suiza Foods Corporation ("Suiza") in a transaction accounted for as a purchase. The consolidated financial statements of PCI as of and for the periods ended before May 29, 1998 were prepared using PCI's historical basis of accounting.

    CPC and Caribbean constitute all of PCI's direct and indirect subsidiaries and have fully and unconditionally guaranteed the Company's senior secured notes on a joint and several basis. PCI is a holding company with no assets, operations or cash flow separate from its investments in CPC and Caribbean.

    CASH EQUIVALENTS -- Marketable securities that are highly liquid and have maturities of three months or less at date of purchase are classified as cash equivalents.

    INVESTMENT SECURITIES -- Investment securities at December 31, 1997 and
May 29, 1998 consist of available-for-sale U.S. government obligations, certificates of deposit, Eurodollar deposits, and highly rated commercial paper, all of which are due within one year. The fair value of investment securities approximates their amortized cost.

    INVENTORIES -- CPC's manufacturing inventories are stated at cost using the last-in, first-out (LIFO) method, which is not in excess of market. All repair parts, supplies inventories and Caribbean's inventories are stated at the lower of cost, applied on the first-in, first-out (FIFO) method, or market.

    PROPERTY, PLANT AND EQUIPMENT -- Property, plant and equipment are stated at cost. Depreciation is computed principally on a straight-line basis over estimated useful lives of the assets, which range from three to thirty-five years. Plant and equipment held under capital leases and leasehold improvements are amortized straight-line over the shorter of the lease term or estimated useful life of the asset.

    Effective January 1, 1997, the Company revised its estimates of the useful lives of certain machinery and equipment. These changes were made to better reflect the estimated periods during which these assets remain in service. For the year ended December 31, 1997, the change had the effect of decreasing depreciation expense by $1,696, and after adjusting for an assumed tax rate of 38%, increasing net income by $1,052.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INSURANCE -- PCI purchases commercial insurance policies, but remains self-insured in certain states for the purposes of providing workers' compensation, general liability and property and casualty insurance coverages up to varying deductible amounts. Self-insurance liabilities are based on claims filed and estimates for claims incurred but not reported and are included in other liabilities on the consolidated balance sheets. Costs charged to operations for self-insurance for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 29, 1998, were $2,629, $1,784 and $214, respectively.

    RESEARCH, DEVELOPMENT AND ENGINEERING -- Expenditures for research, development and engineering are expensed as incurred. Costs charged to operations for research, development and engineering for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 29, 1998, were $8,318, $8,825 and $3,876, respectively.

    GOODWILL AND OTHER IDENTIFIABLE INTANGIBLE ASSETS -- Goodwill and other identifiable intangible assets are stated on the basis of cost. Goodwill is being amortized on a straight-line basis over 40 years. Customer contracts are being amortized on a straight-line basis over 10 years and finance costs are being amortized using the effective interest method over periods ranging from 6 to 10 years.

    IMPAIRMENT OF LONG-LIVED ASSETS, GOODWILL AND CERTAIN IDENTIFIABLE INTANGIBLE ASSETS -- Long-lived assets, including goodwill and certain identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

    INCOME TAXES -- Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    Beginning in 1997 the Company filed a consolidated Federal income tax return with Continental Can. Income taxes have been provided as if the Company files a separate return.

    USE OF ESTIMATES -- The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Although these estimates are based on management's knowledge of current events and actions it may undertake in the future, actual results could differ from the estimates.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    RECLASSIFICATIONS -- Certain amounts have been reclassified to conform to the current year's presentation.

2. INVENTORIES

    Major classes of inventories consist of the following:

                                                         DECEMBER 31,   MAY 29,
                                                             1997         1998
                                                         ------------   --------
Raw materials..........................................     $ 9,566     $ 8,056
Finished goods.........................................      11,835      12,020
                                                            -------     -------
                                                             21,401      20,076
LIFO reserve...........................................      (3,578)     (3,578)
                                                            -------     -------
                                                             17,823      16,498
Continental Caribbean Containers, Inc..................         554         467
Repair parts and supplies..............................       1,578       1,620
                                                            -------     -------
        Total..........................................     $19,955     $18,585
                                                            =======     =======

3. GOODWILL AND OTHER INTANGIBLE ASSETS

    Goodwill and other intangible assets consist of the following:

                                                         DECEMBER 31,   MAY 29,
                                                             1997         1998
                                                         ------------   --------
Goodwill...............................................     $17,648     $17,648
Customer contracts.....................................       7,630       7,630
Financing and acquisition costs........................       6,228       6,228
                                                            -------     -------
                                                             31,506      31,506
Less accumulated amortization..........................       5,915       6,687
                                                            -------     -------
        Total..........................................     $25,591     $24,819
                                                            =======     =======

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

4. OTHER ASSETS

    Other assets consist of the following:

                                                         DECEMBER 31,   MAY 29,
                                                             1997         1998
                                                         ------------   --------
Deferred income taxes..................................     $ 7,614     $ 9,214
Prefunded pension asset................................       5,028       4,881
Other..................................................         661         615
                                                            -------     -------
        Total..........................................     $13,303     $14,710
                                                            =======     =======

5. NOTES PAYABLE TO BANK

    PCI has a $50,000 revolving credit facility with a commercial bank with interest on individual borrowings based on the bank's prime rate or LIBOR, at the Company's option. Borrowings are secured by accounts receivable and inventories. At May 29, 1998, there were no borrowings outstanding under this facility. The Company is required to pay an annual commitment fee of 1/4% on the unused facility up to $25,000 and 1/2% on the unused amount in excess of $25,000. Commitment fees for the years ended December 31, 1996 and 1997 and for the period January 1, 1998 through May 29, 1998 were $104, $167 and $70, respectively.

    The facility contains certain restrictive covenants, including the maintenance of minimum levels of net worth, fixed charge coverage and interest coverage, limitations on capital expenditures and additional indebtedness, and restrictions on the payment of dividends. At May 29, 1998, the Company was in compliance with these covenants.

    The facility also provides for the issuance of letters of credit by the bank on the Company's behalf. At May 29, 1998, letters of credit amounting to $4,610 had been issued to guarantee obligations carried on the consolidated balance sheet.

6. OTHER CURRENT LIABILITIES

    Other current liabilities consist of the following:

                                                         DECEMBER 31,   MAY 29,
                                                             1997         1998
                                                         ------------   --------
Accrual for open credits...............................     $ 1,658     $ 1,277
Employee compensation and benefits.....................       6,994       6,831
Accrued real estate and personal property taxes........       1,493       1,545
Plant rationalization reserve..........................       1,290       1,037
Accrued interest.......................................         587       5,821
Other..................................................       4,719       5,795
                                                            -------     -------
        Total..........................................     $16,741     $22,306
                                                            =======     =======

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

7. LONG-TERM OBLIGATIONS

    Long-term obligations consist of the following:

                                                        DECEMBER 31,   MAY 29,
                                                            1997         1998
                                                        ------------   --------
Senior Secured Notes, due 2006, stated interest at
  10%, effective interest at 8.574%, payable
  semiannually on June 15 and December 15.............    $125,000     $125,000
Capital lease obligations.............................       4,003        3,659
                                                          --------     --------
  Total long-term obligations.........................     129,003      128,659
Less current portion..................................         996          996
                                                          --------     --------
    Long-term obligations, excluding current
      portion.........................................    $128,007     $127,663
                                                          ========     ========

    The Senior Secured Notes are redeemable, in whole or in part, at the option of PCI, beginning December 16, 2001, at an initial price of 105% of par value, declining ratably each year to par value on December 15, 2004. In addition, the indenture requires PCI to offer to redeem the notes at a redemption price of 101% of par value in the event of a change in control, and at 100% of par value upon the occurrence of certain other events.

    The Senior Secured Notes are collateralized by all the issued and outstanding stock of CPC and Caribbean and substantially all of the assets and properties owned by PCI other than inventories, accounts receivable and certain equipment securing capital lease obligations. The indenture also places certain restrictions on payment of dividends, additional liens, disposition of the proceeds from asset sales, sale-leaseback transactions and additional borrowings. At May 29, 1998, PCI was in compliance with these restrictions.

    The Company is obligated under capital leases for a manufacturing facility and certain machinery and equipment. The manufacturing facility has a cost of $1,152, and accumulated amortization of $782 and $833 at December 31, 1997 and May 29, 1998, respectively. The facility lease agreement expires on December 31, 2000 and has an interest rate of 9.364%.

    The equipment lease arrangement began on April 1, 1996 regarding the issuance of tax-exempt industrial development revenue bonds bearing interest at 5.8%. Principal and interest are payable monthly through April 2002. The equipment has a cost of $5,100, and has accumulated depreciation of

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

7. LONG-TERM OBLIGATIONS (CONTINUED)

$665 and $830 at December 31, 1997 and May 29, 1998, respectively. Future minimum lease payments under the capital leases are as follows:

Seven Months Ending December 31, 1998.......................   $  790
Year Ending December 31, 1999...............................    1,172
Year Ending December 31, 2000...............................      919
Year Ending December 31, 2001...............................      871
Year Ending December 31, 2002...............................      349
                                                               ------
  Total future minimum lease payments.......................    4,101
Less portion representing interest..........................      442
                                                               ------
  Net minimum lease payments................................   $3,659
                                                               ======

8. OPERATING LEASES

    PCI rents certain property and equipment used regarding its operations under noncancellable operating leases. Rental expense under these leases was $8,054, $13,773 and $5,733 for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 29, 1998, respectively. On December 17, 1996, CPC completed a sale to General Electric Capital Corporation and certain other financial institutions, and the leaseback to CPC, of certain equipment located in five of its facilities. The proceeds to the Company from the sale/leaseback were $40,566, which approximated the book value of the equipment.

    Substantially all of the operating leases require PCI to pay taxes, maintenance, insurance and certain operating expenses applicable to the lease. The Company plans to renew or replace many of these leases as they expire.

    Future minimum lease payments under noncancellable operating leases are as follows:

Seven Months Ending December 31, 1998.......................  $ 8,065
Year Ending December 31, 1999...............................   13,346
Year Ending December 31, 2000...............................   12,751
Year Ending December 31, 2001...............................   12,228
Year Ending December 31, 2002...............................   10,312
Year Ending December 31, 2003...............................    8,731
Thereafter..................................................   12,283
                                                              -------
        Total future minimum lease payments.................  $77,716
                                                              =======

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

9. OTHER LIABILITIES

    Other liabilities consist of the following:

                                                         DECEMBER 31,   MAY 28,
                                                             1997         1998
                                                         ------------   --------
Insurance reserves.....................................     $ 8,896     $ 8,345
Postretirement benefits accrued........................       6,346       6,820
Other..................................................       5,522       4,314
                                                            -------     -------
        Total..........................................     $20,764     $19,479
                                                            =======     =======

10. NOTE RECEIVABLE FROM STOCKHOLDER

    On December 17, 1996, the Company loaned Continental Can $30,000. The Company loaned Continental Can additional amounts of $5,300 on May 29, 1998. The note matures June 15, 2007 and accrues interest, payable at maturity, at an annual rate of 6.9%, compounded semiannually. The note receivable and accrued interest thereon have been presented as a reduction of stockholders' equity.

    Proceeds from the $30,000 loan were used by Continental Can to acquire an additional 34 shares of the Company's common stock from another stockholder, increasing their ownership in PCI at that time to 84%. The acquisition was accounted for by Continental Can under the purchase method of accounting and resulted in the "push down" of goodwill and additional paid-in capital of $17,648 in the accompanying consolidated financial statements of PCI.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

11. INCOME TAXES

    Total income tax expense (benefit) for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 29, 1998 consists of the following:

                                                                                          PERIOD FROM JANUARY 1, 1998
                                    1996                             1997                       TO MAY 28, 1998
                       ------------------------------   ------------------------------   ------------------------------
                       FEDERAL     STATE      TOTAL     FEDERAL     STATE      TOTAL     FEDERAL     STATE      TOTAL
                       --------   --------   --------   --------   --------   --------   --------   --------   --------
Current..............  $    --     $  20     $    20     $  --       $ 39      $   39    $    --     $  10     $    10
Deferred.............   (1,746)     (150)     (1,896)     (900)      (100)     (1,000)    (1,432)     (168)    $(1,600)
                       -------     -----     -------     -----       ----      ------    -------     -----     -------
                       $(1,746)    $(130)    $(1,876)    $(900)      $(61)     $ (961)   $(1,432)    $(158)    $(1,590)
                       =======     =====     =======     =====       ====      ======    =======     =====     =======

    The income tax expense (benefit) for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 29, 1998 differed from the "expected" income tax expense (benefit) computed by applying the Federal income tax rate to income (loss) before income taxes and extraordinary item as a result of the following:

                                                                                      PERIOD FROM
                                                                                    JANUARY 1, 1998
                                                                                    THROUGH MAY 29,
                                                                1996       1997          1998
                                                              --------   --------   ---------------
Computed "expected" income tax expenses (benefit)...........  $(1,862)    $1,681        $    30
Additional expense (benefit) resulting from:
Change in valuation allowance allocated to continuing
  operations................................................      243     (2,745)        (1,573)
State and local income taxes, net of Federal income tax
  benefit...................................................      (86)       (40)             3
Tax effect of nondeductible goodwill........................       --         --             63
Other.......................................................     (171)       143           (113)
                                                              -------     ------        -------
      Income tax expense (benefit)..........................  $(1,876)    $ (961)       $(1,590)
                                                              =======     ======        =======

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

11. INCOME TAXES (CONTINUED)

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                         DECEMBER 31,   MAY 29,
                                                             1997         1998
                                                         ------------   --------
Deferred tax assets:
Net operating loss carry forwards......................     $18,811     $19,064
Vacation and incentive pay reserves....................         934       1,178
Self-insurance reserves................................       3,730       3,520
Plant rationalization reserve..........................         758         529
Postretirement benefit reserves........................       2,659       2,591
Other..................................................       3,005       2,919
                                                            -------     -------
    Total gross deferred tax assets....................      29,897      29,801

Less valuation allowance...............................       5,049       3,476
                                                            -------     -------
    Net deferred tax assets............................      24,848      26,325

Deferred tax liabilities:
Book over tax basis of principally fixed assets........      13,067      12,996
Prefunded pension......................................       1,907       1,855
                                                            -------     -------
    Total gross deferred tax liabilities...............      14,974      14,851
                                                            -------     -------
Net deferred tax assets................................     $ 9,874     $11,474
                                                            =======     =======

    Net deferred tax assets are classified in the accompanying consolidated balance sheets as follows:

                                                         DECEMBER 31,   MAY 29,
                                                             1997         1998
                                                         ------------   --------
Current -- deferred income taxes.......................     $2,260      $ 2,260
Long-term -- other assets..............................      7,614        9,214
                                                            ------      -------
                                                            $9,874      $11,474
                                                            ======      =======

    The valuation allowance for deferred tax assets as of January 1, 1997 was $7,794. The net change in the total valuation allowance for the year ended December 31, 1997 and for the period from January 1, 1998 through May 29, 1998 was a decrease of $2,745 and $1,573 respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, the scheduled reversal of deferred tax liabilities and tax-planning strategies in making this assessment. Based upon this assessment, management believes it is more likely than not the Company will realize the benefits of these deductible differences at May 29, 1998.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

11. INCOME TAXES (CONTINUED)

    At May 29, 1998, PCI has operating loss carry forwards for Federal income tax purposes of approximately $50,000, which are available to offset future Federal taxable income. The carry forward periods extend from 2007 through 2010. In addition, the Company has alternative minimum tax credit carry forwards of approximately $132 which are available to reduce future Federal regular income taxes over an indefinite period and research and experimentation credits of approximately $480 available to reduce future Federal income taxes through 2010.

12. EMPLOYEE BENEFITS

    PENSION PLANS -- PCI maintains a defined benefit pension plan for substantially all salaried employees hired prior to August 1, 1997. Plan benefits are based on all years of continuous service and the employee's compensation during the highest five continuous years of the last ten years of employment, minus a profit-sharing annuity. The profit-sharing annuity is based on the amount of profit-sharing contributions received for 1988 through 1992. Any employee who terminated employment prior to August 31, 1993 is governed by the terms of the plan in effect at the time the termination occurred. In addition, PCI maintains a benefit equalization plan for salaried employees hired prior to August 1, 1997 whose compensation level exceeds the limits within the defined benefit pension plan. The plan was frozen for future accruals as of September 1, 1998.

    PCI maintains a noncontributory defined benefit pension plan for substantially all hourly workers hired prior to August 1, 1997 who have attained 21 years of age. Plan benefits are variable by location/ contract but are based primarily on years of service and the employee's highest wage classification for twelve consecutive months in the five years prior to retirement. Normal retirement is at age 65, with at least five years of continuous service. However, employees may retire as early as age 55 and receive reduced benefits.

    Subject to the limitation on deductibility imposed by Federal income tax laws, PCI's policy has been to contribute funds to the plans annually in amounts required to maintain sufficient plan assets to provide for accrued benefits. Plan assets are held in a master trust and are comprised primarily of common stock, corporate bonds and U.S. Government and government agency obligations.

    POSTRETIREMENT BENEFITS OTHER THAN PENSIONS -- PCI provides certain health care and life insurance benefits for retired PCI employees. Certain of PCI's hourly and salaried employees became eligible for these benefits when they became eligible for an immediate pension under a formal company pension plan. In 1993, the plan was amended to eliminate health care benefits for employees hired after January 1, 1993. PCI's policy is to fund the cost of medical benefits as claims are incurred.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

12. EMPLOYEE BENEFITS (CONTINUED)

    The following table provides a reconciliation of the benefit obligation, plan assets and funded status of the pension and postretirement benefit plans:

                                                                                 OTHER POSTRETIREMENT
                                                      PENSION BENEFITS                 BENEFITS
                                                 --------------------------   --------------------------
                                                              PERIOD FROM                  PERIOD FROM
                                                            JANUARY 1, 1998              JANUARY 1, 1998
                                                                THROUGH                      THROUGH
                                                   1997      MAY 29, 1998       1997      MAY 29, 1998
                                                 --------   ---------------   --------   ---------------
Change in benefit obligations:
  Benefit obligation at January 1..............  $56,582        $61,174       $ 5,107        $ 5,259
  Service cost.................................    1,208            494            83             39
  Interest cost................................    4,246          1,865           380            154
  Amendment....................................      207             --            --             --
  Actuarial loss (gain)........................    2,781            972            51            630
  Benefit paid.................................   (3,850)        (1,658)         (362)          (182)
                                                 -------        -------       -------        -------
Benefit obligation at end of period............   61,174         62,847         5,259          5,900

Change in plan assets:
  Fair value of plan assets at January 1.......   58,899         62,787            --             --
  Actual return on plan assets.................    7,283          3,246            --             --
  Employer contribution........................      455             --           362            182
  Participant contributions....................       --             --           177             72
  Benefits paid................................   (3,850)        (1,658)         (539)          (254)
                                                 -------        -------       -------        -------
Fair value of plan assets at end of period.....   62,787         64,375            --             --

Funded status..................................    1,613          1,528        (5,259)        (5,900)
Unrecognized actuarial loss (gain).............    3,474          3,518          (723)            --
Unrecognized prior service cost................      (59)           (85)         (364)            --
                                                 -------        -------       -------        -------

Prepaid (accrued) benefit cost.................  $ 5,028        $ 4,961       ($6,346)       $(5,900)
                                                 =======        =======       =======        =======

Weighted average assumptions at end of period:
Discount rate..................................     7.35%          7.35%         7.35%          6.50%
Expected asset return..........................     9.50%          9.00%         9.50%          9.00%
Rate of compensation increase..................     5.00%          5.00%

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

12. EMPLOYEE BENEFITS (CONTINUED)

    The components of net periodic benefit cost are as follows:

                                                                                      PERIOD FROM
                                                                                    JANUARY 1, 1998
                                                                                        THROUGH
                                                                1996       1997      MAY 29, 1998
                                                              --------   --------   ---------------
Pension benefits:
Service cost................................................  $ 1,362    $ 1,208        $   494
Interest cost...............................................    4,001      4,246          1,865
Expected return on plan assets..............................   (4,910)    (5,259)        (2,330)
Amortization of prior service cost..........................      125        108             59
Recognized net actuarial loss...............................      177         94              8
                                                              -------    -------        -------
    Net periodic benefit cost...............................      755        397             96

Other postretirement benefits:
Service cost................................................       87         83             39
Interest cost...............................................      447        380            154
Amortization of prior service cost..........................      (34)       (34)           (14)
Recognized net actuarial gain...............................       --        (19)            (5)
                                                              -------    -------        -------
    Net periodic benefit cost...............................  $   500    $   410        $   174
                                                              =======    =======        =======

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in assumed health care cost trend rates would have the following effects:

                                                                 1-PERCENTAGE          1-PERCENTAGE
                                                                     POINT                 POINT
                                                                   INCREASE              DECREASE
                                                              -------------------   -------------------
                                                                1997       1998       1997       1998
                                                              --------   --------   --------   --------
Effect on total of service and interest cost components.....    $ 39       $ 37      $ (34)     $ (32)
Effect on postretirement benefit obligation.................     416        535       (376)      (483)

    RETIREMENT THRIFT PLAN -- PCI maintains a defined contribution plan which covers substantially all hourly employees who meet eligibility requirements. Provisions regarding employee and employer contributions and the benefits provided under the plan vary between PCI's manufacturing facilities. PCI's defined contribution plan's expense was $303, $302 and $122 for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 29, 1998, respectively.

    SAVINGS PLAN -- PCI maintains a contributory defined contribution 401(k) savings plan which covers substantially all nonorganized salaried employees. Employees may contribute up to 12% and 8% of pay on a pretax and after-tax basis, respectively. However, the total employee contribution rate may not exceed 15% of pay. PCI matches up to 3% of employees' pretax contributions. Employees vest in PCI's contributions at 25% per year, becoming fully vested after four years of employment. Employees

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

12. EMPLOYEE BENEFITS (CONTINUED)

may make withdrawals from the plan prior to attaining age 59 1/2, subject to certain penalties. PCI's savings plan expense was $553, $560 and $262 for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 28, 1998, respectively.

    UNION BENEFIT PLANS -- PCI contributes to various union pension plans under its labor agreements. Union benefit plan expense was $1,083, $1,013 and $419 for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 through May 29, 1998, respectively.

    POSTEMPLOYMENT BENEFITS -- PCI provides certain postemployment benefits to former and inactive employees, their beneficiaries and covered dependents. These benefits include disability related benefits, continuation of health care benefits and life insurance coverage. Additional costs charged to operations for postemployment benefits in 1996, 1997 and 1998 were $38, $57 and $15, respectively.

13. MAJOR CUSTOMERS

    Sales to one customer represented approximately 29%, 31% and 28.5% of net sales for the years ended December 31, 1996 and 1997 and for the period from January 1, 1998 to May 29, 1998, respectively. Included in accounts receivable are receivables from this customer of $8,332 and $10,442 at December 31, 1997 and May 29, 1998, respectively. A second customer represented approximately 13%, 15% and 17% of net sales for each of the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 29, 1998, respectively, and $1,131 and $1,516 of receivables from this customer are included in accounts receivable at December 31, 1997 and May 29, 1998, respectively. A third customer represented approximately 10%, 10%, and 11% of net sales for the years ended December 31, 1996 and 1997 and the period from January 1, 1998 through May 29, 1998, respectively, and $860 and $781 of receivables from this customer are included in accounts receivable at December 31, 1997 and May 29, 1998, respectively.

14. PLANT CLOSINGS

    In 1996, PCI recorded charges amounting to $6,500 for plant rationalization and realignment regarding a plan to consolidate certain manufacturing operations. The Company closed one plant in 1996 and another plant in 1997. The Company remains obligated under a noncancellable operating lease at one of the facilities through June 1999. Accrued liabilities include $1,072 at May 29, 1998 related to plant rationalization and realignment. Payments made in 1998 against the accrued liability amounted to approximately $603.

15. EXTRAORDINARY ITEM

    In 1996, PCI incurred an extraordinary loss of $7,305 related to the purchase and redemption of senior secured notes.

                   PLASTIC CONTAINERS, INC. AND SUBSIDIARIES

               YEARS ENDED DECEMBER 31, 1996 AND 1997 AND FOR THE
                PERIOD FROM JANUARY 1, 1998 THROUGH MAY 29, 1998

                                 (IN THOUSANDS)

16. CONTINGENCIES

    The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management and legal counsel, the ultimate disposition of these matters will not have a material adverse effect on the Company's consolidated financial statements.

17. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Standards Board's Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. Except for the senior secured notes at May 29, 1998, the carrying amount approximates fair value for financial instruments included in the accompanying consolidated balance sheets at December 31, 1997 and May 29, 1998.

    The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable -- trade and other current liabilities approximate fair value because of the short maturity of those instruments. The fair value of investment securities is based on the quoted market prices at the reporting date for those or similar investments. The carrying value and fair value of the senior secured notes at May 29, 1998 was $125,000 and $135,364, respectively. The fair value is estimated based on quoted market prices for the notes.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       CONSOLIDATED CONTAINER COMPANY LLC
                      CONSOLIDATED CONTAINER CAPITAL, INC.

                                     [LOGO]

                               OFFER TO EXCHANGE
           ALL OUTSTANDING 10 1/8% SENIOR SUBORDINATED NOTES DUE 2009
                                      FOR
                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2009

          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                                   PROSPECTUS

                                           , 2000

                        -------------------------------


    Until ___________, 2000 (90 days after the date of this prospectus), all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and regarding their unsold allotments or subscriptions.


    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to exchange the exchange notes for outstanding notes only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    INDEMNIFICATION REGARDING CORPORATE REGISTRANTS

    Summarized below are the provisions regarding the indemnification of directors and officers required by Item 702 of Regulation S-K of the Securities and Exchange Commission relating to Consolidated Container Capital, Inc. ("Capital") and Continental Caribbean Containers, Inc. ("Carribean" and, together with Capital, the "Corporate Registrants").

    Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

    Capital's by-laws provide that it will indemnify any person to the fullest extent permitted by Delaware law who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of Capital to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of Capital or is or was serving in any capacity at the request of Capital for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of Capital may be similarly indemnified in respect of service to Capital or to any of the above other entities at the request of Capital to the extent that its board of directors at any time specifies that such persons are entitled to the benefits of such indemnification. Pursuant to its by-laws, Capital also has the power to purchase officers' and directors' liability insurance which insures against liabilities its officers and directors of Capital, in such capacities, may incur.

    Caribbean's by-laws provide that, except in the case of willful misconduct by any such person, it will indemnify each director, officer, employee and agent (PROVIDED, that, in the case of agents, Caribbean will indemnify only those agents to whom its Board of Directors shall determine, before or after their engagement, will be afforded the protection of these indemnification provisions) of Caribbean who is a natural person and all other natural persons whom Caribbean is authorized to indemnify under the provisions of the DGCL to whom its Board of Directors shall determine will be afforded the protection of these indemnification provisions to the fullest extent permitted by law, (i) against all expense (including but not limited to attorneys' and other experts' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative, investigative or an arbitration, or in connection with any appeal therein, or otherwise, and (ii) against all expenses (including but not limited to attorneys' and other experts' fees and disbursements) actually and reasonably incurred by such person in connection with the defense or settlement of any action, suit or other proceeding by or in the right of Caribbean, or in connection with any appeal therein, or otherwise.

    Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability (i) for any transaction from which the director derives an improper personal benefit,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends or redemptions of shares or (iv) for any breach of a director's duty of loyalty to the company or its stockholders. Article Eight of the certificate of incorporation of Capital includes such a provision.

    Through the insurance policies of Consolidated Container Holdings LLC ("Holdings"), Holdings maintain policies of insurance under which the directors, the officers, some of the employees and the subsidiaries of Holdings are insured, subject to specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.

    Any agreement with underwriters or agents may contain provisions providing for the indemnification of the Corporate Registrants and some of their directors and officers in certain circumstances.

    INDEMNIFICATION REGARDING LIMITED LIABILITY COMPANY REGISTRANTS

    Summarized below are the provisions regarding the indemnification of directors and officers required by Item 702 of Regulation S-K of the Securities and Exchange Commission relating to Consolidated Container Company LLC, Reid Plastics Group LLC, Plastic Containers LLC and Continental Plastic Containers LLC (each individually, a "LLC Registrant" and, collectively, the "LLC Registrants").

    Section 18-101 of the Delaware Revised Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 6.6 of the Limited Liability Company Agreement of each of the LLC Registrants provides each LLC Registrant indemnifies its sole member, managers and officers to the same extent a corporation may indemnify its directors, officers and others under applicable law.

    Through the insurance policies of Holdings, Holdings maintains policies of insurance under which the members of the management committee of Holdings, acting for Holdings and each of the LLC Registrants, the officers and some employees of the LLC Registrants and the subsidiaries of Holdings are insured, subject to specific exclusions and deductible maximum amounts, against loss arising from any civil claim which may be made against them, or any of them, arising out of any misstatement, misleading statement, omission or other act done or alleged to have been done, or wrongfully attempted, while acting in their representative capacities.

    Any agreement with underwriters or agents may contain provisions providing for the indemnification of the LLC Registrants and some of the members of the management committee and officers of the LLC Registrants in certain circumstances.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


    The following exhibits are being filed with this Pre-Effective Amendment No. 4 (this "Amendment No. 4") to the Registration Statement pursuant to
Item 601 of Regulation S-K.


     EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
     -----------                              ----------------------

 1*                        Purchase Agreement dated June 24, 1999, as amended by the
                           amendment dated July 1 thereto, among Consolidated Container
                           Company LLC, Consolidated Container Capital, Inc., the
                           Subsidiary Guarantors listed therein and Donaldson, Lufkin &
                           Jenrette Securities Corporation, Bear, Stearns & Co., Inc.,
                           Deutsche Bank Securities Inc. and J.P. Morgan Securities
                           Inc.

 3.1(a)*                   Certificate of Formation of Consolidated Container Company
                           LLC.

 3.1(b)*                   Limited Liability Company Agreement of Consolidated
                           Container Company LLC.

 3.2(a)*                   Certificate of Incorporation of Consolidated Container
                           Capital, Inc.

 3.2(b)*                   By-laws of Consolidated Container Capital, Inc.

 3.3(a)*                   Certificate of Formation of Reid Plastics Group LLC.

 3.3(b)*                   Limited Liability Company Agreement of Reid Plastics Group
                           LLC.

 3.4(a)*                   Certificate of Formation of Plastic Containers LLC.

 3.4(b)*                   Limited Liability Company Agreement of Plastic Containers
                           LLC.

 3.5(a)*                   Certificate of Formation of Continental Plastic Containers
                           LLC.

 3.5(b)*                   Limited Liability Company Agreement of Continental Plastic
                           Containers LLC.

 3.6(a)*                   Certificate of Incorporation of Continental Caribbean
                           Containers, Inc.

 3.6(b)*                   By-laws of Continental Caribbean Containers, Inc.

 3.7(a)*                   Certificate of Formation of Consolidated Container Holdings
                           LLC.

 3.7(b)*                   Amended and Restated Limited Liability Company Agreement of
                           Consolidated Container Holdings LLC.

 4.1*                      Indenture dated as of July 1, 1999 among Consolidated
                           Container Company LLC and Consolidated Container Capital,
                           Inc., as Issuers, the Subsidiary Guarantors listed therein and The Bank of New York, as Trustee.

 4.2* Form of 10 1/8% Senior Subordinated Note due 2009 and annexed Guarantees.

 4.3*                      Registration Rights Agreement dated as of July 1, 1999 among
                           Consolidated Container Company LLC, Consolidated Container
                           Capital Inc., the Subsidiary Guarantors listed therein and
                           Donaldson, Lufkin & Jenrette Securities Corporation, Bear,
                           Stearns & Co., Inc., Deutsche Bank Securities Inc. and J.P.
                           Morgan Securities Inc.

 5*                        Opinion of Simpson Thacher & Bartlett as to the legality of the 10 1/8% Senior Subordinated Notes due 2009.

10.1*                      Credit Agreement dated as of July 1, 1999 among Consolidated
                           Container Holdings LLC, Consolidated Container Company LLC,
                           various Banks, Bankers Trust Company, as Administrative
                           Agent, Morgan Guaranty Trust Company of New York, as
                           Documentation Agent and Donaldson, Lufkin & Jenrette
                           Securities Corporation, as Syndication Agent.

     EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
     -----------                              ----------------------
10.2*                      Pledge Agreement dated as of July 1, 1999 by Consolidated
                           Container Holdings LLC, Consolidated Container Company LLC,
                           the Subsidiary Guarantors and each other Subsidiary of
                           Consolidated Container Company LLC that is required to
                           execute a counterpart thereof and Bankers Trust Company as
                           Collateral Agent.

10.3*                      Security Agreement dated as of July 1, 1999 among
                           Consolidated Container Holdings LLC, Consolidated Container
                           Company LLC, Various Subsidiaries and Bankers Trust Company
                           as Collateral Agent.

10.4*                      Subsidiary Guaranty dated as of July 1, 1999 by Reid
                           Plastics Group LLC, Plastic Containers LLC, Continental
                           Plastic Containers LLC and Continental Caribbean Containers,
                           Inc.

10.6*                      Trademark License Agreement dated as of July 1, 1999 between
                           Continental Can Company, Inc., Consolidated Container
                           Holdings LLC and Consolidated Container Company LLC.

10.7*                      Management Agreement dated as of April 29, 1999 among
                           Consolidated Container Holdings LLC, Consolidated Container
                           Company LLC and Vestar Capital Partners.

10.8*                      Transition Services Agreement dated as of July 2, 1999 by
                           and among Suiza Foods Corporation, Consolidated Container
                           Holdings LLC and Consolidated Container Company LLC.

10.9(a)*                   Consolidated Container Holdings LLC 1999 Unit Option Plan.

10.9(b)*                   Form of Option Agreement relating to the Consolidated
                           Container Holdings LLC 1999 Unit Option Plan.

10.9(c)*                   Special Unit Acquisition, Ownership and Redemption Agreement
                           relating to the Consolidated Container Holdings LLC 1999
                           Unit Option Plan.

10.10(a)*                  Consolidated Container Holdings LLC Replacement Units Option
                           Plan for Options Issued Pursuant to the Franklin Plastics,
                           Inc. 1998 Stock Option Plan.

10.10(b)*                  Form of Original Consolidated Container Holdings LLC
                           Replacement Units Option Agreement for Option Issued
                           Pursuant to the Franklin Plastics, Inc. 1998 Stock Option
                           Plan.

10.10(c)*                  Form of Modified Consolidated Container Holdings LLC
                           Replacement Units Option Agreement for Options Issued
                           Pursuant to the Franklin Plastics, Inc. 1998 Stock Option
                           Plan.

10.11*                     Long-Term Incentive Plan.

10.12*                     Employment Agreement dated as of July 5, 1999 between
                           Consolidated Container Company LLC and Peter Bernon.

10.13*                     Employment Agreement dated as of July 2, 1999 between
                           Consolidated Container Company LLC and William Estes.

10.14*                     Employment Agreement dated as of July 5, 1999 between
                           Consolidated Container Company LLC and Ronald E. Justice.

10.15*                     Employment Agreement dated as of July 5, 1999 between
                           Consolidated Container Company LLC and Henry Carter.

     EXHIBIT NO.                              DESCRIPTION OF EXHIBIT
     -----------                              ----------------------
10.16*                     Amended and Restated Employment Agreement dated as of
                           September 15, 1998 by and between Reid Plastics, Inc. and
                           B. Joseph Rokus.

12* Statement regarding the Computation of the Ratios of Earnings to Fixed Charges.

21*                        List of Subsidiaries of the Registrants.

23.1**                     Consent of Deloitte & Touche LLP. (Omaha, Nebraska).

23.2**                     Consent of Deloitte & Touche LLP (Dallas, Texas).

23.3**                     Consent of Ernst & Young LLP.

23.4**                     Consent of PricewaterhouseCoopers LLP.

23.5**                     Consent of KPMG LLP.

23.6*                      Consent of Simpson Thacher & Bartlett (included in Exhibit 5 hereto).

24*                        Powers of Attorney.

25*                        Statement of Eligibility of The Bank of New York under the
                           Trust Indenture Act of 1939, as amended, on Form T-1.

27*                        Financial Data Schedule.

99.1*                      Form of Letter of Transmittal.

99.2*                      Form of Letter to Securities Dealers, Commercial Banks,
                           Trust Companies and Other Nominees.

99.3*                      Form of Letter to Clients.

99.4*                      Form of Notice of Guaranteed Delivery.

99.5*                      Contribution and Merger Agreement by and among Suiza Foods
                           Corporation, Franklin Plastics, Inc. and affiliates, Vestar
                           Packaging LLC, Reid Plastics Holdings, Inc. and affiliates,
                           Consolidated Container Holdings LLC, Consolidated Container
                           Company LLC and Reid Plastics Group LLC dated as of April
                           29, 1999, as amended (incorporated herein by reference to
                           Exhibit 2.1 of Suiza Foods Corporation's Current Report on
                           Form 8-K dated July 19, 1999).

99.6*                      Amendment No. 1 to Contribution and Merger Agreement dated
                           June 28, 1999 (incorporated herein by reference to Exhibit
                           2.2 of Suiza Foods Corporation's Current Report on Form 8-K
                           dated July 19, 1999).

------------------------

  * Previously filed.

  **Filed herewith.

ITEM 22.  UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (b) The undersigned registrants hereby undertake:

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

            (i) to include any prospectus required by Section 10(A)(3) of the
                Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to this information in the registration statement;

        (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

        (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

        (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in, the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant named below has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2000.


                                                       CONSOLIDATED CONTAINER COMPANY LLC

                                                       BY:            /S/ TIMOTHY W. BRASHER
                                                            -----------------------------------------
                                                                        Timothy W. Brasher
                                                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, members of the Management Committee ("Managers") and officers of Consolidated Container Holdings LLC, duly authorized to act for, Consolidated Container Company LLC, in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                      DATE
                      ---------                                   -----                      ----
                          *                            Chairman of the Management      January 20, 2000
     -------------------------------------------         Committee
                   Ronald V. Davis

                          *                            Vice Chairman of the            January 20, 2000
     -------------------------------------------         Management Committee
                   Peter M. Bernon

                          *                            Vice Chairman of the            January 20, 2000
     -------------------------------------------         Management Committee
                   B. Joseph Rokus

                          *                            President, Chief Executive      January 20, 2000
     -------------------------------------------         Officer and Manager
                  William L. Estes                       (principal executive
                                                         officer)

               /s/ TIMOTHY W. BRASHER                  Senior Vice President,          January 20, 2000
     -------------------------------------------         Chief Financial Officer
                 Timothy W. Brasher                      and Manager (principal
                                                         financial officer and
                                                         principal accounting
                                                         officer)

                          *                            Manager                         January 20, 2000
     -------------------------------------------
                   William G. Bell

                      SIGNATURE                                   TITLE                      DATE
                      ---------                                   -----                      ----
                          *                            Manager                         January 20, 2000
     -------------------------------------------
                   James P. Kelley

                          *                            Manager                         January 20, 2000
     -------------------------------------------
                  Leonard Lieberman

                          *                            Manager                         January 20, 2000
     -------------------------------------------
                   John R. Woodard



* By signing his name hereto, Timothy W. Brasher signs this Amendment No. 4 to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney executed by such persons and filed previously with the Securities and Exchange Commission.



               /s/ TIMOTHY W. BRASHER                  Attorney-in-Fact                January 20, 2000
     -------------------------------------------
                 Timothy W. Brasher

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant named below has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2000.


                                                       CONSOLIDATED CONTAINER CAPITAL, INC.

                                                       By:            /s/ TIMOTHY W. BRASHER
                                                            -----------------------------------------
                                                                        Timothy W. Brasher
                                                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Chairman of the Board of      January 20, 2000
     -------------------------------------------         Directors
                   Ronald V. Davis

                          *                            Vice Chairman of the Board    January 20, 2000
     -------------------------------------------         of Directors
                   Peter M. Bernon

                          *                            Vice Chairman of the Board    January 20, 2000
     -------------------------------------------         of Directors
                   B. Joseph Rokus

                          *                            President, Chief Executive    January 20, 2000
     -------------------------------------------       Officer and Director
                  William L. Estes                     (principal executive
                                                       officer)

               /s/ TIMOTHY W. BRASHER                  Senior Vice President,        January 20, 2000
     -------------------------------------------       Chief Financial Officer and
                 Timothy W. Brasher                    Director (principal
                                                       financial officer and
                                                       principal accounting
                                                       officer)

                          *                            Director                      January 20, 2000
     -------------------------------------------
                   William G. Bell

                          *                            Director                      January 20, 2000
     -------------------------------------------
                   James P. Kelley

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Director                      January 20, 2000
     -------------------------------------------
                  Leonard Lieberman

                          *                            Director                      January 20, 2000
     -------------------------------------------
                   John R. Woodard



* By signing his name hereto, Timothy W. Brasher signs this Amendment No. 4 to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney executed by such persons and filed previously with the Securities and Exchange Commission.



               /s/ TIMOTHY W. BRASHER                  Attorney-in-Fact                January 20, 2000
     -------------------------------------------
                 Timothy W. Brasher

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant named below has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2000.


                                                       REID PLASTICS GROUP LLC

                                                       By:            /s/ TIMOTHY W. BRASHER
                                                            -----------------------------------------
                                                                        Timothy W. Brasher
                                                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, members of the Management Committee ("Managers") and officers of Consolidated Container Holdings LLC, duly authorized to act for, and the executive officers of, Reid Plastics Group LLC, in the capacities and on the dates indicated:


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                          *                            Chairman of the                January 20, 2000
     -------------------------------------------       Management Committee
                   Ronald V. Davis

                          *                            Vice Chairman of the           January 20, 2000
     -------------------------------------------       Management Committee
                   Peter M. Bernon

                          *                            Vice Chairman of the           January 20, 2000
     -------------------------------------------       Management Committee
                   B. Joseph Rokus

                          *                            President, Chief Executive     January 20, 2000
     -------------------------------------------       Officer and Manager
                  William L. Estes                     (principal executive officer)

               /s/ TIMOTHY W. BRASHER                  Senior Vice President,         January 20, 2000
     -------------------------------------------       Chief Financial Officer
                 Timothy W. Brasher                    and Manager (principal
                                                       financial officer and
                                                       principal accounting officer)

                          *                            Manager                        January 20, 2000
     -------------------------------------------
                   William G. Bell

                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----
                          *                            Manager                        January 20, 2000
     -------------------------------------------
                   James P. Kelley

                          *                            Manager                        January 20, 2000
     -------------------------------------------
                  Leonard Lieberman

                          *                            Manager                        January 20, 2000
     -------------------------------------------
                   John R. Woodard



* By signing his name hereto, Timothy W. Brasher signs this Amendment No. 4 to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney executed by such persons and filed previously with the Securities and Exchange Commission.



               /s/ TIMOTHY W. BRASHER                  Attorney-in-Fact             January 20, 2000
     -------------------------------------------
                 Timothy W. Brasher

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant named below has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2000.


                                                       PLASTIC CONTAINERS LLC

                                                       By:            /s/ TIMOTHY W. BRASHER
                                                            -----------------------------------------
                                                                        Timothy W. Brasher
                                                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following members of the Management Committee ("Managers") and officers of Consolidated Containers Holdings LLC, duly authorized to act for, Plastic Containers LLC, in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Chairman of the Management    January 20, 2000
     -------------------------------------------         Committee
                   Ronald V. Davis

                          *                            Vice Chairman of the          January 20, 2000
     -------------------------------------------         Management Committee
                   Peter M. Bernon

                          *                            Vice Chairman of the          January 20, 2000
     -------------------------------------------         Management Committee
                   B. Joseph Rokus

                          *                            President, Chief Executive    January 20, 2000
     -------------------------------------------         Officer and Manager
                  William L. Estes                       (principal executive
                                                         officer)

               /s/ TIMOTHY W. BRASHER                  Senior Vice President,        January 20, 2000
     -------------------------------------------         Chief Financial Officer
                 Timothy W. Brasher                      and Manager (principal
                                                         financial officer and
                                                         principal accounting
                                                         officer)

                          *                            Manager                       January 20, 2000
     -------------------------------------------
                   William G. Bell

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Manager                       January 20, 2000
     -------------------------------------------
                   James P. Kelley

                          *                            Manager                       January 20, 2000
     -------------------------------------------
                  Leonard Lieberman

                          *                            Manager                       January 20, 2000
     -------------------------------------------
                   John R. Woodard



* By signing his name hereto, Timothy W. Brasher signs this Amendment No. 4 to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney executed by such persons and filed previously with the Securities and Exchange Commission.



               /s/ TIMOTHY W. BRASHER                  Attorney-in-Fact                January 20, 2000
     -------------------------------------------
                 Timothy W. Brasher

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant named below has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2000.


                                                       CONTINENTAL PLASTIC CONTAINERS LLC

                                                       By:            /s/ TIMOTHY W. BRASHER
                                                            -----------------------------------------
                                                                        Timothy W. Brasher
                                                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following members of the Management Committee ("Managers") and officers of Consolidated Container Holdings LLC, duly authorized to act for, Continental Plastic Containers LLC, in the capacities and on the dates indicated:


                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----

                          *                            Chairman of the Management    January 20, 2000
     -------------------------------------------       Committee
                   Ronald V. Davis

                          *                            Vice Chairman of the          January 20, 2000
     -------------------------------------------       Management Committee
                   Peter M. Bernon

                          *                            Vice Chairman of the          January 20, 2000
     -------------------------------------------       Management Committee
                   B. Joseph Rokus

                          *                            President, Chief Executive    January 20, 2000
     -------------------------------------------       Officer and Manager
                  William L. Estes                     (principal executive
                                                       officer)

               /s/ TIMOTHY W. BRASHER                  Senior Vice President,        January 20, 2000
     -------------------------------------------       Chief Financial Officer and
                 Timothy W. Brasher                    Manager (principal
                                                       financial officer and
                                                       principal accounting
                                                       officer)

                          *                            Manager                       January 20, 2000
     -------------------------------------------
                   William G. Bell

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                          *                            Manager                       January 20, 2000
     -------------------------------------------
                   James P. Kelley

                          *                            Manager                       January 20, 2000
     -------------------------------------------
                  Leonard Lieberman

                          *                            Manager                       January 20, 2000
     -------------------------------------------
                   John R. Woodard



* By signing his name hereto, Timothy W. Brasher signs this Amendment No. 4 to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney executed by such persons and filed previously with the Securities and Exchange Commission.



               /s/ TIMOTHY W. BRASHER                  Attorney-in-Fact              January 20, 2000
     -------------------------------------------
                 Timothy W. Brasher

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant named below has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on January 20, 2000.


                                                       CONTINENTAL CARIBBEAN CONTAINERS, INC.

                                                       By:            /s/ TIMOTHY W. BRASHER
                                                            -----------------------------------------
                                                                        Timothy W. Brasher
                                                              SENIOR VICE PRESIDENT, CHIEF FINANCIAL
                                                                      OFFICER AND SECRETARY

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                      SIGNATURE                                    TITLE                    DATE
                      ---------                                    -----                    ----

                          *                            Chairman of the Board of       January 20, 2000
     -------------------------------------------       Directors
                   Ronald V. Davis

                          *                            Vice Chairman of the Board of  January 20, 2000
     -------------------------------------------       Directors
                   Peter M. Bernon

                          *                            Vice Chairman of the Board of  January 20, 2000
     -------------------------------------------       Directors
                   B. Joseph Rokus

                          *                            President, Chief Executive     January 20, 2000
     -------------------------------------------       Officer and Director
                  William L. Estes                     (principal executive officer)

               /s/ TIMOTHY W. BRASHER                  Senior Vice President, Chief   January 20, 2000
     -------------------------------------------       Financial Officer and
                 Timothy W. Brasher                    Director (principal financial
                                                       officer and principal
                                                       accounting officer)

                          *                            Director                       January 20, 2000
     -------------------------------------------
                   William G. Bell

                          *                            Director                       January 20, 2000
     -------------------------------------------
                   James P. Kelley

                          *                            Director                       January 20, 2000
     -------------------------------------------
                  Leonard Lieberman

                          *                            Director                       January 20, 2000
     -------------------------------------------
                   John R. Woodard

* By signing his name hereto, Timothy W. Brasher signs this Amendment No. 4 to the Registration Statement on behalf of each of the persons indicated above pursuant to a power of attorney executed by such persons and filed previously with the Securities and Exchange Commission.



               /s/ TIMOTHY W. BRASHER                  Attorney-in-Fact               January 20, 2000
     -------------------------------------------
                 Timothy W. Brasher

                                 EXHIBIT INDEX

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------

 1*                        Purchase Agreement dated June 24, 1999, as amended by the
                           amendment dated July 1 thereto, among Consolidated Container
                           Company LLC, Consolidated Container Capital, Inc., the
                           Subsidiary Guarantors listed therein and Donaldson, Lufkin &
                           Jenrette Securities Corporation, Bear, Stearns & Co., Inc.,
                           Deutsche Bank Securities Inc. and J.P. Morgan Securities
                           Inc.

 3.1(a)*                   Certificate of Formation of Consolidated Container Company
                           LLC.

 3.1(b)*                   Limited Liability Company Agreement of Consolidated
                           Container Company LLC.

 3.2(a)*                   Certificate of Incorporation of Consolidated Container
                           Capital, Inc.

 3.2(b)*                   By-laws of Consolidated Container Capital, Inc.

 3.3(a)*                   Certificate of Formation of Reid Plastics Group LLC.

 3.3(b)*                   Limited Liability Company Agreement of Reid Plastics Group
                           LLC.

 3.4(a)*                   Certificate of Formation of Plastic Containers LLC.

 3.4(b)*                   Limited Liability Company Agreement of Plastic Containers
                           LLC.

 3.5(a)*                   Certificate of Formation of Continental Plastic Containers
                           LLC.

 3.5(b)*                   Limited Liability Company Agreement of Continental Plastic
                           Containers LLC.

 3.6(a)*                   Certificate of Incorporation of Continental Caribbean
                           Containers, Inc.

 3.6(b)*                   By-laws of Continental Caribbean Containers, Inc.

 3.7(a)*                   Certificate of Formation of Consolidated Container Holdings
                           LLC.

 3.7(b)*                   Amended and Restated Limited Liability Company Agreement of
                           Consolidated Container Holdings LLC.

 4.1*                      Indenture dated as of July 1, 1999 among Consolidated
                           Container Company LLC and Consolidated Container Capital,
                           Inc., as Issuers, the Subsidiary Guarantors listed therein and The Bank of New York, as Trustee.

 4.2* Form of 10 1/8% Senior Subordinated Note due 2009 and annexed Guarantees.

 4.3*                      Registration Rights Agreement dated as of July 1, 1999 among
                           Consolidated Container Company LLC, Consolidated Container
                           Capital Inc., the Subsidiary Guarantors listed therein and
                           Donaldson, Lufkin & Jenrette Securities Corporation, Bear,
                           Stearns & Co., Inc., Deutsche Bank Securities Inc. and J.P.
                           Morgan Securities Inc.

 5*                        Opinion of Simpson Thacher & Bartlett as to the legality of the 10 1/8% Senior Subordinated Notes due 2009.

10.1*                      Credit Agreement dated as of July 1, 1999 among Consolidated
                           Container Holdings LLC, Consolidated Container Company LLC,
                           various Banks, Bankers Trust Company, as Administrative
                           Agent, Morgan Guaranty Trust Company of New York, as
                           Documentation Agent and Donaldson, Lufkin & Jenrette
                           Securities Corporation, as Syndication Agent.

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------
10.2*                      Pledge Agreement dated as of July 1, 1999 by Consolidated
                           Container Holdings LLC, Consolidated Container Company LLC,
                           the Subsidiary Guarantors and each other Subsidiary of
                           Consolidated Container Company LLC that is required to
                           execute a counterpart thereof and Bankers Trust Company as
                           Collateral Agent.

10.3*                      Security Agreement dated as of July 1, 1999 among
                           Consolidated Container Holdings LLC, Consolidated Container
                           Company LLC, Various Subsidiaries and Bankers Trust Company
                           as Collateral Agent.

10.4*                      Subsidiary Guaranty dated as of July 1, 1999 by Reid
                           Plastics Group LLC, Plastic Containers LLC, Continental
                           Plastic Containers LLC and Continental Caribbean Containers,
                           Inc.

10.6*                      Trademark License Agreement dated as of July 1, 1999 between
                           Continental Can Company, Inc., Consolidated Container
                           Holdings LLC and Consolidated Container Company LLC.

10.7*                      Management Agreement dated as of April 29, 1999 among
                           Consolidated Container Holdings LLC, Consolidated Container
                           Company LLC and Vestar Capital Partners.

10.8*                      Transition Services Agreement dated as of July 2, 1999 by
                           and among Suiza Foods Corporation, Consolidated Container
                           Holdings LLC and Consolidated Container Company LLC.

10.9(a)*                   Consolidated Container Holdings LLC 1999 Unit Option Plan.

10.9(b)*                   Form of Option Agreement relating to the Consolidated
                           Container Holdings LLC 1999 Unit Option Plan.

10.9(c)*                   Special Unit Acquisition, Ownership and Redemption Agreement
                           relating to the Consolidated Container Holdings LLC 1999
                           Unit Option Plan.

10.10(a)*                  Consolidated Container Holdings LLC Replacement Units Option
                           Plan for Options Issued Pursuant to the Franklin Plastics,
                           Inc. 1998 Stock Option Plan.

10.10(b)*                  Form of Original Consolidated Container Holdings LLC
                           Replacement Units Option Agreement for Option Issued
                           Pursuant to the Franklin Plastics, Inc. 1998 Stock Option
                           Plan.

10.10(c)*                  Form of Modified Consolidated Container Holdings LLC
                           Replacement Units Option Agreement for Options Issued
                           Pursuant to the Franklin Plastics, Inc. 1998 Stock Option
                           Plan.

10.11*                     Long-term Incentive Plan.

10.12*                     Employment Agreement dated as of July 5, 1999 between
                           Consolidated Container Company LLC and Peter Bernon.

10.13*                     Employment Agreement dated as of July 2, 1999 between
                           Consolidated Container Company LLC and William Estes.

10.14*                     Employment Agreement dated as of July 5, 1999 between
                           Consolidated Container Company LLC and Ronald E. Justice.

EXHIBIT NO.                DESCRIPTION OF EXHIBIT
-----------                ----------------------
10.15*                     Employment Agreement dated as of July 5, 1999 between
                           Consolidated Container Company LLC and Henry Carter.

10.16*                     Amended and Restated Employment Agreement dated as of
                           September 15, 1998 by and between Reid Plastics, Inc. and
                           B. Joseph Rokus.

12* Statement regarding the Computation of the Ratios of Earnings to Fixed Charges.

21*                        List of Subsidiaries of the Registrants.

23.1**                     Consent of Deloitte & Touche LLP (Omaha, Nebraska).

23.2**                     Consent of Deloitte & Touche LLP (Dallas, Texas).

23.3**                     Consent of Ernst & Young LLP.

23.4**                     Consent of PricewaterhouseCoopers LLP.

23.5**                     Consent of KPMG LLP.

23.6*                      Consent of Simpson Thacher & Bartlett (included in Exhibit 5 hereto).

24*                        Powers of Attorney.

25*                        Statement of Eligibility of The Bank of New York under the
                           Trust Indenture Act of 1939, as amended, on Form T-1.

27*                        Financial Data Schedule.

99.1*                      Form of Letter of Transmittal.

99.2*                      Form of Letter to Securities Dealers, Commercial Banks,
                           Trust Companies and Other Nominees.

99.3*                      Form of Letter to Clients.

99.4*                      Form of Notice of Guaranteed Delivery.

99.5*                      Contribution and Merger Agreement by and among Suiza Foods
                           Corporation, Franklin Plastics, Inc. and affiliates, Vestar
                           Packaging LLC, Reid Plastics Holdings, Inc. and affiliates,
                           Consolidated Container Holdings LLC, Consolidated Container
                           Company LLC and Reid Plastics Group LLC dated as of April
                           29, 1999, as amended (incorporated herein by reference to
                           Exhibit 2.1 of Suiza Foods Corporation's Current Report on
                           Form 8-K dated July 19, 1999).

99.6*                      Amendment No. 1 to Contribution and Merger Agreement dated
                           June 28, 1999 (incorporated herein by reference to Exhibit
                           2.2 of Suiza Foods Corporation's Current Report on Form 8-K
                           dated July 19, 1999).

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*   Previously filed.

**  Filed herewith.

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